Subject to completion, as filed with the Securities and Exchange Commission on January 11, 2007

Registration No. 333-137916

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 3 to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Burlington Coat Factory Warehouse Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	5311	22-1970303
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. employer identification number)

1830 Route 130 North

Burlington, New Jersey 08016

(609) 387-7800

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Paul C. Tang, Esq.

Burlington Coat Factory Warehouse Corporation

Executive Vice President and General Counsel

1830 Route 130 North

Burlington, New Jersey 08016

(609) 387-7800

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Joshua N. Korff, Esq.

Kirkland & Ellis LLP

Citicorp Center

153 East 53rd Street

New York, New York 10022

(212) 446-4800

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:  The exchange will occur as soon as practicable.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
11 1/8% Senior Notes due 2014	$305,000,000	$32,635	(3)
Guarantees(2)	N/A	N/A

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	No separate consideration will be received for the guarantees, and no separate fee is payable, pursuant to Rule 457(n) under the Securities Act.
(3)	Previously paid.

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices
Burlington Coat Factory of Alabama, LLC	Alabama	5311	20-4632712	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory Realty of Huntsville LLC	Alabama	5311	22-1970303	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory Warehouse of Anchorage, Inc.	Alaska	5311	93-1046485	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory of Arizona, LLC	Arizona	5311	20-4632763	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory Realty of Desert Sky, Inc.	Arizona	5311	86-1031005	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory Realty of Mesa, Inc.	Arizona	5311	86-1031006	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory of Arkansas, LLC	Arkansas	5311	20-4632817	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Baby Depot of California, LLC	California	5311	20-4633089	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory of California, LLC	California	5311	20-4632887	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory Realty of Dublin, Inc.	California	5311	94-3399808	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory Realty of Florin, Inc.	California	5311	94-3399809	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory Realty of Ventura, Inc.	California	5311	77-0518590	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory Warehouse of San Bernadino, LLC	California	5311	20-4633016	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

MJM Designer Shoes of California, LLC	California	5311	20-4632945	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory of Colorado, LLC	Colorado	5311	20-4633153	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory of Connecticut, LLC	Connecticut	5311	20-4633202	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Realty of East Windsor, Inc.	Connecticut	5311	06-1391139	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices
Cohoes Fashions of Connecticut, LLC	Connecticut	5311	20-4633634	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory of Delaware, LLC	Delaware	5311	20-4633728	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory of Texas, Inc.	Delaware	5311	20-4633830	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory of Texas, L.P.	Delaware	5311	20-4633782	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory Investments Holdings, Inc.	Delaware	5311	20-4663833	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory Purchasing, Inc.	Delaware	5311	20-4633884	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory Realty Corp.	Delaware	5311	22-3246670	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

C.F.I.C. Corporation	Delaware	5311	51-0282085	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

C.F.B., Inc.	Delaware	5311	51-0282080	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

C.L.B., Inc.	Delaware	5311	51-0282081	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

MJM Designer Shoes of Delaware, LLC	Delaware	5311	20-2681523	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Bee Ridge Plaza, LLC	Florida	5311	02-0693864	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory of Florida, LLC	Florida	5311	58-1975714	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory Realty of Coral Springs, Inc.	Florida	5311	03-0387530	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory Realty of Orlando, Inc.	Florida	5311	59-3558218	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory Realty of Sarasota, Inc.	Florida	5311	22-3869014	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices
Burlington Coat Factory Realty of University Square, Inc.	Florida	5311	59-3724802	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory Realty of West Colonial, Inc.	Florida	5311	05-0550581	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

K&T Acquisition Corp.	Florida	5311	57-1176343	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

MJM Designer Shoes of Florida, LLC	Florida	5311	58-2553674	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory of Georgia, LLC	Georgia	5311	22-2310204	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory Realty of Morrow, Inc.	Georgia	5311	58-2331013	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory Warehouse of Atlanta, Inc.	Georgia	5311	22-2310222	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory of Idaho, LLC	Idaho	5311	20-4633933	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory of Illinois, LLC	Illinois	5311	20-4634340	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory Realty of Bloomingdale, Inc.	Illinois	5311	36-4446838	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory Realty of River Oaks, Inc.	Illinois	5311	36-4171851	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory Warehouse of East St. Louis, Inc.	Illinois	5311	36-3384100	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Realty of Gurnee, Inc.	Illinois	5311	36-3898953	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory of Indiana, LLC	Indiana	5311	35-2086329	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory Realty of Greenwood, Inc.	Indiana	5311	36-4494986	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory of Iowa, LLC	Iowa	5311	42-1204776	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory of Kansas, LLC	Kansas	5311	20-4634554	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices
Burlington Coat Factory of Kentucky, Inc.	Kentucky	5311	62-1247906	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory of Louisiana, LLC	Louisiana	5311	20-4634617	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory of Maine, LLC	Maine	5311	20-4634794	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory of Maryland, LLC	Maryland	5311	20-4634824	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory of Massachusetts, LLC	Massachusetts	5311	58-2669608	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory Realty of North Attleboro, Inc.	Massachusetts	5311	04-3344507	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Cohoes Fashions of Massachusetts, LLC	Massachusetts	5311	20-4634868	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory of Michigan, LLC	Michigan	5311	20-4635333	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory Warehouse of Detroit, Inc.	Michigan	5311	38-2424219	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory Warehouse of Grand Rapids, Inc.	Michigan	5311	31-1045013	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory Warehouse of Redford, Inc.	Michigan	5311	36-3251099	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory of Minnesota, LLC	Minnesota	5311	20-4635381	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory of Mississippi, LLC	Mississippi	5311	20-4804503	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory of Missouri, LLC	Missouri	5311	20-4635447	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory Realty of Des Peres, Inc.	Missouri	5311	43-1842990	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory of Nebraska, LLC	Nebraska	5311	20-4635566	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory of Nevada, LLC	Nevada	5311	20-4635612	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices
Burlington Coat Realty of Las Vegas, Inc.	Nevada	5311	88-0314073	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory of New Hampshire, LLC	New Hampshire	5311	20-4635690	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory Direct Corporation	New Jersey	5311	22-3531725	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory of New Jersey, LLC	New Jersey	5311	20-4635873	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory Realty of Edgewater Park, Inc.	New Jersey	5311	22-3815140	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory Realty of Paramus, Inc.	New Jersey	5311	22-3823189	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory Realty of Pinebrook, Inc.	New Jersey	5311	48-1266066	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory Warehouse of Edgewater Park Urban Renewal Corp.	New Jersey	5311	22-3843958	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory Warehouse of New Jersey, Inc.	New Jersey	5311	22-2667705	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Cohoes Fashions of New Jersey, LLC	New Jersey	5311	20-4635964	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

MJM Designer Shoes of Moorestown, Inc.	New Jersey	5311	20-0156497	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

MJM Designer Shoes of New Jersey, LLC	New Jersey	5311	20-4635926	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Super Baby Depot of Moorestown, Inc.	New Jersey	5311	20-0828544	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory of New Mexico, LLC	New Mexico	5311	20-4771747	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory of New York, LLC	New York	5311	20-4636047	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory Realty of Yonkers, Inc.	New York	5311	13-4199049	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices
Cohoes Fashions of New York, LLC	New York	5311	20-4636764	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Cohoes of Fayetteville, Inc.	New York	5311	22-3213890	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Georgetown Fashions Inc.	New York	5311	11-2463441	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

LC Acquisition Corp.	New York	5311	22-2913067	1830 Route 130 Burlington, New Jersey 08016 (609) 387-7800

MJM Designer Shoes of New York, LLC	New York	5311	20-4636419	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Monroe G. Milstein, Inc.	New York	5311	13-3150740	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory of North Carolina, LLC	North Carolina	5311	20-4636810	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory of North Dakota, LLC	North Dakota	5311	20-4680654	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory of Ohio, LLC	Ohio	5311	20-4636839	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory Warehouse of Cleveland, Inc.	Ohio	5311	34-1402739	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory of Oklahoma, LLC	Oklahoma	5311	20-4636882	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory Realty of Tulsa, Inc.	Oklahoma	5311	20-1593400	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory of Oregon, LLC	Oregon	5311	93-1113593	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory of Pennsylvania, LLC	Pennsylvania	5311	20-4636915	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory Realty of Langhorne, Inc.	Pennsylvania	5311	51-0420881	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory Realty of West Mifflin, Inc.	Pennsylvania	5311	25-1900644	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory Realty of Whitehall, Inc.	Pennsylvania	5311	52-2367723	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices
Burlington Coat Factory Warehouse Inc.	Pennsylvania	5311	52-1097225	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory Warehouse of Bristol, LLC	Pennsylvania	5311	20-4637002	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory Warehouse of Cheltenham, Inc.	Pennsylvania	5311	52-2004601	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory Warehouse of Langhorne, Inc.	Pennsylvania	5311	22-3737338	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory Warehouse of Montgomeryville, Inc.	Pennsylvania	5311	23-2777799	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Factory Warehouse of Reading, Inc.	Pennsylvania	5311	22-2263811	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory Warehouse of Wilkes-Barre, Inc.	Pennsylvania	5311	23-2857838	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

MJM Designer Shoes of Pennsylvania, LLC	Pennsylvania	5311	20-4636967	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory of Rhode Island, LLC	Rhode Island	5311	20-4637038	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Cohoes Fashions of Cranston, Inc.	Rhode Island	5311	05-0478167	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory of South Carolina, LLC	South Carolina	5311	20-4637069	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory Warehouse of Charleston, Inc.	South Carolina	5311	57-0903026	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory Realty of Memphis, Inc.	Tennessee	5311	71-0911391	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory Warehouse of Hickory Commons, Inc.	Tennessee	5311	62-1664387	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory Warehouse of Memphis, Inc.	Tennessee	5311	62-1142888	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory Warehouse of Shelby, Inc.	Tennessee	5311	62-1283132	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory Realty of Bellaire, Inc.	Texas	5311	76-0682036	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory Realty of El Paso, Inc.	Texas	5311	20-1985900	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices
Burlington Coat Factory Realty of Westmoreland, Inc.	Texas	5311	75-2940553	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory Warehouse of Baytown, Inc.	Texas	5311	76-0682033	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Realty of Houston, Inc.	Texas	5311	76-0442092	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Realty of Plano, Inc.	Texas	5311	75-2491335	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

MJM Designer Shoes of Texas, Inc.	Texas	5311	74-2579897	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory of Utah, LLC	Utah	5311	20-4637069	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory of Virginia, LLC	Virginia	5311	22-2377376	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory of Pocono Crossing, LLC	Virginia	5311	46-0492681	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory Reality of Coliseum, Inc.	Virginia	5311	54-2040601	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory Realty of Fairfax, Inc.	Virginia	5311	54-2011140	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory Warehouse of Coliseum, Inc.	Virginia	5311	54-2040603	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Realty of Potomac, Inc.	Virginia	5311	52-1848892	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory of Washington, LLC	Washington	5311	20-4637093	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory Realty of Franklin, Inc.	Washington	5311	91-2131354	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory of West Virginia, LLC	West Virginia	5311	20-4637153	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Burlington Coat Factory of Wisconsin, LLC	Wisconsin	5311	20-4637125	1830 Route 130 North Burlington, New Jersey 08016 (609) 387-7800

Name, address, including zip code, and telephone number, including area code, of agent for service

Paul C. Tang, Esq.

Burlington Coat Factory Warehouse Corporation

Executive Vice President and General Counsel

1830 Route 130 North

Burlington, New Jersey 08016

(609) 387-7800

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus	Subject to Completion, Dated January 11, 2007

$305,000,000

Burlington Coat Factory Warehouse Corporation

Exchange Offer for

11 1/8% Senior Notes due 2014

Set forth below is a summary of the terms of the notes offered hereby. For more details, see “Description of Exchange Notes.”

Offer for outstanding 11 1/8% Senior Notes due 2014, in the aggregate principal amount of $305,000,000 (which we refer to as the “Old Notes”) in exchange for up to $305,000,000 in aggregate principal amount of 11 1/8% Senior Notes due 2014 which have been registered under the Securities Act of 1933, as amended (which we refer to as the “Exchange Notes” and, together with the Old Notes, the “notes”).

Terms of the Exchange Offer:

•	Expires 5:00 p.m., New York City time, , 2007, unless extended.

•	Not subject to any condition other than that the exchange offer does not violate applicable law or any interpretation of the staff of the Securities and Exchange Commission.

•	We can amend or terminate the exchange offer.

•	We will exchange all 11 1/8% Senior Notes due 2014 that are validly tendered and not validly withdrawn.

•	We will not receive any proceeds from the exchange offer.

•	The exchange of notes should not be a taxable exchange for U.S. federal income tax purposes.

•	You may withdraw tendered outstanding Old Notes any time before the expiration of the exchange offer.

Terms of the Exchange Notes:

•	The Exchange Notes will be general unsecured obligations and will rank equally in right of payment with all existing and future unsecured senior debt, senior in right of payment to all existing and future senior subordinated debt and effectively subordinated in right of payment to secured indebtedness to the extent of the value of the assets securing such indebtedness, including all borrowings under senior secured credit facilities.
•	The Exchange Notes will be fully and unconditionally guaranteed on a senior unsecured basis by Burlington Coat Factory Investment Holdings, Inc. and each of our existing and future domestic restricted subsidiaries.

•	The Exchange Notes mature on April 15, 2014. The Exchange Notes will accrue interest at a rate of 11 1/8% per year, payable semi-annually in cash in arrears on April 15 and October 15 of each year, commencing on April 15, 2007. Interest on the Exchange Notes will accrue from the last interest date on which interest was paid on your Old Notes, October 15, 2006, if you effectively tender your Old Notes for Exchange Notes.

•	We may redeem the Exchange Notes in whole or in part from time to time. See “Description of Exchange Notes.”

•	We may also redeem up to 35% of the Exchange Notes using the proceeds of certain equity offerings completed before April 15, 2009. See “Description of Exchange Notes.”

•	The terms of the Exchange Notes are identical to our outstanding Old Notes except for transfer restrictions and registration rights.

For a discussion of specific risks that you should consider before tendering your outstanding 11 1/8% Senior Notes due 2014 in the exchange offer, see “ Risk Factors” beginning on page 12.

There is no public market for the Old Notes.

Each broker-dealer that receives Exchange Notes pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. A broker dealer who acquired Old Notes as a result of market making or other trading activities may use this exchange offer prospectus, as supplemented or amended, in connection with any resales of the Exchange Notes.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Exchange Notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [                    ], 2007

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling noteholders are offering to sell, and seeking offers to buy, 11 1/8% Senior Notes due 2014 only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our 11 1/8% Senior Notes due 2014.

i

PROSPECTUS SUMMARY

This summary highlights all material information contained elsewhere in this prospectus. It does not contain all the information that you may consider in making your investment decision. Therefore, you should read the entire prospectus carefully, including, in particular, the section entitled “Risk Factors” and the financial statements and the related notes to those statements. In this prospectus, unless we indicate otherwise or the context requires, “we,” “us,” “our,” “Company,” “BCFWC” and “Burlington Coat Factory” refers to Burlington Coat Factory Warehouse Corporation and its consolidated subsidiaries. We maintain our records on the basis of a 52 or 53 week fiscal year ending on the Saturday closest to May 31. We define our “comparative store sales” as sales of those stores (net of sales discounts) that have been open at least 425 days for the entire comparative period.

Burlington Coat Factory Warehouse Corporation

We are a nationally recognized retailer of high-quality, branded apparel at every day low prices (“EDLP”). We opened our first store in Burlington, New Jersey in 1972, selling primarily coats and outerwear. Since then, we have expanded our store base to 367 stores in 42 states (exclusive of one store closed due to hurricane damage), and diversified our product categories by offering an extensive selection of in-season better and moderate brands, fashion-focused merchandise, including: ladies sportswear, menswear, coats, family footwear, baby furniture and accessories, as well as home décor and gifts. We employ a hybrid business model which enables us to offer the low prices of off-price retailers and the branded merchandise, product breadth and product diversity of department stores. We acquire desirable, first-quality, labeled merchandise directly from nationally-recognized manufacturers such as Ralph Lauren, Jones New York, Calvin Klein, Nine West, and Nautica. For the three months ended September 2, 2006, we generated total revenues of approximately $664.3 million and experienced a net loss in the amount of $51.8 million due in part to increased quarterly expenses resulting from the Merger. As a result of the Merger and related transactions, we expect to continue to incur these increased quarterly expenses primarily related to interest, amortization, depreciation and advisory fees. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

As of September 2, 2006, we operated stores under the names “Burlington Coat Factory Warehouse” (“BCFW”) (342 stores exclusive of one store closed due to hurricane damage), “MJM Designer Shoes” (17 stores), “Cohoes Fashions” (7 stores), and “Super Baby Depot” (1 store). The average BCFW store is approximately 81,500 square feet, generally twice the size of most competitive off-price formats. We also offer merchandise for sale through our wholly-owned internet subsidiary, Burlington Coat Factory Direct Corporation, at www.burlingtoncoatfactory.com, www.coat.com and www.babydepot.com.

We purchase a majority of our merchandise pre-season, when department stores make a large portion of their purchases, and the balance of our merchandise in-season (replenishment, re-orders and opportunistic purchases), when off-price retailers make a large portion of their purchases. This unique buying strategy, along with a “no-frills” merchandising approach enables us to offer merchandise at prices substantially below full retail prices. Our strategy of up-front purchasing allows us to acquire a product line with depth of style, size and color more extensive than the product lines of our off-price competitors. Merchandise is displayed on easy-access racks, and sales assistance is provided in specialty departments on a store-by-store basis.

We offer products in two primary categories, Apparel and Other Products, as follows:

•	Apparel includes departments that offer clothing items for men, women and children, and apparel accessories such as shoes, jewelry, perfumes and watches. Net sales from continuing operations of Apparel products were approximately 80% of total net sales for fiscal 2006.

•	Other Products includes departments that offer baby furniture and accessories, linens and home furnishings. Net sales from continuing operations of Other Products were approximately 20% of total net sales for fiscal 2006.

Holding Company Structures

Burlington Coat Factory Investments Holdings, Inc. (“Holdings”) is a newly-created wholly-owned subsidiary of Parent that has no material assets or operations other than its ownership of our Company, BCFWC. BCFWC is a wholly-owned subsidiary of Holdings, and is primarily a holding company with few material assets (including one store location and related inventory and the equity interests of its subsidiaries).

The Transactions

On January 18, 2006, we entered into a merger agreement (the “Merger Agreement”) with Burlington Coat Factory Holdings, Inc. (“Parent”) and BCFWC Mergersub, Inc. (“Merger Sub”), each a newly formed holding company owned by affiliates of Bain Capital Partners, LLC (“Bain Capital”), pursuant to which Merger Sub, a wholly-owned subsidiary of Parent, merged with and into our Company (the “Merger”). As consideration for the Merger, each former holder of our common stock was entitled to receive a cash amount equal to $45.50 per common share. Funds associated with Bain Capital own approximately 98.4% of Parent’s basic common stock, with the remainder held by existing members of management. Additionally, management holds options to purchase 7.5% of the basic shares outstanding.

As a result of the Transactions (as defined below), our shares are no longer listed on the New York Stock Exchange, and we continue our operations as a privately held company. We financed the Merger and paid related costs and expenses with the following:

•	Approximately $225.0 million of drawings (excluding a seasonal working capital adjustment) under $800.0 million of an ABL senior secured revolving credit facility, referred to herein as the ABL Credit Facility;

•	$900.0 million senior secured term loan facility, referred to herein as the term loan facility and, together with the ABL Credit Facility, the senior secured credit facilities;

•	$305.0 million aggregate principal amount 11 1/8% Senior Notes due 2014 issued at a discount which generated $299 million in proceeds and offered to be exchanged hereby;

•	$99.3 million aggregate principal amount at maturity of senior unsecured discount notes of Holdings, which were offered at a substantial discount and generated gross proceeds of approximately $75.0 million at issuance, referred to herein as the Holdings Senior Discount Notes;

•	Existing cash estimated at $192.5 million; and

•	$445.0 million of invested equity from funds associated with Bain Capital and $0.8 million in cash from members of management (collectively all of the transactions described in this paragraph, the “Transactions”).

We retained approximately $32.9 million in capital leases and other existing debt in an amount that was adjusted based on balances at the time of closing of the Merger.

Burlington Coat Factory Warehouse Corporation Corporate Structure

The chart below summarizes our corporate structure prior to the Merger and related transactions.

The chart below summarizes our corporate structure following the consummation of the Merger and related transactions.

Executive Offices

Our principal offices are located at 1830 Route 130 North, Burlington, New Jersey 08016. Our telephone number is (609) 387-7800. Our web site address is www.burlingtoncoatfactory.com. The information on our website is not deemed to be part of this prospectus.

Purpose of the Exchange Offer

On April 13, 2006, we sold, through a private placement exempt from the registration requirements of the Securities Act, $305,000,000 of our 11 1/8% Senior Notes due 2014, all of which are eligible to be exchanged for Exchange Notes. We refer to these notes as “Old Notes” in this prospectus.

Simultaneously with the private placement, we entered into a registration rights agreement with the initial purchasers of the Old Notes. Under the registration rights agreement, we are required to use our reasonable best efforts to cause a registration statement for substantially identical Notes, which will be issued in exchange for the Old Notes, to be filed within 180 days of issuance of the Old Notes and to become effective within 120 days after the filing of the registration statement. We refer to the Notes to be registered under this exchange offer registration statement as “Exchange Notes” and collectively with the Old Notes, we refer to them as the “Notes” in this prospectus. You may exchange your Old Notes for Exchange Notes in this exchange offer. You should read the discussion under the headings “—Summary of the Exchange Offer,” “The Exchange Offer” and “Description of Exchange Notes” for further information regarding the Exchange Notes.

We did not register the Old Notes under the Securities Act or any state securities law, nor do we intend to after the exchange offer. As a result, the Old Notes may only be transferred in limited circumstances under the securities laws. If the holders of the Old Notes do not exchange their Old Notes in the exchange offer, they lose their right to have the Old Notes registered under the Securities Act, subject to certain limitations. Anyone who still holds Old Notes after the exchange offer may be unable to resell their Old Notes.

Summary of the Exchange Offer

The Exchange Offer

Securities Offered	$305,000,000 principal amount of 11 1/8% Senior Notes due 2014.

The Exchange Offer

We are offering to exchange the Old Notes for a like principal amount at maturity of the Exchange Notes. Old Notes may be exchanged only in integral principal at maturity multiples of $1,000. This exchange offer is being made pursuant to a registration rights agreement dated as of April 13, 2006 which granted the initial purchasers and any subsequent holders of the Old Notes certain exchange and registration rights. This exchange offer is intended to satisfy those exchange and registration rights with respect to the Old Notes. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your Old Notes.

Expiration Date; Withdrawal of Tender

The exchange offer will expire 5:00 p.m., New York City time, on                     , 2007, or a later time if we choose to extend this exchange offer. You may withdraw your tender of Old Notes at any time prior to the expiration date. All outstanding Old Notes that are validly tendered and not validly withdrawn will be exchanged promptly. Any Old Notes not accepted by us for exchange for any reason will be returned to you at our expense promptly after the expiration or termination of the exchange offer.

Resales	We believe that you can offer for resale, resell and otherwise transfer the Exchange Notes without complying with the registration and prospectus delivery requirements of the Securities Act if:

•	you acquire the Exchange Notes in the ordinary course of business:

•	you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes;

•	you are not an “affiliate” of ours, as defined in Rule 405 of the Securities Act; and

•	you are not a broker-dealer.

If any of these conditions is not satisfied and you transfer any Exchange Notes without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We do not assume, or indemnify you against, this liability.

Each broker-dealer acquiring Exchange Notes issued for its own account in exchange for Old Notes, which it acquired through market-making activities or other trading activities, must acknowledge that it will deliver a proper prospectus when any Exchange Notes issued in the exchange offer are transferred. A broker-dealer may use this prospectus for an offer to resell, a resale or other retransfer of the Exchange Notes issued in the exchange offer.

Conditions to the Exchange Offer

Our obligation to accept for exchange, or to issue the Exchange Notes in exchange for, any Old Notes is subject to certain customary conditions relating to compliance with any applicable law, or any applicable interpretation by any staff of the Securities and Exchange Commission, or any order of any governmental agency or court of law. We currently expect that each of the conditions will be satisfied and that no waivers will be necessary. See “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Notes Held in the Form of Book-Entry Interests	The Old Notes were issued as global securities and were deposited upon issuance with Wells Fargo Bank, N.A. which issued uncertificated depositary interests in those outstanding Old Notes, which represent a 100% interest in those Old Notes, to The Depositary Trust Company.

Beneficial interests in the outstanding Old Notes, which are held by direct or indirect participants in the Depository Trust Company, are shown on, and transfers of the Old Notes can only be made through, records maintained in book-entry form by The Depository Trust Company.

You may tender your outstanding Old Notes by instructing your broker or bank where you keep the Old Notes to tender them for you. In some cases you may be asked to submit the BLUE-colored “Letter of Transmittal” that may accompany this prospectus. By tendering your Old Notes you will be deemed to have acknowledged and agreed to be bound by the terms set forth under “The Exchange Offer.” Your outstanding Old Notes will be tendered in multiples of $1,000.

A timely confirmation of book-entry transfer of your outstanding Old Notes into the exchange agent’s account at The Depository Trust Company, under the procedure described in this prospectus under the heading “The Exchange Offer” must be received by the exchange agent on or before 5:00 p.m., New York City time, on the expiration date.

United States Federal Income Tax Consequences	The exchange offer should not result in any income, gain or loss to the holders of old notes or to us for United States Federal Income Tax Purposes. See “U.S. Federal Income Tax Consequences.”

Use of Proceeds	We will not receive any proceeds from the issuance of the Exchange Notes in the exchange offer.

Exchange Agent	Wells Fargo Bank, N.A. is serving as the exchange agent for the exchange offer.

Shelf Registration Statement	In limited circumstances, holders of Old Notes may require us to register their Old Notes under a shelf registration statement.

Terms of the Exchange Notes

Issuer	Burlington Coat Factory Warehouse Corporation.

Notes Offered	$305,000,000 million aggregate principal amount of Exchange Notes due 2014 of BCFWC.

Maturity Date	April 15, 2014.

Interest

Interest on the Exchange Notes will accrue at a rate of 11 1/8% per year, payable semi-annually in cash in arrears on April 15 and October 15 of each year, commencing on April 15, 2007. Interest on the Exchange Notes will accrue from the last interest date on which interest was paid on your Old Notes if you effectively tender your Old Notes for Exchange Notes.

Guarantees

Holdings and each of our current and future restricted subsidiaries jointly, severally, fully and unconditionally guarantee the Exchange Notes. The Exchange Notes will be guaranteed on a senior unsecured basis. If we create or acquire a new domestic subsidiary, then that subsidiary will fully and unconditionally guarantee the Exchange Notes on a senior unsecured basis, unless we designate the subsidiary as an “unrestricted subsidiary” under the indenture governing the Exchange Notes. Holders of the Exchange Notes should not attribute significant value to the Holdings guarantee, as Holdings does not have any assets other than the capital stock of BCFWC.

Ranking

The Exchange Notes and any guarantees will be general unsecured obligations of us and the guarantors, and will rank equally in right of payment to all of our and the guarantors’ indebtedness and other obligations that are not, by their terms, expressly subordinated in right of payment to the Exchange Notes and the guarantees. The Exchange Notes and any guarantees will be senior in right of payment to any future indebtedness and other obligations of us or the guarantors that are, by their terms, expressly subordinated in right of payment to the Exchange Notes and the guarantees. The Exchange Notes and any guarantees will be effectively subordinated to all senior secured indebtedness and other obligations of us and the guarantors (including our senior secured revolving credit facility) to the extent of the value of the assets securing such obligations.

Optional Redemption

Prior to April 15, 2010, we may redeem some or all of the Exchange Notes at any time at a price of 100% of the principal amount of the Exchange Notes redeemed plus a “make-whole” premium. On or after April 15, 2010, we may redeem some or all of the Exchange Notes at any time at the redemption prices described under “Description of Exchange Notes—Optional Redemption,” plus accrued and unpaid interest. In addition, at any time prior to April 15, 2009, we may also redeem up to 35% of the aggregate principal amount of the Exchange Notes with the net cash proceeds of certain equity offerings at the redemption price specified under “Description of Exchange Notes—Optional Redemption,” plus accrued and unpaid interest.

Mandatory Offer to Repurchase Following Certain Asset Sales

If we sell certain assets and do not reinvest the net proceeds in compliance with the indenture, we must offer to repurchase the Exchange Notes at 100% of their principal amount, plus accrued and unpaid interest (if any).

Change of Control

If we experience certain kinds of changes of control, we must offer to purchase the Exchange Notes at 101% of their principal amount, plus accrued and unpaid interest (if any). There can be no assurance that we will have sufficient funds to purchase notes tendered. See “Risk Factors—Related to the Offering—We may not have the funds to purchase the notes upon the changes of control offer as required by the indentures governing the notes.”

Certain Covenants	The indenture contains covenants that limit, among other things, our ability and the ability of our restricted subsidiaries to:

•	incur additional indebtedness;

•	pay dividends on our capital stock or repurchase our capital stock;

•	make investments;

•	use assets as security in other transactions; and

•	sell certain assets or merge with or into other companies.

Use of Proceeds

We will not receive any proceeds from the issues of the Exchange Notes in the Exchange Offer. We used the proceeds from the sale of the Old Notes and borrowings under our senior secured credit facilities and the equity contribution to fund the acquisition of Burlington Coat Factory Warehouse Corporation and pay related fees and expenses. See “Use of Proceeds.”

Risk Factors

Investment in the Exchange Notes involves substantial risks. See “Risk Factors” for a discussion of certain risks relating to an investment in the Exchange Notes.

For more complete information about the notes, see “Description of Exchange Notes” section of this prospectus.

SUMMARY HISTORICAL AND PRO FORMA FINANCIAL AND OPERATING DATA

We maintain our records on the basis of a 52 or 53 week fiscal year ending on the Saturday closest to May 31. Results for fiscal 2005 and fiscal 2004 represent the operating results of BCFWC and its subsidiaries as reflected in the consolidated financial statements of Burlington Coat Factory Investments Holdings, Inc. (collectively referred to as the “Predecessor Company”). Results for 2006 are represented by (i) the results of Holdings (the “Successor Company”) for the period from April 13, 2006 through June 3, 2006, subsequent to the acquisition of our Company by Bain Capital and other investors and (ii) results of the Predecessor Company for the period from May 29, 2005 through April 12, 2006, prior to the acquisition of our Company by Bain Capital and other investors. Set forth below is summary historical consolidated financial data and summary pro forma consolidated financial data for the Predecessor Company and the Successor Company at the dates and for the periods indicated.

The following table sets forth selected historical consolidated financial information for Predecessor Company for the periods presented prior to the acquisition of our Company by Bain Capital and other investors and selected historical financial data and summary pro forma consolidated financial data for the Successor Company for periods presented after such acquisition. The statement of operations data and cash flow data for the fiscal years ended May 28, 2005 and May 29, 2004 and the period from May 29, 2005 through April 12, 2006, and the balance sheet data as of May 28, 2005 and May 29, 2004 have been derived from the audited financial statements of the Predecessor Company. The statement of operations data and cash flow for the period from April 13, 2006 through June 3, 2006, and the balance sheet date as of June 3, 2006 have been derived from the audited financial statements of the Successor Company. The statement of operations data for the thirteen weeks ended September 2, 2006 and for the thirteen weeks ended August 27, 2005, and the balance sheet data as of September 2, 2006 have been derived from our unaudited condensed consolidated financial statements included in this prospectus, which, in our opinion, contain adjustments which are of a normal recurring nature, which we consider necessary to present fairly our financial position and results of operations at such dates and for such periods. The balance sheet data as of August 27, 2005 has been derived from our unaudited condensed consolidated financial statements which are not included in this prospectus. Results of the thirteen weeks ended September 2, 2006 are not necessarily indicative of the results that may be expected for the entire fiscal year.

The unaudited pro forma consolidated statement of operations for the twelve months ended June 3, 2006 gives effect to the Transactions, as if the Transactions had occurred as of May 29, 2005. The summary pro forma financial data for the twelve months ended June 3, 2006 were derived by adding our financial data for the period from May 29, 2005 to April 12, 2006 to our financial data for the period from April 13, 2006 to June 3, 2006 and by applying pro forma adjustments to those numbers. The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable. The summary unaudited pro forma consolidated financial data are for informational purposes only and do not purport to represent what our results of operations or financial position actually would be if the Transactions had occurred at any date, nor do such data purport to project the results of operations for any future period. Unless otherwise stated, the pro forma amounts presented below represent those of Holdings and its subsidiaries.

The summary historical and pro forma consolidated financial data and operating data should be read in conjunction with “Selected Historical Consolidated Financial and Other Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes appearing elsewhere in this prospectus.

	Predecessor				Successor		Three Months Ended
	Fiscal Year Ended						Predecessor	Successor
	May 29, 2004	May 28, 2005	May 29, 2005 through April 12, 2006		April 13, through June 3, 2006	Pro Forma Twelve Months Ended June 3, 2006	August 27, 2005	September 2, 2006
	(dollars in thousands)
Consolidated Statements of Operations:
Revenues:
Net Sales	$2,833,484	$3,171,242		$3,017,633	$421,180	$3,438,813	$650,848	$656,846
Other Revenue	26,476	28,598		27,675	4,066	31,533	7,324	7,420

	2,859,960	3,199,840		3,045,308	425,246	3,470,346	658,172	664,266

Costs and Expenses:
Cost of Sales (Exclusive of Depreciation and Amortization)	1,765,478	1,987,159		1,916,798	266,465	2,183,263	425,335	426,914
Selling and Administrative Expenses	899,984	957,759		897,231	154,691	1,078,193	234,440	247,060
Depreciation	83,915	89,858		78,804	18,097	136,213	22,628	34,984
Amortization	75	98		494	9,758	48,267	24	10,933
Interest Expense	5,863	7,334		4,609	18,093	135,870	1,813	35,414
Other (Income) Loss, Net	(10,335)	(14,619)		(3,572)	(4,876)	(1,395)	(119)	(981)

	2,744,980	3,027,589		2,894,364	462,228	3,580,411	684,121	754,324

Income (Loss) from Continuing Operations Before Provision (Benefit) for Income Tax	114,980	172,251		150,944	(36,982)	(110,065)	(25,949)	(90,058)
Provision (Benefit) for Income Tax	42,641	66,204		56,605	(9,816)	(41,285)	(10,042)	(38,250)

Income (Loss) from Continuing Operations	$72,339	$106,047		$94,339	$(27,166)	$(68,780)	(15,907)	(51,808)

Balance Sheet Data:
Total Assets	$1,579,178	$1,673,268	$	*	$3,200,549		1,680,537	$3,329,458
Working Capital(1)	330,007	407,240		*	233,165		391,046	354,438
Total Debt	134,585	133,537		*	1,518,479		133,426	1,668,179
Stockholders’ Equity	845,432	926,153		*	419,512		910,249	370,158

Statement of Cash Flow Data:
Net Cash Provided By (Used In) Continuing Operations:
Operating Activities(2)	$23,336	$142,024		$430,979	$(52,893)		$33,654	$(91,005)
Investing Activities(2)	(118,330)	(98,493)		(63,920)	(2,057,669)		(24,860)	(17,413)
Financing Activities(2)	98,784	(25,384)		(102,063)	1,855,989		(111)	147,077
Capital Expenditures(3)	125,775	97,340		69,558	6,275		25,488	21,223

Other Financial Data:
Rent Expense(4)	$115,900	$125,300		$113,317	$19,327		30,811	35,127
Cash Rent Expense(5)	114,294	123,149		113,214	17,996		31,738	32,625
Number of Stores (at end of period)	349	362		367	367		362	367
Comparative Store Sales Growth (Decline)(6)	(0.3)%	6.3%		*	*		8.9%	(0.7)%
Cash Interest Expense(7)	$5,160	$9,363		$5,538	$6,223		564	23,114
Ratio of Earnings to Fixed Charges(8)	3.6x	4.6x		4.6x	**	0.4x	* *	* *

*	Information not available for interim periods.
**	Due to losses for the period, the coverage ratio was less than 1:1. BCFWC would have to generate additional pretax earnings of $37.0 million, $25.9 million and $90.1 million to achieve a ratio of 1:1 for the periods April 13, 2006 through June 3, 2006, three months ended August 27, 2005 and the three months ended September 2, 2006, respectively.

(1)	We define working capital as current assets (excluding assets from discontinued operations) minus current liabilities (including the current portion of long-term debt and accrued interest thereon).
(2)	Excludes cash provided by or used in discontinued operations.
(3)	Includes cash paid for property and equipment and lease acquisition costs.
(4)	Rent expense represents (i) basic rent expense on a straight-line basis; (ii) contingent rent expense; (iii) amortization of leasehold purchases; and (iv) amortization of leasehold incentives received from landlords.
(5)	Includes cash paid for rent expense, including minimum rent payments and contingent rental payments.
(6)	Since fiscal 2004, we have defined comparative store sales to include sales (net of sales discounts) of those stores that have operated at least 425 days for the entire comparative period. Existing stores whose square footage has been changed by more than 20% and relocated stores are classified as new stores for comparative store sales purposes. Prior to fiscal 2004: (i) comparative store sales included sales of those stores that have operated at least 365 days for the entire comparative period; (ii) comparative store sales did not include sales discounts; (iii) comparative store sales included sales of all expanded stores; and (iv) relocated stores were treated as new stores for comparative store sales purposes.
(7)	Includes cash paid for interest expense excluding the non cash interest related to Holdings Senior Discount Notes.
(8)	For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before provision for income taxes plus fixed charges. Fixed charges include: interest expense; amortization of capitalized finance costs; and a one-third portion of operating lease expenses (primarily rent) that our management believes is representative of the interest component of operating leases.

RISK FACTORS

You should carefully consider the following risks, which we believe are all of the material risks related to the Exchange Notes and our business, as well as the other information contained in this prospectus, before investing in the notes. Any of the following risks could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment. We may become subject to additional risks in the future.

Risk Factors Relating to the Exchange Notes

Because there is no public market for the Exchange Notes, you may not be able to sell your Exchange Notes.

The Exchange Notes will be registered under the Securities Act of 1933, as amended, or the Securities Act, but will constitute a new issue of securities, and uncertainty exists with regard to:

•	the liquidity of any trading market that may develop;

•	the ability of holders to sell their Exchange Notes; or

•	the price at which the holders would be able to sell their Exchange Notes.

The Exchange Notes might trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar securities and our financial performance.

Any market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act, and may be limited during the exchange offer or the pendency of an applicable shelf registration statement. An active trading market might not exist for the Exchange Notes and any trading market that does develop might not be liquid.

In addition, any holder of Old Notes who tenders in the exchange offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Your Old Notes will not be accepted for exchange if you fail to follow the exchange offer procedures.

We will issue Exchange Notes pursuant to this exchange offer only after a timely receipt of your Old Notes (including timely notation in book-entry form). Therefore, if you want to tender your Old Notes, please allow sufficient time to ensure timely delivery. If we do not receive your Old Notes by the expiration date of the exchange offer, we will not accept your Old Notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of Old Notes for exchange. If there are defects or irregularities with respect to your tender of Old Notes, we will not accept your Old Notes for exchange.

If you do not exchange your Old Notes, your Old Notes will continue to be subject to the existing transfer restrictions and you may be unable to sell your Old Notes.

We did not register the Old Notes, nor do we intend to do so following the exchange offer. The Old Notes that are not tendered will, therefore, continue to be subject to the existing transfer restrictions and may be transferred only in limited circumstances under the securities laws. If you do not exchange your Old Notes, you will be subject to existing transfer restrictions. As a result, if you hold Old Notes after the exchange offer, you may be unable to sell your Old Notes. If a large number of outstanding Old Notes are exchanged for Exchange Notes issued in the exchange offer, it may be difficult for holders of outstanding Old Notes that are not exchanged in the exchange offer to sell their Old Notes, since those Old Notes may not be offered or sold unless they are registered or there are exemptions from registration requirements under the Securities Act or state laws that apply to them. In addition, if there are only a small number of Old Notes outstanding, there may not be a very liquid market in those Old Notes. There may be few investors that will purchase unregistered securities in which there is not a liquid market.

If you exchange your Old Notes, you may not be able to resell the Exchange Notes you receive in the exchange offer without registering them and delivering a prospectus.

You may not be able to resell Exchange Notes you receive in the exchange offer without registering those Exchange Notes or delivering a prospectus. Based on interpretations by the Commission in no-action letters, we believe, with respect to Exchange Notes issued in the exchange offer, that:

•	holders who are not “affiliates” of ours within the meaning of Rule 405 of the Securities Act;

•	holders who acquire their Exchange Notes in the ordinary course of business;

•	holders who do not engage in, intend to engage in, or have arrangements to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes; and

•	are not broker-dealers

do not have to comply with the registration and prospectus delivery requirements of the Securities Act.

Holders described in the preceding sentence must tell us in writing at our request that they meet these criteria. Holders that do not meet these criteria could not rely on interpretations of the SEC in no-action letters, and will have to register the Exchange Notes they receive in the exchange offer and deliver a prospectus for them. In addition, holders that are broker-dealers may be deemed “underwriters” within the meaning of the Securities Act in connection with any resale of Exchange Notes acquired in the exchange offer. Holders that are broker-dealers must acknowledge that they acquired their outstanding Exchange Notes in market-making activities or other trading activities and must deliver a prospectus when they resell Exchange Notes they acquire in the exchange offer in order not to be deemed an underwriter.

The Taxability of the Exchange Offer Under Federal Income Tax Rules and Regulations is Uncertain.

The exchange offer should be tax-free for U.S. federal income tax purposes; however, the ultimate determination of whether the exchange offer is tax-free is highly fact dependent. While we are not aware of the existence of any facts that would cause the exchange to be taxable, the specific facts and circumstances related to each holder of Old Notes have not been analyzed.

Risk Factors Related to the Offering

Servicing our debt will require a significant amount of cash. Our ability to generate sufficient cash depends on numerous factors beyond our control, and we may be unable to generate sufficient cash flow to service our debt obligations, including making payments on the notes.

Our ability to make payments on and to refinance our debt, including the notes, and to fund planned capital expenditures will depend on our ability to generate cash in the future. To some extent, this is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. If we are unable to generate sufficient cash flow to service our debt and meet our other commitments, we will be required to adopt one or more alternatives, such as refinancing all or a portion of our debt, including the notes, selling material assets or operations or raising additional debt or equity capital. We may not be able to effect any of these actions on a timely basis, on commercially reasonable terms or at all, or that these actions would be sufficient to meet our capital requirements. In addition, the terms of our existing or future debt agreements, including the credit agreement governing our senior secured credit facilities and each indenture governing the notes, may restrict us from effecting any of these alternatives.

If we fail to make scheduled payments on our debt or otherwise fail to comply with our covenants, we will be in default and, as a result:

•	our debt holders could declare all outstanding principal and interest to be due and payable,

•	our secured debt lenders could terminate their commitments and commence foreclosure proceedings against our assets, and

•	we could be forced into bankruptcy or liquidation.

As of September 2, 2006, our total indebtedness was $1.668 billion including $299.3 million of senior notes due 2014, $79.2 million of senior unsecured notes, $895.5 million under the Term Loan, and $362.3 million under the ABL Credit Facility. As of November 4, 2006, the total amount of our outstanding indebtedness for borrowed money was $1.573 billion. Estimated cash required to make minimum debt service payments (including principal and interest) for these debt obligations amounts to $78.6 million for the fiscal year ending June 2, 2007, exclusive of the the ABL Credit Facility. The ABL Credit Facility has no annual minimum principal payment requirement. For the fiscal year ending June 2, 2007, cash required to pay interest due under the ABL Credit Facility is estimated to be $9.2 million assuming an average outstanding balance under the ABL Credit Facility of $215.7 million.

Our substantial debt could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes.

After giving effect to the offering of the Old Notes and related use of proceeds we have a substantial amount of debt, which requires significant interest and principal payments. Specifically, our high level of debt could have important consequences to the holders of the notes, including the following:

•	making it more difficult for us to satisfy our obligations with respect to the notes and our other debt;

•	limiting our ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions or other general corporate requirements;

•	requiring a substantial portion of our cash flows to be dedicated to debt service payments instead of other purposes;

•	increasing our vulnerability to general adverse economic and industry conditions;

•	limiting our flexibility in planning for and reacting to changes in the industry in which we compete;

•	placing us at a disadvantage compared to other, less leveraged competitors; and

•	increasing our cost of borrowing.

Repayment of our debt, including the notes, is dependent upon a significant amount of cash flow, most of which is generated by our subsidiaries. Our ability to generate cash depends on many factors beyond our control, and any failure to meet our debt service obligations could harm our business, financial condition and results of operations.

We are primarily a holding company with few material assets, other than one store location and related inventory, and the equity interests of our subsidiaries. Our subsidiaries conduct substantially all of our operations and own substantially all of our assets. Therefore, repayment of our indebtedness, including the notes, is dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us , by dividend, debt repayment or otherwise. Our subsidiaries may not be able to, or be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the notes. Under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes.

Our ability to pay interest on and principal of the notes offered hereunder and satisfy our other debt obligations will primarily depend upon our future operating performance. As a result, prevailing economic conditions and financial business and other factors, many of which are beyond our control, will affect our ability to make these payments.

If we do not generate sufficient cash flow from operations to satisfy our debt service obligations, including payments on the notes, we may have to undertake alternative financing plans, such as refinancing or restructuring our indebtedness. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time.

Contractual limitations on our ability to execute any necessary alternative financing plans could exacerbate the effects of any failure to generate sufficient cash flow to satisfy our debt service obligations. Our ABL Credit Facility permits us to borrow up to $800 million (of which $225 million was drawn at closing of the Merger, excluding a seasonal working capital adjustment); however, our ability to borrow thereunder is limited by a borrowing base which is calculated periodically based on specified percentages of the value of eligible inventory and eligible credit card receivables, subject to certain reserves and other adjustments. See “Description of Other Indebtedness—ABL Credit Facility.” The value of our eligible inventory and credit card receivables, which in turn affect our ability to borrow under the ABL Credit Facility, can be affected by events beyond our control, and the value of these items may decline materially.

The notes will be unsecured and will be effectively subordinated to our secured indebtedness.

The notes will not be secured by any of our or our subsidiaries’ assets. The indenture governing the notes permits us and our subsidiaries to incur secured indebtedness, including pursuant to our senior secured credit facilities, purchase money instruments and other forms of secured indebtedness. As a result, the notes and the guarantees will be effectively subordinated to all of our and the guarantors’ secured indebtedness and other obligations to the extent of the value of the assets securing such obligations. If we and the guarantors were to become insolvent or otherwise fail to make payment on the notes, holders of any of our and the subsidiary guarantors’ secured obligations would be paid first and would receive payments from the assets securing such obligations before the holders of the notes would receive any payments. You may therefore not be fully repaid if we or the guarantors become insolvent or otherwise fail to make payment on the notes.

The indenture governing the senior notes and the credit agreement governing our senior secured credit facilities imposes significant operating and financial restrictions on us and our subsidiaries, which may prevent us from capitalizing on business opportunities.

The indenture governing the senior notes and our senior secured credit facilities imposes significant operating and financial restrictions on us. These restrictions limit our ability, among other things, to:

•	incur additional indebtedness or enter into sale and leaseback obligations;

•	pay certain dividends or make certain distributions on capital stock or repurchase capital stock;

•	make certain capital expenditures;

•	make certain investments or other restricted payments;

•	have our subsidiaries pay dividends or make other payments to us;

•	engage in transactions with stockholders or affiliates;

•	sell certain assets or merge with or into other companies;

•	guarantee indebtedness; and

•	create liens.

As a result of these covenants and restrictions, we are limited in how we conduct our business and we may be unable to raise additional debt or equity financing to compete effectively or to take advantage of new business opportunities. The terms of any future indebtedness we may incur could include more restrictive covenants. If we fail to maintain compliance with these covenants in the future, we may not be able to obtain waivers from the lenders and/or amend the covenants.

Our failure to comply with the restrictive covenants described above as well as others that may be contained in our senior secured credit facilities from time to time could result in an event of default, which, if not cured or waived, could result in us being required to repay these borrowings before their due date. If we are forced to refinance these borrowings on less favorable terms, our results of operations and financial condition could be adversely affected.

Our failure to comply with the agreements relating to our outstanding indebtedness, including as a result of events beyond our control, could result in an event of default that could materially and adversely affect our results of operations and our financial condition.

If there were an event of default under any of the agreements relating to our outstanding indebtedness, the holders of the defaulted debt could cause all amounts outstanding with respect to that debt to be due and payable immediately. Our assets or cash flow may not be sufficient to fully repay borrowings under our outstanding debt instruments if accelerated upon an event of default. Further, if we are unable to repay, refinance or restructure our indebtedness under our secured debt, the holders of such debt could proceed against the collateral securing that indebtedness. In addition, any event of default or declaration of acceleration under one debt instrument could also result in an event of default under one or more of our other debt instruments.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.

Any default under the agreements governing our indebtedness could impair our ability to pay principal, premium, if any, and interest on the notes and could substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including our senior secured credit facilities), we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our senior secured revolving credit facility could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to seek to obtain waivers from the required lenders under our senior secured credit facilities to avoid being in default. If we breach our covenants under our senior secured credit facilities and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our senior secured credit facilities, the lenders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation. See “Description of Other Indebtedness” and “Description of Exchange Notes.”

We may not have the funds to purchase the notes upon the change of control offer as required by the indenture governing the senior notes.

Upon a change of control, as defined in the senior notes indenture, subject to certain conditions, we are required to offer to repurchase all outstanding senior notes at 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase. Sufficient funds may not be available at the time of any change of control to make required repurchases of notes. If the holders of the senior notes exercise their right to require us to repurchase all the senior notes upon a change of control, the financial effect of this repurchase could cause a default under our other debt, even if the change of control itself would not cause a default. Accordingly, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of our other debt and the senior notes or that restrictions in our senior secured credit facilities and the indenture with respect to the senior notes will not allow such repurchases. See “Description of Exchange Notes—Repurchase at the Option of Holders—Change of Control” and “Description of Other Indebtedness” for additional information.

Federal and state statutes could allow courts, under specific circumstances, to void the guarantees, subordinate claims in respect of the notes and require note holders to return payments received from guarantors.

Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a court could void a guarantee or claims related to the notes or subordinate a guarantee to all of our other debts or to all other debts of a guarantor if, among other things, we or a guarantor, at the time we or such guarantor incurred the indebtedness evidenced by its guarantee:

•	intended to hinder, delay or defraud any present or future creditor; or

•	received less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness; and

•	the guarantor was insolvent or rendered insolvent by reason of such incurrence;

•	the guarantor was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	the guarantor intended to incur, or believed that it would incur, debts beyond the guarantor’s ability to pay such debts as they mature.

In addition, a court could void any payment by a guarantor pursuant to the notes or a guarantee and require that payment to be returned to such guarantor or to a fund for the benefit of the creditors of the guarantor. The measures of insolvency for purposes of fraudulent transfer laws will vary depending upon the governing law in any proceeding to determine whether a fraudulent transferred has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we believe that we will not be insolvent, will not have insufficient capital for the business in which we are engaged and will not have incurred debts beyond our ability to pay such debts as they mature.

A court may not apply this standard in making such determinations, or a court may not agree with our or any guarantors’ conclusions in this regard.

Risks Related to Our Business

Our growth strategy includes the addition of a significant number of new stores each year. We may not be able implement this strategy successfully, on a timely basis, or at all.

Our growth will largely depend on our ability to open and operate new stores successfully. We intend to continue to open a significant number of new stores in future years while remodeling a portion of our existing store base annually. During our 2007 fiscal year, we plan to open 19 new stores, and in subsequent fiscal years, we anticipate opening between 20 to 30 new stores per fiscal year. The success of this strategy is dependent upon, among other things, the identification of suitable markets and sites for store locations, the negotiation of acceptable lease terms, the hiring, training and retention of competent sales personnel, and the effective management of inventory to meet the needs of new and existing stores on a timely basis. Our proposed expansion also will place increased demands on our operational, managerial and administrative resources. These increased demands could cause us to operate our business less effectively, which in turn could cause deterioration in the financial performance of our existing stores. In addition, to the extent that our new store openings are in existing markets, we may experience reduced net sales volumes in existing stores in those markets. We expect to fund our expansion through cash flow from operations and, if necessary, by borrowings under our ABL Credit Facility; however, if we experience a decline in performance, we may slow or discontinue store openings. We may not be able to execute any of these strategies successfully, on a timely basis, or at all. If we fail to implement these strategies successfully, our financial condition and results of operations would be adversely affected.

If we are unable to renew or replace our store leases or enter into leases for new stores on favorable terms, or if any of our current leases are terminated prior to the expiration of their stated term and we cannot find suitable alternate locations, our growth and profitability could be harmed.

We currently lease 88% of our store locations. Our current leases expire at various dates after five-year terms subject, in many cases, to our option to renew such leases for several additional five-year periods. Our ability to renew any expired lease or, if such lease cannot be renewed, our ability to lease a suitable alternate location, and our ability to enter into leases for new stores on favorable terms will depend on many factors which are not within our control, such as conditions in the local real estate market, competition for desirable properties and our relationships with current and prospective landlords. If we are unable to renew existing leases or lease suitable alternate locations, or enter into leases for new stores on favorable terms, our growth and our profitability may be significantly harmed.

Our net sales, operating income and inventory levels fluctuate on a seasonal basis and decreases in sales or margins during our peak seasons could have a disproportionate effect on our overall financial condition and results of operations.

Our net sales and operating income fluctuate seasonally, with a significant portion of our operating income typically realized during our second and third quarters. In fiscal 2006, we realized 86.8% of our net income during the third quarter. Any decrease in sales or margins during this period could have a disproportionate effect on our financial condition and results of operations. Seasonal fluctuations also affect our inventory levels. We must carry a significant amount of inventory, especially before the holiday season selling period. If we are not successful in selling our inventory, we may have to write down our inventory or sell it at significantly reduced prices or we may not be able to sell such inventory at all, which could have a material adverse effect on our financial condition and results of operations.

Fluctuations in comparative store sales and results of operations could cause our business performance to decline substantially.

Our results of operations for our individual stores have fluctuated in the past and can be expected to continue to fluctuate in the future. Since the beginning of fiscal 2004, our quarterly comparative store sales growth rates have ranged from 8.9% to (5.1%). In addition, the rate of increase in our recent comparative store sales has been higher than our historical average and we may not be able to maintain this level of growth in comparative store sales in the future.

Our comparative store sales and results of operations are affected by a variety of factors, including:

•	fashion trends;

•	calendar shifts of holiday or seasonal periods;

•	the effectiveness of our inventory management;

•	changes in our merchandise mix;

•	weather conditions;

•	availability of suitable real estate locations at desirable prices and our ability to locate them;

•	the timing of promotional events;

•	changes in general economic conditions and consumer spending patterns;

•	our ability to understand and meet consumer preferences; and

•	actions of competitors.

If our future comparative store sales fail to meet expectations, then our cash flow and profitability could decline substantially. You should refer to the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for more information.

Because inventory is both fashion and season sensitive, extreme and/or unseasonable weather conditions could have a disproportionately large effect on our business, financial conditions and results of operations because we would be forced to mark down inventory.

Extreme weather conditions in the areas in which our stores are located could have a material adverse effect on our business, financial condition and results of operations. For example, heavy snowfall or other extreme weather conditions over a prolonged period might make it difficult for our customers to travel to our stores. Our business is also susceptible to unseasonable weather conditions. For example, extended periods of unseasonably warm temperatures during the winter season or cool weather during the summer season could render a portion of our inventory incompatible with those unseasonable conditions. These prolonged unseasonable weather conditions could adversely affect our business, financial condition and results of operations. For the past five fiscal years, a majority of our net sales have occurred during the five-month period from September through January. Unseasonably warm weather during these months could adversely affect our business.

We do not have long-term contracts with any of our vendors and if we are unable to purchase suitable merchandise in sufficient quantities at competitive prices, we may be unable to offer a merchandise mix that is attractive to our customers and our sales may be harmed.

Virtually all of the products that we offer are manufactured by third-party vendors. Many of our key vendors limit the number of retail channels they use to sell their merchandise and competition among retailers to obtain and sell these goods is intense. In addition, nearly all of the brands of our top vendors are sold by competing retailers and some of our top vendors also have their own dedicated retail stores. Moreover, we typically buy products from our vendors on a purchase-order basis. We have no long-term purchase contracts with any of our vendors and, therefore, have no contractual assurances of continued supply, pricing or access to products, and any vendor could change the terms upon which they sell to us or discontinue selling to us at any time.

If our relationships with our vendors are disrupted, we may not be able to acquire the merchandise we require in sufficient quantities or on terms acceptable to us. Any inability to acquire suitable merchandise would have a negative effect on our business and operating results because we would be missing products from our merchandise mix unless and until alternative supply arrangements were made, resulting in deferred or lost sales.

Increases in freight costs could result in lower profitability.

The cost of delivering our merchandise from the warehouses to the stores could continue to increase if gasoline prices continue to rise. Although we are seeking to have more of our inventory distributed to our stores through our distribution centers, a substantial portion of our inventory is still shipped directly to our stores from our vendors via the more expensive “drop shipment” method, whereby vendors ship items directly to our stores rather than to our distribution centers. Increases in fuel costs will result in costly surcharges added to the cost of drop shipment and reduce our ability to maintain profit margins.

Although we purchase most of our inventory from vendors domestically, apparel production is located primarily overseas.

Factors which affect overseas production could affect our suppliers and vendors and, in turn, our ability to obtain inventory and the price levels at which they may be obtained. Although such factors apply equally to our competitors, factors that cause an increase in merchandise costs or a decrease in supply could lead to lower sales in the retail industry generally.

Such factors include:

•	political or labor instability in countries where suppliers are located or at foreign and domestic ports which could result in lengthy shipment delays, which if timed ahead of the fall and winter peak selling periods could materially and adversely affect our ability to stock inventory on a timely basis;

•	political or military conflict involving the apparel producing countries, which could cause a delay in the transportation of our products to us and an increase in transportation costs;

•	heightened terrorism security concerns, which could subject imported goods to additional, more frequent or more thorough inspections, leading to delays in deliveries or impoundment of goods for extended periods;

•	disease epidemics and health related concerns, such as the outbreaks of SARS, bird flu and other diseases, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas;

•	the migration and development of manufacturers, which can affect where our products are or will be produced;

•	fluctuation in our suppliers’ local currency against the dollar, which may increase our cost of goods sold;

•	imposition of regulations and quotas relating to imports; and

•	imposition of duties, taxes and other charges on imports.

Any of the foregoing factors, or a combination thereof could have a material adverse effect on our business.

Our business would be disrupted severely if our distribution centers were to shut down.

During fiscal 2006, central distribution and warehousing services were extended to approximately 56% of the dollar volume of our merchandise through our warehouse/distribution facilities in Burlington, New Jersey, Edgewater, New Jersey, Bristol, Pennsylvania, and San Bernardino, California. During fiscal 2007, we expect this percentage to increase as more merchandise is distributed through our new distribution center in San Bernardino, California which opened in April 2006. Most of the merchandise we purchase is shipped directly to our distribution centers, where it is prepared for shipment to the appropriate stores. If any distribution centers were to shut down or lose significant capacity for any reason, our operations would likely be disrupted. Although in such circumstances our stores are capable of receiving inventory directly from the supplier via drop shipment, we would incur significantly higher costs and a reduced control of inventory levels during the time it takes for us to reopen or replace any of the distribution centers.

Software developed for our management information systems may become obsolete or conflict with the requirements of newer hardware and may cause disruptions in our business.

We rely on our existing management information systems, including some software programs that were developed in-house by our employees, in operating and monitoring all major aspects of our business, including sales, warehousing, distribution, purchasing, inventory control, merchandising planning and replenishment, as well as various financial systems. If we fail to update such software to meet the demands of changing business requirements or if we decide to modify or change our hardware and/or operating systems and the software programs that were developed in-house are not compatible with the new hardware or operating systems, disruption to our business may result.

Acts of terrorism could adversely affect our business.

The economic downturn that followed the terrorist attacks of September 11, 2001 had an adverse impact on our business. Any further acts of terrorism or other future conflict may disrupt commerce and undermine consumer confidence, cause a downturn in the economy generally, cause consumer spending or shopping center traffic to decline or reduce the desire of our guests to make discretionary purchases. Any of the foregoing factors could impact our sales revenue negatively, particularly in the case of any terrorist attack targeting retail space such as a shopping center. Furthermore, an act of terrorism or war, or the threat thereof, could impact our business negatively by interfering with our or our vendors’ ability to obtain merchandise from foreign manufacturers. Any future inability to obtain merchandise from our or our vendors’ foreign manufacturers or to substitute other manufacturers, at similar costs and in a timely manner, could adversely affect our business.

Our future growth and profitability could be adversely affected if our advertising and marketing programs are not effective in generating sufficient levels of customer awareness and traffic.

We rely heavily on print and television advertising to increase consumer awareness of our product offerings and pricing and to drive store traffic. In addition, we rely and will increasingly rely on other forms of media advertising. Our future growth and profitability will depend in large part upon the effectiveness and efficiency of our advertising and marketing programs. In order for our advertising and marketing programs to be successful, we must:

•	manage advertising and marketing costs effectively in order to maintain acceptable operating margins and return on our marketing investment; and

•	convert customer awareness into actual store visits and product purchases.

Our planned advertising and marketing expenditures may not result in increased total or comparable net sales or generate sufficient levels of product awareness. We may not be able to manage our advertising and marketing expenditures on a cost-effective basis.

There are a limited number of companies capable of distributing our direct mail advertising at the volume levels we require. If any of these companies cease operations, or if their expenses (e.g., postage, printing and paper costs) increase substantially, then it is likely that our advertising expenses will increase, which will have a negative effect on our business and operating results.

Our former Chief Executive Officer with over 50 years of experience recently retired and we are in the process of transitioning to new leadership which may cause business interruptions.

Monroe G. Milstein retired after consummation of the Merger. Monroe Milstein had over 50 years of experience, and was critical to managing the growth of our business. We may experience unforeseen difficulties as we transition to new leadership. Our success is dependent on the continued efforts of our remaining executive officers and our recently hired executive officers, Elizabeth Williams and Thomas Fitzgerald. We entered into employment agreements with Mark Nesci, Paul Tang, Robert LaPenta, Elizabeth Williams, Thomas Fitzgerald and certain other executives, but any of these or any other key employees may not continue to be employed by us for any particular period of time, or these executives may be hired by our competitors, some of which have considerably more financial resources than we do. The loss of key personnel, or the inability to hire and retain qualified employees, could adversely affect our business, financial condition and results of operations.

The interests of our controlling stockholders may conflict with yours as a holder of the notes.

Funds associated with Bain Capital own over approximately 98.4% of Parent’s basic common stock, with the remainder held by existing members of management. Additionally, management holds options to purchase 7.5% of the basic shares outstanding.

The interests of affiliates of Bain Capital may conflict with yours as a holder of outstanding notes. The controlling stockholders may have an incentive to increase the value of its investment or cause us to distribute funds at the expense of our financial condition and impact our ability to make payments on the outstanding notes. In addition, the affiliates of Bain Capital have the power to elect a majority of our board of directors and appoint new officers and management and, therefore, effectively control many other major decisions regarding our operations. The interests of Bain Capital or its associated funds may conflict with your interests as a holder of the outstanding notes. For more information, see “Management,” “Security Ownership of Certain Beneficial Owners and Management” and “Certain Relationships and Related Transactions.”

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about us, our future performance, our liquidity, the retail clothing industry, our beliefs and management’s assumptions. Such forward-looking statements include statements regarding expected financial results and other planned events, including but not limited to, anticipated liquidity and capital expenditures. Words such as “anticipate,” “assume,” “believe,” “estimate,” “expect,” “intend,” “plan,” “seek,” “project,” “target,” “goal,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual future events or results may differ materially from these statements.

The following is a list of factors, among others, that could cause actual results to differ materially from the forward-looking statements:

•	general or regional economic conditions;

•	changing consumer preferences and demand;

•	weather patterns;

•	competitive factors, including pricing and promotional activities of major competitors;

•	industry trends, including changes in buying, inventory and other business practices by customers;

•	the availability of desirable store locations on suitable terms;

•	the availability, selection and purchasing of attractive merchandise on favorable terms;

•	import risks;

•	our future profitability;

•	our ability to control costs and expenses;

•	unforeseen computer related problems;

•	any unforeseen material loss or casualty;

•	the effect of inflation;

•	an increase in competition within the markets in which we compete;

•	regulatory changes;

•	our relationships with employees;

•	the impact of current and future laws;

•	additional terrorist attacks, particularly attacks on or within markets in which we operate; and

•	natural and man-made disasters, including but not limited to fire, flood, hail, hurricanes and earthquakes.

These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should, therefore, be considered in light of various factors, including those set forth in this prospectus under “Risk Factors” and the caption “Liquidity and Capital Resources” included in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this prospectus. Moreover, we caution you not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

TRADEMARKS

Our intellectual property consists of trademarks, service marks and trade names. Our trademarks, service marks and trade names include, among others, “Burlington Coat Factory,” “Cohoes,” “Luxury Linens,” “Home Décor,” “MJM Designer Shoes” and “Baby Depot.” All of our trademarks, service marks and tradenames have been registered with the U.S. Patent and Trademark Office or have applications for registration pending. These marks have indefinite life for so long as they are used by our Company.

We believe that our trademarks, service marks and trade names afford a competitive advantage to our Company in the crowded retail marketplace.

THE TRANSACTIONS

On January 18, 2006, we entered into the Merger Agreement with Parent and Merger Sub, each a newly formed holding company owned by affiliates of Bain Capital, pursuant to which Merger Sub, a wholly-owned subsidiary of Parent, merged with and into our Company. The Merger closed on April 13, 2006. As consideration for the Merger, each former holder of our common stock was entitled to receive a cash amount equal to $45.50 per common share. Funds associated with Bain Capital own approximately 98.4% of Parent’s basic common stock, with the remainder held by existing members of management. Additionally, management holds options to purchase 7.5% of the basic shares outstanding.

As a result of the Transactions, our shares are no longer listed on the New York Stock Exchange, and we continue our operations as a privately held company.

USE OF PROCEEDS

This exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the Exchange Notes. In consideration for issuing the Exchange Notes contemplated in this prospectus, you will receive outstanding securities in like principal amount, the form and terms of which are the same as the form and terms of the Exchange Notes, except as otherwise described in this prospectus. The Old Notes surrendered in exchange for Exchange Notes will be retired and canceled. Accordingly, no additional debt will result from the exchange. We have agreed to bear the expense of the exchange offer.

THE EXCHANGE OFFER

Terms of the Exchange Offer; Period for Tendering Outstanding Old Notes

We issued the Old Notes on April 13, 2006 and entered into a registration rights agreement with the initial purchasers. The Registration Rights Agreement requires that we register the Old Notes with the SEC and offer to exchange the registered Exchange Notes for the outstanding Old Notes.

Upon the terms and subject to the conditions set forth in this prospectus, we will accept any and all Old Notes that were acquired pursuant to Rule 144A or Regulation S validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of Old Notes accepted in the exchange offer. Holders may tender some or all of their Old Notes pursuant to the exchange offer. However, Old Notes may be tendered only in integral multiples of $1,000.

The form and terms of the Exchange Notes are the same as the form and terms of the outstanding Old Notes except that:

(1) the Exchange Notes being issued in the exchange offer will be registered under the Securities Act and will not have legends restricting their transfer;

(2) the Exchange Notes being issued in the exchange offer will not contain the registration rights and liquidated damages provisions contained in the outstanding Old Notes; and

(3) interest on the Exchange Notes will accrue from the date on which your Old Notes were effectively exchanged.

The Exchange Notes will evidence the same debt as the outstanding securities and will be entitled to the benefits of the indenture.

Holders of Old Notes do not have any appraisal or dissenters’ rights under the Georgia Business Corporation Code, or the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Exchange Act of 1934, as amended, referred to herein as the Exchange Act, and the rules and regulations of the SEC.

We will be deemed to have accepted validly tendered Old Notes when, as and if we have given oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from us.

If any tendered Old Notes are not accepted for exchange because of an invalid tender or the occurrence of specified other events set forth in this prospectus, the certificates for any unaccepted Old Notes will be promptly returned, without expense, to the tendering holder.

Holders who tender Old Notes in the exchange offer will not be required to pay brokerage commissions or fees or transfer taxes with respect to the exchange of Old Notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See “Fees and Expenses” and “Transfer Taxes” below.

The exchange offer will remain open for at least 20 full business days. The term “expiration date” will mean 5:00 p.m., New York City time, on                     , 2007, unless we, in our sole discretion, extend the exchange offer, in which case the term “expiration date” will mean the latest date and time to which the exchange offer is extended.

To extend the exchange offer, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date, we will:

(1) notify the exchange agent of any extension by oral notice (promptly confirmed in writing) or written notice,

(2) mail to the registered holders an announcement of any extension, and issue a notice by press release or other public announcement before such expiration date.

We reserve the right, in our sole discretion:

(1) if any of the conditions below under the heading “Conditions to the Exchange Offer” shall have not been satisfied,

(a) to delay accepting any Old Notes,

(b) to extend the exchange offer, or

(c) to terminate the exchange offer, or

(2) to amend the terms of the exchange offer in any manner, provided however, that if we amend the exchange offer to make a material change, including the waiver of a material condition, we will extend the exchange offer, if necessary, to keep the exchange offer open for at least five business days after such amendment or waiver; provided further, that if we amend the exchange offer to change the percentage of Notes being exchanged or the consideration being offered, we will extend the exchange offer, if necessary, to keep the exchange offer open for at least ten business days after such amendment or waiver.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders.

Procedures for Tendering Old Notes Through Brokers and Banks

Since the Old Notes are represented by global book-entry notes, The Depositary Trust Company or DTC, as depositary, or its nominee is treated as the registered holder of the Old Notes and will be the only entity that can tender your Old Notes for Exchange Notes. Therefore, to tender Old Notes subject to this exchange offer and to obtain Exchange Notes, you must instruct the institution where you keep your Old Notes to tender your Old Notes on your behalf so that they are received on or prior to the expiration of this exchange offer.

The BLUE-colored “Letter of Transmittal” shall be used by you to give such instructions.

IF YOU WISH TO ACCEPT THIS EXCHANGE OFFER, PLEASE INSTRUCT YOUR BROKER OR ACCOUNT REPRESENTATIVE IN TIME FOR YOUR OLD NOTES TO BE TENDERED BEFORE THE 5:00 PM (NEW YORK CITY TIME) DEADLINE ON                     , 2007.

To tender your Old Notes in the exchange offer you must represent for our benefit that:

(1) You are acquiring the Exchange Notes for your outstanding Old Notes in the ordinary course of business;

(2) You do not have an arrangement or understanding with any person to participate in the distribution of Exchange Notes;

(3) You are not an “affiliate” as defined under Rule 405 of the Securities Act;

(4) You will also have to acknowledge that if you are not a broker-dealer, you are not engaged in and do not intend to engage in a distribution of the Exchange Notes; and

(5) You will also have to acknowledge that if you are a broker-dealer, and acquired the Old Notes as a result of market making activities or other trading activities, you will deliver a prospectus meeting the requirements of the Securities Act in connection with any for sale of such Exchange Notes.

You must make such representations by executing the Blue colored “Letter of Transmittal” and delivering it to the institution through which you hold your Old Notes.

Such institution will have to acknowledge that such representations were made by you.

You may tender some or all of your Old Notes in this exchange offer. However, your Old Notes may be tendered only in integral multiples of $1,000.

When you tender your outstanding Old Notes and we accept them, the tender will be a binding agreement between you and us as described in this prospectus.

The method of delivery of outstanding Old Notes and all other required documents to the exchange agent is at your election and risk.

We will decide all questions about the validity, form, eligibility, acceptance and withdrawal of tendered Old Notes, and our reasonable determination will be final and binding on you. We reserve the absolute right to:

(1) reject any and all tenders of any particular Old Note not properly tendered;

(2) refuse to accept any Old Note if, in our reasonable judgment or the judgment of our counsel, the acceptance would be unlawful; and

(3) waive any defects or irregularities or conditions of the exchange offer as to any particular Old Notes before the expiration of the offer.

Our interpretation of the terms and conditions of the exchange offer will be final and binding on all parties. You must cure any defects or irregularities in connection with tenders of Old Notes as we will reasonably determine. Neither us, the exchange agent nor any other person will incur any liability for failure to notify you or any defect or irregularity with respect to your tender of Old Notes. If we waive any terms or conditions pursuant to (3) above with respect to a noteholder, we will extend the same waiver to all noteholders with respect to that term or condition being waived.

Procedures for Brokers and Custodian Banks; DTC ATOP Account

In order to accept this exchange offer on behalf of a holder of Old Notes you must submit or cause your DTC participant to submit an Agent’s Message as described below.

The exchange agent, on our behalf will seek to establish an Automated Tender Offer Program (“ATOP”) account with respect to the outstanding Old Notes at DTC promptly after the delivery of this prospectus. Any financial institution that is a DTC participant, including your broker or bank, may make book-entry tender of outstanding Old Notes by causing the book-entry transfer of such Old Notes into our ATOP account in accordance with DTC’s procedures for such transfers. Concurrently with the delivery of Old Notes, an Agent’s Message in connection with such book-entry transfer must be transmitted by DTC to, and received by, the exchange agent on or prior to 5:00 pm, New York City Time on the expiration date. The confirmation of a book entry transfer into the ATOP account as described above is referred to herein as a “Book-Entry Confirmation.”

The term “Agent’s Message” means a message transmitted by the DTC participants to DTC, and thereafter transmitted by DTC to the exchange agent, forming a part of the Book-Entry Confirmation which states that DTC has received an express acknowledgment from the participant in DTC described in such Agent’s Message stating that such participant and beneficial holder agree to be bound by the terms of this exchange offer.

Each Agent’s Message must include the following information:

(1) Account number of the beneficial owner tendering such Old Notes;

(2) Principal amount of Old Notes tendered by such beneficial owner; and

(3) A confirmation that the beneficial holder of the Old Notes tendered has made the representations for the benefit of the Company set forth under “Procedures for Tendering Old Notes Held Through Brokers or Banks” above.

BY SENDING AN AGENT’S MESSAGE THE DTC PARTICIPANT IS DEEMED TO HAVE CERTIFIED THAT THE BENEFICIAL HOLDER FOR WHOM NOTE ARE BEING TENDERED HAS BEEN PROVIDED WITH A COPY OF THIS PROSPECTUS.

The delivery of Old Notes through DTC, and any transmission of an Agent’s Message through ATOP, is at the election and risk of the person tendering Old Notes. We will ask the exchange agent to instruct DTC to promptly return those Old Notes, if any, that were tendered through ATOP but were not accepted by us, to the DTC participant that tendered such Old Notes on behalf of holders of the Old Notes.

Acceptance of Outstanding Old Notes for Exchange; Delivery of Exchange Notes Issued in the Exchange Offer upon Expiration of the Exchange Offer

We will accept validly tendered Old Notes when the conditions to the exchange offer have been satisfied or we have waived them. We will have accepted our validly tendered Old Notes when we have given oral or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from us. If we do not accept any tendered Old Notes for exchange because of an invalid tender or other valid reason, the exchange agent will promptly return the certificates, without expense, to the tendering holder after the exchange offer terminates or expires. If a holder has tendered Old Notes by book-entry transfer, we will promptly credit the Notes to an account maintained with The Depositary Trust Company after the exchange offer terminates or expires.

THE AGENT’S MESSAGE MUST BE TRANSMITTED TO EXCHANGE AGENT ON OR BEFORE 5:00 PM, NEW YORK CITY TIME, ON THE EXPIRATION DATE.

Withdrawal Rights

You may withdraw your tender of outstanding Notes at any time before 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective, you should contact your bank or broker where your Old Notes are held and have them send an ATOP notice of withdrawal so that it is received by the exchange agent before 5:00 p.m., New York City time, on the expiration date. Such notice of withdrawal must:

(1) specify the name of the person that tendered the Old Notes to be withdrawn;

(2) identify the Old Notes to be withdrawn, including the CUSIP number and principal amount at maturity of the Old Notes; specify the name and number of an account at the DTC to which your withdrawn Old Notes can be credited.

We will decide all questions as to the validity, form and eligibility of the notices and our determination will be final and binding on all parties. Any tendered Old Notes that you withdraw will not be considered to have been validly tendered. We will promptly return any outstanding Old Notes that have been tendered but not exchanged, or credit them to the DTC account. You may re-tender properly withdrawn Old Notes by following one of the procedures described above before the expiration date.

Conditions To The Exchange Offer

Notwithstanding any other provision herein, we are not required to accept for exchange, or to issue Exchange Notes in exchange for, any outstanding Old Notes. We may terminate or amend the exchange offer, before the expiration of the exchange offer:

(1) if any federal law, statute, rule or regulation has been adopted or enacted which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

(2) if any stop order is threatened or in effect with respect to the registration statement which this prospectus is a part of or the qualification of the indenture under the Trust Indenture Act of 1939; or

(3) if there is a change in the current interpretation by the staff of the SEC which permits holders who have made the required representations to us to resell, offer for resale, or otherwise transfer Exchange Notes issued in the exchange offer without registration of the Exchange Notes and delivery of a prospectus, as discussed above.

These conditions are for our sole benefit and we may assert them at any time before the expiration of the exchange offer. Our failure to exercise any of the foregoing rights will not be a waiver of our rights.

Exchange Agent

You should direct questions, requests for assistance, and requests for additional copies of this prospectus and the BLUE-colored “Letter of Transmittal” to the exchange agent at:

By Overnight Courier or Mail:	By Registered or Certified Mail:	By Hand:
Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 6th & Marquette Avenue Minneapolis, MN 55479 Attn: Reorg (if by mail, registered or certified recommended)	Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 P.O. Box 1517 Minneapolis, MN 55480 Attn: Reorg	Wells Fargo Bank, N.A. Corporate Trust Services Northstar East Bldg.—12th Floor 608 2nd Avenue South Minneapolis, MN 55402 Attn: Reorg

By Facsimile: (612) 667-6282 Attn: Bondholder Communications		To Confirm by Telephone: (800) 344-5128; or (612) 667-9764 Attn: Bondholder Communications

Delivery to an address other than set forth above will not constitute a valid delivery.

Fees And Expenses

We will not make any payment to brokers, dealers, or others soliciting acceptances of the exchange offer except for reimbursement of mailing expenses.

We will pay the estimated cash expenses connected with the exchange offer.

Accounting Treatment

The Exchange Notes will be recorded at the same carrying value as the existing Old Notes, as reflected in our accounting records on the date of exchange. Accordingly, we will recognize no gain or loss for accounting purposes. The expenses of the exchange offer will be expensed over the term of the Exchange Notes.

Transfer Taxes

If you tender outstanding Old Notes for exchange you will not be obligated to pay any transfer taxes. However, if you instruct us to register Exchange Notes in the name of, or request that your Old Notes not tendered or not accepted in the exchange offer be returned to, a person other than you, you will be responsible for paying any transfer tax owed.

YOU MAY SUFFER ADVERSE CONSEQUENCES IF YOU FAIL TO EXCHANGE OUTSTANDING OLD NOTES.

If you do not tender your outstanding Old Notes, you will not have any further registration rights, except for the rights described in the registration rights agreement and described above, and your Old Notes will continue to be subject to restrictions on transfer when we complete the exchange offer. Accordingly, if you do not tender your Old Notes in the exchange offer, your ability to sell your Old Notes could be adversely affected. Once we have completed the exchange offer, holders who have not tendered Notes will not continue to be entitled to any increase in interest rate that the indenture provides for if we do not complete the exchange offer.

Consequences Of Failure to Exchange

The Old Notes that are not exchanged for Exchange Notes pursuant to the exchange offer will remain restricted securities. Accordingly, the Old Notes may be resold only:

(1) to us upon redemption thereof or otherwise;

(2) so long as the outstanding securities are eligible for resale pursuant to Rule 144A, to a person inside the United States who is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act, which other exemption is based upon an opinion of counsel reasonably acceptable to us;

(3) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

(4) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

Resale of the Exchange Notes

With respect to resales of Exchange Notes, based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that a holder or other person who receives Exchange Notes (other than a person that is our affiliate within the meaning of Rule 405 under the Securities Act) in exchange for Old Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes, will be allowed to resell the Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Exchange Notes in the exchange offer for the purpose of distributing or participating in a distribution of the Exchange Notes, the holder cannot rely on the position of the staff of the SEC expressed in the no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where the Old Notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new securities received in exchange for securities where those securities were acquired by this broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date and ending on the close of business 180 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Shelf Registration

The registration rights agreement also requires that we file a shelf registration statement if:

(1) we cannot file a registration statement for the exchange offer because the exchange offer is not permitted by law or SEC policy;

(2) a law or SEC policy prohibits a holder from participating in the exchange offer;

(3) a holder cannot resell the Exchange Notes it acquires in the exchange offer without delivering a prospectus and this prospectus is not appropriate or available for resales by the holder; or

(4) a holder is a broker-dealer and holds Notes acquired directly from us or one of our affiliates.

We will also register the Exchange Notes under the securities laws of jurisdictions that holders may request before offering or selling Notes in a public offering. We do not intend to register Exchange Notes in any jurisdiction unless a holder requests that we do so.

Old Notes may be subject to restrictions on transfer until:

(1) a person other than a broker-dealer has exchanged the Old Notes in the exchange offer;

(2) a broker-dealer has exchanged the Old Notes in the exchange offer and sells them to a purchaser that receives a prospectus from the broker, dealer on or before the sale;

(3) the Old Notes are sold under an effective shelf registration statement that we have filed; or

(4) the Old Notes are sold to the public under Rule 144 of the Securities Act.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA

We maintain our records on the basis of a 52 or 53 week fiscal year ending on the Saturday closest to May 31. Results for fiscal 2005, fiscal 2004, fiscal 2003 and fiscal 2002 represent the operating results of BCFWC and its subsidiaries as reflected in the consolidated financial statements of Burlington Coat Factory Investments Holdings, Inc. (collectively referred to as the “Predecessor Company”). Results for 2006 are represented by (i) the results of Holdings (the “Successor Company”) for the period from April 13, 2006 through June 3, 2006, subsequent to the acquisition of our Company by Bain Capital and other investors and (ii) results of the Predecessor Company for the period from May 29, 2005 through April 12, 2006, prior to the acquisition of our Company by Bain Capital and other investors. The selected financial information below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes included elsewhere in this prospectus.

	Predecessor					Successor	Three Months Ended
	Fiscal Year Ended						Predecessor	Successor
	June 1, 2002	May 31, 2003	May 29, 2004	May 28, 2005	May 29, 2005 through April 12, 2006	April 13, 2006 through June 3, 2006	August 27, 2005	September 2, 2006
	(dollars in thousands)
Consolidated Statements of Operations:
Revenues:
Net Sales	$2,519,183	$2,655,072	$2,833,484	$3,171,242	$3,017,633	$421,180	$650,848	$656,846
Other Revenue	19,969	23,056	26,476	28,598	27,675	4,066	7,324	7,420

	2,539,152	2,678,128	2,859,960	3,199,840	3,045,308	425,246	658,172	664,266

Costs and Expenses:
Cost of Sales (Exclusive of Depreciation and Amortization)	1,574,991	1,660,170	1,765,478	1,987,159	1,916,798	266,465	425,335	426,914
Selling and Administrative Expenses	795,523	838,709	899,984	957,759	897,231	154,691	234,440	247,060
Depreciation	59,469	69,148	83,915	89,858	78,804	18,097	22,628	34,984
Amortization	31	31	75	98	494	9,758	24	10,933
Interest Expense	958	2,779	5,863	7,334	4,609	18,093	1,813	35,414
Other (Income) Loss, Net	(6,595)	(6,041)	(10,335)	(14,619)	(3,572)	(4,876)	(119)	(981)

	2,424,377	2,564,796	2,744,980	3,027,589	2,894,364	462,228	684,121	754,324

Income (Loss) from Continuing Operations Before Provision (Benefit) for Income Tax	114,775	113,332	114,980	172,251	150,944	(36,982)	(25,949)	(90,058)
Provision (Benefit) for Income Tax	43,435	42,820	42,641	66,204	56,605	(9,816)	(10,042)	(38,250)

Income (Loss) from Continuing Operations	71,340	70,512	72,339	106,047	94,339	(27,166)	(15,907)	(51,808)

Loss from Discontinued Operations (Net of Tax Benefit)(1)	(3,299)	(4,393)	(4,363)	(1,014)	—	—	—	—

Net Income (Loss)	$68,041	$66,119	$67,976	$105,033	$94,339	$(27,166)	$(15,907)	$(51,808)

	Predecessor						Successor	Three Months Ended
	Fiscal Year Ended							Predecessor	Successor
	June 1, 2002	May 31, 2003	May 29, 2004	May 28, 2005	May 29, 2005 through April 12, 2006		April 13, 2006 through June 3, 2006	August 27, 2005	September 2, 2006
	(dollars in thousands)
Balance Sheet Data:
Total Assets	$1,292,562	$1,337,049	$1,579,178	$1,673,268	$	*	$3,200,549	$1,680,537	$3,329,458
Working Capital(2)	230,258	195,211	330,007	407,240		*	233,165	391,046	354,438
Total Debt	23,073	35,505	134,585	133,537		*	1,518,479	133,426	1,668,179
Stockholders’ Equity	710,467	777,152	845,432	926,153		*	419,512	910,249	370,158
Net Cash Provided By (Used In):
Operating Activities(3)	$235,136	$76,163	$23,336	$142,024		$430,979	$(52,893)	$33,654	$(91,005)
Investing Activities(3)	(183,477)	(166,448)	(118,330)	(98,493)		(63,920)	(2,057,669)	(24,860)	(17,413)
Financing Activities(3)	1,655	(388)	98,784	(25,384)		(102,063)	1,855,989	(111)	147,077
Capital Expenditures(4)	189,564	165,850	125,775	97,340		69,558	6,275	25,488	21,223
Other Financial Data:
Rent Expense	$100,596	$109,500	$115,900	$125,300		$113,317	$19,327	$30,811	$35,127
Cash Rent Expense(5)	101,488	108,029	114,294	123,149		113,214	17,996	31,738	32,625
Number of Stores (at end of period)	319	335	349	362		367	365	362	367
Comparative Store Sales Growth (Decline)(6)	(0.3)%	(1.8)%	(0.3)%	6.3%		*	*	8.9%	(0.7)%
Cash Interest Expense(7)	$969	$2,792	$5,160	$9,363		$5,538	$6,223	$564	$23,114
Ratio of Earnings to Fixed Charges(8)	4.2x	3.9x	3.6x	4.6x		4.6x	* *	* *	* *

*	Information not available for interim periods.
**	Due to losses for the period, the coverage ratio was less than 1:1. BCFWC would have to generate additional pretax earnings of $37.0 million, $25.9 million and $90.1 million to achieve a ratio of 1:1 for the periods April 13, 2006 through June 3, 2006, three months ended August 27, 2005 and the three months ended September 2, 2006, respectively.
(1)	Discontinued operations include the after-tax operations of our stores closed during the fiscal years listed.
(2)	We define working capital as current assets (excluding assets from discontinued operations) minus current liabilities (including the current portion of long-term debt and accrued interest thereon).
(3)	Excludes cash provided by or used in discontinued operations.
(4)	Includes cash paid for property and equipment and lease acquisition costs.
(5)	Consists of cash paid for rent expense, including minimum rent payments and contingent rental payments.
(6)	Since fiscal 2004, we have defined comparative store sales to include sales (net of sales discounts) of those stores that have operated at least 425 days for the entire comparative period. Existing stores whose square footage has been changed by more than 20% and relocated stores are classified as new stores for comparative store sales purposes. Prior to fiscal 2004: (i) comparative store sales included sales of those stores that have operated at least 365 days for the entire comparative period; (ii) comparative store sales did not include sales discounts; (iii) comparative store sales included sales of all expanded stores; and (iv) relocated stores were treated as new stores for comparative store sales purposes.
(7)	Includes cash paid for interest expense and excludes the non-cash interest related to Holdings Senior Discount Notes.
(8)	For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before provision for income taxes plus fixed charges. Fixed charges include: interest expense; amortization of capitalized finance costs; and a one-third portion of operating lease expenses (primarily rent) that our management believes is representative of the interest component of operating leases.

The unaudited pro forma consolidated statement of operations for the twelve months ended June 3, 2006 gives effect to the Transactions, as if the Transactions had occurred as of May 29, 2005. The summary pro forma financial data for the twelve months ended June 3, 2006 were derived by adding our financial data for the period from May 29, 2005 to April 12, 2006 to our financial data for the period from April 13, 2006 to June 3, 2006 and by applying pro forma adjustments to those numbers. The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable. The summary unaudited pro forma consolidated financial data are for informational purposes only and do not purport to represent what our results of operations or financial position actually would be if the Transactions had occurred at any date, nor do such data purport to project the results of operations for any future period. Unless otherwise stated, the pro forma amounts presented below represent those of Holdings and its subsidiaries.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED JUNE 3, 2006

	Twelve Months Ended June 3, 2006
	Holdings Actual	Holdings Adjustments for the Transactions			Holdings Pro Forma
	(dollars in thousands)
Revenues:
Net Sales	$3,438,813	$			$3,438,813
Other Revenue	31,741		(208	)(1)	31,533

	3,470,554		(208)		3,470,346

Costs and Expenses:
Cost of Sales (Exclusive of Depreciation and Amortization)	2,183,263				2,183,263
Selling and Administrative Expenses	1,051,922		26,271	(2,3,4)	1,078,193
Depreciation	96,901		39,312	(5)	136,213
Amortization	10,252		38,015	(6)	48,267
Interest Expense	22,702		113,168	(7)	135,870
Other (Income) Loss, Net	(8,448)		7,053	(8)	(1,395)

	3,356,592		223,819		3,580,411

Income (Loss) from Operations Before Provisions for Income Tax	113,962		(224,027)		(110,065)
Provision (Benefit) for Income Tax	46,789		(88,074	)(9)	(41,285)

Net Income (Loss)	$67,173		$(135,953)		$(68,780)

(1)	Reflects the impact of purchase accounting on straight-line rent income. The net accumulation of excess rent income is derived from straight-line rent income less actual rent received. As a result of the Merger and resulting purchase accounting treatment, the net accumulation of excess rent income, as of April 12, 2006 of approximately $1.018 million was revalued to zero and the Company began calculating rent income on a straight-line basis over the remaining lease terms. The pro forma adjustment assumes that the Merger occurred as of the start of Fiscal 2006, thereby reducing rent income by $0.208 million.
(2)	Reflects the impact of purchase accounting on rent expense and leasehold amortization. The Company calculates rent expense on a straight-line basis over the lesser of the lease term or the economic life of the investment in the leased premises. As a result of the Merger and resulting purchase accounting treatment, the accumulated rent expense liabilities as of April 12, 2006 of approximately $44.685 million were revalued to zero and the Company began calculating rent expense on a straight-line basis over the remaining lease terms. In addition, as a result of the Merger and resulting purchase accounting treatment, the Company revalued to zero approximately $46.690 million of recorded leasehold purchases that would have otherwise been amortized over the life of the related leases. The pro forma adjustment assumes that the Merger occurred as of the start of Fiscal 2006, thereby increasing rent expense by $12.4 million and decreasing leasehold amortization by $3.1 million.

(3)	Reflects the prorata amount of the new annual advisory fee ($3.5 million) to be paid to Bain Capital in accordance with the new management agreement entered into at the Merger closing. See Certain Relationships and Related Transactions.
(4)	Reflects the inclusion of payroll expenses related to retention bonuses. See Executive Compensation—Employment Agreements.
(5)	Reflects the adjustment of historical depreciation expense for the $416.1 million step-up in basis of fixed assets.
(6)	Reflects the amortization of $71.4 million of deferred financing fees related to the debt financing of the Merger and the amortization of $637.1 million of net favorable leases.
(7)	Reflects the adjustment to interest expense for the new financing arrangements.
(8)	Reflects the impact of the Merger on interest income earned on the Company’s available cash for investing.
(9)	Reflects the income tax effect of the pro forma adjustment at an estimated statutory tax rate of approximately 37.5%.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

For purposes of the following “Management’s Discussion and Analysis of Financial Condition and Results of Operations” unless indicated otherwise or the context requires, “we,” “us,” “our,” and “Company” refers to the operations of Burlington Coat Factory Warehouse Corporation and its consolidated subsidiaries, and the financial statements of Burlington Coat Factory Investments Holdings, Inc. and its subsidiaries. We maintain our records on the basis of a 52 or 53 week fiscal year ending on the Saturday closest to May 31. Results for fiscal 2005 and fiscal 2004 represent the results of BCFWC and its subsidiaries (collectively referred to as the “Predecessor Company”). Results for 2006 are represented by (i) the results of Holdings (the “Successor Company”) for the period from April 13, 2006 through June 3, 2006 and for the three months ended September 2, 2006, subsequent to the acquisition of BCFWC by Bain Capital and other investors and (ii) results of the Predecessor Company for the period from May 29, 2005 through April 12, 2006, prior to the acquisition of BCFWC by Bain Capital and other investors. The following discussion and analysis should be read in conjunction with the “Selected Historical Consolidated Financial and Other Data” and our financial statements, including the notes thereto, appearing elsewhere herein.

General

Based on retail industry reports, we are a nationally recognized retailer of high-quality, branded apparel at every day low prices. We opened our first store in Burlington, New Jersey in 1972, selling primarily coats and outerwear. Since then, we have expanded our store base to 367 stores (exclusive of one store closed due to hurricane damage) in 42 states, and diversified our product categories by offering an extensive selection of in-season, fashion-focused merchandise, including: ladies sportswear, menswear, coats, family footwear, baby furniture and accessories, as well as home décor and gifts. We employ a hybrid business model which enables us to offer the low prices of off-price retailers and the branded merchandise, product breadth and product diversity of department stores. We acquire desirable, first-quality, current-brand, labeled merchandise directly from nationally-recognized manufacturers such as Liz Claiborne, Ralph Lauren, Jones New York, Calvin Klein, Nine West, and Nautica.

As of September 2, 2006, we operated 367 stores (exclusive of one store closed due to hurricane damage) under the names “Burlington Coat Factory Warehouse” (342 stores), “MJM Designer Shoes” (17 stores), “Cohoes Fashions” (7 stores), and “Super Baby Depot” (1 store) in 42 states. For the latest fiscal year ended June 3, 2006, we generated revenues of approximately $3.4 billion, which covers May 28, 2005 to April 12, 2006, and April 13, 2006 to June 3, 2006 on a combined basis.

Overview of Operations

Fiscal 2006 Operating Results

Fiscal 2006 was a year of growth for our Company. Some of the key highlights include:

•	Comparative store sales increased 4.3%.

•	Net Sales increased approximately $300 million to over $3.4 billion compared with over $3.1 billion in the prior fiscal year (this figure includes $51.0 million in net sales from the non-comparative 53rd week).

•	We opened nine new Burlington Coat Factory stores and relocated seven existing stores. We also opened three MJM Designer Shoe stores.

Plans for continued growth and expansion in Fiscal 2007

We hope to continue the revenue growth achieved in fiscal 2006 in the fiscal year ending June 2, 2007 (“fiscal 2007”). Our revenues are generated through sales from existing stores and through sales from newly opened stores. In order to increase sales productivity in existing stores and attract new customers, we strive to update our merchandise assortments and selections. We plan to launch in Spring 2007 an exclusive private label men’s collection, featuring the Fumagalli ® and Allyn Saint George ® labels. In addition, we recently implemented a new 30-day cash back return policy which we hope will increase sales and improve customer satisfaction among existing customers and encourage non-customers to shop our stores.

In addition to these sales initiatives, management continues to focus on the following areas:

•	New Store Openings;

•	Tiered Assortment; and

•	Central Distribution of Inventory.

New Store Openings. Our future growth plans are to increase our presence in regions that we currently serve and to expand into new markets. New store growth plays a significant part in our strategy to increase sales and profitability. Management believes that it could double the number of our stores within the United States without reaching saturation. We plan to open 19 new stores and convert three existing Cohoes stores to Burlington Coat Factory stores in fiscal 2007, and we hope to open between 20 to 30 new stores annually in subsequent fiscal years.

We believe our capital structure is well-positioned to support our plans for new store openings. The primary sources of funding for future growth will be both internally generated funds and our borrowing availability under our ABL Credit Facility. In addition, our strategy includes, where possible and appropriate, obtaining landlord contributions for fixtures and leasehold improvements. This latter source of funding, where utilized, necessitates a change in our leasing strategy consisting of term commitments which are longer (generally 10 years) than our typical lease terms in the past (firm commitments of three to five years). At the present time, however, a majority of our stores remain under lease agreements with initial terms of five years with multiple options to renew for five years each.

Our plan to increase the number of our stores will depend in part on the continued availability of suitable existing retail locations or built-to-suit store sites on acceptable terms. Increases in costs related to real estate, including, without limitation, acquisition, construction and development costs, could limit our growth opportunities. In accordance with new store opening plans, during the first quarter of fiscal 2007, we opened five new Burlington Coat Factory Stores, reopened two stores previously closed due to Hurricanes Katrina and Wilma, and, in the future, we plan to reopen the last store closed due to hurricane damage by March 2007 and to open an additional 14 stores in the remaining months of fiscal 2007.

Tiered Assortment. We are currently in the process of improving our existing analytical processes for merchandise planning, buying and allocation through the addition of new processes and system enhancements, which we hope will assist us in addressing local customer preferences. The objective of these system and process initiatives is to improve our merchandise assortment at a local level with the expectation of improving sales productivity and profit margins. Our sales and operating results depend in part on our ability to predict and respond to changes in fashion trends and consumer preferences in a timely manner. While these new system enhancements and processes will assist our buyers, planners and allocators in their analysis and planning, if our merchandise selection differs significantly from customer preferences, we may have excess inventory of some merchandise and missed sales opportunities for other merchandise. Excessive inventories may result in lower profit margins due to greater than anticipated markdowns necessary to reduce inventory levels.

Central Distribution of Inventory. With the recent opening of our fourth distribution center in April 2006 in San Bernardino, California, we expect to continue to leverage our distribution capabilities in order to assist in controlling costs associated with our planned new store openings. Prior to opening this distribution center, about half of our merchandise units purchased were sent directly to our stores via the drop-shipment method. Our new distribution facility has provided us with greater capacity to centrally receive, process and distribute units purchased from our vendors. We expect that the shift to central distribution will lower our freight costs and improve our efficiency in moving merchandise to the selling floors. Given our current and projected distribution utilization rates and planned store openings, we believe we could double the number of our stores with our existing distribution facilities. In addition to reduced freight cost and reduction of labor costs, we expect that our enhanced central distribution capabilities will further our control over inventory.

Uncertainties and Challenges

As management looks to increase profitability through achieving positive comparative store sales and leveraging productivity initiatives focused on freight, warehousing and labor, there are uncertainties and challenges that we face as a retailer of apparel and accessories for men, women and children and home furnishings that will have or are reasonably likely to have a material impact on our revenues or income.

Competition and Price Deflation. We believe that in order to remain competitive with off-price retailers and discount stores, we must continue to offer brand-name merchandise at a discount from initial mark-ups of traditional department stores as well as an assortment of merchandise that is appealing to our customers. In order to continue to execute this concept, we are strengthening our buying organization and are looking to develop systems to allocate product based on regional preferences.

The U.S. retail apparel market and home furnishing market are highly fragmented and competitive. We compete for business with department stores, off-price retailers, specialty stores, discount stores, wholesale clubs, and outlet stores. We anticipate that competition will increase in the future and continue to look for ways to differentiate our stores from those of our competitors.

In the recent past, we have seen price deflation affect the retail industry with the increase of imports from China and other parts of the world capable of production at lower costs. To date, we have been able to compensate for price deflation by increasing unit sales to maintain the level of sales in terms of dollars. While there has been price deflation in the costs of inventory, gross margin on sales is kept in check by the high level of competition. These conditions can be expected to continue for so long as excess production of inventory by lesser developed countries continues. In addition, net profit can be affected by the rising costs of freight, payroll and employee benefits. Our liquidity, however, is not expected to be affected in any material respect so long as we continue to increase sales. Moreover, we expect the availability under our credit facilities to be sufficient for our cash needs.

Changes to import and export laws could have a direct impact on our operating expenses and an indirect impact on consumer prices and we cannot predict any future changes in such laws.

Seasonality of Sales and Weather Conditions. Our sales, like most other retailers, are subject to seasonal influences, with the majority of our sales and net income derived during the months of September, October, November, December and January, which includes the back-to-school and holiday seasons.

Additionally, our sales continue to be affected by weather. Generally, our sales are higher if the weather is cold during the Fall and warm during the early Spring. Sales of cold weather clothing are increased by early cold weather during the Fall, while sales of warm weather clothing are improved by early warm weather conditions in the Spring. Although we have diversified our product offerings over the past ten years, we believe traffic to our stores is still driven in part by weather patterns.

The Transaction

On January 18, 2006, we entered into the Merger Agreement among our Company, Parent and Merger Sub to sell our entire company to entities directly owned by Bain Capital (collectively, the “Equity Sponsors”).

On April 13, 2006, the transaction was consummated by the Equity Sponsors through a $2.1 billion merger of Merger Sub into our Company with our Company being the surviving corporation in the Merger. Under the

Merger Agreement, former holders of our common stock, par value $1.00 per share, received $45.50 per share, or approximately $2.1 billion. Approximately $13.8 million of the $2.1 billion was used, among other things, to settle our equity options. The Merger consideration was funded through the use of our available cash, cash equity contributions from the Equity Sponsors and management and the debt financings as described more fully below.

Following the consummation of the Merger, the Parent entered into a Contribution Agreement with Holdings to effectuate an exchange of shares under Section 351(a) of the Internal Revenue Code of 1986, as amended. The Parent delivered to Holdings all of our outstanding shares, and Holdings simultaneously issued and delivered all of its authorized and outstanding shares of common stock to the Parent.

In connection with the Merger we entered into other definitive agreements as further described in Note 2 to the Consolidated Financial Statements entitled “Basis of Presentation.”

Burlington Coat Factory Warehouse Corporation Corporate Structure

The chart below summarizes our corporate structure prior to the Merger and related transactions.

The chart below summarizes our corporate structure following the consummation of the Merger and related transactions.

Items Affecting Comparability

Predecessor/Successor bases of accounting

Although our Company continued as the same legal entity after the Merger, the accompanying consolidated balance sheets, statements of operations, and cash flows are presented for two periods: Predecessor and Successor, which relate to the period preceding the Merger and the period succeeding the Merger, respectively. We refer to the operations of Company and subsidiaries for both the Predecessor and Successor periods. We have prepared our discussion of the results of operations for the fiscal year ended June 3, 2006 by making pro forma adjustments, assuming the Transactions were consummated on May 29, 2005, to the Successor and Predecessor periods for the twelve month period (fifty-three week period) ended June 3, 2006 (“fiscal 2006”) to the twelve month period (fifty-two week period) ended May 28, 2005 (“fiscal 2005”). Although this presentation does not comply with generally accepted accounting principles (GAAP), we believe it provides the most meaningful comparison of our results. The combined operating results have not been prepared as pro forma results under applicable regulations, may not reflect the actual results we would have achieved absent the Merger and may not be predictive of future results of operations.

As a result of the Merger, our assets and liabilities have been preliminarily adjusted to their fair value as of the closing date, April 13, 2006. The allocation of fair value is subject to change and the change could be material. Depreciation and amortization expenses are higher in the successor accounting period due to these fair value assessments resulting in increases to the carrying value of our property, plant and equipment and intangible assets.

Interest expense has increased substantially in the successor accounting period in connection with our financing arrangements, which includes a $800 million senior secured ABL Credit Facility, a $900 million secured Term Loan, $305 million senior notes and $99.3 million Holdings Senior Discount Notes, each of which are further described in the liquidity section that follows.

Current Conditions

New Cash Back Return Policy. In August 2006, we implemented a new 30-day cash back return policy which we believe over the long term will increase sales and improve customer satisfaction. Based on studies conducted by consultants engaged by us, management believes this new cash back policy should improve sales among our existing customers who would prefer cash back for their timely returns instead of store credit. In addition, we may be able to convert non-customers to customers by offering cash back returns.

Exclusive Private Men’s Label. In August 2006, we entered into an agreement with Allyn Saint George International, Inc. to become the exclusive retail distributor of Fumagalli® and Allyn Saint George® labels. The agreement contemplates a spring 2007 launch for men’s tailored clothing, shirts and ties. Under the agreement, we have the option to expand our exclusive distribution to other product categories. We believe that the private label market presents a growth area for us. If this initiative proves successful, of which there can be no assurance, we will seek to further grow and expand this market.

Store Openings, Closings, and Relocations. During the first quarter of fiscal 2007 we opened five Burlington Coat Factory Stores. Two stores previously closed due to Hurricane Katrina were reopened during the first fiscal quarter of 2007. During the three months ended September 2, 2006, three Burlington Coat Factory stores, one MJM designer shoe store and one Super Baby Depot store were closed. Two stores were remodeled during the three months ended September 2, 2006. As of September 2, 2006, we operate 367 stores under the names “Burlington Coat Factory Warehouse” (“BCF”) (342 stores), “Cohoes Fashions” (7 stores), “MJM Designer Shoes” (17 stores), and “Super Baby Depot” (1 store). We plan to open 19 Burlington Coat Factory stores during fiscal 2007. Two remodels of existing Burlington Coat Factory stores and the reopening of the remaining store damaged by Hurricane Katrina are planned for the remainder of fiscal 2007. We plan to convert three Cohoes stores to BCF stores during fiscal 2007 and we are reviewing operational alternatives for the remaining four Cohoes stores.

Key Performance Measures

Management considers numerous factors in assessing our Company’s performance. Key performance measures used by management include comparative store sales, inventory turnover, inventory levels, gross margin, net operating margin and liquidity.

Comparative Store Sales. Comparative store sales measure performance of a store during the current reporting period against the performance of the same store in the corresponding period of the previous year. We experienced a decrease in comparative store sales of 0.7% in the first quarter of fiscal 2007 compared with the first quarter of fiscal 2006 which we believe resulted from a lack of fashion trends in ladies sportswear.

Inventory Turnover. Inventory turnover is a measure that indicates how efficiently inventory is bought and sold. It measures the length of time we own our inventory. This is significant because usually the longer the inventory is owned, the more likely markdowns would be used to sell the inventory. Inventory turnover is calculated by dividing the retail sales before sales discounts by the average retail stock for the period being measured. The inventory turnover rate in each of the first fiscal quarters of fiscal 2007 and fiscal 2006 was 2.0. Inventory turnover for the first fiscal quarter is typically below our turnover rate for the fiscal year. This is due to higher inventory levels during the first fiscal quarter as we build inventory for the fall selling season.

Inventory levels are monitored by management to assure that the stores are properly stocked to service customer needs while at the same time assuring that stores are not over-stocked which would necessitate increased markdowns to move slow-selling merchandise. To assist with inventory management, in fiscal 2006, we began implementing a third party markdown optimization software system throughout our stores. Management believes that the system will improve our ability to monitor the performance of merchandise on a regional basis in order to clear underperforming merchandise earlier in the season, purchase newer or more in-demand items more quickly and manage pricing decisions. The initial implementation of the system was limited to certain ladies’ and girls’ sportswear items for the 2005 fall season. During the next phase of implementation, which is scheduled to occur during fiscal 2007, we will be managing additional fashion merchandise. At September 2, 2006, inventory was $794.4 million versus $772.0 million at August 27, 2005. This increase in inventory is due primarily to the increase in the number of stores operating in the first quarter of fiscal 2007 compared with the first quarter of fiscal 2006.

Gross Margin. Gross margin is a measure used by management to indicate whether we are selling merchandise at an appropriate gross profit. Gross margin is the difference between net sales and the cost of sales. For the three month period ended September 2, 2006, we experienced an increase in gross margin to 35.0% from 34.6% for the three month period ended August 27, 2005. This increase is due primarily to increases in initial margins in the current year’s three month period compared with the similar period of last year.

Net Operating Margin. Net operating margin provides management with an indication of the operating profitability of our Company. Net operating margin is the difference between revenues (net sales and other revenue) and the combination of the cost of sales and operating expenses (Selling and Administrative Expenses, Depreciation and Amortization). Historically, our first fiscal quarter is a loss quarter. The negative margins for the three month period ended September 2, 2006 and the three month period ended August 27, 2005 were $55.6 million and $24.3 million, respectively. This increase is due primarily to increases in depreciation and amortization due to purchase accounting.

Liquidity. Liquidity measures our ability to generate cash. Management measures liquidity through cash flow and working capital. Cash flow is the measure of cash generated from operating, financing, and investing activities. We experienced an increase in cash flow of $30.0 million during the three months ended September 2, 2006 compared with the three months ended August 27, 2005. The increase was the result of net proceeds of borrowings under our ABL Credit Facility used in part to fund increases in inventory. In addition, our acquisition costs for property and equipment decreased $4.3 million during the comparative three month periods. Changes in working capital also impact our cash flows. Working capital is current assets, including cash, minus current liabilities. Working capital at September 2, 2006 was $354.4 million compared with $391.0 million at August 27, 2005. This decrease in working capital is due primarily to a decrease in our cash position, resulting from the use of available cash to fund part of the Merger.

Critical Accounting Policies and Estimates

Our condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect (i) the reported amounts of assets and liabilities; (ii) the disclosure of contingent assets and liabilities at the date of the consolidated financial statements; and (iii) the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue returns, bad debts, inventories, income taxes, financing operations, asset impairment, retirement benefits, risk participation agreements, vendor promotional allowances, reserves for closed store and contingencies and litigation. Historical experience and various other factors, that are believed to be reasonable under the circumstances, form the basis for making estimates and judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We believe that the following represent the more critical estimates and assumptions used in the preparation of the condensed consolidated financial statements:

Inventory. Our inventory is valued at the lower of cost or market using the retail first-in, first-out (“FIFO”) inventory method. Under the retail inventory method, the valuation of inventory at cost and resulting gross margin are calculated by applying a calculated cost to retail ratio to the retail value of inventory. The retail inventory method is an averaging method that has been widely used in the retail industry due to its practicality. Additionally, the use of the retail inventory method will result in valuing inventory at the lower of cost or market if markdowns are currently taken as a reduction of the retail value of inventory. Inherent in the retail inventory method calculation are certain significant management judgments and estimates including, merchandise markon, markups, markdowns and shrinkage which significantly impact the ending inventory valuation at cost as well as the resulting gross margin. Management believes that our retail inventory method and application of FIFO provides an inventory valuation which approximates cost using a first-in, first-out assumption and results in carrying value at the lower of cost or market. Estimates are used to charge inventory shrinkage for the first three fiscal quarters of the fiscal year. An actual physical inventory is conducted at the end of the fiscal year to calculate actual shrinkage. We also estimate the required markdown allowances. If actual market conditions are less favorable than those projected by management, additional markdowns may be required. While we make estimates on the basis of the best information available to us at the time estimates are made, over accruals or under accruals may be uncovered as a result of the physical inventory requiring fourth quarter adjustments.

Insurance. We have risk participation agreements with insurance carriers with respect to workers’ compensation, liability insurance and health insurance. Pursuant to these arrangements, we are responsible for paying individual claims up to designated dollar limits. The amounts included in our costs related to these claims are estimated and can vary based on changes in assumptions or claims experience included in the associated insurance programs. An increase in worker’s compensation claims by employees, health insurance claims by employees or liability claims will result in a corresponding increase in our costs related to these claims. Insurance reserves amounted to $32.4 million and $30.8 million at September 2, 2006 and June 3, 2006, respectively.

Reserves for Revenue Returns. We record reserves for future revenue returns. The reserves are based on current revenue volume and historical claim experience. If claims experience differs from historical levels, revisions in our estimates may be required. Sales reserves amounted to $1.9 million at September 2, 2006 and June 3, 2006.

Long-Lived Assets. We test for recoverability of long-lived assets whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. This includes performing an analysis of anticipated undiscounted future net cash flows of long-lived assets. If the carrying value of the related assets exceeds the undiscounted cash flow, we reduce the carrying value to its fair value, which is generally calculated using discounted cash flows. Various factors including future sales growth and profit margins are included in this analysis. To the extent these future projections change, the conclusion regarding impairment may differ from the estimates. Future adverse changes in market conditions or poor operating results of underlying assets could result in losses or an inability to recover the carrying value of the assets that may not be reflected in an asset’s current carrying value, thereby possibly requiring an impairment charge in the future.

Allowance for Doubtful Accounts. We maintain allowances for bad checks, miscellaneous receivables and losses on credit card accounts. This reserve is calculated based upon historical collection activities adjusted for current conditions.

Results of Operations

The following table sets forth certain items in the Condensed Consolidated Statements of Operations as a percentage of net sales for the three month periods ended September 2, 2006 and August 27, 2005.

	Percentage of Net Sales
	Three Months Ended (unaudited)
	Successor September 2, 2006	Predecessor August 27, 2005
Net Sales	100.0%	100.0%
Cost of Sales	65.0	65.4
Selling & Administrative Expenses	37.6	36.0
Depreciation	5.3	3.5
Amortization	1.7	—
Interest Expense	5.4	0.3
Other Income, Net	(0.1)	—
Other Revenue	1.1	1.1
Loss before Income Taxes	(13.7)	(4.0)
Income Tax Benefit	(5.8)	(1.5)
Net Loss	(7.9)%	(2.4)%

Three Months Ended September 2, 2006 compared with Three Months Ended August 27, 2005

Sales

Consolidated net sales increased $6.0 million (0.9%) for the three month period ended September 2, 2006 compared with the similar period of last year. Comparative stores sales decreased 0.7% for the first quarter of fiscal 2007. Comparative store sales were negatively impacted by high gas prices, weakness in our home furnishings department and a lack of fashion trends which resulted in reduced consumer demand for ladies sportswear.

We define our comparative store sales as sales of those stores (net of sales discounts) that are beginning their four hundred and twenty-fifth day of operation (approximately 1 year and 2 months). Existing stores whose square footage has been changed by more than 20% and relocated stores are classified as new stores for comparative store sales purposes. This method is used in this section in comparing the results of operations for the three month period ended September 2, 2006 with the results of operations for the three month period ended August 27, 2005.

Five new Burlington Coat Factory department stores opened during the first quarter of fiscal 2007 contributed $1.1 million to net sales for the first quarter of fiscal 2007. Stores opened during fiscal 2006 contributed $15.1 million to this year’s net sales in their non-comparative periods. Stores closed subsequent to August 27, 2005 contributed $8.0 million to last fiscal year’s first quarter sales.

The Cohoes Fashions stores contributed $8.6 million to consolidated sales for the three month period ended September 2, 2006 compared with $9.7 million for the three month period ended August 27, 2005. This decrease is due to comparative store sales decrease of 12.2% during the first quarter of fiscal 2007 compared with the first quarter of fiscal 2006. We believe that this decrease in Cohoes Fashions comparative store sales also resulted from high gas prices and a lack of fashion trends in ladies sportswear.

The MJM Designer Shoes stores contributed $12.1 million to sales for the three month period ended September 2, 2006 compared with $10.5 million for the similar period of last year. This increase is due to comparative store sales increases of 3.3% during the first quarter of fiscal 2007 compared with the first quarter of fiscal 2006. Stores opened during fiscal 2006 contributed $1.6 million to this year’s net sales in their non-comparative periods.

Other Revenue

Other Revenue (consisting of rental income from leased departments, sublease rental income, layaway and alteration service charges and miscellaneous revenue items) increased to $7.4 million for the three month period ended September 2, 2006 compared with $7.3 million for the similar period of last year. This increase is primarily related to increases in rental income offset in part by decreases in alteration and other service charges.

Cost of Sales

Cost of sales increased $1.6 million (0.4%) for the three month period ended September 2, 2006 compared with the three month period ended August 27, 2005. The dollar increase in cost of sales was due primarily to the increase in net sales during the three month period ended September 2, 2006 compared with the three month period ended August 27, 2005. Cost of sales as a percentage of net sales decreased to 65.0% in the first quarter of fiscal 2007 from 65.4% in the first quarter of fiscal 2006. The decrease in cost of sales, as a percentage of net sales, for the fiscal 2007 period compared with the fiscal 2006 period was primarily the result of increases in initial margins and we believe that these greater initial margins will continue through the fall selling season. Our cost of sales and gross margin may not be comparable to those of other entities, since some entities include all of the costs related to their buying and distribution functions in cost of sales. We include these costs in the Selling and Administrative Expenses and Depreciation line items in the Condensed Consolidated Statements of Operations. We include in our Cost of Sales line item all costs of merchandise (net of purchase discounts and certain vendor allowances), inbound freight, warehouse outbound freight and freight related to internally transferred merchandise and certain merchandise acquisition costs, primarily commissions and import fees.

Selling and Administrative Expenses

Selling and Administrative Expenses increased $12.6 million (5.4%) from the fiscal 2006 three month period to the fiscal 2007 three month period. The increase in selling and administrative expenses was due primarily to the increased number of stores in operation during the first quarter of fiscal 2007 as compared with the first quarter of fiscal 2006 and to $9.8 million in additional expenses related to the Merger. As a percentage of Net Sales, Selling and Administrative Expenses were 37.6% for the three month period ended September 2, 2006 compared with 36.0% for the three month period ended August 27, 2005.

Depreciation

Depreciation expense amounted to $35.0 million in the three month period ended September 2, 2006 compared with $22.6 million in the three month period ended August 27, 2005. This increase of $12.4 million is attributable primarily to the step up in basis of our fixed assets related to the Merger of approximately $416 million and to capital additions made subsequent to fiscal 2006’s first fiscal quarter.

Interest Expense

Interest expense was $35.4 million and $1.8 million for the three month periods ended September 2, 2006 and August 27, 2005, respectively. The increase in interest expense was due to the interest related to the debt incurred as a result of the Merger.

Other (Income), Net

Other (Income), Net (consisting of investment income, gains and losses on disposition of assets and other miscellaneous items) increased $0.9 million to $1.0 million for the three month period ended September 2, 2006 compared with the similar fiscal period of last year. The increase is due primarily to losses of $1.5 million, resulting from the write off of the book values of fixed assets of stores closed during the quarter ended August 27, 2005. Interest income amounted to $0.9 million and $1.4 million for the three months ended September 2, 2006 and August 27, 2005, respectively.

Income Tax

Income tax benefit was $38.3 million for the three month period ended September 2, 2006 and $10.0 million for the similar fiscal period of last year. The effective tax rate for the first quarter of fiscal 2007 was 42.5% compared with 38.7% in the similar fiscal quarter of 2006. The effective tax rate for the months ended September 2, 2006 and August 27, 2005 are based primarily on our forecasted annualized effective tax rates. The increase in the effective rate is primarily related to the impact of expected decreases in work opportunity jobs credits during fiscal 2007.

Net Loss

Net loss amounted to $51.8 million for the three month period ended September 2, 2006 compared with $15.9 million for the comparative period of last year. The increase in the Net Loss of $35.9 million is due primarily to additional expenses related to the Merger. Our first quarter is typically a loss quarter since the majority of our sales occur between September and January of each year.

Pro Forma Fiscal Year Ended June 3, 2006 Compared with the Fiscal Year Ended May 28, 2005

Generally accepted accounting principles do not permit combining the result of the predecessor and successor companies in our consolidated financial statements. However, in order to provide investors with useful information and to facilitate an understanding of fiscal 2006 results in the context of fiscal 2005 financial information, the following table presents historical financial information for the predecessor company for the period from May 29, 2005 to April 12, 2006 and for the successor company for the period from April 13, 2006 to June 3, 2006 and financial information on a pro forma basis as if the Transaction had occurred on May 29, 2005.

	Predecessor			Successor
	Fiscal Year Ended		May 29, 2005 through April 12, 2006	April 13, 2006 through June 3, 2006	Pro Forma Twelve Months Ended June 3, 2006
	May 29, 2004	May 28, 2005
		(dollars in thousands)

Consolidated Statements of Operations:

Revenues:
Net Sales	$2,833,484	$3,171,242	$3,017,633	$421,180	$3,438,813
Other Revenue	26,476	28,598	27,675	4,066	31,533

	2,859,960	3,199,840	3,045,308	425,246	3,470,346

Costs and Expenses:
Cost of Sales (Exclusive of Depreciation and Amortization)	1,765,478	1,987,159	1,916,798	266,465	2,183,263
Selling and Administrative Expenses	899,984	957,759	897,231	154,691	1,078,193
Depreciation	83,915	89,858	78,804	18,097	136,213
Amortization	75	98	494	9,758	48,267
Interest Expense	5,863	7,334	4,609	18,093	135,870
Other (Income) Loss, Net	(10,335)	(14,619)	(3,572)	(4,876)	(1,395)

	2,744,980	3,027,589	2,894,364	462,228	3,580,411

Income (Loss) from Continuing Operations Before Provision (Benefit) for Income Tax	114,980	172,251	150,944	(36,982)	(110,065)
Provision (Benefit) for Income Tax	42,641	66,204	56,605	(9,816)	(41,285)

Income (Loss) from Continuing Operations	$72,339	$106,047	$94,339	$(27,166)	$(68,780)

The pro forma information for the year ended June 3, 2006 includes an adjustment to selling and administration expenses of $26.3 million to reflect higher rent expense from the impact of purchase accounting, advisory fees paid for a full year and other payroll related expenses due to the Merger, an adjustment to depreciation expense of $39.3 million resulting from fair value adjustments to property, plant and equipment resulting from the Merger, an adjustment of $38.0 million for additional amortization related to Net Favorable Leases and deferred debt charges that resulted from the Merger, an adjustment to interest expense of $113.2 million to reflect the higher level of borrowing under our new credit facility and new debt put in place to finance the Merger, an adjustment of $7.1 million to decrease Other (Income) Loss, Net to reflect the reduction in interest income from the Merger, an adjustment to income taxes of $91.9 million to reflect the tax effects of the Merger’s pro forma adjustments based on the Company’s effective tax rate resulting in an adjustment (Loss) from Continuing Operation and Net Loss of ($132.2) million. These pro forma adjustments do not purport to represent what our results of operations would actually have been had the Merger occurred on May 29, 2005 or to project our results of operations for any future period.

The following table sets forth the various components of our consolidated statements of operations, expressed as a percentage of net sales, for the periods indicated that are used in connection with the discussion herein.

	Successor		Predecessor
	Fiscal Year Ended
	Pro Forma June 3, 2006	May 28, 2005	May 29, 2004
Statement of Operations Data:
Net Sales	100.0%	100.0%	100.0%
Cost of Sales	63.5	62.7	62.3
Selling & Administrative Expenses	31.3	30.2	31.8
Depreciation	4.0	2.8	3.0
Amortization	1.4	—	—
Interest Expense	3.9	0.2	0.2
Other (Income) Loss, Net	—	(0.5)	(0.4)
Other Revenue	0.9	0.9	0.9
Income (Loss) from Continuing Operations Before Income Taxes	(3.2)	5.4	4.1
Income Tax Expense (Benefit)	(1.2)	2.1	1.5

Income (Loss) From Continuing Operations	(2.0)%	3.3%	2.6%

Sales. Consolidated net sales from continuing operations increased $267.6 million, or 8.4%, for fiscal 2006 compared with fiscal 2005. Comparative stores sales increased 4.3% for fiscal 2006 compared with fiscal 2005. Comparative store sales increased primarily from strong demand for non-outwear apparel and strong shoe sales. We define our comparative store sales as sales of those stores that have operated at least 425 days for the entire comparative period. Existing stores whose square footage has been changed by more than 20% and relocated stores are classified as new stores for comparative store sales purposes. Sales during the non-comparative 53rd week were $51.0 million.

Nine new Burlington Coat Factory department stores opened during fiscal 2006 and contributed $66.0 million to net sales in fiscal 2006. Burlington Coat Factory stores opened during fiscal 2005 contributed $32.8 million to this year’s net sales in their non-comparative periods.

The Cohoes Fashions stores contributed $48.5 million to consolidated sales in fiscal 2006 compared with $46.4 million in fiscal 2005. Comparative store sales increased 0.2% for fiscal 2006 compared with the comparative fiscal 2005 period.

The MJM Designer Shoes stores contributed $59.6 million to sales for fiscal 2006 compared with $44.6 million for fiscal 2005. This increase is due to a comparative store sales increase of 6.8% in fiscal 2006. Sales of our three MJM Designer Shoes stores opened during fiscal 2006 amounted to $6.5 million and the sales of four MJM Designer Shoes stores opened during fiscal 2005 amounted to $5.1 million, during their non-comparative periods.

Other Revenue. Other Revenue (consisting of rental income from leased departments, sublease rental income, layaway and alteration service charges and miscellaneous revenue items) increased to $31.5 million in fiscal 2006 compared with $28.6 million for fiscal 2005. The increase is related primarily to increases in rental income received from leased departments. The increase in rental income from leased departments was caused by the combination of greater business volume and an increase in the leased department rental rate over last year.

Cost of Sales. Cost of sales increased $196.1 million, or 9.9%, for fiscal 2006 compared with fiscal 2005. The dollar increase in cost of sales was due primarily to the increase in net sales during fiscal 2006 compared with fiscal 2005 and to increased freight costs. Cost of sales as a percentage of net sales increased from 62.7% in fiscal 2005 to 63.5% in fiscal 2006. The increase in cost of sales as a percentage of net sales for fiscal 2006 compared with fiscal 2005 was primarily the result of lower initial margins, increased freight charges, increases in inventory shrinkage and increases in markdowns. Larger markdowns were taken during the period to reduce inventory levels from prior seasons. Sales performance will determine if such markdowns will be necessary in the future. The increase in freight charges was due primarily to fuel surcharges resulting from increased gasoline and oil prices. Our freight charges could continue to increase if fuel costs continue to rise. This may have an adverse impact on our cost of sales and gross margin to the extent that we do not pass the increased costs through to our customers. Our cost of sales and gross margin may not be comparable to those of other entities, since some entities include all of the costs related to their buying and distribution functions in cost of sales. We include these costs in the Selling and Administrative Expenses line item in the Consolidated Statements of Operations. We include in our Cost of Sales line item all costs of merchandise (net of purchase discounts and certain vendor allowances), inbound freight, warehouse outbound freight and freight related to internally transferred merchandise and certain merchandise acquisition costs, primarily commissions and import fees.

Selling and Administrative Expense. Selling and Administrative Expenses were $1,078.2 million for fiscal 2006, compared with $957.8 million for fiscal 2005. The increase in Selling and Administrative Expenses was due primarily to one-time expenditures related to the Merger of $40.9 million, an increase in the number of stores in operation during fiscal 2006 compared with fiscal 2005, increases in utility costs, advertising expenditures and employee benefits. As a percentage of Net Sales, Selling and Administrative Expenses were 31.3% for fiscal 2006. For fiscal 2005, Selling and Administrative Expenses were 30.2% of sales. Utility costs were up in fiscal 2006 due to higher oil prices. Advertising expenditures increased because of increases in advertising rates for television and print media advertisements. We expect the costs associated with providing employee benefits will continue to rise.

Depreciation Expense. For fiscal 2006, depreciation expense amounted to $136.2 million compared with $89.9 million for fiscal 2005. This increase is attributable primarily to depreciation related to the step up in basis of fixed assets resulting from the valuation of assets completed in connection with the Merger and to depreciation recognized on capital additions relating to new store purchases, improvements, expansions and remodelings over the past two fiscal years.

Amortization Expense. Amortization expense was $48.3 million for fiscal 2006 compared with $.1 million for fiscal 2005. This increase in amortization expense is primarily due to $637.1 million in Net Favorable Leases recorded as a purchase accounting adjustment and $71.4 million in deferred debt charges recorded as a result of the Transactions.

Interest Expense. Interest expense increased to $135.9 million from $7.3 million for fiscal 2006 compared with fiscal 2005. This increase in interest expense is primarily related to our ABL Credit Facility, our secured term loan, our senior notes and our Holdings Senior Discount Notes which all relate to financing activities related to the Merger.

Other Income, Net. Other Income, Net (consisting of investment income, gains and losses from sale of assets and other miscellaneous items) decreased to $1.4 million for fiscal 2006 compared with $14.6 million for fiscal 2005. During fiscal 2006 and fiscal 2005, we received $0.6 million and $4.2 million, respectively, in settlement of claims we had filed in the bankruptcy proceedings of Kmart Corporation in respect of four lease locations which Kmart had subleased to us but had rejected in the bankruptcy proceedings. Of the $4.2 million received during fiscal 2005, $2.8 million related to stores at three locations at which we had continuing operations, and $1.4 million related to one location at which we were required to discontinue operations. There was no investment income for fiscal 2006 and $4.7 million for fiscal 2005. The decrease in investment income is due to decreases in available cash and investments used to finance a portion of the Merger. In addition, in fiscal 2006, we recognized $0.8 million in other income due to a reduction in reserves for claims and losses on the disposition of property and equipment of $2.7 million. Other income items were offset in part by $1.0 million in gains from insurance recoveries. During fiscal 2005, we realized $4.8 million in income due to a reduction in reserves for disputed claims, and $0.8 million in net gains on disposition of property.

Income Tax. Income tax benefit was $41.3 million for fiscal 2006, compared with income tax expense of $66.2 million for fiscal 2005. The effective tax rates for fiscal 2006 and fiscal 2005 were 37.5% and 38.4%, respectively.

Income (Loss) from Continuing Operations. Loss from continuing operations amounted to ($68.8) million for fiscal 2006 compared with Income from Continuing Operations of $106.0 million for fiscal 2005.

Discontinued Operations. There were no discontinued operations recorded in fiscal 2006. During fiscal 2005, we discontinued the operations of three stores and one partnership investment. During fiscal 2005, net sales for these stores amounted to $11.2 million. Gross margin amounted to $2.4 million for fiscal 2005 and loss from discontinued operations amounted to $1.0 million for fiscal 2005.

Net Income (Loss). Net income (loss) decreased ($173.8) million to ($68.8) million for fiscal 2006 from $105.0 million for fiscal 2005.

Stores Damaged by Hurricanes. As a result of the effects of Hurricane Katrina on August 29, 2005 and Hurricane Wilma on October 23, 2005, three of our stores (two in Louisiana and one in Florida) were damaged and remained closed through the end of fiscal 2006. All merchandise inventories in these three stores, totaling $14.0 million at retail and approximately $7.6 million at cost, were destroyed. We are insured at the selling price of the inventory less a deductible and have been reimbursed in excess of the net book value of the merchandise inventory. All of our long-lived assets at these three stores, which had a net book value of approximately $3.8 million, were damaged or destroyed. We are insured at replacement cost for these assets, except for certain leasehold improvements. During fiscal 2006, we received partial payments on this claim of $12.4 million. During fiscal 2006, we recognized as income $1.0 million in insurance recoveries in excess of the book value of assets damaged. We are unable to determine the amount and timing of any future insurance recoveries. Two of these stores have reopened and the third store is scheduled to open by March 2007.

Fiscal Year Ended May 28, 2005 Compared with the Fiscal Year Ended May 29, 2004

Sales. Consolidated net sales from continuing operations increased $337.8 million, or 11.9%, for fiscal 2005 compared with fiscal 2004, due in part to sales from new stores, and in part to comparative stores sales, which increased 6.3% for fiscal 2005. The increase in comparative store sales was in part the result of colder temperatures throughout the country in the fall months compared with the prior year, and an overall increase in customer demand for apparel merchandise. Comparative store sales of linens and home furnishings (a subset of the home products segment) decreased 2.5% in fiscal 2005 as compared with fiscal 2004. This decrease in the comparative store sales of linens and home furnishings can be attributed to strong competition among retailers of home products. The expansion of stores by competitors, combined with increased product lines being offered by our competitors, has challenged us to continue to find ways to maintain and improve our current market share. In order to counter this trend, we are reevaluating the linen and home furnishings product lines available in our stores, expanding the sections that are experiencing strong sales and improving merchandising methods for obtaining home products. Nine new BCFW stores opened during fiscal 2005 contributed $50.9 million to fiscal 2005 net sales. Stores opened during fiscal 2004 contributed $79.0 million to fiscal 2005 net sales from the beginning of fiscal 2005 to the anniversary of their opening date. We closed two BCFW stores during fiscal 2005. Through June 2003, we operated seven stores under the name “Decelle.” During July 2003, all of these stores were closed. We converted three of these stores to BCFW stores during fiscal 2004 and two of these stores to Cohoes Fashions stores during fiscal 2005. We had no net sales in fiscal 2005 for the Decelle stores. Net sales in fiscal 2004 for the Decelle stores were $3.2 million. The Cohoes Fashions stores contributed $46.4 million to consolidated net sales in fiscal 2005 compared with $38.9 million in fiscal 2004. Cohoes Fashions comparative store sales increased 2.1% in fiscal 2005. During fiscal 2005, we converted two former Decelle stores into Cohoes Fashions stores. These two stores contributed $6.6 million to net sales in fiscal 2005. The MJM Designer Shoes stores contributed $44.6 million to fiscal 2005 net sales compared with $29.4 million in fiscal 2004. As of May 28, 2005, 15 MJM Designer Shoes stores were operating. Four new MJM Designer Shoes stores opened during fiscal 2005 contributed $9.2 million to net sales in fiscal 2005. We opened one new Super Baby Depot store in the second half of fiscal 2005, and converted the sole Totally 4 Kids store into a Super Baby Depot store during the second quarter of fiscal 2005. These two stores contributed $2.2 million to net sales in fiscal 2005.

Other Revenue. Other revenue increased to $28.6 million for fiscal 2005 compared with $26.5 million for fiscal 2004. Other revenue consists primarily of rental income from leased departments, sublease rental income, layaway and alteration service charges, and other miscellaneous revenue items, each of which increased compared with the prior year.

Cost of Sales. Cost of sales increased $221.7 million, or 12.6%, for fiscal 2005 compared with fiscal 2004. The dollar increase in cost of sales was due to the increase in net sales during fiscal 2005 compared with fiscal 2004. Cost of sales as a percentage of net sales increased slightly from 62.3% in fiscal 2004 to 62.7% in fiscal 2005. The increase in cost of sales, as a percentage of sales, for fiscal 2005 compared with fiscal 2004 was primarily the result of increased markdowns.

Selling and Administrative Expenses. Selling and administrative expenses, including amortization of leasehold purchases, increased $58.0 million, or 6.4%, from fiscal 2004 to fiscal 2005. The increase in selling and administrative expenses was due primarily to the increased number of stores in operation during fiscal 2005 compared with fiscal 2004. As a percentage of net sales, selling and administrative expenses were 30.2% for fiscal 2005 and 31.8% for fiscal 2004. This percentage decrease is primarily related to comparative store sales increases during fiscal 2005. As a percentage of net sales, payroll related costs declined 0.8% for fiscal 2005 compared with fiscal 2004 as a result of our budgetary controls over payroll expenditures. In addition, occupancy-related expenses declined 0.5% for fiscal year 2005 as compared with fiscal 2004. During fiscal 2005 and fiscal 2004, we established reserves of $0.3 million and $1.5 million, respectively, for future lease obligations relating to stores closed during these periods, of which $0.8 million was paid during fiscal 2005 and $0.5 million was paid during fiscal 2004.

Depreciation Expense. Depreciation expense amounted to $89.9 million in fiscal 2005 compared with $83.9 million in fiscal 2004. This increase of $6.0 million in fiscal 2005 compared with fiscal 2004 is attributable primarily to capital additions relating to new store purchases, improvements, expansions and remodelings over the past two fiscal years.

Interest Expense. Interest expense increased $1.3 million for fiscal 2005 compared with fiscal 2004. The increase in interest expense is primarily related to the $100.0 million of senior notes issued by us in September 2003 as the interest expense for fiscal 2005 includes twelve months of interest on the notes as compared with fiscal 2004, which included approximately eight months of interest on the notes. The senior notes were repaid in November 2005.

Other Income, Net. Other income, net consists of investment income, gains and losses from sale of assets and other miscellaneous items. Other income, net increased to $14.6 million for fiscal 2005 compared with $10.3 million for fiscal 2004. During fiscal 2005, we received $4.2 million in connection with settlements of claims we had filed in the bankruptcy proceedings of Kmart Corporation in respect of four lease locations which Kmart had subleased to us but had rejected in the bankruptcy proceedings. Of the $4.2 million, $2.8 million relate to stores at three locations at which we have continuing operations, and $1.4 million relate to one location at which we were required to discontinue operations. During fiscal 2005 and fiscal 2004, we recognized $4.8 million and $5.0 million, respectively, in other income due to a reduction in reserves for disputed claims. For fiscal 2005, we had net gains on disposition of property and equipment of $0.8 million, compared with net gains of $1.6 million for fiscal 2004. Investment related income amounted to $4.7 million fiscal 2005, compared with $2.3 million for the similar period of a year ago. These increases are primarily related to increases in interest income realized from higher amounts of investable funds and to increases in investment rates.

Income Tax. The provision for income taxes was $66.2 million for fiscal 2005 and $42.6 million for fiscal 2004. The effective tax rate for fiscal 2005 was 38.4% compared with 37.1% for fiscal 2004. The increase in the effective tax rate is primarily the result of an increase in our expected effective state income tax rate.

Income from Continuing Operations. Income from continuing operations amounted to $106.0 million for fiscal 2005 compared with $72.3 million for fiscal 2004. Basic and diluted income per share from continuing operations was $2.37 per share for fiscal 2005 compared with basic and diluted income per share from continuing operations of $1.62 per share for fiscal 2004.

Discontinued Operations. During fiscal 2005 we discontinued the operations of three stores and the operations of one of our consolidated investments. Net sales for these entities amounted to $11.2 million in fiscal 2005. Gross margins amounted to $2.4 million for entities closed during fiscal 2005. Net loss from discontinued operations amounted to $1.0 million during fiscal 2005. During fiscal 2004, we discontinued the operations of eight stores. Net sales for these stores and the three stores closed during fiscal 2005 amounted to $22.8 million in fiscal 2004. Gross margins amounted to $7.0 million for stores closed during fiscal 2004. Net loss from discontinued operations amounted to $4.4 million during fiscal 2004. Loss per share from discontinued operations was $0.02 per share for fiscal 2005 and $0.10 per share for fiscal 2004.

Net Income. Net income increased $37.1 million to $105.0 million for fiscal 2005 from $68.0 million for fiscal 2004. Basic and diluted net income per share was $2.35 per share for fiscal 2005 compared with $1.52 per share for the comparative 2004 period.

Liquidity and Capital Resources

We fund inventory expenditures during normal and peak periods through cash flows from operating activities, available cash, and our revolving credit facility. Our working capital needs follow a seasonal pattern, peaking in the second quarter of our fiscal year when inventory is received for the Fall selling season. Our largest source of operating cash flows is cash collections from our customers. In general, our primary uses of cash are financing the remodeling of new and existing stores, debt servicing, and providing for working capital, which principally represents the purchase of inventory.

We have been able to meet our cash needs principally by using cash on hand, cash flows from operations and our revolving credit facility.

We believe that cash generated from operations, along with our existing cash and revolving credit facilities, will be sufficient to fund our expected cash flow requirements, and planned capital expenditures for at least the next 12 months.

Post-Transaction

We have available funds under our ABL Credit Facility, subject to certain conditions. We expect that our primary liquidity requirements will be for debt service, capital expenditures and working capital.

In connection with the Merger and related financing, we have incurred substantial amounts of debt, including amounts outstanding under our $800 million ABL Credit Facility, $900 million term loan, $305 million senior notes, and $99.309 million Holdings Senior Discount Notes. Interest payments on all our indebtedness have significantly reduced our cash flow from operations. As of September 2, 2006, we had total debt of $1.7 billion.

Senior Secured Credit Facilities

$800 Million ABL Credit Facility

Our Company, as lead borrower, the other borrowers named therein, Bank of America as administrative agent and as collateral agent, and the lenders named therein entered into that certain ABL credit agreement dated as of April 13, 2006 (the “ABL Agreement”). The ABL Agreement establishes a revolving credit loan facility with the principal amount of commitments and loans thereunder not to exceed $800 million (which may be increased or decreased with the provisions of the ABL Agreement). Borrowings under the ABL Credit Facility are limited by a borrowing base which is calculated periodically based on specified percentages of the value of eligible inventory and eligible credit card receivables, subject to certain reserves and other adjustments. The ABL Credit Facility is guaranteed by certain of our U.S. subsidiaries and secured by (a) a perfected first priority lien on all of our inventory, accounts and personal property related to inventory and accounts and our equity interests in certain of our U.S. subsidiaries and (b) a perfected second priority lien on substantially all of our other real and personal property and that of our subsidiaries, in each case subject to various limitations and exceptions. The termination date of the ABL Agreement is the earlier of May 28, 2011 or the date that all obligations under such agreement are satisfied. As of September 2, 2006, we had $362.3 million outstanding under the ABL Credit Facility and unused availability of $236.6 million.

Term Loan Facility

Our Company, as borrower, Bear Stearns Corporate Lending Inc., as administrative agent and as collateral agent, and the lenders identified therein entered into that certain term loan credit agreement dated as of April 13, 2006 (the “Term Loan Agreement”). The Term Loan Agreement establishes a term loan in a principal amount not to exceed $900 million. The term loan facility is guaranteed by certain of our subsidiaries and secured by (a) a perfected first priority lien on substantially all of our real and personal property and that of our subsidiaries and (b) a perfected second priority lien on all of our inventory, accounts and personal property related to inventory and accounts and that of our subsidiaries, in each case subject to various limitations and exceptions. At the closing of the Merger, the total amount of the term loan was drawn to finance the transaction. The termination date of the Term Loan Agreement is the earlier of May 28, 2013 or the date upon which all obligations pursuant to the Term Loan Agreement are satisfied. As of September 2, 2006, we had $895.5 million outstanding under our term loan facility.

BCFWC Senior Notes

On April 10, 2006, we issued $305.0 million aggregate principal amount of BCFWC senior notes due April 15, 2014. The senior notes were issued at a discount and yielded $299.0 million at the transaction date. We issued the senior notes in transactions exempt from or not subject to registration under the Securities Act, pursuant to Rule 144A and Regulation S under the Securities Act. As of September 2, 2006, we had $299.3 million outstanding in senior notes.

Interest. Interest on the senior notes will accrue at a rate of 11 1/8% per year, payable semi-annually in cash in arrears on April 15 and October 15 of each year, commencing October 15, 2006.

Guarantees. Holdings and each of our current and future restricted subsidiaries have jointly, severally, fully and unconditionally guaranteed senior notes. The senior notes are guaranteed on a senior unsecured basis. If we create or acquire a new domestic subsidiary, then that subsidiary will fully and unconditionally guarantee the senior notes on a senior unsecured basis, unless we designate the subsidiary as an “unrestricted subsidiary” under the indenture governing the senior notes. Holders of the senior notes should not attribute significant value to the Holdings guarantee, as Holdings does not have any assets other than our capital stock, and the covenants in the indenture relating to the senior notes do not apply to Holdings.

Optional Redemption. Prior to April 15, 2010, we may redeem some or all of the senior notes at any time at a price of 100% of the principal amount of the notes redeemed plus a “make-whole” premium. On or after April 15, 2010, we may redeem some or all of the senior notes at any time at the redemption prices described in the indenture governing the senior notes, plus accrued and unpaid interest, if any. In addition, at any time prior to April 15, 2009, we may also redeem up to 35% of the aggregate principal amount of the senior notes with the net cash proceeds of certain equity offerings at the redemption price specified under the indenture governing the senior notes, plus accrued and unpaid interest, if any.

The “Change of Control” and “Certain Covenants” provisions of the indenture governing the Senior Notes are substantially the same as those described below under “Holdings Senior Discount Notes—Change of Control” or “Holdings Senior Discount Notes—Certain Covenants.”

Holdings Senior Discount Notes

On April 10, 2006, we issued, through our newly-formed holding company, Holdings, $99,309,000 aggregate principal amount of 14 1/2% Senior Discount Notes due October 15, 2014. The Senior Discount Notes were issued at a discount and yielded $75.0 million at the transaction date. Holdings issued the Holdings Senior Discount Notes in transactions exempt from or not subject to registration under the Securities Act, pursuant to Rule 144A and Regulation S under the Securities Act. As of September 2, 2006, we had $79.2 million outstanding in Holdings Senior Discount Notes.

Interest. Prior to April 15, 2008, no cash interest will accrue on the Holdings Senior Discount Notes. Interest on the Holdings Senior Discount Notes will accrete at rate of 14 1/2% compounded semi-annually to an aggregate accreted value of $99 million, the full principal amount at maturity on April 15, 2008. Thereafter, interest will accrue at a rate of 14 1/2% per year, payable semi-annually in cash in arrears on April 15 and October 15 of each year, commencing on October 15, 2008.

Guarantees. The Holdings Senior Discount Notes are not guaranteed by us or any of our subsidiaries.

Optional Redemption. Holdings may redeem any of the Holdings Senior Discount Notes, in whole or in part, at any time prior to April 15, 2008 at a price equal to 100% of the accreted value of the notes plus a “make-whole” premium. Holdings may redeem any of the Holdings Senior Discount Notes, in whole or in part, at any time on or after April 15, 2008, at the redemption prices described in the indenture governing the Holdings Senior Discount Notes, plus accrued and unpaid interest, if any. In addition, at any time prior to April 15, 2008, Holdings may redeem up to 35% of the aggregate principal amount of the Holdings Senior Discount Notes with the net cash proceeds of certain equity offerings.

Mandatory Partial Redemption. Holdings will be required to redeem a portion of the Holdings Senior Discount Notes outstanding on April 15, 2011, sufficient to ensure those outstanding Holdings Senior Discount Notes will not be “applicable high yield discount obligations” within the meaning of Section 163(i)(1) of the Internal Revenue Code of 1986.

Change of Control. Upon a change of control, Holdings may be required to make an offer to purchase each holder’s Holdings Senior Discount Notes at a price equal to 101% of the accreted value thereof, plus accrued and unpaid interest, if any, to the date of purchase.

Certain Covenants. The indenture governing the Holdings Senior Discount Notes contains covenants that, among other things, limit Holdings’ ability and the ability of Holdings’ restricted subsidiaries to:

•	pay dividends on, redeem or repurchase Holdings’ capital stock;

•	make investments and other restricted payments;

•	incur additional indebtedness or issue preferred stock;

•	create liens;

•	permit dividend or other payment restrictions on Holdings’ restricted subsidiaries;

•	sell all or substantially all of Holdings’ assets or consolidate or merge with or into other companies; and

•	engage in transactions with affiliates.

The amount of all restricted payments that can be made by Holdings is approximately equal to 50% of the consolidated net income (as defined in the indenture governing the Holdings Senior Discount Notes) of Holdings since the beginning of the first fiscal quarter following the date on which the Holdings Senior Discount Notes were issued, plus 100% of the net cash proceeds received by Holdings since the date of the indenture from the issue or sale of equity interests. The indenture governing the Holdings Senior Discount Notes prohibits all restricted payments if a default or event of default has occurred under that indenture or if Holdings’ fixed charge coverage ratio is below 2.0 to 1.0.

Interest Rate Cap Agreements

In May 2006, we hedged a portion of our interest rate risk, consistent with the requirements under the Section 5.14 of the Term Loan Agreement through the use of interest rate cap agreements. We entered into two interest rate caps to manage interest rate risk associated with our long-term debt obligations. Each agreement became effective on May 30, 2006. One interest rate cap agreement has a notional principal amount of $300,000,000 with a cap rate of seven percent, with a reference floating rate which appears on the Telerate Page 3750 two days prior to the reset date, and terminates on May 31, 2011. The other agreement has a notional principal amount of $700,000,000 with a cap rate of seven percent, with the same reference floating rate as the other interest rate cap agreement, and terminates on May 29, 2009. We do not monitor these interest rate cap agreements for hedge effectiveness and, therefore, we do not account for these interest rate cap agreements as hedges. Gains and losses associated with these contracts are accounted for as interest expense and are recorded under the caption “Interest Expense” on our Consolidated Statement of Operations. We paid $2.5 million for these agreements on May 30, 2006. The fair value of these rate cap agreements is $1.2 million as of September 2, 2006. The fair value of the interest rate cap agreements are recorded under the caption “Other Assets” on our Consolidated Balance Sheets.

Three Months Ended September 2, 2006 Compared with Three Months Ended August 27, 2005

Net cash used by operating activities amounted to $91.0 million for the three months ended September 2, 2006 compared with net cash provided by operating activities of $33.7 million for the three months ended August 27, 2005. This decrease is primarily related to increased inventory purchases made during the current year’s quarter compared with the prior year’s period, and to higher interest expense in the current period due to the Merger and to sales of investments during last year’s three month period.

Working capital increased to $354.4 million at September 2, 2006 from $233.2 million at June 3, 2006. This increase is due primarily to our borrowing of additional funds from our ABL Credit Facility for inventory purchases.

Twelve Months Ended June 3, 2006 Compared with Twelve Months Ended May 28, 2005

Net cash provided by continuing operations of $378.1 million for fiscal 2006 increased by $236.0 million from $142.0 million of net cash provided by continuing operations for the comparative period of fiscal 2005. This increase in net cash from continuing operations was due primarily to an increase in the sale of short term investments and to lower expenditures for inventory purchases during fiscal 2006 compared with fiscal 2005.

Net cash (used in) investing activities increased from $(98.5) million for fiscal 2005 to $(2,121.6) million for fiscal 2006. This increase was primarily attributable to acquisition costs related to the Merger.

Net cash provided by financing activities amounted to $1,753.9 million for fiscal 2006 compared with $(25.4) million of net cash used in financing activities for fiscal 2005. This increase is related to the net debt/ equity proceeds related to the financing of the Merger. Working capital decreased to $233.2 million at June 3, 2006 from $407.2 million at May 28, 2005. This decrease in working capital and the increase in net cash used in financing activities were due primarily to the prepayment of our $100 million senior notes in November 2005.

Fiscal Year Ended May 28, 2005 Compared with Fiscal Year Ended May 29, 2004

Net cash provided by continuing operations of $142.0 million for fiscal 2005 increased by $118.7 million from $23.3 million in net cash provided by operating activities for fiscal 2004. This increase in net cash from continuing operations was due primarily to an increase in income from continuing operations of $33.7 million from fiscal 2004, decreases in short term investments and from increases in accounts payable and other current liabilities. Offsetting these increases in part were increases in our merchandise inventory.

Net cash provided by (used in) investing activities decreased uses from $(118.8) million for fiscal year ended May 29, 2004 to $(98.6) million for the fiscal year ended May 28, 2005. This decrease in net cash (used in) investing activities in fiscal 2005 compared with fiscal 2004 was primarily attributable to a decrease in cash paid for property and equipment of $32.4 million, as a result of thirteen fewer new store openings and store relocations during fiscal 2005 compared with fiscal 2004, a decrease in restricted cash and equivalents of $5.2 million and an increase in cash used for lease acquisition costs of $4.0 million.

Net cash provided by (used in) financing activities decreased from $98.8 million for fiscal year ended May 29, 2004 to $(25.4) million for the fiscal year ended May 28, 2005. The decrease in net cash provided by financing activities in fiscal 2005 compared with fiscal 2004 was primarily attributable to the receipt of proceeds from the issuance of our $100 million senior notes in fiscal 2004 and in increase in dividend payments from $1.3 million in fiscal 2004 to $26.8 million in fiscal 2005.

Working capital increased to $407.2 million at May 28, 2005 from $330.0 million at May 29, 2004. The increase is primarily related to increases in merchandise inventory, offset in part by an increase in accounts payable and a decrease in investments.

Capital Expenditures

During the first quarter of fiscal 2007, we opened five new Burlington Coat Factory Warehouse department stores. As of September 2, 2006, we operate 367 stores under the names “Burlington Coat Factory Warehouse” (342 stores), “Cohoes Fashions” (7 stores), “MJM Designer Shoes” (17 stores), and “Super Baby Depot” (1 store). We estimate spending approximately $54.8 million, net of landlord allowances, in capital expenditures during fiscal 2007 including $33.4 million for store expenditures, $8.0 million for upgrades of warehouse facilities and $13.4 million for computer and other equipment expenditures. For the first three months of fiscal 2007, capital expenditures amounted to approximately $21.2 million.

We monitor the availability of desirable locations for its stores from such sources as dispositions by other retail chains and bankruptcy auctions. We may seek to acquire a number of such locations in one or more transactions. If we undertake such transactions, we may seek additional financing to fund acquisition and carrying charges (i.e., the cost of rental, maintenance, tax and other obligations associated with such properties from the time of commitment to acquire to the time that such locations can be readied for opening as Company stores) related to these stores. There can be no assurance, however, that any additional locations will become available from other retailers or that, if available, we will undertake to bid or be successful in bidding for such locations. Furthermore, to the extent that we decide to purchase additional store locations, it may be necessary to finance such acquisitions with additional long-term borrowings.

Dividends

Payment of dividends is prohibited under our credit agreements, except for certain limited circumstances.

Historical Indebtedness

In addition to our indebtedness incurred in the Merger, our long-term borrowings at September 2, 2006 consisted of an industrial development refunding bond of $5.0 million issued by the New Jersey Economic Development Authority (the “Refunding Bonds”), a $1.1 million loan from the Burlington County Board of Chosen Freeholders, capital lease obligations of $26.2 million and a promissory note in the principal amount of $0.4 million related to one of our store locations.

Refunding Bonds. The Refunding Bonds consist of $5.0 million of outstanding term bonds maturing on September 1, 2010. The term bonds bear interest at the rate of 6.125% per annum. The average interest rate and average scheduled maturity of the Refunding Bonds are 6.125% and 2.5 years, respectively. Payment of the principal and interest are guaranteed under an irrevocable letter of credit in the amount of $5.2 million. Refunding Bonds consisting of $0.7 million of term bonds matured on September 1, 2005.

Loan from Burlington County Board of Freeholders. On December 5, 2001, we borrowed $2.0 million from the Burlington County Board of Chosen Freeholders. The proceeds were used for part of the acquisition and development costs of our warehouse facility in Edgewater Park, New Jersey. The loan is interest-free and matures on January 1, 2012. The loan is to be repaid in monthly installments of $16,667 which began on February 1, 2002. The loan is secured by a letter of credit in the amount of $1.2 million.

Capital Lease Obligations. We have capital lease obligations relating to two of our stores. The lease terms at inception for these locations extended over twenty-three years and twenty-one years. The capital lease obligations equal the present value of the minimum lease payments under the leases and amounted to $27.1 million at inception. At September 2, 2006, capital lease obligations amounted to $26.1 million. During the first quarter of fiscal 2007, $0.6 million of lease payments were applied to interest and $0.1 million were applied against capital lease obligations.

Promissory Note. In January 2006, we purchased the groundlease and sublease related to one of our store locations. We financed this purchase partially through the issuance of a promissory note in the principal amount of $0.5 million. The note bears interest at 4.43% per annum and matures on December 23, 2011. The loan evidenced by the note is to be repaid in equal monthly installments of $7,539 which began on February 23, 2006.

On November 2, 2005, we prepaid our $100 million senior notes that were due September 2010 and September 2013. We had been paying interest on two series of notes, a $36.0 million tranche at 4.06% per year and a $64.0 million tranche at 4.67% per year. We paid off these notes out of existing unrestricted cash as well as from the sale of short-term investments. There was no prepayment penalty associated with the payoff of these notes. Unamortized deferred debt charges of $0.5 million were written off as a result of the early payoff of the notes. We prepaid the senior notes because, at the time, projected working capital requirements did not necessitate the maintenance of the notes.

Letters of Credit. We also had letter of credit agreements with two banks in the amount of $14.2 million and $12.4 million guaranteeing performance under various leases, insurance contracts and utility agreements at September 2, 2006 and June 3, 2006, respectively.

Indebtedness Following the Transactions

On April 13, 2006, our existing $100 million revolving credit facility was terminated. We entered into a senior secured credit facility which consists of the $800 million ABL Credit Facility, and the $900 million term loan facility. The proceeds of the term loan were used to pay the merger consideration in connection with the Transactions. Our existing Refunding Bonds, our loan from the Burlington County Board of Freeholders and our Promissory Note remain outstanding. The ABL Credit Facility also provides for a $300 million letter of credit sub-facility. See “Description of Other Indebtedness.”

We believe the ABL Credit Facility and the term loan facility, our cash and cash equivalents and cash flow from operations provide adequate cash to fund our working capital, capital expenditure, our debt service and other cash requirements for our existing businesses for the foreseeable future. Our ability to meet future working capital, capital expenditure and debt service requirements will depend on our future financial performance, which will be affected by a range of economic, competitive and business factors, particularly interest rates and changes in the retail market, many of which are outside of our control.

Certain Information Concerning Contractual Obligations

The following table sets forth certain information regarding our contractual obligations as of June 3, 2006 (in millions):

	Payments During Fiscal Years						Thereafter
Contractual Obligations	Total	Less Than 1 Year	2007	2008	2009	2010
Long-Term Debt(1)	$1,520.9	$10.1	$10.2	$10.3	$10.4	$10.4	$1,469.5
Interest	867.8	115.8	114.8	128.5	127.7	127.0	254.0
Capital Lease Obligations(2)	56.4	2.4	2.5	2.5	2.6	2.6	43.8
Operating Leases	535.3	121.9	105.4	86.5	63.1	41.3	117.1
Purchase Obligations	583.7	579.0	2.1	1.1	1.1	0.4	0

Total	$3,564.1	$829.2	$235.0	$228.9	$204.9	$181.7	$1,884.4

(1)	Excludes interest on Long-Term Debt.
(2)	Capital Lease Obligations include future interest payments.

Critical Accounting Policies

Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect (i) the reported amounts of assets and liabilities; (ii) the disclosure of contingent assets and liabilities at the date of the consolidated financial statements; and (iii) the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue returns, bad debts, inventories, income taxes, financing operations, asset impairment, retirement benefits, risk participation agreements, vendor promotional allowances, reserves for closed store and contingencies and litigation. Historical experience and various other factors, that are believed to be reasonable under the circumstances, form the basis for making estimates and judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We believe that the following represent our more critical estimates and assumptions used in the preparation of the condensed consolidated financial statements:

Intangible Assets and Purchase Accounting

As discussed above, the Merger was completed on April 13, 2006 and was financed by a combination of borrowings under our senior secured credit facilities, the issuance of the senior notes, the issuance of the Holdings Senior Discount Notes and the equity investment of the Equity Sponsors, co-investors and management. The purchase price, including transaction costs was approximately $2.1 billion. Purchase accounting requires that all assets and liabilities be recorded at fair value on the acquisition date, including identifiable intangible assets separate from goodwill. Identifiable intangible assets include trade names, and net favorable lease positions. Goodwill represents the excess of cost over the fair value of net assets acquired. For the Merger, we obtained independent appraisals and valuations of the intangible (and certain tangible) assets acquired as well as equity. The estimated fair values and useful lives of identified intangible assets are based on many factors, including estimates and assumptions of future operating performance, estimates of cost avoidance, the specific characteristics of the identified intangible assets and our historical experience. The estimates and assumptions used to determine the fair values and useful lives of identified intangible assets could change due to numerous factors, including market conditions, economic conditions and competition. The carrying values and useful lives for amortization of identified intangible assets are reviewed on an ongoing basis, and any resulting changes in estimates could have a material adverse effect on our financial results.

When circumstances change, or at least annually, we compare the carrying value of our intangible assets to their estimated fair value. If the carrying value is greater than the respective estimated fair value, we then determine if the asset is impaired, and whether some or all of the asset should be written off as a charge to operations, which could have a material adverse effect on our financial results. The estimate of fair value requires various assumptions including the use of projections of future cash flows and discount rates that reflect the risks associated with achieving the future cash flows. Changes in the underlying business could affect these estimates, which in turn could affect the fair value of the assets.

Valuation of Goodwill

Goodwill represents the excess of cost over the fair value of net assets acquired. SFAS No. 142, “Goodwill and Other Intangible Assets,” requires periodic tests of the impairment of Goodwill. SFAS No. 142 requires a comparison, at least annually, of the net book value of the assets and liabilities associated with a reporting unit, including goodwill, with the fair value of the reporting unit, which corresponds to the discounted cash flows of the reporting unit, in the absence of an active market. When this comparison indicates that impairment must be recorded, the impairment recognized is the amount by which the carrying amount of the assets exceeds the fair value of these assets. Our annual goodwill impairment review will be conducted during the fourth quarter of each fiscal year. We use a discounted cash flow approach based on forward-looking information of revenues and costs as well as appropriate discount rates for each reporting unit.

Inventory

Our inventory is valued at the lower of cost or market using the retail first-in, first-out (“FIFO”) inventory method. Under the retail inventory method, the valuation of inventory at cost and resulting gross margin are determined by applying a calculated cost to retail ratio to the retail value of inventory. The retail inventory method is an averaging method that has been widely used in the retail industry due to its practicality. Additionally, the use of the retail inventory method will result in valuing inventory at the lower of cost or market if markdowns are currently taken as a reduction of the retail value of inventory. Inherent in the retail inventory method calculation are certain significant management judgments and estimates including, merchandise markon, markups, markdowns and shrinkage which significantly impact the ending inventory valuation at cost as well as the resulting gross margin. Management believes that our retail inventory method and application of FIFO provides an inventory valuation which reasonably approximates cost using a first-in, first-out assumption and results in carrying value at the lower of cost or market. Estimates are used to charge inventory shrinkage for the first three fiscal quarters of the fiscal year. A physical inventory is conducted at the end of the fiscal year to calculate actual shrinkage. We also estimate our required markdown allowances. If actual market conditions are less favorable than those projected by management, additional markdowns may be required. While we make estimates on the basis of the best information available to us at the time estimates are made, over accruals or under accruals may be uncovered as a result of the physical inventory requiring fourth quarter adjustments.

Insurance

We have risk participation agreements with insurance carriers with respect to workers’ compensation, liability insurance and health insurance. Pursuant to these arrangements, we are responsible for paying individual claims up to designated dollar limits. The amounts included in our costs related to these claims are estimated and can vary based on changes in assumptions or claims experience included in the associated insurance programs. An increase in workers’ compensation claims by employees, health insurance claims by employees or liability claims may result in a corresponding increase in our costs related to these claims.

Reserves for Revenue Returns

We record reserves for future revenue returns. The reserves are based on current revenue volume and historical claim experience. If claims experience differs from historical levels, revisions in our estimates may be required.

Long-Lived Assets

We test for recoverability of long-lived assets whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. This includes performing an analysis of anticipated undiscounted future net cash flows of long-lived assets. If the carrying value of the related assets exceeds the undiscounted cash flow, we reduce the carrying value to its fair value, which is generally calculated using discounted cash flows. Various factors including future sales growth and profit margins are included in this analysis. To the extent these future projections change, the conclusion regarding impairment may differ from the estimates. Future adverse changes in market conditions or poor operating results of underlying assets could result in losses or an inability to recover the carrying value of the assets that may not be reflected in an asset’s current carrying value, thereby possibly requiring an impairment charge in the future.

Allowance for Doubtful Accounts

We maintain allowances for bad checks, miscellaneous receivables and losses on credit card accounts. This reserve is calculated based upon the assessment of the likelihood of collection of the accounts receivables, including an aging analysis and an analysis of historical collection activities.

Allocation of Purchase Price

Assets acquired and liabilities assumed in an acquisition are valued based on fair market value measures as determined by management with the assistance of third parties. The method used to determine the asset values include a variety of valuation techniques. With respect to trademarks, management under the advisement of a third party, adopted the income approach to value these intangible assets. Under the income approach, the value of our trademarks was determined by the present value of potential future revenues from such trademarks based on a discounted royalty rate.

With respect to internally developed software, we determined the value based on the assumed dollar value of the cost of recreating the source code of such software. The cost of recreating the source code was based on the labor costs for the man hours assumed to be required to create such source code.

In order to determine the value of our leases, we compared our leases with comparable leases available in the market and discounted current lease rates over the life of our existing leases.

In order to determine the step-up in basis for our assets, we applied either the cost approach or market approach, as management determined appropriate under the advisement of third party valuators. Under the cost approach the step-up in basis is determined by the current cost of replacement less estimated applicable depreciation. Under the market approach, the step-up is determined by the market value of comparable assets less applicable depreciation.

With respect to any of the valuation methods, if different assumptions are adopted among the third party valuators, significant changes to the allocation of the purchase price could result. The purchase price allocation to underlying assets and liabilities is subject to change and the change could be material. In addition, the final determination of tax treatment of deal related expenditures and the impact of the Merger on our ability to carry forward net operating losses as well as the final determination of actual tax expenses for fiscal 2006 could result in material changes to the purchase price allocation.

Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123(R), “Share Based Payment.” This statement establishes standards for the accounting of transactions in which an entity exchanges its equity instruments for goods and services, primarily with respect to accounting for transactions in which an entity obtains employee services in share-based payment transactions. It also addresses transactions in which an entity incurs liabilities in exchange for goods and services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. Entities will be required to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award (usually the vesting period). The grant-date fair value of employee share options and similar instruments will be estimated using option-pricing models. If an equity award is modified after the grant date, incremental compensation cost will be recognized in an amount equal to the excess of the fair value of the modified award over the fair value of the original award immediately before the modification. This statement is effective for the first fiscal year beginning after June 15, 2005. We adopted Statement No. 123(R) for fiscal 2007. The statement requires us to use either the modified-prospective method or modified retrospective method. We utilized the modified-prospective method. Under the modified-prospective method, we recognized compensation cost for all awards subsequent to adopting the standard and for the unvested portion of previously granted awards outstanding upon adoption. The statement permits the use of either the straight-line or an accelerated method to amortize the cost as an expense for awards with graded vesting. The impact of adopting SFAS 123 (R) on Net Loss amounted to $0.4 million (net of tax) for the three months ended September 2, 2006.

SFAS 123 (R) also amended FAS No. 95, “Statement of Cash Flows” to require the cost benefits for tax deductions in excess of recognized compensation be reported as financing cash inflows rather than as a reduction in income taxes paid, which is included within operating cash flows.

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets—An Amendment of APB Opinion No. 29.” SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exemption for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange is considered to have commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. We adopted SFAS No. 153 effective June 4, 2006. The adoption of SFAS No. 153 did not have an impact on our consolidated financial condition, results of operations or cash flows.

In June 2006, the FASB issued FIN 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109.” FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on accounting for derecognition, interest, penalties, accounting in interim periods, disclosure and classification of matters related to uncertainty in income taxes, and transitional requirements upon adoption of FIN 48. FIN 48 is effective for fiscal years beginning after December 15, 2006. We are currently in the process of assessing the impact of the adoption of FIN 48 on its results of operations and financial position.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections—a replacement of APB Opinion No. 20 and FASB Statement No. 3.” SFAS No. 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in nondiscretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS No. 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, nonfinancial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We adopted the provisions of SFAS No. 154 as applicable beginning in fiscal 2007. The adoption of SFAS No. 154 did not have an impact on our consolidated financial condition, results of operations or cash flows.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140” (SFAS 156). SFAS 156 requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in specific situations. Additionally, the servicing asset or servicing liability shall be initially measured at fair value, if practicable. SFAS 156 is effective as of an entity’s first fiscal year beginning after September 15, 2006. Early adoption is permitted as of the beginning of an entity’s fiscal year, provided the entity has not yet issued financial statements, including interim financial statements, for any period of that fiscal year. We do not expect the adoption of this statement to have a material impact on our financial condition, results of operations or cash flows.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140” (SFAS 155). SFAS 155 simplifies accounting for certain hybrid instruments currently governed by SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (SFAS 133), by allowing fair value remeasurement of hybrid instruments that contain an embedded derivative that otherwise would require bifurcation. SFAS 155 also eliminates the guidance in SFAS 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets,” which provides such beneficial interests are not subject to SFAS 133. SFAS 155 amends SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities—a Replacement of FASB Statement No. 125,” by eliminating the restriction on passive derivative instruments that a qualifying special-purpose entity may hold. This statement is effective for financial instruments acquired or subject to a remeasurement after the beginning of the fiscal year starting after September 15, 2006. We do not expect the adoption of this statement to have a material impact on our financial condition, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” which defines fair value, establishes a framework for measurement and expands disclosure about fair value measurements. Where applicable, SFAS 157 simplifies and codifies related guidance within generally accepted accounting principles. This statement shall be effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim period within those fiscal years. We are in the process of evaluating the impact of SFAS No. 157.

Fluctuations in Operating Results

We expect that our revenues and operating results may fluctuate from quarter to quarter or over the longer term. Certain of the general factors that may cause such fluctuations are discussed under “Risk Factors.”

Seasonality

Our business is seasonal, with our highest sales occurring in the months of September, October, November, December and January of fiscal 2006. For the past five fiscal years, an average 51% of our net sales have occurred during the period from September through January. Weather, however, continues to be an important contributing factor to the sale of clothing in the fall, winter and spring seasons. Generally, our sales are higher if the weather is cold during the fall and warm during the early spring.

Inflation

We do not believe that our operating results have been materially affected by inflation during the past year. Historically, we have been able to increase our selling prices as the costs of merchandising and related operating expenses have increased, and therefore, inflation has not had a significant effect on operations.

Market Risk

We are exposed to market risks relating to fluctuations in interest rates. Our senior secured credit facilities will contain floating rate obligations and will be subject to interest rate fluctuations. Our objective of financial risk management is to minimize the negative impact of interest rate fluctuations on our earnings and cash flows. Interest rate risk is managed through the use of a combination of fixed and variable interest debt as well as the periodic use of interest rate cap agreements.

As previously disclosed, we entered into two interest rate caps to manage interest rate risk associated with our long-term debt obligations which became effective on May 30, 2006. Gains and losses associated with these contracts are accounted for as interest expense and are recorded under the caption “Interest Expense” on our Consolidated Statement of Operations. We continue to have exposure to such risks to the extent they are not hedged.

Interest Rate Cap Agreements. In May 2006, we hedged a portion of our interest rate risk, consistent with the requirements under the Section 5.14 of the Term Loan Agreement through the use of interest rate cap agreements. We entered into two interest rate caps to manage interest rate risk associated with our long-term debt obligations. Each agreement became effective on May 30, 2006. One interest rate cap agreement has a notional principal amount of $300,000,000 with a cap rate of seven percent, with a reference floating rate which appears on the Telerate Page 3750 two days prior to the reset date, and terminates on May 31, 2011. The other agreement has a notional principal amount of $700,000,000 with a cap rate of seven percent, with the same reference floating rate as the other interest rate cap agreement, and terminates on May 29, 2009. We do not monitor these interest rate cap agreements for hedge effectiveness and, therefore, we do not account for these interest rate cap agreements as hedges. Gains and losses associated with these contracts are accounted for as interest expense and are recorded under the caption “Interest Expense” on our Consolidated Statement of Operations. We paid $2.5 million for these agreements on May 30, 2006. The fair value of these rate cap agreements is $2.3 million as of June 3, 2006.

The fair value of the interest rate cap agreements are recorded under the caption “Intangible Assets” on our Consolidated Balance Sheets. From the effective date of each agreement to June 3, 2006, the fair market value of the agreements decreased $0.2 million. This change in fair market value is recorded within the line item “Interest Expense” on our Consolidated Statements of Operations.

Interest Rate Risk Sensitivity Analysis. We are exposed to certain market risks as part of our ongoing business operations. Primary exposures include changes in interest rates, as borrowings under our ABL Credit Facility and term loan will bear interest at floating rates based on LIBOR or the base rate, in each case plus an applicable borrowing margin. We will manage our interest rate risk by balancing the amount of fixed-rate and floating-rate debt. For fixed-rate debt, interest rate changes do not affect earnings or cash flows. Conversely, for floating-rate debt, interest rate changes generally impact our earnings and cash flows, assuming other factors are held constant.

At September 2, 2006, we had $384.2 million principal amount of fixed-rate debt and $1,257.8 million of available floating-rate debt. Based on $1,257.8 million outstanding as floating rate debt, an immediate increase of one percentage point would cause an increase to cash interest expense of approximately $12.6 million per year.

If a one point increase in interest rates were to occur over the next four quarters excluding the interest rate cap, such an increase would result in the following additional interest expenses (assuming current borrowing levels remain constant) (all amounts in thousands):

Floating Rate Debt	Principal Outstanding at September 2, 2006	Additional Interest Expense Q2 2007	Additional Interest Expense Q3 2007	Additional Interest Expense Q4 2007	Additional Interest Expense Q1 2008
ABL Credit Facility	$362,300	$906	$906	$906	$906
Term Loan	895,500	2,233	2,227	2,222	2,216

Total	$1,257,800	$3,139	$3,133	$3,128	$3,122

We have two interest rate cap agreements for a maximum principal amount of $1.0 billion which limit our interest rate exposure to 7% for our first billion of borrowings under our variable rate debt obligations. If interest rates were to increase above the 7% cap rate, then our maximum interest rate exposure would be $15.9 million assuming constant current borrowing levels of $1 billion. Currently, we have unlimited interest rate risk related to our variable rate debt in excess of $1 billion. At September 2, 2006, our borrowing rates related to our ABL Credit Facility and our Term Loan were 7.13% and 7.53%, respectively.

Our ability to satisfy our interest payment obligations on our outstanding debt will depend largely on our future performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors beyond our control. If we do not have sufficient cash flow to service our interest payment obligations on our outstanding indebtedness and if we cannot borrow or obtain equity financing to satisfy those obligations, our business and results of operations will be materially adversely affected. We cannot be assured that any replacement borrowing or equity financing could be successfully completed.

A change in interest rates generally does not have an impact upon our future earnings and cash flow for fixed-rate debt instruments. As fixed-rate debt matures, however, and if additional debt is acquired to fund the debt repayment, future earnings and cash flow may be affected by changes in interest rates. this effect would be realized in the periods subsequent to the periods when the debt matures.

Off-Balance Sheet Transactions

Other than operating leases consummated in the normal course of business, we do not have any material off-balance sheet arrangements.

BUSINESS

We are a nationally recognized retailer of high-quality, branded apparel at every day low prices. We opened our first store in Burlington, New Jersey in 1972, selling primarily coats and outerwear. Since then and as of September 2, 2006, we have expanded our store base to 367 stores in 42 states and diversified our product categories by offering an extensive selection of in-season better and moderate brands, fashion-focused merchandise, including: ladies sportswear, menswear, coats, family footwear, baby furniture and accessories, as well as home décor and gifts. We employ a hybrid business model which enables us to offer the low prices of off-price retailers and the branded merchandise, product breadth and product diversity of department stores. We acquire desirable, first-quality, labeled merchandise directly from nationally-recognized manufacturers such as Ralph Lauren, Jones New York, Calvin Klein, Nine West, and Nautica.

As of September 2, 2006, we operated stores under the names “Burlington Coat Factory Warehouse” (342 stores), “MJM Designer Shoes” (17 stores), “Cohoes Fashions” (7 stores), and “Super Baby Depot” (1 store). During the three months ended September 2, 2006, three Burlington Coat Factory stores, one MJM designer shoe store and one Super Baby Depot store were closed. The average BCFW store is approximately 81,500 square feet, generally twice the size of most competitive off-price formats. We also offer merchandise for sale through our wholly-owned internet subsidiary, Burlington Coat Factory Direct Corporation, at www.burlingtoncoatfactory.com, www.coat.com and www.babydepot.com.

We purchase a majority of our merchandise pre-season, when department stores make a large portion of their purchases, and the balance of our merchandise in-season (replenishment, re-orders and opportunistic purchases), when off-price retailers make a large portion of their purchases. This unique buying strategy, along with a “no-frills” merchandising approach enables us to offer merchandise at prices substantially below full retail prices. Our strategy of up-front purchasing allows us to acquire a product line with depth of style, size and color more extensive than the product lines of our off-price competitors. Merchandise is displayed on easy-access racks, and sales assistance is provided in specialty departments on a store-by-store basis.

We offer products in two primary categories, Apparel and Other Products, as follows:

•	Apparel includes departments that offer clothing items for men, women and children, and apparel accessories such as shoes, jewelry, perfumes and watches. Net sales from continuing operations of Apparel products were approximately 80% of total net sales for fiscal 2006.

•	Other Products includes departments that offer baby furniture and accessories, linens and home furnishings. Net sales from continuing operations of Other Products were approximately 20% of total net sales for fiscal 2006.

Holding Company Structures

Parent is a newly-created holding company that conducts substantially all of its business operations through its indirect and direct subsidiaries. Parent holds all of the outstanding common stock of Holdings.

Holdings is a newly-created wholly-owned subsidiary of Parent that has no material assets or operations other than its ownership of our Company, BCFWC. BCFWC is a wholly-owned subsidiary of Holdings and owns the equity interests in all of our operating subsidiaries.

Our Competitive Strengths

We compete for customers with off-price retailers, department stores, mass merchants and specialty apparel stores. We believe the combination of the following competitive strengths differentiates our business:

Compelling Value Proposition to Consumers. Our hybrid business model offers the low prices of an off-price retailer as well as the branded merchandise, product breadth and product diversity traditionally associated with department stores. Our business model appeals to both customers seeking low prices and to shoppers with specific merchandise needs for a wide range of style, color and size options. We maintain specific strengths in menswear, juvenile furniture, brand-name and designer coats and brand-name apparel. In contrast to department and specialty stores, our merchandise selection is offered at EDLP. Department stores initially price merchandise at full retail value, then implement a series of promotional and sale events to achieve a lower average sale price. Our customers do not need to wait for promotions to receive the best value. Further, our “no-frills” operations lead to merchandise generally being available at an additional discount to department store sale prices. We offer an attractive option for the growing segment of shoppers seeking department store styles and selection, but also low and consistent prices.

Deep Vendor Relationships with Mutually Attractive Economics. We have long-standing and strong relationships with an extensive network of more than 1,000 vendors. Some of these relationships span up to three decades. We believe our vendor relationships, combined with our buyer- and seller-friendly sourcing terms, make us a sought-after business partner. We seldom require margin guarantee provisions (guarantees by our vendors of minimum gross profit margins on items purchased by us from such vendors) in our supply contracts, providing low-risk accounts to vendors. Under a gross profit margin guarantee provision, a vendor agrees to maintain the department store’s profit margin on items by reducing the price of future goods or rebating the difference between the initial price and the marked down price if markdowns from the initial price were taken to sell out the ordered quantity for the season. Additionally, our strategy of purchasing a majority of our merchandise pre-season allows us to acquire a product line with a depth of style, size and color that is more extensive than the product lines of many of our off-price competitors, which make a large portion of their purchases in-season. We purchase no more than 5% of our annual demand from any one supplier and do not maintain any long-term or exclusive commitments to purchase from any single manufacturer.

Strong Operational Track Record. Our operations have generated profits every year since our inception in 1972.

Diversified Revenue Base with Low Volatility. As of September 2, 2006, we operate 367 stores in 42 states (exclusive of one store closed due to hurricane damage). We offer merchandise across departments, including: ladies sportswear, menswear, coats, family footwear, baby furniture and accessories, home décor and gifts. We have diversified our product mix from primarily coats and outerwear as we have grown our other apparel and specialty divisions over time. Ladies’ coats and men’s outerwear comprised 11.0% of our net sales for the fiscal year ended June 3, 2006, down from 13.7% in fiscal 2005.

Recently Remodeled Store Base and Expanded Distribution Network. We have invested heavily in our operations over the past few years by building a new distribution center and refurbishing many of our stores. Over 70% of our existing stores as of June 3, 2006 had been opened, remodeled or expanded within the past seven years in connection with the adoption of our new store prototype. In 2004, we completed our distribution facility in Edgewater Park, New Jersey, and in April 2006, we opened our fourth distribution center on the west coast in San Bernardino, California which currently is fully operational. Our recent expenditures on distribution facilities should lead to reduced capital expenditures in the immediate future. Given our current distribution center utilization rates, we believe we could double our store base without adding distribution capacity.

Strong Incumbent Management Team. We have an experienced senior management team consisting of 36 individuals. Three of the five senior executives have an average experience of 23 years with us and we recently hired an Executive Vice President, Chief Merchandising Officer with 30 years of retail experience, most recently as an executive of a women’s apparel specialty store company. Included in our senior management are 14 merchandise managers with an average tenure of 18 years. We also recently hired an Executive Vice President, Chief Financial Officer with 22 years of operational, financial, and significant retail experience. We attribute our success in retaining highly desirable personnel in part to the entrepreneurial culture we foster. This rewarding culture draws highly motivated individuals, many of whom have spent nearly their entire careers rising through our ranks. Our management team has been central to our proven track record of consistent profitability.

Our Business Strategy

We intend to pursue the following key elements of our current business strategy:

Offer a wide and appealing selection of brand-name apparel at EDLP. We offer a merchandise selection substantially broader than that of our off-price competitors and similar to the selection found at a department store. Unlike other off-price retailers, we offer a full selection of style, size, and color to our customers. In contrast to merchandise at department and specialty stores, our merchandise is offered at EDLP, allowing customers to obtain the best value at our stores without waiting for sales or promotions. Further, we provide a more inviting shopping environment than our off-price competitors, with wider aisles and easy to navigate merchandise displays.

Provide the widest selection of famous-maker and designer coats of any retailer. Although ladies’ coats and men’s outerwear for the fiscal year ended June 3, 2006 comprised only 11.0% of our net sales, our extensive and attractively priced coat selection continues to attract first-time and repeat customers in need of outerwear. Over the last two decades, we have successfully cross-sold our broad product lines to the destination coat shopper. Management believes our model successfully turns many coat customers into repeat shoppers.

Cultivate exceptionally strong vendor relationships. Our relationships with over 1,000 vendors have been built over decades and are difficult for competitors to replicate. These relationships exist throughout our merchandising division. Our sourcing terms enable us to be a strong, long-term partner of our vendors. Unlike department stores, we seldom require margin guarantee provisions in our supply contracts. As a result, we believe vendors enjoy the benefit of our lower risk, clean accounts.

Purchase early in each fashion season and reorder in rapid response to trends. We purchase large quantities of merchandise early in each fashion season and reorder merchandise in rapid response to sales trends. We buy the majority of our merchandise pre-season, when department stores make a large portion of their purchases, and the balance in-season, when off-price retailers make a large portion of their purchases. This strategy helps us maintain a sizable, current and varied selection of apparel throughout the year with lower average prices than department stores and superior selection compared to our off-price competitors.

Adhere to an opportunistic yet disciplined real estate strategy. We have grown our store base consistently since our founding in 1972, developing more than 98% of our stores organically, rather than through acquisition. We have maintained an average rent per square foot that we believe is well below the rents paid per square foot by many of our off-price competitors. Further, 88% of our stores are leased, rather than owned. Our current typical lease contracts have an initial period of five years, with multiple renewal options of five years each, and a majority of our leases provide us with a one-time, one-sided termination option after three years. By strategically evaluating opportunities nationwide, we are able to maintain a highly efficient and flexible cost structure and to secure new, desirable real estate at highly favorable terms.

Continue to pursue new store opportunities. We have a proven track record of successful new store expansion. We believe there is ample opportunity for continued store growth. Over the last five fiscal years we have added an average of 20 new stores per year. Our value proposition of large, fashionable assortments at low prices resonates across the country. In addition, we have lower market penetration than many of our off-price competitors, and we believe there is ample opportunity for continued expansion. We believe we can continue to expand our store base at a pace consistent with our recent history.

Achieve gains in operating efficiencies and customer satisfaction. Our management continues to drive operating improvements in our business. We further believe that our new cash back return policy will help increase customer satisfaction. By the end of August 2006, the cash back return policy was implemented in all of our stores, and the national advertisement campaign announcing the policy began in September 2006. We continue to explore ideas to improve our field operations, distribution, and merchandising initiatives including an improvement in planning and allocation on a region-by-region and store-by-store basis.

Company History

Founded in 1972, we have grown to become a leading nationwide apparel retailer, generating sales in excess of $3 billion annually. In 1983, we conducted our initial public offering, at the same time expanding from 31 to 68 stores by the end of the following fiscal year. We launched our family footwear department in 1996, which expanded to 54 stores by 1997 and 152 stores in 1998. We were acquired on April 13, 2006 by affiliates of Bain Capital in a take-private transaction. The total transaction value was $2.1 billion, or $45.50 per share in cash.

The Stores

As of September 2, 2006, we operated 367 stores in 42 states under the names “Burlington Coat Factory Warehouse” (342 stores exclusive of one store closed due to hurricane damage), “MJM Designer Shoes” (17 stores), “Cohoes Fashions” (7 stores), and “Super Baby Depot” (1 store). Our store base is geographically diversified with stores located in 42 states and within all key regions of the U.S.

All of our stores are either free-standing or are located in shopping malls, strip shopping centers or other commercial complexes. We believe that our customers are attracted to our stores principally by the availability of a large assortment of first-quality current brand-name merchandise at EDLP.

Burlington Coat Factory Warehouse offers customers a complete line of value-priced apparel, including: ladies sportswear, menswear, coats, family footwear, baby furniture and accessories as well as home décor and gifts. BCFW’s broad selection provides a wide range of apparel, accessories and furnishing for all ages. BCFW has the infrastructure to purchase pre-season and in-season merchandise, allowing us to be nimble when responding to changing market conditions and consumer fashion preferences. Furthermore, we believe BCFW’s substantial selection of staple, destination products such as coats, Baby Depot products as well as men’s and boys’ suits attracts customers from greater distances than the average retailer. These products drive incremental store-traffic and differentiate us from our main competitors.

We opened our first MJM Designer Shoes store in 2002. MJM Designer Shoes offers an extensive collection of men’s, women’s and children’s moderate- to higher-priced designer and fashion shoes, sandals, boots and sneakers. MJM Designer Shoes stores also carry accessories such as handbags, wallets, belts, socks, hosiery and novelty gifts. MJM Designer Shoes stores provide a superior shoe shopping experience for the value conscious consumer by offering a broad selection of quality goods at discounted prices in stores with a convenient self-service layout. As of September 2, 2006, there were 17 MJM Designer Shoes stores in seven states.

Cohoes Fashions offers a broad selection of designer label merchandise for men and women, targeting the fashion conscious mainstream shopper. The stores carry a steadily changing selection of luxury labels. Apparel brands include Armani, Burberry, Calvin Klein, Cavalli, Dolce & Gabbana, Fendi, Gucci, Prada and Versace. Cohoes Fashions stores also feature youth-oriented labels. In addition, the stores carry decorative gifts and home furnishings. Cohoes Fashions customers enjoy an upscale shopping experience, including convenient services such as a Cohoes Store Credit Card and personal shopping services. Cohoes Fashions, Inc. was acquired by us in 1989 and presently operates a seven-store chain in the Northeast.

Through June 2003, we operated seven stores under the name “Decelle.” During July 2003, these stores were closed. We converted three stores formerly operated as Decelle stores to BCFW stores during fiscal 2004, and converted two stores formerly operated as Decelle stores to Cohoes Fashions stores during fiscal 2005. Through August 2004, we operated one store under the name “Totally 4 Kids.” In October 2004, this store was converted into two separate stores: a Super Baby Depot store and an MJM Designer Shoe store. We closed our two stand-alone Luxury Linens stores during the first half of fiscal 2006 but continue to operate Luxury Linens as a department within our BCFW stores.

The table below details our four store concepts:

BCFWC Store Concepts (as of September 2, 2006)

Concept	# Stores		Avg. Size (sq. ft. in thousands)	Net Sales(1) % of Total (dollars in millions)	Merchandise Focus
BCFW	342	(2)	81	$3,315 96.7%	Value-priced women’s, men’s, children’s apparel and accessories. Most stores include linens, bath items, gifts, luggage, family footwear, baby apparel and furniture.

MJM Designer Shoes	17		27	$ 60 1.7%	Moderate- to higher-priced designer and fashion men’s, women’s and children’s footwear, handbags and other accessories.

Cohoes Fashions	7		48	$ 48 1.4%	Broad selection of luxury and designer-label merchandise for men and women, decorative gifts and home furnishings.

Super Baby Depot	1		28	$ 6 0.2%	Brand-name merchandise including apparel, furniture and accessories for newborns, infants and toddlers.

(1)	Net sales excludes Other Revenue, consisting of rental income, layaway and alteration charges. Represents net sales for the fiscal year ended June 3, 2006.
(2)	Excludes one store closed due to Hurricane Katrina.

In general, we have selected sites for our stores where there are suitable existing structures which can be refurbished and, if necessary, enlarged in a manner consistent with our merchandising concepts. In some cases, space has been substantially renovated or built to our specifications given by us to the lessor. Such properties have been available to us on lease terms which we believe have been favorable. The stores generally are located in close proximity to population centers, other department stores and other retail operations and are usually established near a major highway or thoroughfare, making them easily accessible by automobile. We own substantially all the equipment used in our stores and believe that our selling space is well utilized and that our equipment is well maintained and suitable for its requirements.

Some stores contain departments licensed to unaffiliated parties for the sale of items such as lingerie, fragrances, shoes and jewelry. During fiscal 2006, our rental income from all of our licensed departments aggregated less than 1% of our total revenues.

Growth and Expansion

Since 1972 when our first store was opened in Burlington, New Jersey, we have expanded to 342 BCFW stores, seven Cohoes Fashions stores, 17 MJM Designer Shoes stores, and one stand-alone Super Baby Depot store. During the three months ended September 2, 2006, three Burlington Coat Factory stores, one MJM Designer Shoe store and one Super Baby Depot store were closed.

We believe our real estate locations represent a competitive advantage. As one of the early players in the off-price branded apparel industry, we benefited from an ample supply of highly attractive real estate locations. We currently operate stores up to 120,000 square feet, occupying significantly larger boxes than our typical off-price or specialty store competitors. Major landlords frequently seek us as a tenant because the appeal of our apparel merchandise profile attracts a desired customer base and because we can take on larger facilities than most of our competitors. In addition, we have built long-standing relationships with major shopping center developers. At September 2, 2006, we operated stores in 42 states. We plan to open stores in two additional states, Mississippi and North Dakota in fiscal 2007, and we are exploring expansion opportunities both within our current market areas and in other regions.

We believe that our ability to find satisfactory locations for our stores is essential for the continued growth of our business. The opening of stores generally is contingent upon a number of factors, including the availability of desirable locations with suitable structures and the negotiation of acceptable lease terms. There can be no assurance, however, that we will be able to find suitable locations for new stores or that even if such locations are found and acceptable lease terms are obtained, we will be able to open the number of new stores presently planned.

We seek to maintain our competitive position and improve our prospects by periodically re-evaluating our methods of operation, including our pricing and inventory policies, the format of our stores and our ownership or leasing of stores.

Real Estate Strategy and Store Expansion

For the three months ended September 2, 2006, we owned the land and/or building for 42 of our 367 stores (exclusive of one store closed due to hurricane damage). Generally, however, our policy has been to lease our stores, with average rents that are below off-price competitors’ rents. Our large average store size (generally twice that of our off-price competitors), ability to attract foot traffic and our disciplined real estate strategy enable us to secure these lower rents. The majority of our stores are located in strip centers, regional power centers or are freestanding. We lease 88% of our store base and own the remaining 12%.

We negotiate leasing terms that are highly flexible and favorable to us. Our current typical lease contracts have an initial period of five years with several renewal options of five years each, and a majority of our leases provide us with a one-time, one-sided termination option after three years. The flexibility of our leasing arrangements enables us to relocate stores swiftly or close underperforming stores. We seek to maintain a highly efficient and flexible cost structure and to secure new, desirable real estate at highly favorable terms. We competitively maintain our leases by re-evaluating our current leases and evaluating new opportunities nationwide. Our plan to increase the number of our stores will depend in part on the continued availability of suitable existing retail locations or built-to-suit store sites on acceptable terms.

We have a proven track record of successful new store expansion. Our store base grew from 13 stores in 1980 to 367 stores (exclusive of one store closed due to hurricane damage) as of September 2, 2006.

Store Openings and Closings

Fiscal Year	2001	2002	2003	2004	2005	2006
Stores (Beginning of Period)	282	295	319	335	349	362
Stores Opened	16	29	22	24	16	12
Stores Closed	(3)	(5)	(6)	(10)	(3)	(6)

Stores (End of Period)	295	319	335	349	362	368	*

*	Inclusive of three stores that closed because of hurricane damage.

Generally, new stores have been profitable in their first year, with profits growing quickly and predictably thereafter. We expect to continue expanding our store base. We believe significant new store growth opportunities are available due to the ability of our store concepts to fit into a wide range of real estate types. Our value proposition of large fashionable assortments at low prices resonates across the country. Our store count relative to our competitors’, such as TJ Maxx, Marshalls, and Kohl’s, across the U.S. illustrates our compelling growth prospects.

Operations

Distribution

During fiscal 2004, we completed construction of a new warehouse and distribution facility of approximately 648,000 square feet in Edgewater Park, New Jersey. This facility expanded our warehousing and distribution capacity and allowed us to increase our percentage of centrally-received goods. The facility began processing merchandise in August of 2003 and has been fully operational since August 2004. During fiscal 2005, we began implementing a new warehouse management system that we believe will (1) reduce receiving, sorting and other merchandise handling times, (2) improve planning and allocation efficiency and (3) reduce merchandise processing and handling costs. We continue to develop this warehouse management system. The facility also contains a new data center. This data center and the existing data center at our corporate headquarters are active operational data centers connected by a high speed telecommunications network. These facilities provide backup to each other in the case of an event causing a loss of data at one of the facilities.

Distribution of merchandise to our stores is accomplished both via drop-shipment directly to stores, allowing for expeditious delivery of seasonal offerings, and utilization of central distribution centers to move the remaining merchandise more cost-effectively. Our four distribution centers average approximately 457,000 square feet. With the opening of the new 440,000 square foot facility, our distribution facilities will be strategically located throughout the United States to support our network of stores. Given current and projected utilization rates and planned store openings, we believe we could double our store base with our existing distribution facilities.

	Calendar Year Operational	Size (thousands of sq. ft.)	Leased/ Owned
Burlington, NJ	1987	402	Owned
Bristol, PA	2001	340	Leased
Edgewater Park, NJ	2004	648	Owned
San Bernardino, CA(1)	2006	440	Leased

(1)	The San Bernardino, California facility opened in April 2006 and is fully operational.

Customer Demographic

Our largest target demographic group of customers is 18–49 year-old women. The core target customer is educated, resides in mid- to large-sized metropolitan areas and has an annual household income of $35,000 to $100,000. This customer shops for herself, her family and her home. We appeal to value seeking and fashion conscious customers who are price-driven but enjoy the style and fit of high-quality, branded merchandise. These core customers are drawn to us not only by our value proposition, but also by our broad selection of styles, our brands and our highly appealing product selection for families.

Customer Service

We are committed to providing our customers with an enjoyable shopping experience. In training our employees, we emphasize knowledgeable and friendly customer service. We train specialized employees who work in departments where customers benefit from more hands-on assistance. For example, the men’s suits departments are staffed with trained men’s suit sales experts and professional tailors. Additionally, we offer Baby Depot customers access to highly-trained personnel who can advise parents on apparel, furniture and accessory selection.

Marketing and Advertising

We execute a multi-channel marketing and advertising program promoting key categories during peak selling periods and events. The primary advertising media used are network television and nationally-distributed free-standing newspaper inserts. Specifically, we target fashion conscious consumers and new mothers with national magazine advertising. We advertise in local newspapers, on television and radio to promote grand opening sales and other promotional events in local markets.

Our advertising messages have been consistent over the years. These messages educate consumers on the concept of value pricing and have created strong, highly recognized and well regarded brands. We have focused our marketing efforts on communicating clear messages on key store characteristics that appeal to our target audience: EDLP and an extensive selection of branded, fashionable merchandise in a convenient and enjoyable shopping environment. Total advertising expenditures for fiscal 2006 were approximately $74 million.

Information Systems

To assist with inventory management, we are currently in the process of implementing a third-party markdown optimization software system throughout our stores. Management believes that the system will improve our ability to monitor the performance of merchandise on a regional basis in order to clear underperforming merchandise earlier in the season, purchase newer or more in-demand items more quickly and manage pricing decisions. The initial implementation of the system was limited to certain ladies’ and girls’ sportswear items for the 2005 fall season. During the next phase of implementation, which is scheduled to occur during fiscal 2007, we will be managing additional fashion merchandise including some men’s, youth, shoes and linen classes.

During fiscal 2005, we began processing customers’ paper checks electronically through the Automated Clearinghouse (ACH) system. As a result, the rate of bad check acceptance at stores has been reduced. Since the implementation of ACH in some of our store locations, the annual bad-check expense has been reduced from $7 million to $4 million. We recently completed the implementation of ACH in all of our store locations.

During fiscal 2006, we continued our drive to increase the percentage of our merchandise purchases performed via electronic data interchange (“EDI”). Conducting transactions via EDI, rather than via paper purchase orders, advanced ship notices and paper invoices, improves efficiency in submitting merchandise orders, receiving merchandise and processing payments for merchandise orders. By the end of fiscal 2006, approximately 60% of all our merchandise purchases and invoices were being conducted via EDI. In addition, during fiscal 2006, we implemented a UPC catalog functionality that allows for a seamless integration with many of our vendors’ systems by utilizing UPC codes for orders placed with those vendors.

In conjunction with our new cash back policy, we are implementing a returns management system that we expect will help us track returned merchandise and help us establish key performance indicators to actively manage the overall merchandise return process.

To assist with distribution operations, we are also implementing a new transportation management system that will identify potential ways to reduce inbound freight costs associated with shipping into the distribution centers.

Internet

We offer merchandise for sale through our internet subsidiary, Burlington Coat Factory Direct Corporation, on our online shopping websites (www.burlingtoncoatfactory.com, www.coat.com and www.babydepot.com). The sites feature thousands of merchandise items, shopping cart functionality, item search capability and a secure online payment processing system. An order management system allows for vendor, warehouse and store-based direct fulfillment of orders. Website product data is tied to our inventory systems for maintenance of prices and item availability.

Online merchandise includes a broad assortment of hard- and soft-good baby products, infant through toddler clothing, maternity apparel and coats. The website also provides customers with an online baby registry that is integrated with the in-store registry. Online sales for fiscal 2006 were approximately $9 million. Merchandise orders are fulfilled out of our Bristol, Pennsylvania distribution facility and certain store locations.

Seasonality

Our business is seasonal, with our highest sales generally occurring in the months of September, October, November, December and January. For the past five fiscal years, on average 51% of our net sales have occurred during the five-month period from September through January. Weather, however, continues to be an important contributing factor to the sale of clothing in the fall, winter and spring seasons. Generally, our sales are higher if the weather is cold during the fall and warm during the early spring.

Store Operations and Management

Each store has a manager, one or more assistant managers, and several department managers. We also employ regional and district managers to supervise overall store operating and merchandising policies. Major merchandising decisions are made, overall policies are set, and accounting and general financial functions for our stores are conducted at corporate headquarters. In addition, other operations such as real estate, store operations, loss prevention, merchandise presentation, customer service, and human resources are managed on a Company-wide basis.

Vendors

We maintain relationships with more than 1,000 vendors and have cultivated certain key relationships over the past three decades. These relationships exist throughout the merchandising division and enable us to access a breadth of brands similar to that of a department store. We purchase the majority of our merchandise pre-season, when department stores make the majority of their purchases, and the balance of our merchandise in-season (replenishment, re-orders and opportunistic purchases), when off-price retailers make a large portion of their purchases. We do not maintain any long-term or exclusive commitments to purchase from any single manufacturer.

We follow a multi-source purchasing strategy: we purchase no more than 5% of our annual demand from any one supplier. We further enhance our ability to source up-front, in-season merchandise by seldom requiring margin guarantee provisions in our manufacturers’ supply contracts. This strategy of purchasing up-front allows us to acquire a product line with a depth of style, size, and color which is more extensive than the product lines of our off-price competitors.

Employees

As of September 25, 2006, we employed 25,525 people, including part-time and seasonal employees. Our staffing requirements fluctuate during the year as a result of the seasonality of the apparel industry. We hire additional employees and increase the hours of part-time employees during seasonal peak selling periods. As of September 25, 2006, employees at only two of our stores are subject to collective bargaining agreements. We believe our relations with our employees are good. The following table shows a breakdown of employees as of September 25, 2006:

	Vice President	Operating Director	Manager- Level	Others	Total
Headquarters	36	24	51	922	1,033
Distribution Centers	2	0	84	845	931
Stores	6	18	351	23,186	23,561

Totals	44	42	486	24,953	25,525	(1)

(1)	Represents employees of BCFWC.

Competition

The retail business is highly competitive. Competitors include off-price retailers, department stores, mass merchants and specialty apparel stores. At various times throughout the year, traditional full-price department store chains and specialty shops offer brand-name merchandise at substantial markdowns, which can result in prices approximating those offered by us at our BCFW stores.

Properties

We own the land and/or building for 42 of our stores. Generally, however, our policy has been to lease our stores. Store leases generally provide for fixed monthly rental payments, plus the payment, in most cases, of real estate taxes and other charges with escalation clauses. In many locations, our store leases contain formulas providing for the payment of additional rent based on sales.

We own five buildings in Burlington, New Jersey. Of these buildings, two are used by us as retail space. In addition, we own approximately 97 acres of land in the townships of Burlington and Florence, New Jersey on which we have constructed our corporate office and a warehouse/distribution facility. We lease warehouse facilities of approximately 340,000 square feet in Bristol, Pennsylvania. We lease approximately 20,000 square feet of office space in New York City. We own approximately 46 acres of land in Edgewater Park, New Jersey on which we have constructed an approximately 648,000 square foot facility. This facility expanded our warehousing and distribution capabilities. The facility began processing merchandise in August of 2003 and has been fully operational since August 2004. An additional 440,000 square foot distribution facility opened in April 2006 in San Bernardino, California. See “—Operations—Distribution.”

The following table shows the years in which store leases existing at July 31, 2006 expire:

Fiscal Year Ending	Number of Leases Expiring	Expiring with Renewal Options
2006-2007	5	9
2008-2009	8	86
2010-2011	4	93
2012-2013	1	43
2014-2015	8	31
Thereafter	16	36

Total	42	298

Legal Proceedings

On January 27, 2006 a putative class action complaint was filed by a stockholder of our Company in the Superior Court of New Jersey in and for Burlington County against us and our directors (the “Individual Defendants”) challenging the proposed acquisition of our Company by affiliates of Bain Capital pursuant to the Merger Agreement. Lemon Bay Partners v. Burlington Coat Factory Warehouse Corporation et al. (CA No. Bur. C-000014-06). On March 7, 2006, plaintiff served us and the Individual Defendants with a First Amended Shareholder Class Action Complaint (the “Complaint”). The Complaint asserts on behalf of a putative class of Company stockholders a claim against the Individual Defendants for alleged breaches of fiduciary duties in connection with the proposed Merger. The Complaint alleged, among other things, that the consideration to be paid to holders of Company common stock in the Merger is inadequate. The Complaint further alleged that we and the Individual Defendants have breached a disclosure duty to our stockholders by failing to provide them with material information and/or providing them with misleading information concerning the proposed Merger in our proxy statement. The Complaint also asserted a claim against Bain Capital for aiding and abetting the alleged breaches of fiduciary duties by the Individual Defendants. The Complaint sought, among other things, to enjoin the consummation of the Merger, that the transaction be rescinded if it is not enjoined, and an award of compensatory and rescissory damages as well as attorneys’ fees. On March 30, 2006, we and our directors entered into a memorandum of understanding for a settlement, which will be subject to court approval, pursuant to which the lawsuit will be dismissed against all parties to the lawsuit in consideration of additional disclosures made in the proxy statement supplement related to the Merger and the proposed payment of plaintiff’s legal fees. After the memorandum of understanding was approved by the court, confirming discovery was completed. In July 2006, a motion for preliminary approval of the settlement was filed with the court. The settlement agreement was approved on October 18, 2006. The settlement will not have a material adverse effect on our consolidated financial position, results of operations or cash flows.

We are party to various other litigation matters, in most cases involving ordinary and routine claims incidental to our business. We cannot estimate with certainty our ultimate legal and financial liability with respect to such pending litigation matters. However, we believe, based on our examination of such matters, that our ultimate liability will not have a material adverse effect on our financial position, result of operations or cash flows.

MANAGEMENT

Below is a list of the names and ages of our directors and executive officers and a brief account of the business experience of each of them.

Name	Age	Position
Mark A. Nesci	50	Chief Executive Officer and Director
Thomas J. Fitzgerald	46	Executive Vice President, Chief Financial Officer
Robert L. LaPenta, Jr.	52	Vice President and Chief Accounting Officer
Paul C. Tang	54	Executive Vice President, General Counsel and Secretary
Elizabeth Williams	53	Executive Vice President, Chief Merchandising Officer
Joshua Bekenstein	48	Director
Jordan Hitch	40	Director
John Tudor	37	Director
Laki Nomicos	44	Director

Mark A. Nesci—Chief Executive Officer and Director. Mr. Nesci became our Chief Executive Officer and Director upon closing of the Transactions. Mr. Nesci has been Executive Vice President, Chief Operating Officer and Director since 1999. Mr. Nesci has been employed by us since 1972, beginning his career as a part-time Stock Associate while in high school. In 1976 he was promoted to Store Manager, followed by District Manager in 1980. He became Vice President of Real Estate in 1982, and Vice President of Store Operations in 1983. Mr. Nesci was elected to the Board of Directors in 1989 and gained the title of Chief Operating Officer in 1990. In 1999, he was promoted to Executive Vice President.

Thomas J. Fitzgerald—Executive Vice President, Chief Financial Officer. Mr. Fitzgerald joined us on September 25, 2006 as our Executive Vice President, Chief Financial Officer. Prior to joining us, since 2005, Mr. Fitzgerald was the Chief Operating Officer of Bath & Body Works of Limited Brands, Inc. Mr. Fitzgerald also served as Chief Financial Officer of Bath & Body Works from 2000 to 2005. Mr. Fitzgerald began his career in 1984 with PepsiCo, Inc. During his 16-year tenure with PepsiCo, Mr. Fitzgerald was responsible for finance, marketing and business planning functions. Mr. Fitzgerald has over 22 years of financial and business experience. Mr. Fitzgerald received a Bachelor’s Degree in Finance from the University of Florida and an MBA in Finance from the Indiana University School of Business.

Robert L. LaPenta Jr.—Vice President, Chief Accounting Officer. Mr. LaPenta has been our Vice President since 1999 and Chief Accounting Officer since 1986. He was appointed Treasurer in 2003. He joined us as Controller in 1984. From 1978 to 1984, Mr. LaPenta was the Corporate Financial Reporting and Tax Manager at Spencer Gifts. From 1976 to 1978, Mr. LaPenta was an accountant at Touche Ross & Co. Mr. LaPenta is a certified public accountant. He received a B.S. in Accounting from the University of Delaware.

Paul C. Tang—Executive Vice President, General Counsel and Secretary. Mr. Tang has been our Executive Vice President, General Counsel and Secretary since 1993. He was named Vice President in 1995, Executive Vice President in 1999 and Secretary in 2001. From 1989 to 1993, Mr. Tang was a partner in the law firm of Reid & Priest. From 1987 to 1988, he was a partner of the law firm of Milstein & Tang. From 1980 to 1987, Mr. Tang was an attorney at the law firm of Phillips Nizer, where he became a partner in 1985. Mr. Tang received an A.B. from Harvard University and holds J.D. and M.B.A. degrees from Columbia University.

Elizabeth Williams—Executive Vice President, Chief Merchandising Officer. Ms. Williams has been our Executive Vice President, Chief Merchandising Officer since June 2006. Prior to joining us, Ms. Williams was President of Fashion Bug, a division of Charming Shoppes from July 1999 to January 2006. She joined Charming Shoppes in 1995 and held the position of Executive Vice President and President of Fashion Bug. Charming Shoppes owns and operates women’s apparel specialty stores. Ms. Williams has over 30 years of retailing experience. Ms. Williams received a B.A. in Sociology from the University of California, Berkeley.

Joshua Bekenstein—Director. Mr. Bekenstein, a Managing Director of Bain Capital, joined the firm at its inception in 1984. Mr. Bekenstein serves as a board member of Bombardier Recreational Products, Bright Horizons Family Solutions, Dollarama, Toys “R” Us and Waters Corporation. Previously, Mr. Bekenstein spent two years as a consultant at Bain & Company. Mr. Bekenstein received an M.B.A. from Harvard Business School and a B.A. from Yale University.

Jordan Hitch—Director. Mr. Hitch, a Managing Director of Bain Capital, joined the firm in 1997. Mr. Hitch serves as a board member of Bombardier Recreational Products and MC Communications. Prior to joining the firm, Mr. Hitch was a consultant at Bain & Company where he worked in the financial services, healthcare and utility industries. Mr. Hitch received an M.B.A., with distinction, from the University of Chicago Graduate School of Business. He received a B.S. in Mechanical Engineering from Lehigh University.

John Tudor—Director. Mr. Tudor, a Principal of Bain Capital, joined the firm in 2000. Previously, Mr. Tudor was a consultant at the Monitor Group. Mr. Tudor received an M.B.A. from Harvard Business School, where he was a Baker Scholar. He is a graduate of the University of Cape Town in South Africa, and the University of Oxford in the United Kingdom, where he was a Rhodes Scholar.

Laki Nomicos—Director. Mr. Nomicos, an Executive Vice President in the Portfolio Group of Bain Capital, joined the firm in 1999. Mr. Nomicos serves as a board member of Bombardier Recreational Products and Dollarama. Prior to joining the firm, Mr. Nomicos held several senior corporate and division management positions at Oak Industries where he headed the WDM business unit of Lasertron, a semiconductor laser manufacturer serving the telecommunications industry. Previously, Mr. Nomicos was a manager at Bain & Company. Mr. Nomicos received an M.B.A. from Harvard Business School and a B.S.E., Phi Beta Kappa and magna cum laude, from Princeton University.

Nomination of Directors

In connection with the Transactions, Parent entered into a stockholders agreement with its stockholders, including funds associated with Bain Capital, which established the composition of our Board of Directors. Pursuant to the agreement, Bain Capital Fund IX, LLC has the authority to nominate one member of the Board of Directors and the other members are nominated by the holders of the majority of the shares held by other funds associated with Bain Capital which are party to the agreement.

Code of Business Conduct and Ethics

We adopted a Code of Business Conduct and Ethics (which includes our Code of Ethics for our Chief Executive Officer and senior financial officers).

Audit Committee

Our Board of Directors has separately designated an audit committee and the functions of a traditional audit committee are carried out by two of the members of the Board. Our Board has determined that each member of the Board is financially literate but no determination has been made as to the ability of any director to qualify as a “financial expert” within the meaning of the regulations adopted by the Securities and Exchange Commission. Neither of our directors who serve on the Audit Committee is independent due to their affiliations with Bain Capital.

EXECUTIVE COMPENSATION

The following table provides information for the last three fiscal years concerning compensation earned for services rendered in all capacities by our Chief Executive Officer, our two other most highly compensated executive officers for the fiscal year ended June 3, 2006 and our former Chief Executive Officer (the “Named Executive Officers”). Ms. Williams, our new Executive Vice President, Chief Merchandising Officer, and Thomas Fitzgerald, our new Executive Vice President, Chief Financial Officer, are not represented in the table below because they were hired effective as of June 26, 2006 and August 30, 2006, respectively and accordingly did not receive any compensation from us during fiscal 2006.

Name and Principal Position(1)	Fiscal Year Ended	Salary ($)	Bonus ($)	Other Annual Compensation ($)		Restricted Stock Award(s) ($)	Options (#)(4)		Long- Term Incentive Plan Payouts	All Other Compensation ($)(5)
Monroe G. Milstein,	2006	291,400	—	—		—	—		—	14,700
President and Chief	2005	322,400	—	—		—	—		—	14,350
Executive Officer	2004	322,400	—	—		—	—		—	14,000

Mark A. Nesci,	2006	600,780	150,000	4,242,240	(2)	3,500,010	70,000	(3)	—	14,700
President and Chief	2005	392,804	—	—		—	—		—	14,350
Executive Officer; Executive Officer; Executive Vice President, Chief Operating Officer	2004	365,149	—	—		—	—		—	14,000

Robert L. LaPenta, Jr.,	2006	209,241	67,254	303,440	(2)	$250,020	20,000	(3)	—	14,700
Vice President Chief	2005	169,230	30,703	—		—	5,000		—	14,350
Accounting Officer and Treasurer	2004	158,077	10,000	—		—	—		—	14,000

Paul C. Tang,	2006	306,934	60,000	464,028	(2)	400,050	20,000	(3)	—	14,700
Executive Vice President,	2005	262,115	15,000	—		—	5,000		—	14,350
General Counsel and Secretary	2004	248,077	10,000	—		—	—		—	14,000

(1)	All positions represent the capacities in which individuals served as of June 3, 2006, except in the case of Mr. Milstein who resigned effective as of April 13, 2006, in connection with the Merger. Mr. Nesci served as our Executive Vice President, Chief Operating Officer until April 13, 2006 when he was unanimously elected by the Board to serve as President and Chief Executive Officer.
(2)	Merger compensation received for outstanding vested options as of April 12, 2006. Prior to cancellation, the options all had exercise prices of less than $45.50 per share and the consideration was determined on the weighted average exercise prices of the options.
(3)	After the consummation of the Merger on April 13, 2006, new options to purchase units of common stock of Parent were granted as follows: Mr. Nesci: 70,000, Mr. Tang: 20,000 and Mr. LaPenta: 20,000. The units and the new options to purchase common stock are described below under the heading “Option Grants—Option Grants by Parent.” The securities underlying options for 2006 are shown in units.
(4)	The options to purchase our common stock shown for 2005 vested and were cashed out with the Merger. See Note 2 above.
(5)	Constitutes our contribution to our 401(K) Profit Sharing Plan.

Option Grants

Option Grants by our Company. We did not grant options to the Named Executive Officers in fiscal year 2006.

Option Grants by Parent and the 2006 Management Incentive Plan. After the consummation of the Merger, the Board of Directors of Parent adopted the 2006 Management Incentive Plan (the “Plan”). Pursuant to the Plan each of the Named Executive Officers was granted options to purchase “units” of common stock in Parent. Each unit consists of nine shares of Class A common stock and one share of Class L common stock of Parent. The shares compromising a unit are in the same proportion as the shares of Class A and Class L common stock held by all stockholders of Parent. The options are exercisable only for whole units and cannot be separately exercised for the individual classes of Parent common stock. The units were granted in three tranches with exercise prices as follows: Tranche 1: $90 per unit; Tranche 2: $180 per Unit; and Tranche 3: $270 per Unit. 40% of the options vest on the second anniversary of the grant date, and then one-third of the remaining 60% vests on the third, fourth and fifth anniversary of the grant date, respectively. All options become exercisable upon a change of control and unless determined otherwise by the plan administrator, upon cessation of employment, options that have not vested will terminate immediately, units issued upon the exercise of vested options will be callable and unexercised vested options will be exercisable for a period of 60 days. The final exercise date for any option granted is the tenth anniversary of the grant date.

The following table sets forth the number of stock options granted by Parent to the Named Executive Officers during fiscal year 2006.

Individual Grants

Name	Number of Units Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year(2)	Exercise Price Per Share ($)		Expiration Date	Present Value of Tranche on the Grant Date $(1)
Mark A. Nesci	23,334 23,333 23,333	20.1%	90.00 180.00 270.00	(3) (3)	04/13/2016	$1,239,735 905,087 712,356

Robert L. LaPenta, Jr.	6,667 6,667 6,666	5.7%	90.00 180.00 270.00	(3) (3)	04/13/2016	$354,218 258,613 203,513

Paul C. Tang	6,667 6,667 6,666	5.7%	90.00 180.00 270.00	(3) (3)	04/13/2016	$354,218 258,613 203,513

(1)	In accordance with SEC regulations, this column shows the present value of the grant at the grant date assuming that the present value of each tranche is as follows: Tranche 1: $53.13, Tranche 2: $38.79, Tranche 3: $30.53.
(2)	Based on options to purchase a total of 347,500 units of Common Stock granted to employees during fiscal 2006.
(3)	The exercise price exceeds the fair market value per share of our Common Stock on the date of grant.

Name	Number of Class L Stock Options	Number of Class A Stock Options	Total Number of Shares Underlying Options	Amount Vested	Amount Exercised
Mark Nesci	70,000	630,000	700,000	(1)	—
Robert L. LaPenta, Jr.	20,000	180,000	200,000	(1)	—
Paul Tang	20,000	180,000	200,000	(1)	—

(1)	The grant date for these options was April 13, 2006. 40% of the options will vest on the April 13, 2008, and then one-third of the remaining 60% vests on April 13, 2009, 2010, 2011, respectively. As of June 3, 2006, none of the outstanding options were exercisable.

Treatment of BCFWC Options in Connection with the Transaction

In connection with the Merger, all outstanding stock options for BCFWC stock with exercise prices below $45.50 were cancelled. The following table shows the number of shares of our common stock subject to options that were held by each of the Named Executive Officers at the time of the Merger and the value of those awards, based on the Merger consideration of $45.50 per share.

	Stock Option
Named Executive Officers	Shares (#)	Value ($)
Name
Mark Nesci	152,000	4,242,240
Robert L. LaPenta, Jr.	12,000	303,440
Paul Tang	17,400	464,028

Aggregate Option Exercises and Year-End Option Value Pre-Merger. No options were exercised by our Named Executive Officers in 2006 prior to the Merger.

Employment Agreements

On April 13, 2006, we entered into employment agreements with Messrs. Nesci, LaPenta and Tang. Mr. Nesci serves as our President and Chief Executive Officer; Mr. LaPenta serves as Vice President, Chief Accounting Officer, Mr. Tang serves as Executive Vice President, General Counsel and Secretary. On June 26, 2006 and on August 30, 2006, we entered into employment agreements with Elizabeth Williams who serves as Executive Vice President, Chief Merchandising Officer and with Thomas Fitzgerald who serves as Executive Vice President, Chief Financial Officer, respectively.

Base Salary. The minimum annual base salary (which may be increased or decreased in accordance with each Executive’s employment agreement) for each of Messrs. Nesci, Fitzgerald, LaPenta, Tang and Ms. Williams during their respective employment periods with our Company is $600,000, $500,000, $250,000, $320,000 and $450,000, respectively.

Term, Benefits, Non-Compete Covenant. Each agreement provides for an initial term of three years, and provides for automatic one-year renewals unless expressly not renewed at least 90 days before the next renewal date. The agreements provide for a minimum annual base salary, which base salary may be increased at the discretion of the board of directors or a committee thereof. Each officer is also eligible to participate in our medical benefit and retirement plans, and is subject to our policies with respect business expense reimbursement, on the same basis as other senior executives. Each agreement provides that each executive will be subject to a covenant not to compete and a covenant not to solicit employees, customers, suppliers, licensee, service providers or any other business relation of our Company at all times while employed and for up to one year after his termination of employment (in Mr. Nesci’s case, up to two years after termination of his employment), and a covenant not to disclose confidential information during the employment term and at all times thereafter. Pursuant to each agreement, we shall provide the executive with the use of an automobile. We are responsible for all costs and expenses incurred in the operation, maintenance, insurance and repair of such automobile.

Restricted Stock Grants and Bonuses. Each of the executives that entered into an employment agreement on April 13, 2006 was given the option of receiving his retention bonus in cash or as a restricted stock award which would vest on the first anniversary of his employment agreement. Each of those executives who chose to receive all or a portion of his respective retention bonus in a restricted stock award were granted restricted shares of Parent pursuant to the Plan. Accordingly, each Named Executive Officer received a restricted stock award consisting of Class A Common Shares and Class L Common Shares of Parent of which 100% will vest on April 13, 2007 or earlier upon the same conditions of the payment of his retention bonus. Each of Ms. Williams and Mr. Fitzgerald received a sign-on bonus, a stock option grant and is eligible to receive a guaranteed bonus on the anniversary of their respective start date of employment. Each agreement also provides for participation in our Senior Management Bonus Plan and the Plan during the years of employment by our Company.

Each of our Named Executive Officers also chose to receive a portion of his retention bonus in cash payable upon the first anniversary of his employment agreement. The following table shows the amount of the bonus and the number of units of restricted stock of Parent awarded to the Named Executive Officer.

Name	Amount of Retention Bonus		Units of Restricted Stock(2)
Mark Nesci	$6,500,000	(1)	38,889
Robert L. LaPenta, Jr.	$250,000	(1)	2,778
Paul Tang	$100,000	(1)	4,445

(1)	Payable on April 13, 2007, the first anniversary of each employment agreement.
(2)	Interests of each executive in the units of restricted stock shall vest on the first anniversary of each employment agreement unless the executive is terminated for “cause” or if he voluntarily terminates his employment with us.

Severance Arrangements. Under each employment agreement, if the executive’s employment is terminated by us without “cause” or by him for “good reason” (as those terms are defined in the agreement), he will be entitled to receive:

•	certain rights accrued through the date of termination, including salary and prior year’s unpaid bonus (and his retention bonus if not already paid),

•	a pro-rated portion of his current year’s annual bonus through the date of termination, based on actual results,

•	a severance payment equal to his then current base salary (in Mr. Nesci’s case two times his then current base salary). The “Severance Period” is initially the one-year period commencing on the date of termination (in Mr. Nesci’s case a two year period commencing on the date of termination), and

•	continued coverage during the Severance Period under our medical, dental and life insurance plans.

As a condition to receiving the severance payment under the agreement, each executive must execute a release of claims in respect of his employment with us.

Death Benefit Agreements

On November 8, 2005, we entered into death benefit agreements with each of Mark Nesci and now former executives Andrew Milstein and Stephen Milstein. Each such agreement provides that, subject to certain conditions set forth in the agreement, we will pay to the executive’s estate or designated beneficiary a death benefit in the amount of $1,000,000 (less applicable withholding taxes) payable at the election of the payee in either (i) a single lump sum, (ii) five equal annual installments (together, in the case of each installment after the first, with interest on the unpaid balance) or (iii) the form of an annuity selected by the payee to be purchased by us. Each death benefit agreement also provides that, in the event that the applicable executive is terminated without “cause” (as defined in such agreement), the death benefit will continue to be payable. Accordingly, if any of the executives named above are terminated without cause following the Merger, the death benefit would continue to be payable to them.

Director Compensation

We will reimburse members of the board of directors for any out-of-pocket expenses incurred by them in connection with the services provided in such capacity. In addition, we may compensate future independent members of the board for services provided in that capacity.

Compensation Committee Interlocks and Insider Participation

We currently have a compensation committee consisting of two directors affiliated with Bain Capital. None of our executive officers serves as a member of the board of directors or compensation committee, or similar committee, of any other company that has one or more of its executive officers serving as a member of our board of directors or our Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As a result of the Merger, all of our outstanding stock is beneficially owned by Holdings, which is wholly-owned by Parent. The following table sets forth information regarding the beneficial ownership of the equity interests of Parent as of July 31, 2006, by:

•	holders having beneficial ownership of more than 5% of the voting equity interest of Parent;

•	each of our executive officers and directors shown in the summary compensation table; and

•	all of our directors and executive officers as a group. Except as noted below, the address for each of the directors and named executive officers is c/o Burlington Coat Factory Warehouse Corporation, 1830 Route 130 North, Burlington, New Jersey 08016.

The table also sets forth ownership information for these persons regarding unvested stock options for which these persons are not deemed to beneficially own the underlying shares of common stock. Each share or option to purchase shares (as listed below) is comprised of “units” of common stock in Parent. Each unit consists of nine shares of Class A common stock and one share of Class L common stock of Parent.

Beneficial ownership is based upon 5,022,847 shares of Class L Common Stock and 45,205,623 shares of Class A Common Stock outstanding as of July 31, 2006.

Name and Address of Beneficial Holder(1)	Number of Class L Equity Interests Beneficially Owned	Percentage of Class	Number of Class A Equity Interests Beneficially Owned	Percentage of Class	Options to Purchase Units not Exercisable within the next 60 days
Principal Equityholders:
Bain Capital Investors, LLC(2)	4,944,444	98.4%	44,499,996	98.4%
Executive Officers and Directors:
Mark A. Nesci(3)	38,889	*	350,001	*	70,000
Paul C. Tang (3)	4,445	*	40,005	*	20,000
Robert L. LaPenta, Jr.(3)	2,778	*	25,002	*	20,000
Joshua Bekenstein(4)	—	*	—	*	—
Jordan Hitch(4)	—	*	—	*	—
John Tudor (5)	—	*	—	*	—
Laki Nomicos(5)	—	*	—	*	—
Elizabeth Williams(6)	3,334	*	30,006	*	30,000
Executive Officers and Directors as Group (8 Persons)	49,446	1.6%	445,014	1.6%	140,000

*	Less than 1%
(1)	“Beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act and generally means any person who, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of closing of the offering are deemed outstanding.
(2)

Includes shares held by each of Bain Capital Integral Investors, LLC (“Integral”), Bain Capital Fund IX, LLC (“Fund IX”), BCIP TCV, LLC (“BCIP TCV”) and BCIP-G Associates (“BCIP-G”). Bain Capital Investors, LLC (“BCI”) is the administrative member of Integral and BCIP TCV, the managing general partner of BCIP-G, and the general partner of Bain Capital Partner IX, L.P., which is the general partner of Bain Capital Fund IX, L.P., which is the sole member of Fund IX. The address of each entity is 111 Huntington Avenue, Boston, MA 02199. Investment and voting decisions at BCI are made jointly by individuals who are managing directors of BCI, and therefore no individual managing director of BCI is the beneficial owner of the securities, except with respect to the shares in which such member holds a pecuniary interest. Each of Mr. Bekenstein and Mr. Hitch is a managing director of BCI entitled to participate in investment and voting decisions and therefore may be deemed to share voting and dispositive power with respect to the shares held by BCI. Mr. Bekenstein and Mr. Hitch each disclaim any beneficial ownership of any such shares, except to the extent of his pecuniary interest therein.

Name of Fund	Class L Common	Class A Common
Bain Capital Integral Investors, LLC	2,523,111.00	23,077,824.00
Bain Capital Fund IX, LLC	2,361,567.00	21,254,078.00
BCP TCV, LLC	58,596.00	157,560.00
BCIP Associates—G	1,170.00	10,534.00

(3)	Interests in the common shares held by the Named Executive Officer do not vest until April 13, 2007. 40% of the options shall vest on the April 13, 2008, and then one-third of the remaining 60% shall vest on April 13, 2009, 2010 and 2011, respectively. All options become exercisable upon a change of control and unless determined otherwise by the plan administrator, upon cessation of employment, options that have not vested will terminate immediately, units issued upon the exercise of vested options will be callable and unexercised vested options will be exercisable for a period of 60 days. The final exercise date for any option granted is April 13, 2016.
(4)	Each of Mr. Bekenstein and Mr. Hitch is a managing director of BCI and therefore may be deemed to share voting and dispositive power with respect to the shares held by BCI. Mr. Bekenstein and Mr. Hitch each disclaim any beneficial ownership of any such shares, except to the extent of his pecuniary interest therein. The address of each person is 111 Huntington Avenue, Boston, MA 02199.
(5)	Each of Mr. Tudor and Mr. Nomicos is a general partner of BCIP Associates III, which is one of the members of Integral, and a beneficial owner of a general partner of BCIP Trust Associates III, which is one of the members of BCIP TCV, and therefore may be deemed to share voting and dispositive power with respect to some of the shares held by BCI. Mr. Tudor and Mr. Nomicos each disclaim any beneficial ownership of any such shares, except to the extent of his pecuniary interest therein. The address of each person is 111 Huntington Avenue, Boston, MA 02199.
(6)	Interests in the common shares held by the Named Executive Officer do not vest until June 26, 2007. 40% of the options shall vest on the June 26, 2008, and then one-third of the remaining 60% shall vest on June 26, 2009, 2010 and 2011, respectively. All options become exercisable upon a change of control and unless determined otherwise by the plan administrator, upon cessation of employment, options that have not vested will terminate immediately, units issued upon the exercise of vested options will be callable and unexercised vested options will be exercisable for a period of 60 days. The final exercise date for any option granted is June 26, 2016.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below, since June 1, 2002, we have not been a party to, nor have we currently proposed, any transaction or series of similar transactions in which the amount exceeds $60,000, and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than compensation agreements and other agreements, which are described in the “Management” section of this prospectus. We believe that each of the following transaction is on terms no less favorable than we could obtain from an unrelated third party.

Set forth below is a summary of certain agreements and arrangements, as well as other transactions between us and related parties which have taken place during our most recent fiscal year or agreements with respect to transactions entered into in our prior fiscal year among related parties and other material agreements.

The Transactions

On January 18, 2006, we entered into the Merger Agreement, pursuant to which Merger Sub, a wholly-owned subsidiary of Parent, merged with and into our Company. As consideration for the Merger, each former holder of our common stock was entitled to receive an amount equal to $45.50 per common share. The Merger closed on April 13, 2006. See “The Transactions.”

2006 Management Incentive Plan

In connection with the Transactions, Parent entered into a 2006 Management Incentive Plan, which provides for grants of stock options to designated employees subject to the terms and conditions set forth in the plan. 511,122 shares of Class L common stock and 4,600,098 shares of Class A common stock are reserved for issuance under the 2006 Management Incentive Plan.

Stockholders Agreement

In connection with the Transactions, Parent entered into a stockholders agreement with its stockholders, including funds associated with Bain Capital, which established the composition of our board of directors, provided for certain restrictions and rights with respect to sales and issuances of our common stock and provides for limited approval rights in favor of Bain Capital. In particular, the stockholders agreement provides that no stockholder may transfer his or her common stock except to permitted transferees and except in compliance with certain restrictions on transfer. Our stockholders have the right to sell a pro rata portion of their common stock if funds associated with Bain Capital elect to sell all or a portion of its common stock. The holders of a majority of our outstanding common stock (and in some cases funds associated with Bain Capital acting alone) also have the right to cause a sale of the Company to occur and to require the other holders of our common stock to participate in such a sale. If we propose to issue new equity securities, each holder of our common stock will have the right to purchase its pro rata share of such new securities. In addition, under the stockholders agreement, funds associated with Bain Capital and other holders of its common stock will have the ability to cause us to register their shares of common stock of Parent and to participate in registrations by us of our common stock. We will be responsible for paying expenses of holders of our common stock in connection with any such registration.

Advisory Agreement

Upon consummation of the Transactions, we entered into an advisory agreement with Bain Capital pursuant to which Bain Capital provides us with the following services:

•	general executive, management and consulting services;

•	identification, support, negotiation and analysis of acquisitions and dispositions by the Company and/or its subsidiaries;

•	support, negotiation and advice in connecting with financing dispositions, mergers, combinations and change of control transactions, and refinancing of existing indebtedness involving the Company (however structured);

•	finance functions, including assistance in the preparation of financial projections and monitoring of compliance with financing agreements;

•	real estate functions, including management and monitoring of real estate properties and development and implementation of real estate strategies;

•	marketing functions, including monitoring of marketing plans and strategies;

•	human resources functions, including searching and hiring of executives; and

•	other services for us and our subsidiaries upon which we and Bain agree.

Pursuant to the agreement, we pay Bain Capital a periodic fee of $1 million per fiscal quarter plus reimbursement for reasonable out-of-pocket fees, and a fee equal to 1% of the transaction value of each financing, acquisition, disposition or change of control or similar transaction by or involving us. Bain Capital received a fee of approximately $21 million in consideration for financial advisory services related to the Transactions. The advisory agreement has a 10-year initial term, and thereafter is subject to automatic one-year extensions unless we or Bain Capital provides written notice of termination, except that the agreement terminates automatically upon an initial public offering or a change of control. If the agreement is terminated early, then Bain Capital will be entitled to receive all unpaid fees and unreimbursed out-of-pocket fees and expenses, as well as the present value of the periodic fee that would otherwise have been payable through the end of the term. The agreement includes customary indemnities in favor of Bain Capital.

Indemnification

The Merger Agreement provides that, after the Merger, Parent and or Company will, jointly and severally, and Parent will cause us to, indemnify and hold harmless the individuals who are now, or have been at any time prior to the execution of the Merger Agreement or who become such prior to the effective time of the Merger, our directors or officers or any of our subsidiaries, or our employees or any of its subsidiaries providing services to or for such a director or officer in connection with the Merger Agreement or any of the transactions contemplated by the Merger Agreement, against costs and liabilities incurred in connection with any pending, threatened or completed claim, action, suit, proceeding or investigation arising out of or pertaining to (i) the fact that such individual is or was an officer, director, employee, fiduciary or agent of our Company or any of our subsidiaries, or (ii) matters occurring or existing at or prior to the effective time of the Merger (including acts or omissions occurring in connection with the Merger Agreement and the transactions contemplated thereby), whether asserted or claimed prior to, at or after the effective time of the Merger.

The Merger Agreement provides that we will provide, for a period of six years after the Merger becomes effective, directors’ and officers’ liability insurance for the benefit of those persons covered under our officers’ and directors’ liability insurance policy on terms with respect to coverage and amounts no less favorable than those of the policy in effect as of the execution of the Merger Agreement, provided that, subject to certain exceptions, the surviving corporation will not be obligated to pay premiums in excess of 300% of the annualized policy premium based on a rate as of the execution of the Merger Agreement. Notwithstanding the foregoing, prior to the effective time of the Merger we are permitted to purchase prepaid “tail” policies in favor of such indemnified persons with respect to the matters referred to above (provided that the annual premium for such tail policy may not exceed 300% of the annualized policy premium based on a rate as of the execution of the Merger Agreement), in which case Parent has agreed to maintain such tail policies in effect and continue to honor the obligations under such policies.

We and Parent have also agreed (i) to continue in effect for at least six years after the effective time of the Merger all rights to indemnification existing in favor of, and all exculpations and limitations of the personal liability of, the directors, officers, employees, fiduciaries and agents of our Company and our subsidiaries in our certificate of incorporation as of the effective time of the Merger with respect to matters occurring at or prior to the effective time of the Merger and (ii) to honor our indemnification agreements with our directors (including one former director, Harvey Morgan) and with certain officers, including Messrs. Nesci, Tang, Grapski, Koster and LaPenta. Each such indemnification agreement provides, among other things, that we will indemnify such indemnified person to the fullest extent permitted by the DGCL, including advancement of legal fees and other expenses incurred by the indemnified person in connection with any legal proceedings arising out the indemnified person’s service as director and/or officer, subject to certain exclusions and procedures set forth in the indemnification agreement.

In addition, our officers and directors under our Certificate of Incorporation and Bylaws are indemnified and held harmless against any and all claims alleged against any of them in their official capacities to the fullest extent authorized by the Delaware General Corporation Law as it exists today or as it may be amended but only to the extent that such amendment permits the Company to provide broader indemnification rights than previously permitted.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Secured Credit Facilities

Banc of America Securities LLC, Bear, Stearns & Co. Inc. and J.P. Morgan Securities Inc. acted as joint lead arrangers and joint bookrunners for the senior secured credit facilities. In connection with the execution and delivery of the Merger Agreement, Parent obtained commitments to provide financing (not all of which was drawn at closing) consisting of, in addition to the notes described hereunder, (a) the $800 million ABL Credit Facility, of which $225 million was drawn at closing, and (b) the $900 million term loan facility. Parent used these facilities and existing debt, as well as equity contributions from its shareholders, to finance the Merger.

ABL Credit Facility

Borrowings under the ABL Credit Facility are limited by a borrowing base which is calculated periodically based on specified percentages of the value of eligible inventory and eligible credit card receivables, subject to certain reserves and other adjustments. The ABL Credit Facility is guaranteed by certain of our U.S. subsidiaries and secured by (a) a perfected first priority lien on all of our inventory, accounts and personal property related to inventory and accounts and certain of our U.S. subsidiaries and (b) a perfected second priority lien on substantially all other real and personal property of such subsidiaries, in each case subject to various limitations and exceptions.

Term Loan Facility

Borrowings under the term loan facility were available in a single drawing on the closing date. The term loan facility is guaranteed by certain of our U.S. subsidiaries and secured by (a) a perfected first priority lien on substantially all of our real and personal property and certain of our U.S. subsidiaries and (b) a perfected second priority lien on all of our inventory, accounts and personal property related to inventory and accounts and certain of our U.S. subsidiaries, in each case subject to various limitations and exceptions.

Holdings Senior Discount Notes

On April 10, 2006, we issued, through our newly-formed holding company, Holdings, $99 million aggregate principal amount of 14 1/2% Senior Discount Notes due October 15, 2014 (referred to herein as the “Holdings Senior Discount Notes”). The Holdings Senior Discount Notes were issued at a discount and yielded $75.0 million at the transaction date. Holdings issued the Senior Discount Notes in transactions exempt from or not subject to registration under the Securities Act, pursuant to Rule 144A and Regulation S under the Securities Act. For reporting purposes, the payment obligations related to the $75 million of Senior Discount Notes issued by investments and the related debt costs have been “pushed down” to the consolidated statements of the Company.

Interest. Prior to April 15, 2008, no cash interest will accrue on the Holdings Senior Discount Notes. Interest on the Holdings Senior Discount Notes will accrete at rate of 14 1/2% compounded semi-annually to an aggregate accreted value of $99 million, the full principal amount at maturity on April 15, 2008. Thereafter, interest will accrue at a rate of 14 1/2% per year, payable semi-annually in cash in arrears on April 15 and October 15 of each year, commencing on October 15, 2008.

Guarantees. The Holdings Senior Discount Notes are not guaranteed by BCFWC or any of BCFWC’s subsidiaries.

Optional Redemption. Holdings may redeem any of the Holdings Senior Discount Notes, in whole or in part, at any time prior to April 15, 2008 at a price equal to 100% of the accreted value of the notes plus a “make-whole” premium. Holding may redeem any of the Holdings Senior Discount Notes, in whole or in part, at any time on or after April 15, 2008, at the redemption prices described in the indenture governing the Holdings

Senior Discount Notes, plus accrued and unpaid interest, if any. In addition, at any time prior to April 15, 2008, Holdings may redeem up to 35% of the aggregate principal amount of the Holdings Senior Discount Notes with the net cash proceeds of certain equity offerings.

Mandatory Partial Redemption. Holdings is required to redeem a portion of the Holdings Senior Discount Notes outstanding on April 15, 2011, sufficient to ensure those outstanding Holdings Senior Discount Notes will not be “applicable high yield discount obligations” within the meaning of Section 163(i)(1) of the Internal Revenue Code of 1986.

Change of Control. Upon a change of control, Holdings may be required to make an offer to purchase each holder’s Holdings Senior Discount Notes at a price equal to 101% of the accreted value thereof, plus accrued and unpaid interest, if any, to the date of purchase.

Certain Covenants. The indenture governing the Holdings Senior Discount Notes contains covenants that, among other things, limit Holdings’ ability and the ability of Holdings’ restricted subsidiaries to:

•	pay dividends on, redeem or repurchase Holdings’ capital stock;

•	make investments and other restricted payments;

•	incur additional indebtedness or issue preferred stock;

•	create liens;

•	permit dividend or other payment restrictions on Holdings’ restricted subsidiaries;

•	sell all or substantially all of Holdings’ assets or consolidate or merge with or into other companies; and

•	engage in transactions with affiliates.

The amount of all restricted payments that can be made by Holdings is approximately equal to 50% of the consolidated net income (as defined in the indenture governing the Holdings Senior Discount Notes) of Holdings since the beginning of the first fiscal quarter following the date on which the Holdings Senior Discount Notes were issued, plus 100% of the net cash proceeds received by Holdings since the date of the indenture from the issue or sale of equity interests. The indenture governing the Holdings Senior Discount Notes prohibits all restricted payments if a default or event of default has occurred under that indenture or if Holdings’ fixed charge coverage ratio is below 2.0 to 1.0.

These limitations are subject to a number of important qualifications and exceptions as described in the indenture governing the Holdings Senior Discount Notes.

•	If the proceeds are paid to or through a non-United States office of a broker that is not a United States person and does not have certain specified United States connections (a “United States Related Person”), a non-United States holder will not be subject to backup withholding tax or information reporting.

•	If the proceeds are paid to or through a non-United States office of a broker that is a United States person or a United States Related Person, a non-United States holder generally will be subject to information reporting (but generally not backup withholding tax) unless the non-United States holder certifies under penalties of perjury that it is not a United States person (usually on an IRS Form W-8BEN) or otherwise establishes an exemption.

Any amounts withheld under the backup withholding tax rules will be allowed as a refund or a credit against the non-United States holder’s United States federal income tax liability provided the required information is furnished to the IRS.

DESCRIPTION OF EXCHANGE NOTES

You can find the definitions of certain terms used in this description under the subheading “—Certain Definitions.” In this description, the term “Company” refers only to Burlington Coat Factory Warehouse Corporation and not to any of its Subsidiaries and the term “Holdings” refers only to Burlington Coat Factory Investments Holdings, Inc. and not to any of its Subsidiaries. The Company will issue the Exchange Notes due 2014 (the “Notes”) under an indenture (the “Indenture”) among itself, the Guarantors and Wells Fargo Bank, N.A., as trustee (the “Trustee”). The Old Notes were issued in a private transaction that was not subject to the registration requirements of the Securities Act.

The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended.

The following description is a summary of the material provisions of the Indenture and the Registration Rights Agreement; all material information regarding the Notes and the rights of the holders of the Notes is summarized herein. The following description does not restate the Indenture and the Registration Rights Agreement in their entirety. We urge you to read the Indenture and the Registration Rights Agreement because they and not this description, define your rights as holders of the Notes. Copies of the Indenture and the Registration Rights Agreement may be obtained from the Company upon request. Certain defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the Indenture or the Registration Rights Agreement, as applicable.

The registered holder of any Note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture.

Brief Description of the Notes and the Guarantees

The Notes:

•	are general unsecured obligations of the Company;

•	are senior in right of payment with any future Subordinated Indebtedness of the Company;

•	are pari passu in right of payment to all existing and future unsecured Indebtedness of the Company that is not subordinated in right of payment to the Notes;

•	are effectively subordinated to any Secured Indebtedness of the Company to the extent of the value of the assets securing such Secured Indebtedness (including the Credit Facilities); and

•	are structurally subordinated to all liabilities of each Subsidiary of the Company that is not a Guarantor of the Notes.

The Guarantees of the Notes:

•	are general unsecured obligations of each Guarantor of the Notes;

•	are senior in right of payment with any existing and future Subordinated Indebtedness of such Guarantor of the Notes;

•	are pari passu in right of payment to all existing and future Indebtedness of such Guarantor of the Notes that is not subordinated in right of payment to the Guarantees of the Notes; and

•	are effectively subordinated to any Secured Indebtedness of any Guarantor of the Notes as to the assets securing such Indebtedness.

The Notes are unsecured. In the event of a bankruptcy or insolvency, any secured lenders will have a prior secured claim to any collateral securing the debt owed to them. The Company’s obligations under each Credit Facility are secured by a security interest in certain of its assets, including the capital stock of certain of its subsidiaries.

The Indenture will permit the Company to incur additional Indebtedness, subject to compliance with the covenant described under “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.”

As of the date of the Indenture, all of the Subsidiaries of the Company will be “Restricted Subsidiaries.” Under the circumstances described under the caption “—Certain Covenants—Restricted Payments” and the definition of “Unrestricted Subsidiary,” the Company will be permitted to designate certain of its Subsidiaries as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries will not be subject to the restrictive covenants of the Indenture and will not guarantee the Notes.

Principal, Maturity and Interest

In this offering, the Company will issue Notes in an aggregate principal amount of $305.0 million. The Indenture governing the Notes will provide for the issuance of additional Notes having identical terms and conditions to the Notes offered in this offering (the “Additional Notes”), subject to compliance with the covenants contained in the Indenture. Any Additional Notes will be part of the same issue as the Notes offered hereby and will vote on all matters with the Notes offered in this offering. Such Additional Notes will be identical in all material respects to the Notes offered hereby, except that Notes offered in the future will have different issuance dates and may have different issuance prices. The Notes will mature on April 15, 2014.

The Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000. Interest on the Notes will accrue at a rate of 11 1/8% per annum and will be payable semi-annually in arrears on April 15 and October 15 of each year. The Company will make each interest payment to the holders of record of the Notes on the immediately preceding April 1 and October 1.

Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a holder has given wire transfer instructions to the Company at least three Business Days prior to the applicable payment date, the Company, through the paying agent or otherwise, will pay all principal, interest and premium and Additional Interest (as described under “Exchange Offer; Registration Rights”), if any, on that holder’s Notes in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the paying agent and registrar within the City and State of New York, unless the Company elects to make interest payments by check mailed to the holders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

The Company will maintain one or more paying agents (each, a “paying agent”) for the Notes.

The Company will also maintain one or more registrars (each, a “registrar”) and a transfer agent. The Trustee will serve as initial registrar and transfer agent at its corporate trust office. The registrar and the transfer agent in New York will maintain a register reflecting ownership of Notes outstanding from time to time and will make payments on and facilitate transfer of Notes on behalf of the Company.

The Company may change the paying agents, the registrars or the transfer agents without prior notice to the holders. The Company or any Restricted Subsidiary may act as a paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Optional Redemption

On or after April 15, 2010, the Company may redeem all or a part of the Notes at its option, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as a percentage of the principal amount) set forth below, plus accrued and unpaid interest and Additional Interest, if any, on the Notes to be redeemed to the applicable redemption date if redeemed during the twelve-month period beginning on April 15 of the years indicated below:

Year	Percentage
2010	105.563%
2011	102.781%
2012 and thereafter	100.000%

In addition, at any time prior to April 15, 2009, the Company may on one or more occasions redeem in the aggregate up to 35% of the aggregate principal amount of the Notes issued under the Indenture with the net cash proceeds of one or more Equity Offerings, at a redemption price of 111.125% of the principal amount of the Notes, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date (provided that if the Equity Offering is an offering by Holdings or any of its direct or indirect parent corporations, a portion of the net cash proceeds thereof equal to the amount required to redeem any such Notes is contributed to the equity capital of the Company); provided, however, that:

(1) at least 65% of the aggregate principal amount of the Notes originally issued under the Indenture must remain outstanding immediately after the occurrence of each such redemption (excluding in such calculation Notes held by Holdings and its Subsidiaries); and

(2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

The Notes may also be redeemed, in whole or in part, at any time prior to April 15, 2010, at the option of the Company upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, the applicable redemption date.

In addition, the Company may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.

Guarantees

The Guarantors of the Notes will jointly and severally guarantee the Company’s obligations under the Indenture and the Notes on a senior unsecured basis. The obligations of each Guarantor (other than a company that is a direct or indirect parent of the Company) under its Guarantee will be limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. See “Risk Factors—Related to the Offering—Federal and state statutes allow courts, under specific circumstances, to void the guarantees, subordinate claims in respect of the notes and require note holders to return payments received from guarantors.”

Each Guarantor may consolidate with or merge into or sell its assets to the Company or another Guarantor without limitation, or with, into or to any other Persons upon the terms and conditions set forth in the Indenture. See “—Certain Covenants—Merger, Consolidation or Sale of Assets.” The Guarantee of a Guarantor will be released in the event that:

(a) the sale, disposition or other transfer (including through merger or consolidation) of all of the Capital Stock (or any sale, disposition or other transfer of Capital Stock following which the applicable

Guarantor is no longer a Restricted Subsidiary), or all or substantially all the assets of the applicable Guarantor if such sale, disposition or other transfer is made in compliance with the provisions of the Indenture;

(b) the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the provisions of the Indenture;

(c) in the case of any Restricted Subsidiary which after the Issue Date is required to guarantee the Notes pursuant to the covenant described under “—Certain Covenants—Additional Guarantees,” the release or discharge of the guarantee by such Restricted Subsidiary of Indebtedness of the Company or any Restricted Subsidiary or the repayment of the Indebtedness or Disqualified Stock, in each case, which resulted in the obligation to guarantee the Notes;

(d) if the Company exercises its legal defeasance option or its covenant defeasance option as described under “—Legal Defeasance and Covenant Defeasance” or if its obligations under the Indenture are discharged in accordance with the terms of the Indenture; or

(e) such Guarantor is also a guarantor or borrower under the Credit Facilities as in effect on the Issue Date and, at the time of release of its Guarantee, (x) has been released from its guarantee of, and all pledges and security, if any, granted in connection with the Credit Facilities, (y) is not an obligor under any Indebtedness (other than Indebtedness permitted to be incurred pursuant to clause (7), (9), (10) or (15) of the second paragraph of the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”) and (z) does not guarantee any Indebtedness of the Company or any of the other Guarantors.

Mandatory Redemption

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Company may be required to offer to purchase Notes as described under the captions “—Repurchase at the Option of Holders—Change of Control” and “—Repurchase at the Option of Holders—Asset Sales.” The Company may at any time and from time to time purchase Notes in the open market or otherwise.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, unless the Company at such time has given notice of redemption under the caption “—Optional Redemption” with respect to all outstanding Notes, each holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that holder’s Notes pursuant to a Change of Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, the Company will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased, to the date of purchase. Within 30 days following any Change of Control, unless the Company at such time has given notice of redemption under the caption “—Optional Redemption” with respect to all outstanding Notes, the Company will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such conflict.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an officers’ certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The paying agent will promptly mail to each holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Company will not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (ii) a notice of redemption has been given pursuant to the Indenture as described under “—Optional Redemption” unless and until there is a default in the payment of the applicable redemption price. A Change of Control Offer may be made in advance of a Change of Control or conditional upon the occurrence of a Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

The Credit Facilities prohibit the Company from purchasing Notes, and also provide that the occurrence of certain change of control events with respect to Holdings would constitute a default thereunder. Prior to complying with any of the provisions of this “Change of Control” covenant under the Indenture governing the Notes, but in any event within 90 days following a Change of Control, to the extent required to permit the Company to comply with this covenant, the Company will either repay all outstanding Indebtedness under the Credit Facilities or other Indebtedness ranking pari passu with the Notes or obtain the requisite consents, if any, under all agreements governing outstanding such Indebtedness. If the Company does not repay such Indebtedness or obtain such consents, the Company will remain prohibited from purchasing Notes in a Change of Control, which after appropriate notice and lapse of time would result in an Event of Default under the Indenture, which would in turn constitute a default under the Credit Facilities.

Future indebtedness that Holdings or its Subsidiaries (including the Company) may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such indebtedness upon a Change of Control. Moreover, the exercise by the holders of their right to require the Company to repurchase their Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on Holdings. Finally, the Company’s ability to pay cash to the holders of Notes following the occurrence of a Change of Control may be limited by its then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. See “Risk Factors—Related to the Offering—We may not have the funds to purchase the notes upon the change of control offer as required by the indenture governing the notes offered hereby.”

The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of Holdings or its Subsidiaries (including the Company) and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Company and the initial purchasers of the Notes. The Company has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company could decide to do so in the future. Subject to the limitations discussed below, Holdings or its Subsidiaries (including the Company) could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the capital structure of the Company or its credit ratings. Restrictions on the ability of the Company and its Subsidiaries to incur additional Indebtedness are contained in the covenants described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford holders of the Notes protection in the event of a highly leveraged transaction.

The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Company to repurchase its Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2) in the case of Asset Sales involving consideration in excess of $10.0 million, the fair market value is determined in good faith by the Company’s Board of Directors; and

(3) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents.

For purposes of clause (3) above, the amount of (i) any liabilities (as shown on the Company’s or the applicable Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or the Guarantees) that are assumed by the transferee of any such assets and from which the Company and all Restricted Subsidiaries have been validly released by all creditors in writing, (ii) any securities received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, (iii) any assets described in clauses (2) or (3) below, and (iv) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value (as determined in good faith by the Board of Directors of the Company), taken together with all other Designated Noncash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed the greater of (x) $60.0 million and (y) an amount equal to 3% of Consolidated Total Assets of the Company on the date on which such Designated Noncash Consideration is received (with the fair market value of each item of Designated Noncash Consideration being measured at the time received without giving effect to subsequent changes in value), shall be deemed to be cash for purposes of this paragraph and for no other purpose.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply those Net Proceeds at its option:

(1) to reduce Obligations under Secured Indebtedness of the Company or any Guarantor or Indebtedness of the Company that ranks pari passu with the Notes (provided that if the Company shall so reduce Obligations under Indebtedness that ranks pari passu with the Notes (other than Secured Indebtedness), it will equally and ratably reduce Obligations under the Notes by causing the Company to make an offer (in accordance with the procedures set forth below for an Asset Sale Offer (as defined below)) to all holders of Notes to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, on the pro rata principal amount of Notes) or Indebtedness of a Restricted Subsidiary that (x) is a Subsidiary of the Company and (y) is not a Guarantor, in each case other than Indebtedness owed to Holdings or an Affiliate of Holdings;

(2) to an investment in (A) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and results in the Company or a Restricted Subsidiary owning an amount of the Capital Stock of such business such that such business constitutes a Restricted Subsidiary, (B) capital expenditures or (C) other non-current assets, in each of (A), (B) and (C), used or useful in a Permitted Business; and/or

(3) to an investment in (A) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and it results in the Company or a Restricted Subsidiary owning an amount of the Capital Stock of such business such that such business constitutes a Restricted Subsidiary, (B) properties or (C) assets that, in each of (A), (B) and (C), replace the businesses, properties and assets that are the subject of such Asset Sale.

Any Net Proceeds from an Asset Sale not applied or invested in accordance with the preceding paragraph within 365 days from the date of the receipt of such Net Proceeds shall constitute “Excess Proceeds”; provided that if during such 365-day period the Company or a Restricted Subsidiary enters into a definitive binding agreement committing it to apply such Net Proceeds in accordance with the requirements of clause (2) or (3) of the immediately preceding paragraph after such 365th day, such 365-day period will be extended with respect to the amount of Net Proceeds so committed for a period not to exceed 180 days until such Net Proceeds are required to be applied in accordance with such agreement (or, if earlier, until termination of such agreement).

When the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company or the applicable Restricted Subsidiary will make an offer (an “Asset Sale Offer”) to all holders of Notes and Indebtedness that ranks pari passu with the Notes and contains provisions similar to those set forth in the Indenture with respect to offers to purchase with the proceeds of sales of assets to purchase, on a pro rata basis, the maximum principal amount of Notes and such other Indebtedness that ranks pari passu with the Notes that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash.

Pending the final application of any Net Proceeds, the Company or the applicable Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the Indenture.

If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or the applicable Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Company or the applicable Restricted Subsidiary will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, the Company or the applicable Restricted Subsidiary will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such conflict.

Because the Credit Facilities are secured by substantially all of our properties and assets, and since the definition of “Net Proceeds” excludes all amounts in respect of any Asset Sale that are used to repay any Indebtedness that is secured by the property or assets that are the subject of such Asset Sale, it is unlikely that any meaningful amount of Net Proceeds will be generated from any Asset Sale so long as the Credit Facilities remain outstanding.

Selection and Notice

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

(1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which such Notes are listed; or

(2) if the Notes are not listed on any national securities exchange, on a pro rata basis to the extent practicable.

No Notes of $2,000 or less can be redeemed in part. Except as otherwise provided herein, notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Except for a redemption to be effected pursuant to the heading “Optional Redemption,” notices of redemption may not be conditional.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the holder of that Note upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Certain Covenants

Restricted Payments

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(a) declare or pay any dividend or make any other distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation (other than (A) dividends or distributions by the Company payable in Equity Interests (other than Disqualified Stock) of the Company or in options, warrants or other rights to purchase such Equity Interests (other than Disqualified Stock), (B) dividends or distributions by a Restricted Subsidiary payable to the Company or any other Restricted Subsidiary or (C), in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Subsidiary, pro rata dividends or distributions to minority stockholders of such Restricted Subsidiary (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation), provided that the Company or one of its Restricted Subsidiaries receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(b) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent entity of the Company held by any Person (other than by a Restricted Subsidiary), including in connection with any merger or consolidation;

(c) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness (other than (x) Indebtedness permitted under clauses (7) and (8) of the definition of “Permitted Debt” or (y) the purchase, repurchase or other acquisition or retirement of Indebtedness subordinated or junior in right of payment to the Notes purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, acquisition or retirement); or

(d) make any Restricted Investment;

(all such payments and other actions set forth in these clauses (a) through (d) being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (9), (10), (11), (12), (13), (14), (15), (16) and (17) of the next succeeding paragraph; provided that the calculation of Restricted Payments shall also exclude the amounts paid or distributed pursuant to clause (1) of the next paragraph to the extent that the declaration of such dividend or other distribution shall have previously been included as a Restricted Payment), is less than the sum, without duplication, of

(a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the first fiscal quarter commencing following the Issue Date to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

(b) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Board of Directors of the Company, of property and marketable securities received by the Company after the Issue Date from the issue or sale of (x) Equity Interests of the Company (including Retired Capital Stock (as defined below) but excluding (i) cash proceeds received from the sale of Equity Interests of the Company and, to the extent actually contributed to the Company, Equity Interests of the Company’s direct or indirect parent corporations to members of management, directors or consultants of the Company, any direct or indirect parent corporation of the Company and the Subsidiaries of the Company after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph, (ii) cash proceeds received from the sale of Refunding Capital Stock (as defined below) to the extent such amounts have been applied to Restricted Payments made in accordance with clause (2) of the next succeeding paragraph, (iii) Designated Preferred Stock, (iv) the Cash Contribution Amount and (v) Disqualified Stock) or (y) debt securities of the Company that have been converted into such Equity Interests of the Company (other than Refunding Capital Stock or Equity Interests or convertible debt securities of Holdings sold to a Restricted Subsidiary or Holdings, as the case may be, and other than

Disqualified Stock or Designated Preferred Stock or debt securities that have been converted into Disqualified Stock or Designated Preferred Stock), plus

(c) 100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Board of Directors of the Company, of property and marketable securities contributed to the capital of the Company after the Issue Date (other than (i) by a Restricted Subsidiary, (ii) any Excluded Contributions, (iii) any Disqualified Stock, (iv) any Refunding Capital Stock, (v) any Designated Preferred Stock, (vi) the Cash Contribution Amount and (vii) cash proceeds applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph), plus

(d) to the extent not already included in Consolidated Net Income, 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Board of Directors of the Company, of property and marketable securities received after the Issue Date by means of (A) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Company or its Restricted Subsidiaries and repayments of loans or advances which constitute Restricted Investments of the Company or its Restricted Subsidiaries or (B) the sale (other than to the Company or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by a Restricted Subsidiary pursuant to clause (a) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary, plus

(e) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger or consolidation of an Unrestricted Subsidiary into the Company or a Restricted Subsidiary or the transfer of assets of an Unrestricted Subsidiary to the Company or a Restricted Subsidiary, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Board of Directors of the Company in good faith at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, consolidation or transfer of assets (other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made by a Restricted Subsidiary pursuant to clause (10) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment).

The preceding provisions will not prohibit:

(1) the payment of any dividend or other distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2) (A) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company or any direct or indirect parent of the Company (“Retired Capital Stock”) or Indebtedness subordinated to the Notes in exchange for or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary or the Company) of Equity Interests of the Company or contributions to the equity capital of the Company (in each case, other than Disqualified Stock and the Cash Contribution Amount) (“Refunding Capital Stock”) and (B) the declaration and payment of dividends on the Retired Capital Stock out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company or to an employee stock ownership plan or any trust established by the Company or any of its Subsidiaries) of Refunding Capital Stock;

(3) the redemption, repurchase or other acquisition or retirement of Indebtedness subordinated to the Notes made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the borrower thereof which is incurred in compliance with the covenant “—Incurrence of Indebtedness and Issuance of Preferred Stock” so long as (A) such new Indebtedness is subordinated to the Notes and any Guarantees thereof at least to the same extent as such Indebtedness subordinated to such Notes so redeemed, repurchased, acquired or retired, (B) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Indebtedness subordinated to such Notes being so redeemed, repurchased, acquired or retired and (C) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Indebtedness subordinated to such Notes being so redeemed, repurchased, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of the Company or any of its direct or indirect parent corporations held by any future, present or former employee, director or consultant of the Company, any Subsidiary or any of its direct or indirect parent corporations (or their permitted transferees, assigns, estates or heirs) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan, agreement or arrangement, provided, however, that the aggregate amount of Restricted Payments made under this clause (4) does not exceed in any calendar year $7.5 million (with any unused amounts in any calendar year being carried over to the two immediately succeeding calendar years); and provided, further, that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Company and, to the extent contributed to the Company, Equity Interests of any of its direct or indirect parent corporations, in each case to members of management, directors or consultants of the Company, any of its Subsidiaries or any of its direct or indirect parent corporations that occurs after the Issue Date plus (B) the amount of any cash bonuses otherwise payable to members of management, directors or consultants of the Company or any of their Subsidiaries or any of its direct or indirect parent corporations in connection with the Transactions that are foregone in return for the receipt of Equity Interests of the Company or any of its direct or indirect parent corporations pursuant to a deferred compensation plan of such corporation plus (C) the cash proceeds of “key man” life insurance policies received by the Company or its Restricted Subsidiaries after the Issue Date (provided that the Company may elect to apply all or any portion of the aggregate increase contemplated by clauses (A), (B) and (C) above in any calendar year) (it being understood that the forgiveness of any debt by such Person shall not be a Restricted Payment hereunder) less (D) the amount of any Restricted Payments previously made pursuant to clauses (A), (B) and (C) of this clause (4);

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary issued or incurred in accordance with this covenant to the extent such dividends are included in the definition of Fixed Charges for such entity;

(6) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date and the declaration and payment of dividends to any direct or indirect parent corporation of the Company the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent corporation of the Company issued after the Issue Date; provided, however, that (A) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions thereon) on a pro forma basis, the Company would have had a Fixed Charge Coverage Ratio of at least 2.0 to 1.0 and (B) the aggregate amount of dividends declared and paid pursuant to this clause (6) does not exceed the net cash proceeds actually received by the Company from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date;

(7) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(8) the payment of dividends on the Company’s common stock (or the payment of dividends to any direct or indirect parent company of the Company, as the case may be, to fund the payment by any such parent company of the Company of dividends on such entity’s common stock) following the first public offering of the Company’s common stock or the common stock of any of its direct or indirect parent corporations after the Issue Date, of up to 6.0% per annum of the net cash proceeds received by or contributed to the Company after the Issue Date in any such public offering, other than public offerings of common stock of the Company (or any direct or indirect parent company of the Company) registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution;

(9) Investments that are made with Excluded Contributions;

(10) other Restricted Payments in an aggregate amount not to exceed $25.0 million after the Issue Date;

(11) distributions or payments of Securitization Fees and purchases of Securitization Assets pursuant to a Securitization Repurchase Obligation in connection with a Qualified Securitization Financing;

(12) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to provisions similar to those described under the captions “—Repurchase at the Option of Holders—Change of Control” and “—Repurchase at the Option of Holders—Asset Sales”; provided that a Change of Control Offer or Asset Sale Offer, as applicable, has been made and all Notes tendered by holders of the Notes in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(13) the declaration and payment of dividends to, or the making of loans to, a direct or indirect parent corporation of the Company in amounts required for such Person to pay, without duplication:

(A) franchise taxes and other fees, taxes and expenses required to maintain its corporate existence;

(B) income taxes to the extent such income taxes are attributable to the income of the Company and its Restricted Subsidiaries and, to the extent of the amount actually received from the Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of the Unrestricted Subsidiaries, provided, however, that in each case the amount of such payments in any fiscal year does not exceed the amount of income taxes that the Company and its Restricted Subsidiaries would be required to pay for such fiscal year were the Company and its Restricted Subsidiaries to pay such taxes as a stand-alone taxpayer;

(C) customary salary, bonus, severance, indemnification obligations and other benefits payable to officers and employees of such direct or indirect parent corporation of the Company to the extent such salaries, bonuses, severance, indemnification obligations and other benefits are attributable to the ownership or operation of the Company and its Restricted Subsidiaries;

(D) general corporate overhead and operating expenses for such direct or indirect parent corporation of the Company to the extent such expenses are attributable to the ownership or operation of the Company and its Restricted Subsidiaries;

(E) reasonable fees and expenses incurred in connection with any unsuccessful debt or equity offering or other financing transaction by such direct or indirect parent corporation of the Company; and

(F) obligations under the Management Agreement (as in effect on the Issue Date);

(14) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of the covenant described under this subheading (as determined in good faith by the Board of Directors of the Company);

(15) distributions of Capital Stock of Unrestricted Subsidiaries;

(16) Investments in Unrestricted Subsidiaries in an amount at any time outstanding not to exceed $20.0 million; or

(17) payments of dividends to Holdings to fund (a) interest payments (including additional interest pursuant to the applicable registration rights agreement), at their Stated Maturity, on (i) the Holdings Notes outstanding on the Issue Date at the rate specified in such Holdings Notes in effect on the Issue Date and

(ii) Permitted Holdings Refinancing Indebtedness at the rate specified in the instrument governing such Permitted Holdings Refinancing Indebtedness, (b) mandatory redemption of a portion of such Holdings Notes in 2011 pursuant to terms of Holdings Notes as in effect on the Issue Date, and (c) an offer to purchase upon a Change of Control or Asset Sale to the extent required by the terms of such Holdings Notes, but only if the Company shall have complied with the covenants described above under the caption “—Change of Control” or “—Asset Sale,” as the case may be and purchased all Notes validly tendered pursuant to the relevant offer prior to paying any such dividend to Holdings;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (6), (8), (10), (12), (13)(F) and (17) above, no default which, with the passage of time would be an Event of Default, or an Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined in good faith by the Board of Directors of the Company. Such determination must be based upon an opinion or appraisal issued by an Independent Financial Advisor if the fair market value exceeds $50.0 million.

As of the Issue Date, all of the Company’s Subsidiaries will be Restricted Subsidiaries. The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the second to last sentence of the definition of Unrestricted Subsidiary. For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding investments by the Company and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the second paragraph of the definition of Investments. Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time under this covenant or the definition of Permitted Investments and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants described in this summary.

For the avoidance of doubt, any dividend or distribution otherwise permitted pursuant to this covenant may be in the form of a loan.

Incurrence of Indebtedness and Issuance of Preferred Stock

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively “incur”) any Indebtedness (including Acquired Debt) and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Company and any Restricted Subsidiary that is a Guarantor may incur Indebtedness (including Acquired Debt) and any Restricted Subsidiary that is a Guarantor may issue Preferred Stock if the Fixed Charge Coverage Ratio of the Company and its Subsidiaries (on a consolidated combined basis) for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Preferred Stock is issued would have been at least 2.0 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following (collectively, “Permitted Debt”):

(1) (A) the incurrence by the Company or a Restricted Subsidiary of Indebtedness under the ABL Facilities together with the incurrence by the Company or any Restricted Subsidiary of the guarantees thereunder and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount, equal to the greater of (x) the Borrowing Base and (y) $800.0 million outstanding at any one time, less the amount of all payments actually made by the borrower thereunder in respect of Indebtedness thereunder with Net Proceeds from Asset Sales pursuant to clause (1) of the second paragraph of the covenant described under the caption “Repurchase at the Option of Holders—Asset Sales”; and (B) the incurrence by the Company or a Restricted Subsidiary of Indebtedness under the Term Loan Facility together with the incurrence by the Company or any Restricted Subsidiary of the guarantees thereunder, up to an aggregate principal amount, equal to $900.0 million outstanding at any one time, less the amount of all payments actually made by the borrower thereunder in respect of Indebtedness thereunder with Net Proceeds from Asset Sales pursuant to clause (1) of the second paragraph of the covenant described under the caption “Repurchase at the Option of Holders—Asset Sales”;

(2) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes (including any Guarantee thereof) on the Issue Date and any Notes issued in exchange for such Notes (including any Guarantee thereof) pursuant to the Registration Rights Agreement;

(3) any Indebtedness of the Company and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1) or (2));

(4) Indebtedness (including Capitalized Lease Obligations) incurred by the Company or any Restricted Subsidiary to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Permitted Business (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount that, when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (4) does not exceed the greater of $60.0 million and 3% of Consolidated Total Assets;

(5) Indebtedness incurred by the Company or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(6) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn-outs or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that (A) such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)) and (B) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and any Restricted Subsidiaries in connection with a disposition;

(7) Indebtedness of the Company owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or any other Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the issuer thereof and (B) if the Company or a Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated in right of payment to all obligations of the Company or such Guarantor with respect to the Notes;

(8) shares of Preferred Stock of a Restricted Subsidiary issued to the Company or a Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or a Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of Preferred Stock;

(9) Hedging Obligations of the Company or any Restricted Subsidiary (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting, hedging or managing (A) interest rates with respect to any Indebtedness that is permitted by the terms of the Indenture to be outstanding, (B) currency exchange rates or (C) commodity prices;

(10) obligations in respect of performance and surety bonds, appeal bonds and other similar types of bonds and performance and completion guarantees provided by the Company or any Restricted Subsidiary or obligations in respect of letters of credit related thereto, in each case in the ordinary course of business or consistent with past practice;

(11) Indebtedness of the Company or any Restricted Subsidiary or Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference which, when aggregated with the principal amount and liquidation preference of all other Indebtedness and Preferred Stock then outstanding and incurred pursuant to this clause (11) does not at any one time outstanding exceed $25.0 million;

(12) (x) any guarantee by the Company or a Guarantor of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Notes or the Guarantee of such Restricted Subsidiary or the Company, as applicable, any such guarantee of such Guarantor with respect to such Indebtedness shall be subordinated in right of payment to such Guarantor’s Guarantee with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes or the Guarantee of such Restricted Subsidiary, as applicable, (y) any guarantee by a Restricted Subsidiary that is not a Guarantor of Indebtedness of another Restricted Subsidiary that is not a Guarantor incurred in accordance with the terms of the Indenture, and (z) any guarantee by a Guarantor of Indebtedness of the Company incurred in accordance with the terms of the Indenture;

(13) the incurrence by the Company or any Restricted Subsidiary of Indebtedness or Preferred Stock that serves to refund or refinance any Indebtedness incurred as permitted under the first paragraph of this covenant and clauses (2) and (3) above, this clause (13) and clauses (14) and (19) below or any Indebtedness issued to so refund or refinance such Indebtedness including additional Indebtedness incurred to pay premiums and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness (A) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the earlier of (x) the Stated Maturity of the Indebtedness being refunded or refinanced and (y) the Stated Maturity of any Notes then outstanding, (B) to the extent such Refinancing Indebtedness refinances Indebtedness subordinated or pari passu to the Notes or the Guarantees such Refinancing Indebtedness is subordinated or pari passu to the Notes or the Guarantees at least to the same extent as the Indebtedness being refinanced or refunded, (C) shall not include (x) Indebtedness or Preferred Stock of a Subsidiary that is not a Guarantor that refinances Indebtedness or Preferred Stock of the Company or a Guarantor or (y) Indebtedness or Preferred Stock of the Company or a Restricted Subsidiary that refinances Indebtedness or Preferred Stock of an Unrestricted Subsidiary, (D) shall not be in a principal amount in excess of the principal amount of, premium, if any, accrued interest on, and related fees and expenses of, the Indebtedness being refunded or refinanced and (E) shall not have a stated maturity date that is no earlier than the earlier of (x) the Stated Maturity of the Indebtedness being refunded or refinanced and (y) the Stated Maturity of any Notes then outstanding;

(14) Indebtedness or Preferred Stock of a Person incurred and outstanding on or prior to the date on which such Person was acquired by, the Company or any Restricted Subsidiary or merged into the Company or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that such Indebtedness or Preferred Stock is not incurred in connection with or in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, such acquisition or merger; and provided, further, that after giving effect to such incurrence of Indebtedness either (A) the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant or (B) the Fixed Charge Coverage Ratio would be greater than such Fixed Charge Coverage Ratio immediately prior to such acquisition;

(15) Indebtedness arising from the honoring by a bank or financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five business days of its incurrence;

(16) Indebtedness of the Company or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to a Credit Facility in a principal amount not in excess of the stated amount of such letter of credit;

(17) Indebtedness incurred by a Securitization Subsidiary in a Qualified Securitization Financing that is not recourse to the Company or any of its Restricted Subsidiaries, other than a Securitization Subsidiary (except for Standard Securitization Undertakings);

(18) Indebtedness consisting of promissory notes issued by the Company or any Guarantor to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Company or any of its direct or indirect parent corporations permitted by the covenant described under the caption “—Restricted Payments”;

(19) Contribution Indebtedness;

(20) Indebtedness of the Company or any Restricted Subsidiary to the extent the proceeds of such Indebtedness are deposited and used to defease the Notes as described under “Legal Defeasance and Covenant Defeasance” or “Satisfaction and Discharge”;

(21) Indebtedness of the Company or any Restricted Subsidiary consisting of the financing of insurance premiums in the ordinary course of business; and

(22) Indebtedness incurred by a Foreign Subsidiary, provided, however, that the aggregate principal amount of Indebtedness incurred under this clause (22) which, when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (22) does not exceed the greater of (x) $30.0 million and (y) an amount equal to 1.5% of Consolidated Total Assets of the Foreign Subsidiaries of the Company;

For purposes of determining compliance with this “—Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (22) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify and later reclassify such item of Indebtedness in any manner that complies with this covenant, and such item of Indebtedness will be treated as having been incurred pursuant to only one of such categories. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant. Notwithstanding the foregoing, Indebtedness under the Credit Facilities outstanding on the Issue Date will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. Additionally, all or any portion of any item of Indebtedness may later be reclassified as having been incurred pursuant to the first paragraph of this covenant or under any category of Permitted Debt described in clauses (1) through (22) above so long as such Indebtedness is permitted to be incurred pursuant to such provision at the time of reclassification.

For purposes of determining compliance with any U.S. dollar restriction on the incurrence of Indebtedness where the Indebtedness incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent determined on the date of the incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a currency agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such currency agreement. The principal amount of any refinancing Indebtedness incurred in the same currency as the Indebtedness being refinanced will be the U.S. Dollar Equivalent of the Indebtedness being refinanced, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a currency agreement, in which case the refinancing Indebtedness will be determined in accordance with the preceding sentence, and (2) the principal amount of the refinancing Indebtedness exceeds the principal amount of the Indebtedness being refinanced, in which case the U.S. Dollar Equivalent of such excess will be determined on the date such refinancing Indebtedness is incurred. The maximum amount of Indebtedness that the Company and its Restricted Subsidiaries may incur pursuant to this covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies.

The Indenture governing the Notes will provide that the Company will not, and will not permit any Restricted Subsidiary that is a Guarantor to, directly or indirectly, incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) contractually subordinated or junior in right of payment to any Indebtedness (including Acquired Debt) of the Company or such Restricted Subsidiary, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Company or such Guarantor’s Guarantee of the Notes. Indebtedness shall not be considered subordinate or junior in right of payment by virtue of being secured to a greater or lesser extent or with different priority.

Liens

The Company will not, and will not permit any of its Restricted Subsidiaries that are Guarantors to, directly or indirectly, create, incur, assume or suffer to exist any Lien that secures obligations under any Indebtedness ranking pari passu with or subordinated to the Notes or, if applicable, any related Guarantee on any asset or property of the Company or any Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1) in the case of Liens securing Indebtedness subordinated to the Notes or the Guarantees, the Notes and any related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

(2) in all other cases, the Notes and any related Guarantees are equally and ratably secured, except that the foregoing shall not apply to:

(i) Liens existing on the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

(ii) (A) Liens securing the Notes and the related Guarantees and any Notes issued in exchange therefor pursuant to the Registration Rights Agreement (including Notes issued in exchange for Additional Notes) and secured by a Lien (in each case in accordance with the terms of the Indenture) and the related Guarantees, (B) Liens securing Indebtedness permitted to be incurred pursuant to clauses (1) and (11) of the definition of “Permitted Debt” and (C) Liens securing Indebtedness that, at the time of incurrence does not exceed the maximum principal amount of Indebtedness that, as of such date, and after giving effect to the incurrence of such Indebtedness and the application of the proceeds therefrom on such date, would not cause the Secured Indebtedness Leverage Ratio of the Company to exceed 4.0 to 1.0; or

(iii) Permitted Liens.

Dividend and Other Payment Restrictions Affecting Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) contractual encumbrances or restrictions in effect (x) pursuant to a Credit Facility or related documents as in effect on the Issue Date or (y) on the Issue Date, including, without limitation, pursuant to Indebtedness in existence on the Issue Date;

(2) the Indenture, the Notes and Guarantees (including any Exchange Notes with respect to the Notes and related Guarantees), the Holdings Notes Indenture and the Holdings Notes;

(3) purchase money obligations or other obligations described in clause (4) of the second paragraph of “—Incurrence of Indebtedness and Issuance of Preferred Stock” that, in each case, impose restrictions of the nature discussed in clause (3) above in the first paragraph of this covenant on the property so acquired;

(4) applicable law or any applicable rule, regulation or order;

(5) any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in connection therewith or in contemplation thereof or to provide all or a portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(6) contracts for the sale of assets, including without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(7) Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under the captions “—Incurrence of Indebtedness and Issuance of Preferred Stock” and “—Liens” that limits the right of the debtor to dispose of the assets securing such Indebtedness;

(8) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(9) other Indebtedness or Preferred Stock of any Restricted Subsidiary (i) that is a Guarantor that is incurred subsequent to the Issue Date pursuant to the covenant described under “—Incurrence of Indebtedness and Issuance of Preferred Stock” or (ii) that is incurred by a Foreign Subsidiary of the Company subsequent to the Issue Date;

(10) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(11) customary provisions contained in leases, subleases, licenses or asset sale agreements and other agreements; and

(12) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) of the first paragraph above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (11) above; provided that the encumbrances or restrictions imposed by such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Board of Directors of the Company, not materially less favorable to the holders of the Notes than encumbrances and restrictions contained in such predecessor agreements and do not affect the Company’s and Guarantors’ ability, taken as a whole, to make payments of interest and scheduled payments of principal in respect of the Notes, in each case as and when due; provided, further, however, that with respect to agreements existing on the Issue Date, any refinancings or amendments thereof contain such encumbrances or restrictions that are not materially less favorable to the holders of the Notes than the encumbrances or restrictions contained in such agreements as in effect on the Issue Date.

Merger, Consolidation or Sale of Assets

The Company may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another Person; unless:

(1) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a corporation or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia (the Company or such Person, including the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, as the case may be, being herein called the “Successor Company”);

(2) the Successor Company (if other than the Company) assumes all the obligations of the Company under the Notes, the Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

(3) immediately after such transaction, no Default or Event of Default exists; and

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if the same had occurred at the beginning of the applicable four-quarter period, either (a) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “—Incurrence of Indebtedness and Issuance of Preferred Stock” or (b) the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction.

Similar provisions relating to any consolidation, merger or sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of a Guarantor (excluding clause (4) above) will also be included in this covenant. See “—Guarantees.”

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Restricted Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of the Company.

The predecessor company will be released from its obligations under the Indenture and the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor will not be released from the obligation to pay the principal of and interest on the Notes.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is not precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person.

This “—Merger, Consolidation or Sale of Assets” covenant will not apply to a sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries. Notwithstanding the foregoing, clauses (3) and (4) will not be applicable to (a) any Restricted Subsidiary consolidating with, merging into or selling, assigning, transferring, conveying, leasing or otherwise disposing of all or part of its properties and assets to the Company or to another Restricted Subsidiary and (b) the Company merging with an Affiliate solely for the purpose of reincorporating the Company, as the case may be, in another jurisdiction.

Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, assign, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”) involving aggregate consideration in excess of $5.0 million, unless:

(1) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or Restricted Subsidiary with an unrelated Person; and

(2) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, a majority of the disinterested members of the Board of Directors of the Company have determined in good faith that the criteria set forth in the immediately preceding clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors of the Company.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) any transaction with the Company, a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

(2) Restricted Payments and Permitted Investments permitted by the Indenture;

(3) the payment to the Sponsors, any of their Affiliates, and officers or Affiliates of the Company or any of its Restricted Subsidiaries, of management, consulting, monitoring and advisory fees, termination payments and related reasonable expenses pursuant to (A) the Management Agreement or any amendment thereto (so long as any such amendment is not less advantageous to the holders of the Notes in any material respect than the Management Agreement) or (B) other agreements as in effect on the Issue Date that are entered into in connection with the Transactions and as in effect on the Issue Date or any amendment thereto (so long as any such amendment is not less advantageous to the holders of the Notes in any material respect than the original agreement as in effect on the Issue Date);

(4) the payment of reasonable compensation and fees to, and indemnities provided on behalf of (and entering into related agreements with) officers, directors, employees or consultants of the Company, any of its direct or indirect parent corporations, or any Restricted Subsidiary, as determined in good faith by the Board of Directors of the Company or senior management thereof;

(5) payments made by the Company or any Restricted Subsidiary to the Sponsors and any of their Affiliates for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the disinterested members of the Board of Directors of the Company in good faith;

(6) transactions in which the Company or any Restricted Subsidiary delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view;

(7) payments or loans (or cancellations of loans) to employees or consultants of the Company or any of its direct or indirect parent corporations or any Restricted Subsidiary which are approved by the Board of Directors of the Company and which are otherwise permitted under the Indenture, but in any event not to exceed $10.0 million in the aggregate outstanding at any one time;

(8) payments made or performance under any agreement as in effect on the Issue Date (other than the Management Agreement and Shareholders Agreement, but including, without limitation, each of the other agreements entered into in connection with the Transactions);

(9) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, the Shareholders Agreement (including any registration rights agreement or purchase agreements related thereto to which it is a party on the Issue Date and any similar agreement that it may enter into thereafter); provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under, any future amendment to the Shareholders Agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (9) to the extent that the terms of any such existing agreement together with all amendments thereto, taken as a whole, or new agreement are not otherwise more disadvantageous to holders of the Notes in any material respect than the original agreement as in effect on the Issue Date;

(10) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services (including Holdings and its Subsidiaries), in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture that are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the members of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as would reasonably have been entered into at such time with an unaffiliated party;

(11) if otherwise permitted hereunder, the issuance of Equity Interests (other than Disqualified Stock) of the Company to any Permitted Holder, any director, officer, employee or consultant of the Company or its Subsidiaries or any other Affiliates of the Company (other than a Subsidiary); and

(12) any transaction with a Securitization Subsidiary effected as part of a Qualified Securitization Financing.

Business Activities

The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

Payments for Consent

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all holders of the Notes that so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Additional Guarantees

After the Issue Date, the Company will cause (i) each of its Domestic Subsidiaries (other than any Unrestricted Subsidiary) that incurs any Indebtedness in excess of $10.0 million (other than Indebtedness permitted to be incurred pursuant to clauses (5), (6), (7), (8), (9), (10) and (15) of the second paragraph of the covenant described under “—Incurrence of Indebtedness and Issuance of Preferred Stock”) and (ii) each Restricted Subsidiary that guarantees any Indebtedness of the Company or any of the Guarantors, in each case, within 10 business days of such incurrence of any such Indebtedness or guarantee of such Indebtedness, to execute and deliver to the Trustee a Guarantee pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any and interest on the Notes and all other obligations under the Indenture on the same terms and conditions as those set forth in the Indenture.

Each Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the Guarantee, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Each Guarantee shall be released in accordance with the provisions of the Indenture described under “—Guarantees.”

Reports

Whether or not required by the Commission, so long as any Notes are outstanding, if not filed electronically with the Commission through the Commission’s Electronic Data Gathering, Analysis, and Retrieval System (or any successor system), the Company will furnish to the holders of Notes, within the time periods (provided that such time periods shall be extended by 30 days for each period through and including the first Form 10-K following the Issue Date) specified in the Commission’s rules and regulations:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K, if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

In addition, whether or not required by the Commission, after the consummation of the Exchange Offer or the effectiveness of the Shelf Registration Statement, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) for a filer that is not an “accelerated filer” (as defined in such rules and regulations) and make such information available to securities analysts and prospective investors upon request. In addition, the Company have agreed that, for so long as any Notes remain outstanding, it will furnish to the holders of the Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

In addition, if at any time any direct or indirect parent other than Holdings becomes a Guarantor (there being no obligation of any such parent to do so), holds no material assets other than cash, Cash Equivalents and the Capital Stock of the Company or any other direct or indirect parent of the Company (and performs the related incidental activities associated with such ownership) and complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the Commission (or any successor provision), the reports, information and other documents required to be filed and furnished to holders of the Notes pursuant to this covenant may, at the option of the Company, be filed by and be those of parent rather than the Company.

Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offer (as described under “Exchange Offer; Registration Rights”) or the effectiveness of a shelf registration statement relating to the registration of the Notes under the Securities Act the shelf registration statement (as described under “Exchange Offer; Registration Rights”) by the filing with the Commission of an exchange offer registration statement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act within the time periods and in accordance with the other provisions described under “Exchange Offer; Registration Rights.”

Events of Default and Remedies

Under the Indenture, an Event of Default is defined as any of the following:

(1) the Company defaults in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2) the Company defaults in the payment when due of interest or Additional Interest, if any, on or with respect to the Notes and such default continues for a period of 30 days;

(3) the Company defaults in the performance of, or breaches any covenant, warranty or other agreement contained in, the Indenture (other than a default in the performance or breach of a covenant, warranty or agreement which is specifically dealt with in clauses (1) or (2) above) and such default or breach continues for a period of 60 days after the notice specified below;

(4) a default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary or the payment of which is guaranteed by the Company or any Restricted Subsidiary (other than Indebtedness owed to the Company or a Restricted Subsidiary), whether such Indebtedness or guarantee now exists or is created after the Issue Date, if (A) such default either (1) results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or (2) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $50.0 million (or its foreign currency equivalent) or more at any one time outstanding;

(5) certain events of bankruptcy affecting the Company or any Significant Subsidiary;

(6) the failure by the Company or any Significant Subsidiary to pay final judgments aggregating in excess of $50.0 million (other than any judgments covered by indemnities or insurance policies issued by reputable and creditworthy companies), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after the applicable judgment becomes final; or

(7) the Guarantee of a Significant Subsidiary that is a Guarantor or any group of Subsidiaries that are Guarantors and that, taken together as of the date of the most recent audited financial statements of the Company, would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms hereof) or any Guarantor denies or disaffirms its obligations under the Indenture or any Guarantee, other than by reason of the release of the Guarantee in accordance with the terms of the Indenture, and such Default continues for 30 days.

If an Event of Default (other than an Event of Default specified in clause (5) above with respect to the Company) shall occur and be continuing, the Trustee or the holders of at least 25% in principal amount of outstanding Notes under the Indenture may declare the principal of and accrued interest on such Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration” (the “Acceleration Notice”), and the same shall become immediately due and payable.

If an Event of Default specified in clause (5) above with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of the Notes.

The Indenture provides that, at any time after a declaration of acceleration with respect to the Notes as described in the two preceding paragraphs, the holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

(1) if the rescission would not conflict with any judgment or decree;

(2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(4) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(5) in the event of the cure or waiver of an Event of Default of the type described in clause (5) of the description above of Events of Default, the Trustee shall have received an Officers’ Certificate and an opinion of counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

The holders of a majority in principal amount of the Notes issued and then outstanding under the Indenture may waive any existing Default or Event of Default under such Indenture, and its consequences, except a default in the payment of the principal of or interest on such Notes.

In the event of any Event of Default specified in clause (4) of the first paragraph above, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the Notes, if within 30 days after such Event of Default arose the Company delivers an Officers’ Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events.

Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture and under the Trust Indenture Act of 1939, as amended. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the holders of the Notes, unless such holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the holders of a majority in aggregate principal amount of the then outstanding Notes issued under such Indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Company is required to promptly deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Company, any of its Subsidiaries or any of its direct or indirect parent corporations, as such, will have any liability for any obligations of the Company or any Guarantor under the Notes, the Indenture, the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such waiver is against public policy.

Governing Law

The Indenture, the Notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Legal Defeasance and Covenant Defeasance

The Company may, concurrently and only concurrently, at its option and at any time, elect to have all of its obligations and the obligations of the applicable Guarantors discharged with respect to the outstanding Notes issued under the Indenture (“Legal Defeasance”) except for:

(1) the rights of holders of outstanding Notes issued thereunder to receive payments in respect of the principal of, or interest or premium and Additional Interest, if any, on such Notes when such payments are due from the trust referred to below;

(2) the Company’s obligations with respect to the Notes issued thereunder concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Notes issued thereunder. In the event that a Covenant Defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, rehabilitation and insolvency events of the Company but including such events with respect to any Significant Subsidiary) described under “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes issued under the Indenture.

In order to exercise either Legal Defeasance or Covenant Defeasance under the Indenture:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes issued thereunder, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination of cash in U.S. dollars and non-callable U.S. Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium and Additional

Interest, if any, on the outstanding Notes issued thereunder on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Company has delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company has delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the holders of the respective outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Event of Default has occurred and is continuing on the date of such deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings) or, insofar as Events of Default resulting from the borrowing of funds or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any Guarantor are a party or by which the Company or any Guarantor is bound;

(6) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of Notes over the other creditors of the Company or any Guarantor or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or any Guarantor or others; and

(7) the Company must deliver to the Trustee an Officers’ Certificate and an opinion of counsel (which may be subject to certain qualifications), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Notwithstanding the foregoing, the requirements of clause (2) above with respect to a Legal Defeasance need not be complied with if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by such Trustee in the name, and at the expense, of the Company.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture or the Notes issued thereunder may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Notes then outstanding issued thereunder (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes issued thereunder may be waived (except a default in respect of the payment of principal or interest on the Notes) with the consent of the holders of a majority in principal amount of the then outstanding Notes issued thereunder (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

Without the consent of each holder affected, an amendment or waiver of the Indenture may not (with respect to any Notes held by a non-consenting holder):

(1) reduce the principal amount of Notes issued thereunder whose holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes issued thereunder (other than provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders” except as set forth in item (10) below);

(3) reduce the rate of or change the time for payment of interest on any Note issued thereunder;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Additional Interest, if any, on the Notes issued thereunder (except a rescission of acceleration of the Notes issued thereunder by the holders of at least a majority in aggregate principal amount of the Notes issued thereunder with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);

(5) make any Note payable in money other than that stated in the Notes;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of, or interest or premium or Additional Interest, if any, on the Notes issued thereunder or impair the right of any holder of Notes to institute suit for the enforcement of any payment on or with respect to such holder’s Notes;

(7) waive a redemption payment with respect to any Note issued thereunder (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders” except as set forth in item (10) below);

(8) make any change in the ranking or priority of any Note that would adversely affect the holders of the Notes;

(9) modify the Guarantees in any manner adverse to the holders of the Notes;

(10) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in respect of a Change of Control that has occurred or make and consummate an Asset Sale Offer in respect of an Asset Sale that has been consummated after a requirement to make an Asset Sale Offer has arisen; or

(11) make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of Notes, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes issued thereunder:

(1) to cure any ambiguity, mistake, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption by a Successor Company or a successor company of a Guarantor, as applicable, of the Company’s or such Guarantor’s obligations under the Indenture, the Notes or any Guarantee;

(4) to make any change that would provide any additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights under the Indenture of any such holder;

(5) to secure the Notes;

(6) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended;

(7) to add a Guarantee of the Notes;

(8) to release a Guarantor upon its sale or designation as an Unrestricted Subsidiary or other permitted release from its Guarantee; provided that such sale, designation or release is in accordance with the applicable provisions of the Indenture;

(9) to conform the text of the Indenture, Notes or Guarantees to any provision of this “Description of Exchange Notes.”

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

(1) either:

(a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable by reason of the mailing of a notice of redemption or otherwise within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination thereof, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;

(2) no Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a Default resulting from borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Company is a party or by which the Company is bound;

(3) the Company has paid or caused to be paid all sums payable by it under the Indenture; and

(4) the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes issued thereunder at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the Trustee becomes a creditor of the Company, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue to serve as trustee or resign.

The holders of a majority in principal amount of the then outstanding Notes issued under the Indenture will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs and is continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a more detailed presentation of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“ABL Credit Facility” means that certain credit agreement, dated as of April 13, 2006, among Holdings, the Company, Bank of America, N.A., as Administrative Agent and Collateral Agent, Bear, Stearns & Co. Inc., as Syndication Agent, and the lenders party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, supplemented, modified, renewed, refunded, replaced (whether at maturity or thereafter) or refinanced from time to time in one or more agreements or indentures (in each case with the same or new agents, lenders or institutional investors), including any agreement adding or changing the borrower or any guarantor or extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof (provided that such increase in borrowings is permitted under the covenant entitled “—Certain Covenants–Incurrence of Indebtedness and Issuance of Preferred Stock”).

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, or to provide all or any portion of the funds or credit support utilized in connection with, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2) Indebtedness secured by an existing Lien encumbering any asset acquired by such specified Person.

“Acquisition Agreement” that certain agreement and plan of merger dated as of January 18, 2006 between the Company, Parent and BCFWC Mergersub, Inc., a Delaware corporation, as amended, modified and/or supplemented from time to time in accordance with the terms thereof, pursuant to which BCFWC Mergersub, Inc. has agreed to merge with and into the Company, with the Company surviving such merger.

“Additional Interest” has the meaning set forth in the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any Note on any applicable redemption date, the excess of:

(a) the present value at such redemption date of (i) the redemption price at April 15, 2010 (such redemption price being set forth under the caption “—Optional Redemption”) plus (ii) all required interest payments due on the Notes through April 15, 2010 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the then outstanding principal amount of the Notes.

“Asset Sale” means (i) the sale, conveyance, transfer, lease (as lessor) or other voluntary disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a sale and leaseback) of the Company (other than the sale of Equity Interests of the Company) or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”) or (ii) the issuance or sale of Equity Interests of any Restricted Subsidiary (whether in a single transaction or a series of related transactions), in each case, other than:

(1) a disposition of Cash Equivalents or obsolete, damaged or worn out property or equipment in the ordinary course of business or inventory (or other assets) held for sale in the ordinary course of business and dispositions of property no longer used or useful in the conduct of the business of the Company and its Restricted Subsidiaries or the disposition of inventory in the ordinary course of business;

(2) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the covenant contained under the caption “Certain Covenants—Merger, Consolidation or Sale of Assets” or any disposition that constitutes a Change of Control pursuant to the Indenture;

(3) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, pursuant to the covenant contained under the caption “Certain Covenants—Restricted Payments” or the granting of a Lien permitted by the covenant contained under the caption “Certain Covenants—Liens”;

(4) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary) in any transaction or series of transactions with an aggregate fair market value of less than $5.0 million;

(5) any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to another Restricted Subsidiary;

(6) the lease, assignment, sublease, license or sublicense of any real or personal property in the ordinary course of business;

(7) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(8) foreclosures on assets or transfers by reason of eminent domain;

(9) disposition of an account receivable in connection with the collection or compromise thereof;

(10) sales of Securitization Assets and related assets of the type specified in the definition of “Securitization Financing” to a Securitization Subsidiary in connection with any Qualified Securitization Financing; and

(11) a transfer of Securitization Assets and related assets of the type specified in the definition of “Securitization Financing” (or a fractional undivided interest therein) by a Securitization Subsidiary in a Qualified Securitization Financing.

“Bankruptcy Law” means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns,” “Beneficially Owned” and “Beneficial Ownership” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation;

(2) with respect to a partnership, the board of directors of the general partner of the partnership; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrowing Base” means, as of any date, an amount equal to the sum of (x) 95% of the face value of all accounts receivable of the Company and its Restricted Subsidiaries and (y) 100% of the net appraised recovery value of all inventory owned by the Company and its Restricted Subsidiaries (provided, however, that such percentage shall be reduced to 95% after December 31, 2006), in each case, calculated on a consolidated basis; provided, however, that if Indebtedness is being incurred to finance an acquisition pursuant to which any accounts receivable or inventory will be acquired (whether through the direct acquisition of assets or the acquisition of Capital Stock of a Person), Borrowing Base shall include the applicable percentage of any accounts receivable and inventory to be acquired in connection with such acquisition.

“Capital Stock” means:

(1) in the case of a corporation, capital stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP (except for temporary treatment of construction-related expenditures under EITF 97-10, “The Effect of Lessee Involvement in Asset Construction,” which will ultimately be treated as operating leases upon a sale-leaseback transaction).

“Cash Contribution Amount” means the aggregate amount of cash contributions made to the capital of the Company or any other Guarantor described in the definition of “Contribution Indebtedness.”

“Cash Equivalents” means:

(1) U.S. dollars or, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2) securities issued or directly and fully and unconditionally guaranteed or insured by the government or any agency or instrumentality of the United States, the United Kingdom or any member state of the European Union whose legal tender is the euro having maturities of not more than 12 months from the date of acquisition;

(3) certificates of deposit, time deposits and eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case, with any lender party to either Credit Facility or with any commercial bank having capital and surplus in excess of $250 million;

(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper maturing within 12 months after the date of acquisition and having a rating of at least A-1 from Moody’s or P-1 from S&P;

(6) readily marketable direct obligations issued by any state of the United States or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of 12 months or less from the date of acquisition;

(7) instruments equivalent to those referred to in clauses (1) to (6) above denominated in euro or pounds sterling or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction; and

(8) investment in funds which invest substantially all of their assets in Cash Equivalents of the kinds described in clauses (1) through (7) of this definition.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease, transfer or other conveyance, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than to a Permitted Holder;

(2) the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of Beneficial Ownership, directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent entities, including Holdings; or

(3) the first day on which the majority of the Board of Directors of the Company then in office shall cease to consist of individuals who (i) were members of such Board of Directors on the Issue Date or (ii) were either (x) nominated for election by such Board of Directors, a majority of whom were directors on the Issue Date or whose election or nomination for election was previously approved by a majority of such directors or who were designated or appointed pursuant to clause (y) below, or (y) designated or appointed by a Permitted Holder (each of the directors selected pursuant to clauses (i) and (ii), “Continuing Directors”).

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect on the Issue Date, and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

“Commission” means the U.S. Securities and Exchange Commission.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, and other noncash charges (excluding any noncash item that represents an accrual or reserve for a cash expenditure for a future period) of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of: (a) consolidated interest expense of such Person and its Restricted Subsidiaries for such period (including amortization of original issue discount, noncash interest payments (other than imputed interest as a result of purchase accounting), commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, the interest component of Capitalized Lease Obligations, net payments (if any) pursuant to interest rate Hedging Obligations (any net receipts pursuant to such interest rate Hedging Obligations shall be included as a reduction to Consolidated Interest Expense), but excluding amortization of deferred financing fees or expensing of any bridge or other financing fees and any loss on the early extinguishment of Indebtedness), (b) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, and (c) in the case of the Company, any interest expense of Holdings to the extent related to the Holdings Notes or Permitted Holdings Refinancing Indebtedness and including, without duplication, the amount of any dividends made to Holdings pursuant to clause (17) under “Certain Covenants—Restricted Payments” during the applicable period, less (d) interest income actually received or receivable in cash for such period; provided, however, that Securitization Fees shall not be deemed to constitute Consolidated Interest Expense.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that

(1) any extraordinary (net of any tax effect), unusual or nonrecurring gains, losses, costs, charges or expenses (including, without limitation, severance, relocation, transition and other restructuring costs and litigation settlements or losses) shall be excluded;

(2) the Net Income for such period shall not include the cumulative effect of a change in accounting principle(s) during such period;

(3) any net after-tax gains or losses attributable to asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors of the Company) and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person shall be excluded;

(4) the Net Income for such period of any Person that is not a Subsidiary of such Person, or that is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that, to the extent not already included, Consolidated Net Income of such Person shall be (A) increased by the amount of dividends or other distributions that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period (subject in the case of dividends paid or distributions made to a Restricted Subsidiary (other than a Guarantor) to the limitations contained in clause (5) below) and (B) decreased by the amount of any equity of the Company in a net loss of any such Person for such period to the extent the Company has funded such net loss in cash with respect to such period;

(5) solely for the purpose of determining the amount available for Restricted Payments under clause (3) of the first paragraph of “Certain Covenants—Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than a Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not permitted at the date of determination without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that the Consolidated Net Income of such Person shall be, subject to the exclusion contained in clause (3) above, increased by the amount of dividends or similar distributions that are actually paid in cash (or to the extent converted into cash) to such Person or a Restricted Subsidiary thereof (subject to the provisions of this clause (5)) in respect of such period, to the extent not already included therein;

(6) non-cash compensation charges, including any such charges arising from stock options, restricted stock grants or other equity-incentive programs shall be excluded;

(7) any net after-tax gains or losses and all fees and expenses or charges relating thereto attributable to the early extinguishment of Indebtedness shall be excluded;

(8) the effect of any non-cash items resulting from any amortization, write-up, write-down or write-off of assets (including intangible assets, goodwill and deferred financing costs in connection with the Transactions or any future acquisition, disposition, merger, consolidation or similar transaction or any other non-cash impairment charges incurred subsequent to the Issue Date resulting from the application at SFAS Nos. 141, 142 or 144 (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period except to the extent such item is subsequently reversed) shall be excluded;

(9) any net gain or loss resulting from Hedging Obligations (including pursuant to the application of SFAS No. 133) shall be excluded;

(10) any net after-tax income or loss from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations shall be excluded; and

(11) in the case of the Company, any interest expense of Holdings to the extent related to the Holdings Notes or Permitted Holdings Refinancing Indebtedness shall be deducted therefrom.

Notwithstanding the foregoing, for the purpose of the covenant contained under the caption “—Certain Covenants—Restricted Payments” only, there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Company and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments made by the Company and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments made by the Company and any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under clause (3)(d) of the first paragraph of the covenant contained under the caption “—Certain Covenants—Restricted Payments.”

“Consolidated Total Assets” means the total consolidated assets of the Company and its Restricted Subsidiaries or Foreign Subsidiaries, as the case may be, in each case as shown on the most recent balance sheet.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contribution Indebtedness” means Indebtedness of the Company or any Guarantor in an aggregate principal amount not greater than two times the aggregate amount of cash contributions (other than Excluded Contributions) made to the capital of the Company or such Guarantor after the Issue Date; provided that such Contribution Indebtedness:

(1) if the aggregate principal amount of such Contribution Indebtedness is greater than one times such cash contribution amount to the capital of the Company or such Guarantor, as applicable, the amount of such excess shall be (A) Subordinated Indebtedness (other than Secured Indebtedness) and (B) Indebtedness with a Stated Maturity later than the Stated Maturity of the Notes, and

(2) (A) is incurred within 180 days after the making of such cash contributions and (B) is so designated as Contribution Indebtedness pursuant to an Officers’ Certificate on the date of the incurrence thereof.

“Credit Facilities” means, collectively the ABL Credit Facility and the Term Loan Facility (each, a “Credit Facility”).

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Noncash Consideration” means the fair market value of noncash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Company or any direct or indirect parent corporation of the Company (other than Disqualified Stock of the Company), that is issued for cash (other than to Holdings or any of its Subsidiaries or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph of the covenant described under “—Certain Covenants—Restricted Payments.”

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is putable or exchangeable), or upon the happening of any event, matures or is mandatorily redeemable (other than as a result of a change of control or asset sale), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than as a result of a change of control or asset sale), in whole or in part, in each case prior to the earlier of the final maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or any of its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Domestic Subsidiary” means any direct or indirect Subsidiary of the Company that was formed under the laws of the United States, any state of the United States or the District of Columbia.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication,

(1) the provision for taxes based on income or profits, plus franchise or similar taxes, of such Person for such period deducted in computing Consolidated Net Income, plus

(2) Consolidated Interest Expense (including, without limitation, in the case of the Company, interest expense of Holdings to the extent relating to the Holdings Notes or Permitted Holdings Refinancing Indebtedness) of such Person for such period to the extent the same was deducted in calculating such Consolidated Net Income, plus

(3) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such depreciation, amortization and non-cash charges were deducted in computing Consolidated Net Income, plus

(4) any expenses or charges incurred in connection with any Equity Offering, Permitted Investment, acquisition, recapitalization or Indebtedness permitted to be incurred under the Indenture (in each case whether or not consummated) or the Transactions (including, without limitation, the fees payable to the Sponsors pursuant to the Management Agreement in connection with the Transactions) and, in each case, deducted in such period in computing Consolidated Net Income, plus

(5) the amount of any restructuring charges or reserves (which, for the avoidance of doubt, shall include retention, severance, systems establishment cost, excess pension charges, contract termination costs, future lease commitments, and costs to consolidate facilities and relocate employees) deducted in such period in computing Consolidated Net Income, plus

(6) any other noncash charges, expenses or losses (including any impairment charges and the impact of purchase accounting, including, but not limited to, the amortization of inventory step-up) reducing Consolidated Net Income for such period (excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period, other that straight-line rent expense determined in accordance with GAAP), plus

(7) the amount of management, monitoring, consulting, advisory fees, termination payments and related expenses paid to the Sponsors (or any accruals relating to such fees and related expenses) during such period pursuant to the Management Agreement, plus

(8) Securitization Fees to the extent deducted in calculating Consolidated Net Income for such period, less

(9) noncash items increasing Consolidated Net Income of such Person for such period (excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges made in any prior period) or which will result in the receipt of cash in a future period or the amortization of lease incentives).

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary (other than a Guarantor) shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income or loss of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without any prior governmental approval (which has not been obtained) or would not be restricted from being so dividended, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Company or any of its direct or indirect parent corporations (excluding Disqualified Stock of such entity), other than (i) public offerings with respect to common stock of the Company or of any of its direct or indirect parent corporations registered on Form S-4 or Form S-8, (ii) any such public or private sale that constitutes an Excluded Contribution or (iii) an issuance to any Subsidiary of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds, in each case received by the Company and its Restricted Subsidiaries from:

(1) contributions to its common equity capital; and

(2) the sale (other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company or any Subsidiary) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock), in each case designated as Excluded Contributions pursuant to an Officers’ Certificate on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph of the covenant contained under the caption “—Certain Covenants—Restricted Payments.”

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period consisting of such Person and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any Restricted Subsidiary incurs, assumes, guarantees or repays any Indebtedness or issues or redeems Disqualified Stock or Preferred Stock or the Holdings Notes or any Permitted Holdings Refinancing Indebtedness are incurred, assumed or repaid, in each case subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or repayment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period and as if the Company or Restricted Subsidiary had not earned the interest income actually earned during such period in respect of such cash used to repay, repurchase, defease or otherwise discharge such Indebtedness.

If Investments, acquisitions, dispositions, mergers or consolidations have been made by the Company or any Restricted Subsidiary during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date, then the Fixed Charge Coverage Ratio shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers or consolidations (and the change in any associated Fixed Charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period.

If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger or consolidation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger or consolidation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, merger or consolidation (including, without limitation, the Transactions) and the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company and shall comply with the requirements of Rule 11-02 of Regulation S-X promulgated by the Commission, except that such pro forma calculations may include operating expense reductions for such period resulting from the transaction which is being given pro forma effect that (A) have been realized or (B) for which the steps necessary for realization have been taken (or are taken concurrently with such transaction) or (C) for which the steps necessary for realization are reasonably expected to be taken within the twelve month period following such transaction and, in each case, including, but not limited to, (a) reduction in personnel expenses, (b) reduction of costs related to administrative functions, (c) reduction of costs related to leased or owned properties and (d) reductions from the consolidation of operations and streamlining of corporate overhead, provided that, in each case, such adjustments are set forth in an Officers’ Certificate signed by the Company’s chief financial officer and another Officer which states (i) the amount of such adjustment or adjustments, (ii) in the case of items (B) or (C) above, that such adjustment or adjustments are based on the reasonable good faith beliefs of the Officers executing such Officers’ Certificate at the time of such execution and (iii) that any related incurrence of Indebtedness is permitted pursuant to the Indenture. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if the related hedge has a remaining term in excess of twelve months).

Interest on a Capitalized Lease Obligation shall be deemed to accrue at the interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication, (a) Consolidated Interest Expense (excluding all noncash interest expense and amortization/accretion of original issue discount (including any original issue discount created by fair value adjustments to Indebtedness in existence as of the Issue Date as a result of purchase accounting)) of such Person for such period, (b) all cash dividends paid during such period (excluding items eliminated in consolidation) on any series of Preferred Stock of such Person and its Subsidiaries and (c) all cash dividends paid during such period (excluding items eliminated in consolidation) on any series of Disqualified Stock of such Person and its Subsidiaries.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States in effect on the date of the Indenture. For purposes of this description of the Notes, the term “consolidated” with respect to any Person means such Person consolidated with its Restricted Subsidiaries and does not include any Unrestricted Subsidiary.

“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness or other obligations. When used as a verb, “guarantee” shall have a corresponding meaning.

“Guarantee” means any guarantee of the obligations of the Company under the Indenture and the Notes by a Guarantor in accordance with the provisions of the Indenture. When used as a verb, “Guarantee” shall have a corresponding meaning.

“Guarantor” means any Person that incurs a Guarantee of the Notes; provided that upon the release and discharge of such Person from its Guarantee in accordance with the Indenture, such Person shall cease to be a Guarantor. On the Issue Date, the Guarantors will be each Domestic Subsidiary of the Company that is a Restricted Subsidiary and a guarantor under the Credit Facilities.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2) other agreements or arrangements designed to manage, hedge or protect such Person with respect to fluctuations in currency exchange, interest rates or commodity prices.

“Holdings” means Burlington Coat Factory Investments Holdings, Inc.

“Holdings Notes” means the $99,309,000 million aggregate principal amount at maturity of Senior Discount Notes due 2014 of Holdings.

“Holdings Notes Indenture” means the indenture dated as of the Issue Date between Holdings and Wells Fargo Bank, N.A., as trustee, pursuant to which the Holdings Notes were issued, as amended or supplemented from time to time.

“Indebtedness” means, with respect to any Person,

(a) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(i) in respect of borrowed money,

(ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or, without duplication, reimbursement agreements in respect thereof),

(iii) representing the deferred and unpaid balance of the purchase price of any property (including Capitalized Lease Obligations), except any such balance that constitutes a trade payable or similar obligation to a trade creditor in each case accrued in the ordinary course of business or

(iv) representing any interest rate Hedging Obligations,

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP,

(b) Disqualified Stock of such Person,

(c) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business), and

(d) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset (other than a Lien on Capital Stock of an Unrestricted Subsidiary) owned by such Person (whether or not such Indebtedness is assumed by such Person);

provided, however, (A) that Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money and documentary letters of credit issued in connection with inventory purchases in the ordinary course of business and (B) items that would appear as a liability on a balance sheet prepared in accordance with GAAP as a result of the application of EITF 97-10, “The Effect of Lessee Involvement in Asset Construction,” shall be deemed not to constitute Indebtedness.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant to Persons engaged in a Permitted Business of nationally recognized standing that is, in the good faith judgment of the Board of Directors of the Company, qualified to perform the task for which it has been engaged.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (including by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others, but excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the third paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.”

For purposes of the definition of “Unrestricted Subsidiary” and the covenant described above under the caption “—Certain Covenants—Restricted Payments,” (i) ”Investments” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company and (iii) any transfer of Capital Stock that results in an entity which became a Restricted Subsidiary after the Issue Date ceasing to be a Restricted Subsidiary shall be deemed to be an Investment in an amount equal to the fair market value (as determined by the Board of Directors of the Company in good faith as of the date of initial acquisition) of the Capital Stock of such entity owned by the Company and its Restricted Subsidiaries immediately after such transfer.

“Issue Date” means April 13, 2006.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Management Agreement” means the Advisory Agreement dated as of April 13, 2006, by and among Parent, the Company and the Sponsors, as in effect on the Issue Date or otherwise amended, modified or supplemented.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends or accretion of any Preferred Stock.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any Restricted Subsidiary in respect of any Asset Sale, in each case net of legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), repayment of Indebtedness (including any required premiums or prepayment penalties) that is secured by the property or assets that are the subject of such Asset Sale and any deduction of appropriate amounts to be provided by the Company as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company after such sale or other disposition thereof, including, without limitation, pension and other post employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed on behalf of the Company, by two Officers of the Company, one of whom is the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company that meets the requirements set forth in the Indenture.

“Parent” means Burlington Coat Factory Holdings, Inc.

“Permitted Business” means the business and any services, activities or businesses incidental, or directly related or similar to, any line of business engaged in by the Company and its Subsidiaries as of the Issue Date or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto.

“Permitted Debt” is defined under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.”

“Permitted Holders” means (i) each of the Sponsors and their respective Affiliates, (ii) Officers, provided that if such Officers beneficially own more shares of Voting Stock of either of the Company or any of its direct or indirect parent entities than the number of such shares beneficially owned by all the Officers as of the Issue Date, such excess shall be deemed not to be beneficially owned by Permitted Holders, and (iii) any “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members, provided that in the case of such “group” and without giving effect to the existence of such “group” or any other “group,” such Sponsors, Affiliates and Officers (subject, in the case of Officers, to the foregoing limitation), collectively, have beneficial ownership, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent entities held by such “group.”

“Permitted Holdings Refinancing Indebtedness” means any Indebtedness that refinances the Holdings Notes or other Permitted Holdings Refinancing Indebtedness, including to pay premiums and fees in connection therewith; provided that (i) such Indebtedness shall not be in an accreted value or principal amount, as the case may be, in excess of the accreted value or principal amount, as the case may be, of premium, if any, accrued or accreted interest on, if any, and related fees and expenses of, the Indebtedness being refunded or refinanced, and (ii) the interest payable on such Permitted Holdings Refinancing Indebtedness shall not exceed the interest payable on the Indebtedness being refunded or refinanced.

“Permitted Investments” means

(1) any Investment by the Company in any Restricted Subsidiary or by a Restricted Subsidiary in the Company or another Restricted Subsidiary;

(2) any Investment in cash and Cash Equivalents;

(3) any Investment by the Company or any Restricted Subsidiary in a Person that is engaged in a Permitted Business if as a result of such Investment (A) such Person becomes a Restricted Subsidiary or (B) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

(4) any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions described above under the caption “—Repurchase at the Option of Holders—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Issue Date and any modification, replacement, renewal or extension thereof; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment as in existence on the Issue Date or (y) as otherwise permitted under the Indenture;

(6) loans and advances to employees and any guarantees made in the ordinary course of business, but in any event not in excess of $5.0 million in the aggregate outstanding at any one time;

(7) any Investment acquired by the Company or any Restricted Subsidiary (A) in exchange for any other Investment or accounts receivable held by the Company or Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of a foreclosure by the Company or Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8) Hedging Obligations permitted under clause (9) of the definition of “Permitted Debt”;

(9) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business;

(10) any Investment by the Company or a Restricted Subsidiary having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash and/or marketable securities), not to exceed an amount equal to 2.5% of Consolidated Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided that if such Investment is in Capital Stock of a Person that subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed permitted under clause (1) above and shall not be included as having been made pursuant to this clause (10);

(11) Investments the payment for which consists of Equity Interests of the Company or any of its direct or indirect parent corporations (exclusive of Disqualified Stock);

(12) guarantees (including Guarantees) of Indebtedness permitted under the covenant contained under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” and performance guarantees and consistent with past practice;

(13) Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons;

(14) any Investment in a Securitization Subsidiary or any Investment by a Securitization Subsidiary in any other Person in connection with a Qualified Securitization Financing, including, without limitation, Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Securitization Financing or any related Indebtedness; provided, however, that any Investment in a Securitization Subsidiary is in the form of a Purchase Money Note, contribution of additional Securitization Assets or an equity interest; and

(15) Investments consisting of earnest money deposits required in connection a purchase agreement or other acquisition.

“Permitted Liens” means the following types of Liens:

(1) deposits of cash or government bonds made in the ordinary course of business to secure surety or appeal bonds to which such Person is a party;

(2) Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers’ acceptance issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice;

(3) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, or to provide all or any portion of the funds or credit support utilized in connection with, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Company or any of its Restricted Subsidiary;

(4) Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, or to provide all or any portion of the funds or credit support utilized for, such acquisition; provided, further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(5) Liens securing Hedging Obligations so long as the related Indebtedness is permitted to be incurred under the Indenture and is secured by a Lien on the same property securing such Hedging Obligation;

(6) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(7) Liens in favor of the Company or any Restricted Subsidiary;

(8) Liens to secure any Indebtedness that is incurred to refinance any Indebtedness that has been secured by a Lien existing on the Issue Date or referred to in clauses (3), (4) and (19)(B) of this definition; provided, however, that such Liens (x) are no less favorable to the holders of the Notes taken as a whole, and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced; and (y) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced;

(9) Liens on Securitization Assets and related assets of the type specified in the definition of “Securitization Financing” incurred in connection with any Qualified Securitization Financing incurred pursuant to clause (17) of the definition of Permitted Debt;

(10) Liens for taxes, assessments or other governmental charges or levies not yet delinquent or the failure to pay would not result in a material adverse effect, or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted or for property taxes on property that the Company or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

(11) judgment liens in respect of judgments that do not constitute an Event of Default;

(12) pledges, deposits or security under workmen’s compensation, unemployment insurance and other social security laws or regulations, or deposits to secure the performance of tenders, contracts (other than for the payment of Indebtedness) or leases, or deposits to secure public or statutory obligations, or deposits as security for contested taxes or import or customs duties or for the payment of rent, or deposits or other security securing liabilities to insurance carriers under insurance or self-insurance arrangements or earnest money deposits required in connection a purchase agreement or other acquisition, in each case incurred in the ordinary course of business or consistent with past practice;

(13) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by applicable law, (i) arising in the ordinary course of business and securing obligations that are not overdue by more than sixty (60) days, (ii)(A) that are being contested in good faith by appropriate proceedings, (B) the Company or Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (C) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation or (iii) the existence of which would not reasonably be expected to result in a material adverse effect;

(14) encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of business or to the ownership of properties that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business;

(15) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business that do not (x) interfere in any material respect with the business of the Company or any of its material Restricted Subsidiaries or (y) secure any Indebtedness;

(16) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Company or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(17) banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution;

(18) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or consignments entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(19) (A) other Liens securing Indebtedness for borrowed money or other obligations with respect to property or assets with an aggregate fair market value (valued at the time of creation thereof) of not more than $25.0 million at any time and (B) Liens securing Indebtedness incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person; provided, however, that (x) the Lien may not extend to any other property (except for accessions to such property) owned by such Person or any of its Restricted Subsidiaries at the time the Lien is incurred, (y) such Liens attach concurrently with or within 270 days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens and (z) with respect to Capitalized Lease Obligations, such Liens do not at any time extend to or cover any assets (except for accessions to such assets) other than the assets subject to such Capitalized Lease Obligations; provided that individual financings of property provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(20) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business; and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(21) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(22) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(23) Liens solely on any cash earnest money deposits made by the Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under the Indenture;

(24) Liens with respect to the assets of a Restricted Subsidiary that is not a Guarantor securing Indebtedness of such Restricted Subsidiary incurred in accordance with the covenant contained under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(25) Liens to secure Indebtedness incurred pursuant to clauses (20) and (21) of the definition of “Permitted Debt”);

(26) Liens arising by operation of law under Article 2 of the Uniform Commercial Code in favor of a reclaiming seller of goods or buyer of goods;

(27) security given to a public or private utility or any governmental authority as required in the ordinary course of business;

(28) landlords’ and lessors’ Liens in respect of rent not in default for more than sixty days or the existence of which, individually or in the aggregate, would not reasonably be expected to result in a material adverse effect;

(29) Liens in favor of customs and revenues authorities imposed by applicable law arising in the ordinary course of business in connection with the importation of goods and securing obligations (i) that are not overdue by more than sixty (60) days, (ii)(A) that are being contested in good faith by appropriate proceedings, (B) the Company or Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (C) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation, or (iii) the existence of which would not reasonably be expected to result in a material adverse effect;

(30) Liens on securities which are the subject of repurchase agreements incurred in the ordinary course of business; and

(31) Liens on the Capital Stock of Unrestricted Subsidiaries.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends upon liquidation, dissolution or winding up.

“Purchase Money Note” means a promissory note of a Securitization Subsidiary evidencing a line of credit, which may be irrevocable, issued by the Company or any Subsidiary of the Company to such Securitization Subsidiary in connection with a Qualified Securitization Financing, which note is intended to finance that portion of the purchase price that is not paid in cash or a contribution of equity and which (a) shall be repaid from cash available to the Securitization Subsidiary, other than (i) amounts required to be established as reserves, (ii) amounts paid to investors in respect of interest, (iii) principal and other amounts owing to such investors and (iv) amounts paid in connection with the purchase of newly generated receivables and (b) may be subordinated to the payments described in clause (a).

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Permitted Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Board of Directors of the Company in good faith.

“Qualified Securitization Financing” means any Securitization Financing of a Securitization Subsidiary that meets the following conditions: (i) the Board of Directors of the Company shall have determined in good faith that such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and the Securitization Subsidiary, (ii) all sales of Securitization Assets and related assets to the Securitization Subsidiary are made at fair market value (as determined in good faith by the Company) and (iii) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Company) and may include Standard Securitization Undertakings. The grant of a security interest in any Securitization Assets of the Company or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) to secure Indebtedness under a Credit Facility and any Refinancing Indebtedness with respect thereto shall not be deemed a Qualified Securitization Financing.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of the Issue Date between the Company, the Guarantors and Banc of America Securities LLC, Bear, Stearns & Co. Inc. and Wachovia Capital Markets, LLC, as representatives of the initial purchasers relating to the Notes.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Company (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of Restricted Subsidiary.

“S&P” means Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor to its rating business.

“Secured Indebtedness” means any Indebtedness secured by a Lien permitted to be incurred under the Indenture.

“Secured Indebtedness Leverage Ratio” means, with respect to any Person, at any date the ratio of (i) Secured Indebtedness of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with GAAP) to (ii) EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Indebtedness is Incurred. In the event that the Company or any of its Restricted Subsidiaries incurs or redeems any Indebtedness subsequent to the commencement of the period for which the Secured Indebtedness Leverage Ratio is being calculated but prior to the event for which the calculation of the Secured Indebtedness Leverage Ratio is made (the “Secured Leverage Calculation Date”), then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect to such incurrence or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period. The Secured Indebtedness Leverage Ratio shall be calculated in a manner consistent with the definition of “Fixed Charge Coverage Ratio,” including any pro forma calculations to EBITDA (including for acquisitions).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Securitization Assets” means any accounts receivable or other revenue streams subject to a Qualified Securitization Financing.

“Securitization Fees” means reasonable distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with any Qualified Securitization Financing.

“Securitization Financing” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Subsidiary (in the case of a transfer by the Company or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Securitization Assets and any Hedging Obligations entered into by the Company or any such Subsidiary in connection with such Securitization Assets.

“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including, without limitation, as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Securitization Subsidiary” means a Wholly Owned Subsidiary of the Company (or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers Securitization Assets and related assets) which engages in no activities other than in connection with the financing of Securitization Assets of the Company or its Subsidiaries, all proceeds thereof and all rights (contingent and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Company or such other Person (as provided below) as a Securitization Subsidiary and (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Subsidiary of the Company (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any other Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or any other Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any other Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to either the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company and (e) to which neither the Company nor any other Subsidiary of the Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company or such other Person shall be evidenced to the Trustee by filing with such Trustee a certified copy of the resolution of the Board of Directors of the Company or such other Person giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Shareholders Agreement” means the Shareholders Agreement dated as of April 13, 2006, by and among the Sponsors, Parent and certain other stockholders signatory thereto.

“Significant Subsidiary” means any Restricted Subsidiary that would be “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

“Sponsors” means Bain Capital Partners, LLC and its Affiliates.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which the Company has determined in good faith to be customary in a Securitization Financing, including, without limitation, those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means (a) with respect to the Company, any Indebtedness of the Company that is by its terms subordinated in right of payment to the Notes and (b) with respect to any Guarantor of the Notes, any Indebtedness of such Guarantor that is by its terms subordinated in right of payment to its Guarantee of the Notes.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity, of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise and (y) such Person or any Wholly Owned Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Term Loan Facility” means that certain credit agreement, dated as of April 13, 2006, among Holdings, the Company, Bear Stearns Corporate Lending Inc., as Administrative Agent and Collateral Agent, Banc of America Securities LLC, as Syndication Agent, and the lenders party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, supplemented, modified, renewed, refunded, replaced (whether at maturity or thereafter) or refinanced from time to time in one or more agreements or indentures (in each case with the same or new agents, lenders or institutional investors), including any agreement adding or changing the borrower or any guarantor or extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof (provided that such increase in borrowings is permitted under the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”).

“Transactions” means the transactions contemplated by (i) the Acquisition Agreement and (ii) the Credit Facilities.

“Treasury Rate” means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to April 15, 2010; provided, however, that if the period from such redemption date to April 15, 2010 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means (i) any Subsidiary of the Company that at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Company or any Subsidiary of the Company (other than any Subsidiary of the Subsidiary to be so designated); provided that (a) any Unrestricted Subsidiary must be an entity of which shares of the Capital Stock or other equity interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by the Company, (b) such designation complies with the covenant contained under the caption “—Certain Covenants—Restricted Payments” and (c) each of (I) the Subsidiary to be so designated and (II) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any Restricted Subsidiary (other than the Capital Stock of such Subsidiary to be so designated). The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Event of Default shall have occurred and any Indebtedness assumed or otherwise incurred in connection with such designation shall have been permitted to have been incurred by the Company pursuant to the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” Any such designation by the Board of Directors of the Company shall be notified by the Company to the Trustee by promptly filing with such Trustee a copy of the board resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two business days prior to such determination.

Except as described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” whenever it is necessary to determine whether the Company has complied with any covenant in the Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

“U.S. Government Securities” means securities that are

(a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or

(b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Securities or a specific payment of principal of or interest on any such U.S. Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Securities or the specific payment of principal of or interest on the U.S. Government Securities evidenced by such depository receipt.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares and shares issued to foreign nationals under applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax considerations relating to the exchange of Old Notes for Exchange Notes in the exchange offer. It does not contain a complete analysis of all the potential tax considerations relating to the exchange. This summary is limited to holders of Old Notes who hold the Old Notes as “capital assets” (in general, assets held for investment). Special situations, such as the following, are not addressed:

•	tax consequences to holders who may be subject to special tax treatment, such as tax-exempt entities, dealers in securities or currencies, banks, other financial institutions, insurance companies, regulated investment companies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings or corporations that accumulate earnings to avoid U.S. federal income tax;

•	tax consequences to persons holding notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle or other risk reduction transaction;

•	tax consequences to holders whose “functional currency” is not the U.S. dollar;

•	tax consequences to persons who hold notes through a partnership or similar pass-through entity;

•	U.S. federal gift tax, estate tax (except as to non-United States holders) or alternative minimum tax consequences, if any; or

•	any state, local or foreign tax consequences.

The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations promulgated thereunder, and rulings, judicial decisions and administrative interpretations thereunder, as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below.

Consequences of Tendering Notes

The exchange of your Old Notes for Exchange Notes in the exchange offer should not constitute an exchange for federal income tax purposes. Accordingly, the exchange offer should have no federal income tax consequences to you if you exchange your Old Notes for Exchange Notes. For example, there should be no change in your tax basis and your holding period should carry over to the Exchange Notes. In addition, the federal income tax consequences of holding and disposing of your Exchange Notes should be the same as those applicable to your Old Notes.

The preceding discussion of certain U.S. federal income tax considerations of the exchange offer is for general information only and is not tax advice. Accordingly, each investor should consult its own tax advisor as to particular tax consequences to it of exchanging Old Notes for Exchange Notes, including the applicability and effect of any state, local or foreign tax laws, and of any proposed changes in applicable laws.

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Notes for its own account under the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of Exchange Notes.

This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes if the Old Notes were acquired as a result of market-making activities or other trading activities.

We have agreed to make this prospectus, as amended or supplemented, available to any broker-dealer to use in connection with any such resale for a period of at least 90 days after the expiration date. In addition, until                     ,2006, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own accounts under the exchange offer may be sold from time to time in one or more transactions;

•	in the over-the-counter market;

•	in negotiated transactions;

•	through the writing of options on the Exchange Notes or a combination of such methods of resale;

•	at market prices prevailing at the time of resale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Any resale may be made directly to purchasers or to or through brokers or dealers. Brokers or dealers may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any such Exchange Notes. An “underwriter” within the meaning of the Securities Act of 1933 includes:

(1) any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offer; or

(2) any broker or dealer that participates in a distribution of such Exchange Notes.

Any profit on any resale of Exchange Notes and any commissions or concessions received by any persons may be deemed to be underwriting compensation under the Securities Act of 1933. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933.

Based on interpretations by the staff of the Securities and Exchange Commission in no-action letters issued to third parties, we believe that a holder or other person who receives Exchange Notes will be allowed to resell the Exchange Notes to the public without further registration under the Securities Act of 1933 and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act of 1933. The holder (other than a person that is an “affiliate” of ours within the meaning of Rule 405 under the Securities Act of 1933) who receives Exchange Notes in exchange for Old Notes in the ordinary course of business and who is not participating, need not intend to participate or have an arrangement or understanding with person to participate in the distribution of the Exchange Notes.

However, if any holder acquires Exchange Notes in the exchange offer for the purpose of distributing or participating in a distribution of the Exchange Notes, the holder cannot rely on the position of the staff of the Securities and Exchange Commission enunciated in such no-action letters or any similar interpretive letters. The holder must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with any resale transaction. A secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K under the Securities Act of 1933, unless an exemption from registration is otherwise available.

Further, each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where the Old Notes were acquired by such participating broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of any Exchange Notes. We have agreed, for a period of not less than 90 days from the consummation of the exchange offer, to make this prospectus available to any broker-dealer for use in connection with any such resale.

For a period of not less than 90 days after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests those documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the Old Notes, other than commissions or concessions of any brokers or dealers. We will indemnify the holders of the Old Notes against liabilities under the Securities Act of 1933, including any broker-dealers.

LEGAL MATTERS

Certain legal matters in connection with the notes will be passed upon for the issuer by Kirkland & Ellis LLP.

EXPERTS

The consolidated financial statements of Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries (the “Successor”) as of June 3, 2006 and for the period from April 13, 2006 to June 3, 2006 and the consolidated financial statements of Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries (the “Predecessor”) as of May 28, 2005 and for the period from May 29, 2005 to April 12, 2006 and for each of the two years in the period ended May 28, 2005 including in this prospectus and the related financial statement schedule included elsewhere in the registration statement have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the registration statement, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

AVAILABLE INFORMATION

We have agreed that, whether or not required to do so by the rules and regulations of the SEC, for so long as any of the notes remain outstanding, we will furnish to the holders of the notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Form 10-Q and Form 10-K if we were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and, with respect to the annual information only, a report thereon by our independent accountants and (ii) all reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports. Following the effectiveness of the exchange offer, we will make available to the trustee and holders of the notes, the annual reports, information, documents and other reports that are required by Sections 13 and 15(d) of the Exchange Act within the time periods specified therein. Information filed with the SEC may be read and copied by the public at the Public Reference Room of the SEC at 100 F Street NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition, for so long as any of the notes remain outstanding, we have agreed to make available to any holder or prospective purchaser of the notes the information required to be delivered by 144A(d)(4) under the Securities Act so long as the notes are not freely transferable under the Securities Act.

Under the indenture governing the notes we are required to file with the trustee annual, quarterly and other reports after we file these reports with the Securities and Exchange Commission. Annual reports delivered to the trustee and the holders of notes will contain financial information that has been examined and reported upon, with an opinion expressed by an independent public accountant. We will also furnish such other reports as may be required by law.

INDEX TO FINANCIAL STATEMENTS

Page
Consolidated Financial Statements
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets as of June 3, 2006 and May 28, 2005	F-3
Consolidated Statements of Operations for the periods from April 13, 2006 to June 3, 2006, May 29, 2005 to April 12, 2006 and the years ended May 28, 2005 and May 29, 2004	F-4
Consolidated Statements of Cash Flows for the periods from April 13, 2006 to June 3, 2006, May 29, 2005 to April 12, 2006 and the years ended May 28, 2005 and May 29, 2004	F-5
Consolidated Statements of Stockholders’ Equity for the periods from April 13, 2006 to June 3, 2006, May 29, 2005 to April 12, 2006 and the years ended May 28, 2005 and May 29, 2004	F-7
Notes to Consolidated Financial Statements for the periods from April 13, 2006 to June 3, 2006, May 29, 2005 to April 12, 2006 and the years ended May 28, 2005 and May 29, 2004	F-8
Condensed Consolidated Balance Sheets as of September 2, 2006 and June 3, 2006 (unaudited) for the Successor	F-45
Condensed Consolidated Statements of Operations - (unaudited) for the three months ended September 2, 2006 for the Successor and for the three months ended for the Predecessor August 27, 2005	F-46
Condensed Consolidated Statements of Cash Flows (unaudited) - September 2, 2006 for the Successor and for the three months ended for the Predecessor August 27, 2005	F-47
Notes to Condensed Consolidated Financial Statements (unaudited)	F-48

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Burlington Coat Factory Investments Holdings, Inc.

Burlington, New Jersey

We have audited the accompanying consolidated balance sheet of Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries as of June 3, 2006 (the “Successor”), and the related consolidated statements of operations, stockholders’ equity, and cash flows for the period from April 13, 2006 to June 3, 2006. We have also audited the accompanying consolidated balance sheet of Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries as of May 28, 2005 (the “Predecessor”), and the related consolidated statements of operations, stockholders’ equity, and cash flows for the period from May 29, 2005 to April 12, 2006 and for each of the two years in the period ended May 28, 2005. Our audits also included the financial statement schedule listed in the Index at Item 21(b). These financial statements and the financial statement schedule are the responsibility of Burlington Coat Factory Investments Holding’s (the “Company’s”) management. Our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the Successor’s consolidated financial statements present fairly, in all material respects, the financial position of the Successor as of June 3, 2006, and the results of its operations and its cash flows for the period from April 13, 2006 to June 3, 2006, in conformity with accounting principles generally accepted in the United States of America. Further, in our opinion, the Predecessor’s consolidated financial statements present fairly, in all material respects, the financial position of the Predecessor as of May 28, 2005, and the results of its operations and its cash flows for the period from May 28, 2005 to April 12, 2006 and for each of the two years in the period ended May 28, 2005, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania

September 29, 2006

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

(All amounts in thousands, except share data)

	June 3, 2006	May 28, 2005
	(Successor)	(Predecessor)
ASSETS
Current Assets:
Cash and Cash Equivalents	$58,376	$47,953
Restricted Cash and Cash Equivalents	13,816	14,957
Investments	591	134,664
Accounts Receivable (Net of Allowances for Doubtful Accounts of $199 in 2006; $762 in 2005)	42,083	24,841
Merchandise Inventories	708,185	720,882
Deferred Tax Assets	27,916	22,187
Prepaid and Other Current Assets	17,835	18,891
Assets Held for Disposal	7,661	—

Total Current Assets	876,463	984,375

Property and Equipment—Net of Accumulated Depreciation	1,042,398	621,773
Long-Term Investments	—	27
Intangibles—Net of Accumulated Amortization	—	48,158
Tradename	526,300	—
Favorable Leases—Net of Accumulated Amortization	626,676	—
Goodwill	58,985	—
Deferred Tax Assets	—	16,554
Other Assets	69,727	2,381

Total Assets	$3,200,549	$1,673,268

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$444,904	$390,891
Income Taxes Payable	6,274	5,708
Other Current Liabilities	181,760	179,346
Current Maturities of Long Term Debt	10,360	1,190

Total Current Liabilities	643,298	577,135

Long Term Debt	1,508,119	132,347
Other Liabilities	21,974	37,633
Deferred Tax Liability	607,646	—
Commitments and Contingencies
Stockholders’ Equity:
Successor
Common Stock, Par Value $0.01; Authorized 1,000 shares; 1,000 issued and outstanding at June 3, 2006	—	—
Capital in Excess of Par Value	446,678	—
Accumulated Deficit	(27,166)	—
Predecessor
Common Stock, Par Value $0.01; Authorized 5,000,000 shares; none issued and outstanding
Common Stock, Par Value $1; Authorized 100,000,000 shares; 49,897,658 issued at May 28, 2005	—	49,898
Capital in Excess of Par Value	—	24,776
Retained Earnings	—	910,176
Accumulated Other Comprehensive Income	—	4
Note Receivable from Stock Options Exercised	—	(41)
Treasury Stock at Cost; 2005 – 5,124,854 Shares	—	(58,660)

Total Stockholders’ Equity	419,512	926,153

Total Liabilities and Stockholders’ Equity	$3,200,549	$1,673,268

See Notes to Consolidated Financial Statements

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations

(All amounts in thousands)

	(Successor)	(Predecessor)
	April 13, 2006 to June 3, 2006	May 29, 2005 to April 12, 2006	Year Ended May 28, 2005	Year Ended May 29, 2004
REVENUES:
Net Sales	$421,180	$3,017,633	$3,171,242	$2,833,484
Other Revenue	4,066	27,675	28,598	26,476

	425,246	3,045,308	3,199,840	2,859,960

COSTS AND EXPENSES:
Cost of Sales (Exclusive of Depreciation and Amortization)	266,465	1,916,798	1,987,159	1,765,478
Selling and Administrative Expenses	154,691	897,231	957,759	899,984
Depreciation	18,097	78,804	89,858	83,915
Amortization	9,758	494	98	75
Interest Expense	18,093	4,609	7,334	5,863
Other Income, Net	(4,876)	(3,572)	(14,619)	(10,335)

	462,228	2,894,364	3,027,589	2,744,980

Income (Loss) from Continuing Operations Before Provision (Benefit) for Income Tax	(36,982)	150,944	172,251	114,980
Provision for (Benefit from) Income Tax	(9,816)	56,605	66,204	42,641

Income (Loss) from Continuing Operations	(27,166)	94,339	106,047	72,339
Loss From Discontinued Operations, Net of Tax Benefit of $112 in 2005 and $2,423 in 2004	—	—	(1,014)	(4,363)

Net Income (Loss)	(27,166)	94,339	105,033	67,976
Net Unrealized Gain (Loss) on Investments	—	(4)	2	1

Total Comprehensive Income (Loss)	$(27,166)	$94,335	$105,035	$67,977

See Notes to Consolidated Financial Statements

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(All amounts in thousands)

	Year Ended (Successor)	Year Ended (Predecessor)
	April 13 to June 3, 2006	May 29, 2005 to April 12, 2006	May 28, 2005	May 29, 2004
OPERATING ACTIVITIES
Net Income (Loss)	$(27,166)	$94,339	$105,033	$67,976
Net Loss from Discontinued Operations	—	—	1,014	4,363

Net Income (Loss) from Continuing Operations	(27,166)	94,339	106,047	72,339
Adjustments to Reconcile Net Income to Net Cash Provided by
Operating Activities:
Depreciation	18,097	78,804	89,858	83,915
Amortization	9,758	494	98	75
Provision for Losses on Accounts Receivable	374	3,479	7,501	9,201
Provision for Deferred Income Taxes	(11,305)	(11,328)	(5,503)	(3,592)
Loss (Gain) on Disposition of Fixed Assets and Leaseholds	1	2,742	(750)	(1,710)
Unrealized Loss on Investments	—	—	108	469
Non-Cash Rent Expense and Other	3,384	1,438	3,355	6,943
Changes in Assets and Liabilities
Investments	183	133,890	33,702	(153,677)
Accounts Receivable	(2,296)	2,059	(8,540)	(16,522)
Merchandise Inventories	48,971	(36,274)	(98,344)	(39,405)
Prepaid and Other Current Assets	9,154	(8,098)	(1,725)	(1,753)
Accounts Payable	(62,176)	116,189	26,556	52,211
Accrued and Other Current Liabilities	(39,759)	50,193	(8,687)	15,984
Deferred Rent Incentives	(113)	3,052	(1,652)	(1,142)

Net Cash Provided by (Used in) Continuing Operations	(52,893)	430,979	142,024	23,336
Net Cash Provided by Discontinued Operations	—	—	67	(1,409)

Net Cash Provided by (Used in) Operating Activities	(52,893)	430,979	142,091	21,927

INVESTING ACTIVITIES
Acquisition Costs	(2,055,747)	—	—	—
Cash Paid for Property and Equipment	(6,275)	(68,923)	(93,115)	(125,550)
Proceeds from Insurance Recoveries		3,822
Change in Restricted Cash and Cash Equivalents	6	1,135	(5,653)	(478)
Proceeds From Sale of Fixed Assets and Leaseholds	4,337	697	4,507	7,310
Lease Acquisition Costs	—	(635)	(4,225)	(225)
Issuance of Notes Receivable	(9)	(55)	(58)	(85)
Receipts Against Long Term Notes Receivable	—	—	35	729
Other	19	39	16	(31)

Net Cash Used in Investing Activities—Continuing Operations	(2,057,669)	(63,920)	(98,493)	(118,330)
Net Cash Used in Investing Activities—Discontinuing Operations	—	—	(78)	(468)

Net Cash Used in Investing Activities	(2,057,669)	(63,920)	(98,571)	(118,798)

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows—(Continued)

(All amounts in thousands)

	Year Ended (Successor)	Year Ended (Predecessor)
	April 13 to June 3, 2006	May 29, 2005 to April 12, 2006	May 28, 2005	May 29, 2004
FINANCING ACTIVITIES
Proceeds from Long Term Debt- Term Debt	—	470	—	100,000
Proceeds from Long Term Debt—Term Loan	900,000	—	—	—
Proceeds from Long Term Debt - Senior Discount Notes	75,000	—	—	—
Proceeds from Long—Senior Notes	299,114	—	—	—
Proceeds from Long—ABL Line of Credit	428,000	—	—	—
Principal Payments on Long Term Debt	(46)	(101,167)	(1,048)	(921)
Principal Payments on Long Term Debt—Term Loan	(2,250)	—	—	—
Principal Payments on Long Term Debt—ABL Line of Credit	(215,761)	—	—	—
Issuance of Common Stock	445,830	—	—	—
Purchase of Interest Rate Cap Contract	(2,500)	—	—	—
Treasury Stock Transactions	—	—	1,083	589
Issuance of Common Stock Upon Exercise of Stock Options	—	425	1,364	1,028
Debt Issuance Costs	(71,398)	—	—	(578)
Payment of Dividends	—	(1,791)	(26,783)	(1,334)

Net Cash Provided by (Used in) Financing Activities	1,855,989	(102,063)	(25,384)	98,784

Increase (Decrease) in Cash and Cash Equivalents	(254,573)	264,996	18,136	1,913
Cash and Cash Equivalents at Beginning of Period	312,949	47,953	29,817	27,904

Cash and Cash Equivalents at End of Period	$58,376	$312,949	$47,953	$29,817

Supplemental Disclosure of Cash Flow Information;
Interest Paid	$6,223	$5,538	$9,363	$5,160

Income Taxes Paid	$26,814	$43,351	$86,498	$33,372

See Notes to Consolidated Financial Statements

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Consolidated Statements of Stockholders’ Equity

(All amounts in thousands, except share data)

	Common Stock	Capital in Excess of Par Value	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Note Receivable from Options Exercised	Treasury Stock	Total
Predecessor:
Balance at May 31, 2003	$49,766	$22,031	$765,284	$1	$(83)	$(59,847)	$777,152
Comprehensive Income:
Net Income			67,976				67,976
Net Unrealized Loss on Non-current
Marketable Securities, Net of Taxes				1			1

Total Comprehensive Income:							67,977
Stock Options Exercised	43	985					1,028
Repayment of Note receivable from Options Exercised					20		20
Treasury Stock Transactions						589	589
Dividend			(1,334)				(1,334)

Balance at May 29, 2004	49,809	23,016	831,926	2	(63)	(59,258)	845,432
Comprehensive Income:
Net Income			105,033				105,033
Net Unrealized Loss on Non-current
Marketable Securities, Net of Taxes				2			2

Total Comprehensive Income:							105,035
Stock Options Exercised	89	1,275					1,364
Repayment of Note receivable from Options Exercised					22		22
Treasury Stock Transactions		485				598	1,083
Dividend			(26,783)				(26,783)

Balance at May 28, 2005	49,898	24,776	910,176	4	(41)	(58,660)	926,153
Comprehensive Income:
Net Income			94,339				94,339
Net Unrealized Loss on Non-current
Marketable Securities, Net of Taxes				(4)			(4)

Total Comprehensive Income:							94,335
Stock Options Exercised	3	422					425
Repayment of Note receivable from Options Exercised					41		41
Dividend			(1,791)				(1,791)

Balance at April 12, 2006	$49,901	$25,198	$1,002,724	$—	$—	$(58,660)	$1,019,163

Successor:	Common Stock	Capital in Excess of Par Value	Accumulated (Deficit)	Total
Balance at April 13, 2006	$—	$445,830	$—	$445,830
Net Loss			(27,166)	(27,166)
Deferred Compensation—Amortization		848		848

Balance at June 3, 2006	$—	$446,678	$(27,166)	$419,512

See Notes to Consolidated Financial Statements

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Summary of Significant Accounting Policies

1. Business

Burlington Coat Factory Investments Holdings, Inc. and its subsidiaries (the “Company” or “Investments”) operate stores, in 42 states, which sell apparel, shoes and accessories for men, women and children. A majority of those stores offer home furnishings and linens department and a juvenile furniture department. As of June 3, 2006, the Company operates stores under the names “Burlington Coat Factory” (three hundred thirty-eight stores, exclusive of three stores closed for hurricane damage), “Cohoes Fashions” (seven stores), “MJM Designer Shoes” (eighteen stores), and “Super Baby Depot” (two stores). Cohoes Fashions offers merchandise in the middle to higher price range. MJM Designer Shoes offers moderately priced designer and fashion shoes. Super Baby Depot stores offer baby clothing, accessories, furniture and other merchandise in the middle to higher price range. During fiscal 2006, the Company closed its two Luxury Linens stores and four Burlington Coat Factory stores. During fiscal 2005, the Company converted its last Totally 4 Kids store into a Super Baby Depot store. In fiscal 2005, two store locations, previously operated as Decelle stores, were converted to Cohoes Fashions stores.

2. Basis of Presentation

On January 18, 2006, Burlington Coat Factory Warehouse Corporation (“BCFWC”) entered into an Agreement and Plan of Merger, dated as of January 18, 2006 (the “Merger Agreement”), by and among Burlington Coat Factory Warehouse Corporation (the “Company”), Burlington Coat Factory Holdings, Inc. (f/k/a BCFWC Acquisition, Inc.) (“Ultimate Parent” or “Holdings”) and Mergersub, Inc. (“Acquisition Sub”) to sell all of the outstanding common stock of Burlington to Holdings through a merger with Acquisition Sub, which were entities directly and indirectly owned by entities affiliated with Bain Capital Partners LLC (collectively, the “Equity Sponsors” or “Investors”).

On April 13, 2006, the transaction was consummated by the Equity Sponsors through a $2.1 billion merger of Acquisition Sub with and into BCFWC, with BCFWC being the surviving corporation in the merger (the “Merger”). Under the Merger Agreement, the former holders of BCFWC’s common stock, par value $1.00 per share, received $45.50 per share. The Merger consideration was funded through the use of BCFWC’s available cash, cash equity contributions from the Equity Sponsors and the debt financings as described more fully below. We refer to the April 13, 2006 Merger as the “Transaction.”

Immediately following the consummation of the Transaction, Holdings entered into a Contribution Agreement with us to effectuate an exchange of shares whereby Holdings delivered to us all of the outstanding shares in BCFWC, and we simultaneously issued and delivered 1,000 shares of Investments common stock consisting all of our issued and outstanding stock, to the Parent.

The following principal equity capitalization and financing transactions occurred in connection with the Transaction:

•	Aggregate cash equity contributions of approximately $445 million were made by the Equity Sponsors and $0.8 million in cash from members of management; and

•	BCFWC (1) entered into a new $800 million secured ABL Credit Facility, of which $225 million was drawn at closing, (2) entered into a new $900 million secured term loan agreement, all of which was drawn at closing, (3) issued $305 million face amount 11 1/8% Senior Notes due 2014 at a discount of which the $299 million proceeds were used to finance the Transaction and (4) received a cash contribution from Investments of $75 million from an issuance of $99.3 million 14 1/2% Senior Discount Notes due 2014, all of which was also used to finance the Transaction. Refer to Notes A18, A24 and J for further details on long-term debt and derivative instruments and hedging activities, equity options and restricted stock awards and purchases. Investments is a guarantor of BCFWC’s obligations under the ABL Credit Facility and Term Loan.

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

The proceeds from the equity capitalization and financing transactions, together with $193 million of our available cash, were used to fund the:

•	Purchase of common stock outstanding of approximately $2.1 billion;

•	Settlement of all stock options of BCFWC under the terms of the Merger Agreement of approximately $13.8 million; and

•	Fees and expenses related to the Transaction and the related financing transactions of approximately $90.8 million.

Immediately following the consummation of the Transaction, the Equity Sponsors indirectly owned 98.5% of the Company and management owned 1.5% of the Company.

In connection with the Transaction, effective as of April 13, 2006, the Certificate of Incorporation of BCFWC Mergersub, Inc. became BCFWC’s Certificate of Incorporation which resulted in the following changes to BCFWC’s authorized capital stock from 5,000,000 preferred shares, par value $1.00 per share, and 100,000,000 shares, par value $1.00 per share to 1,000 preferred shares, par value $0.01 per share, and 10,000 common share, par value $1.00 per share, authorized shares of capital stock. As of June 3, 2006, all 1,000 shares of common stock were held by Investments.

3. Principles of Consolidation

The consolidated financial statements include the accounts of Burlington Coat Factory Investments Holdings, Inc. and Burlington Coat Factory Warehouse Corporation and all its subsidiaries in which it has the controlling financial interest through direct ownership of a majority voting interest or a controlling managerial interest (“the Company”). All subsidiaries are wholly owned except one. The Company maintains a seventy-five percent interest in this investment. The investment is consolidated, net of its minority interest.

Investments was incorporated in with the Secretary of State of Delaware on April 10, 2006. Investments’ Certificate of Incorporation authorizes 1,000 shares of common stock, par value ($0.01) per share. All 1,000 shares are issued and outstanding and Holdings is the only holder of record of this stock.

4. Use of Estimates

The Company’s consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. Certain amounts included in the consolidated financial statements are estimated based on currently available information and management’s judgment as to the outcome of future conditions and circumstances. While every effort is made to ensure the integrity of such estimates, actual results could differ from these estimates.

5. Cash and Cash Equivalents

Cash and cash equivalents represent cash and short-term, highly liquid investments with maturities of three months or less at the time of purchase.

6. Restricted Cash and Cash Equivalents

At June 3, 2006, restricted cash and cash equivalents consisted of $11.4 million pledged as collateral for certain insurance contracts, for which the related liability is classified in the “Other Current Liabilities” line item in the Company’s Consolidated Balance Sheets, and $2.4 million restricted contractually for the acquisition and maintenance of a building related to a store operated by the Company. At May 28, 2005, restricted cash and cash equivalents consisted of $12.5 million pledged as collateral for certain insurance contracts, for which the related

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

liability is classified in the “Other Current Liabilities” line item in the Company’s Consolidated Balance Sheets, and $2.5 million restricted contractually for the acquisition and maintenance of a building related to a store operated by the Company.

7. Investments

The Company classifies its investments in debt and equity securities into held-to-maturity, available-for-sale or trading categories in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 115, Accounting For Certain Investments in Debt and Equity Securities. Debt securities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. Held-to-maturity securities are stated at amortized cost. The Company’s debt and equity securities expected to be sold in the near term are classified as trading securities and are carried at fair market value, with unrealized gains and losses included in net income. The Company’s investments not classified as held-to-maturity or trading securities are classified as available-for-sale and are carried at fair market value, with unrealized gains and losses, net of tax, reported as a separate component of stockholders’ equity.

8. Inventories

Merchandise inventories as of June 3, 2006 and May 28, 2005 are valued at the lower of cost, on a First In First Out (FIFO) basis, or market, as determined by the retail inventory method. The Company records its cost of merchandise (net of purchase discounts and certain vendor allowances), certain merchandise acquisition costs (primarily commissions and import fees), inbound freight, warehouse outbound freight, and freight on internally transferred merchandise in the line item “Cost of Sales” in the Company’s Consolidated Statements of Operations. Costs associated with the Company’s warehousing, distribution, buying, inspection and store receiving functions are included in the line items “Selling and Administrative Expenses” and “Depreciation” in the Company’s Consolidated Statements of Operations. Warehousing and purchasing costs included in “Selling and Administrative Expenses” amounted to $7.5 million, $45.4 million, $47.5 million, and $41.8 million for the fiscal period from April 13, 2006 to June 3, 2006, and from May 29, 2005 to April 12, 2006, fiscal year ended May 28, 2005 and fiscal year ended May 29, 2004, respectively. Depreciation related to the warehousing and purchasing functions amounted to $7.8 million, $0.1 million, $8.8 million, and $9.1 million for the fiscal period ended from April 13, 2006 to June 3, 2006, fiscal period from May 29, 2005 to April 12, 2006, fiscal year ended May 28, 2005, and fiscal year ended May 29, 2004, respectively. Also included in Selling and Administrative Expenses are payroll and payroll related expenses, occupancy related expenses, advertising expenses, store operating expenses and corporate overhead expenses. The Company also establishes reserves for potentially excess and obsolete inventories based on current inventory levels, historical analysis of product sales and current market conditions. The reserves are revised, if necessary, on a quarterly basis for adequacy. The Company’s reserves against inventory were $8.9 million and $15.0 million as of June 3, 2006 and May 28, 2005 respectively.

9. Assets Held for Disposal

Assets Held for Disposal represents assets owned by the Company that management has committed to dispose of in the near term. The Company has either identified or is actively seeking potential buyers of the Assets as of June 3, 2006. The assets listed as “Held for Sale” are comprised of buildings related to store and office operations and store leases held by the Company. The assets were adjusted to their fair value at April 13, 2006 in accordance with the purchase accounting requirements and valued as follows (in thousands):

Fixed Assets	$6,035
Favorable Leases	1,626

$7,661

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

10. Property and Equipment

Property and equipment are recorded at cost and depreciation is computed on the straight line method over the estimated useful lives of the assets. The estimated useful lives are between 20 and 40 years for buildings, depending upon the expected useful life of the facility, and three to ten years for store fixtures and equipment. Leasehold improvements are depreciated over the lease term or the expected economic life of the improvement, whichever is less. Repairs and maintenance expenditures are charged to expense as incurred. Renewals and betterments, which significantly extend the useful lives of existing property and equipment, are capitalized. Assets recorded under capital leases are recorded at the present value of minimum lease payments and are amortized over the lease term. Amortization of assets recorded as capital leases is included in “Depreciation” on the Company’s Consolidated Statements of Operations.

11. Goodwill

Goodwill represents the excess of the acquisition cost over the estimated fair value of tangible assets and other identifiable assets acquired less liabilities assumed. Other identifiable intangible assets include tradenames and net favorable leases. Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (“SFAS No. 142”) replaces the amortization of goodwill and indefinite-lived intangible assets with periodic tests for the impairment of these assets. SFAS No. 142 requires a comparison, at least annually, of the net book value of the assets and liabilities associated with a reporting unit, including goodwill, with the fair value of the reporting unit, which corresponds to the discounted cash flows of the reporting unit, in the absence of an active market for such unit. The Company’s annual impairment test for impairment of all reporting units occurs during the fourth quarter of each year. The Company has recorded $59.0 million in goodwill in connection with the Transaction.

12. Intangible Assets

The Company accounts for intangible assets in compliance with SFAS No. 142, Goodwill and Other Intangible Assets. As of June 3, 2006, the Company’s intangible assets primarily represent tradenames and net favorable lease positions. The tradename assets, such as Burlington Coat Factory, Baby Depot, Luxury Linens, and MJM Designs, are expected to generate cash flows indefinitely and do not have estimable or finite useful lives; and therefore, are accounted for as indefinite-lived assets not subject to amortization. The values of favorable and unfavorable lease positions are amortized on a straight line basis over the expected lease terms. Amortization of net favorable lease positions are included in “Amortization” on the accompanying Consolidated Statement of Operations. At May 25, 2005, the Company’s intangible assets primarily represented costs incurred to acquire long term store leases. These leasehold purchases were recorded at cost, which approximated fair value, and, in accordance with SFAS No. 142, were amortized over their minimum lease term, including option periods where the exercise of the option period was reasonably assured. The recorded net carrying value of leasehold purchases was eliminated as part of the Company’s Transaction.

The Company tests identifiable intangible assets with an indefinite life for impairment, at a minimum on an annual basis, relying on a number of factors, including operating results, business plans and projected future cash flows. The impairment test for identifiable assets not subject to amortization consists of a comparison of the fair value of the intangible assets with its carrying amount. Identifiable intangible assets that are subject to amortization are evaluated for impairment using a process similar to that used to evaluate other long-lived assets. An impairment loss is recognized for the amount by which the carrying value exceeds the fair value of the asset.

13. Other Assets

Other assets consist primarily of notes receivable and deferred financing fees and the net accumulation of excess rent income accounted for on a straight line basis over actual rental income receipts.

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

14. Other Current Liabilities

Other current liabilities primarily consist of sales taxes payable, unredeemed store credits and gift certificates, accrued payroll costs, accrued insurance costs, accrued operating expenses, layaway deposits, payroll taxes payable, current portion of deferred rents and other miscellaneous items.

15. Other Liabilities

Other liabilities primarily consist of deferred lease incentives and the net accumulation of excess straight line rent expense over actual rental expenditures. Deferred lease incentives are funds receivable or received from landlords used primarily to offset the costs of store remodeling. These deferred lease incentives are amortized over the expected lease term including build out periods, rent holidays and option periods where the exercise of the option can be reasonably assured.

16. Common Stock

Burlington Coat Factory Warehouse Corporation has 1,000 shares of common stock issued and outstanding, which are all owned by Burlington Coat Factory Investments Holdings, Inc. Burlington Coat Factory Investments Holdings, Inc. has 1,000 shares of common stock issued and outstanding, which are all owned by Burlington Coat Factory Holdings, Inc. Burlington Coat Factory Holdings, Inc., the parent company of Burlington Coat Factory Investments Holdings, Inc., has authorized 49,700,000 shares of Class A common stock, par value $0.001 and 5,550,000 shares of Class L common stock, par value $0.001. Burlington Coat Factory Holdings, Inc. has outstanding as of June 3, 2006: 45,178,119 shares of Class A common stock; and 5,019,791 shares of Class L common stock.

The Class A common stock is the same as the Class L common stock, except that the Class L common stock is entitled to a preference over the Class A common stock with respect to any distribution by Burlington Coat Factory Holdings, Inc. to holders of its capital stock. After payment of such preference amount, each share of Class A common stock and Class L common stock will participate ratably in all distributions by Holdings to holders of its capital stock.

17. Store Opening Expenses

Expenses related to new store openings are charged to operations in the period incurred.

18. Derivatives and Hedging Activities

SFAS No. 133, as amended, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires the recording of all derivatives as either assets or liabilities on the balance sheet, measured at estimated fair value and the recognition of any unrealized gains and losses.

BCFWC entered into two interest rate cap agreements to manage interest rate risk associated with its long-term debt obligations. These agreements are classified as “Intangible Assets” within our Consolidated Balance Sheets. Each agreement became effective on May 12, 2006. One interest rate cap agreement has a notional principal amount of $300,000,000 with a cap rate of seven percent, and terminates on May 31, 2011. The other agreement has a notional principal amount of $700,000,000 with a cap rate of seven percent, and terminates on May 29, 2009. We do not monitor these interest rate cap agreements for hedge effectiveness. Gains and losses associated with these contracts are classified as “Interest Expense” on the Company’s Consolidated Statements of Operations. The fair market value of the interest rate contracts at June 3, 2006 amounted to $2.3 million.

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

19. Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Deferred income taxes for 2006 and 2005 reflect the impact of “temporary differences” between amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws.

20. Other Revenue

Other Revenue consists of rental income received from leased departments, subleased rental income, layaway and alteration service charges and other miscellaneous items. Rental income from leased departments amounted to $1.4 million, $9.7 million, $9.2 million, and $9.1 million for the periods from April 13, 2006 to June 3, 2006, period from May 29, 2005 to April 12, 2006, fiscal year ended May 28, 2005 and fiscal year ended May 29, 2004, respectively. Layaway and alteration service fees amounted to $0.9 million, $7.8 million, $8.4 million, and $7.9 million for the period from April 13, 2006 to June 3, 2006, period from May 29, 2005 to April 12, 2006, fiscal year ended May 28, 2005 and fiscal year ended May 29, 2004.

21. Advertising Costs

The Company’s net advertising costs consist primarily of newspaper and television costs. The production costs of net advertising are charged to expense as incurred. Net advertising expenses, included in Selling and Administrative Expenses on the Company’s Consolidated Statements of Operations, for period from April 13, 2006 to June 3, 2006 and from May 29, 2005 to April 12, 2006, fiscal year ended May 28, 2005 and fiscal year ended May 29, 2004 were $9.4 million, $64.2 million, $64.0 million, and $61.5 million, respectively. Vendor rebates netted against advertising expense were $1.1 million, ($0.1 million), $0.8 million, and $1.5 million for the period ended from April 13, 2006 to June 3, 2006 and from May 29, 2005 to April 12, 2006, fiscal year ended May 28, 2005 and fiscal year ended May 29, 2004, respectively. The Company nets certain cooperative advertising reimbursements received from vendors against specific, incremental, identifiable costs incurred in connection with selling the vendors’ products. Any excess reimbursement is characterized as a reduction of inventory and is recognized as a reduction to cost of sales as inventories are sold.

22. Impairment of Long Lived Assets

The Company accounts for impaired long-lived assets in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Also, in general, long-lived assets and certain intangibles to be disposed of should be reported at the lower of the carrying amount or fair value less cost to sell. The Company considers historical performance and future estimated results in its evaluation of potential impairment and then compares the carrying amount of the asset with the estimated future cash flows expected to result from the use of the asset. If the carrying amount of the asset exceeds the estimated expected undiscounted future cash flows, the Company measures the amount of the impairment by comparing the carrying amount of the asset with its fair value. The estimation of fair value is generally measured by discounting expected future cash flows at the rate the Company utilizes to evaluate potential investments. There were no impairments of long-lived assets for the periods from May 29, 2005 to April 12, 2006 and from April 13, 2006 to June 3, 2006. For the fiscal periods ended May 28, 2005, and May 29, 2004, the Company recorded impairment charges related to leasehold improvements of various stores of $0.9 million, and $1.9 million, respectively. The impairment charges were recorded under the caption “Depreciation” in the Company’s Consolidated Statements of Operations.

23. Discontinued Operations

The Company continuously monitors and evaluates store profitability. Based upon these evaluations, the decision to permanently close a store or to relocate a store within its same trading market is made. The Company

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

includes in its calculation of discontinued operations permanently closed stores only if the Company does not expect the sales of such stores to migrate to the Company’s surrounding stores. There were no discontinued operations recorded during fiscal 2006. In accordance with SFAS No. 144, during fiscal 2005, the Company’s discontinued operations reflect the operating results for three stores and the Company’s seventy-five percent investment closed during fiscal 2005 and for the eight stores closed during each of fiscal years 2004 and 2003. The following table summarizes the operating results of discontinued operations.

	Predecessor Year Ended
	May 28, 2005	May 29, 2004
	(all amounts in thousands, except per share data)
Revenues	$11,301	$22,862
Gross Margin	2,377	6,962
Selling and Administrative Expenses	3,990	10,789
Depreciation	289	1,385
Loss from Discontinued Operations Before Income Tax Benefit	(1,127)	(6,786)
Loss from Discontinued Operations, Net of Tax Benefit	$(1,014)	$(4,363)

24. Stock Option and Award Plans and Stock-Based Compensation

Pre-Merger Equity Plans

SFAS No. 123, Accounting for Stock Based Compensation, as amended by SFAS No. 148, Accounting for Stock Based Compensation—Transition and Disclosure, an Amendment of FASB Statement No. 123, encourages, but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic method prescribed in Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price or third party valuation of the Company’s stock at the date of the grant over the amount an employee must pay to acquire the stock.

Prior to the Merger, stockholders of BCFWC approved stock incentive plans in 1998 and 2002, collectively, the “Plans”, authorizing the granting of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, performance stock and other stock based compensation. Approximately, 490,000 shares of authorized common stock were reserved for issuance under the old Plans. During fiscal period ended May 28, 2005, BCFWC issued options to purchase 161,300 shares of its common stock to employees. The Company did not issue any stock options during fiscal 2006.

Any unexercised stock option at the time of the consummation of the Transaction was cancelled and each option holder received an amount in cash, less applicable withholding taxes, equal to $45.50 per share less the exercise price of each option.

2006 Management Incentive Plan

On April 13, 2006, Burlington Coat Factory Holdings, Inc.’s Board of Directors adopted the 2006 Management Incentive Plan (“Plan”). The Plan provides for the granting of service-based and performance-based stock options and restricted stock to executive officers and other key employees of the Company and its subsidiaries. Pursuant to the Plan employees are granted options to purchase “units” of common stock in Holdings. Each unit consists of nine shares of Class A common stock and one share of Class L common stock of Holdings. The shares compromising a unit are in the same proportion as the shares of Class A and Class L

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

common stock held by all stockholders of Holdings. The options are exercisable only for whole units and cannot be separately exercised for the individual classes of Holdings common stock. There are 511,122 units reserved under the Plan consisting of 4,600,098 shares of Class A common stock of Holdings and 511,122 shares of Class L common stock of Holdings.

The units granted were granted in three tranches with exercise prices as follows: Tranche 1: $90 per unit; Tranche 2: $180 per Unit; and Tranche 3: $270 per Unit. The service-based awards generally cliff vest 40% on the second anniversary of the award with the remaining ratably over the subsequent three years. All options become exercisable upon a change of control and unless determined otherwise by the plan administrator, upon cessation of employment, options that have not vested will terminate immediately, units issued upon the exercise of vested options will be callable and unexercised vested options will be exercisable for a period of 60 days. The final exercise date for any option granted is the tenth anniversary of the grant date.

As of June 3, 2006, Holdings granted 347,500 options to purchase units.

Predecessor Plans:

Stock option transactions are summarized as follows:

	Number of Shares	Weighted Average Exercise Price Per Share
Options outstanding May 31, 2004	445,820	$14.63
Options issued	161,300	$26.00
Options cancelled	(6,800)	$14.02
Options exercised	(89,000)	$14.05

Options outstanding May 28, 2005	511,320	$17.03
Options issued	_	—
Options cancelled	(500)	$26.00
Options exercised	(2,800)	$25.03
Options exercised and settled in connection with the Transaction	(508,020)	$18.28

Options outstanding April 12, 2006	0

The following table summarizes information about the stock options outstanding under BCFWC’s option plans as of May 28, 2005:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding at 5/28/05	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at 5/28/05	Weighted Average Exercise Price
$ 8.85 - $ 9.58	29,520	1.1 yrs	$9.12	29,520	$9.12
$12.00	54,900	4.8 yrs	$12.00	54,900	$12.00
$15.44	141,900	6.7 yrs	$15.44	141,900	$15.44
$16.28 - $16.84	122,800	3.6 yrs	$16.59	122,800	$16.59
$20.57 - $22.13	900	3.3 yrs	$22.13	900	$22.13
$26.00	161,300	9.3 yrs	$26.00	—	$26.00

	511,320			350,020

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

The fair value of each stock option granted is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in fiscal 2005 (no options were granted during fiscal 2004 or fiscal 2003):

2005
Risk-free interest rate	4.10%
Expected volatility	37.65%
Expected life	5.5 years
Contractual life	10 years
Expected Dividend Yield	0.20%
Fair value of options granted	$6.79

Successor Plans:

The following table summarizes information about the stock options outstanding under Holdings’ 2006 Plan as of June 3, 2006:

	Option Units Outstanding			Option Units Exercisable
	Range of Exercise Prices	Number Outstanding at 6/3/06	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at 6/3/06	Weighted Average Exercise Price
Tranche 1	$90.00	115,833	10 years	$90.00	-0-	$90.00
Tranche 2	$180.00	115,833	10 years	$180.00	-0-	$180.00
Tranche 3	$270.00	115,834	10 years	$270.00	-0-	$270.00

		347,500			-0-

The fair value of each stock option granted is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants under the Holdings’ 2006 Plan in fiscal 2006:

2006
Risk-free interest rate	4.75%
Expected volatility	70%
Expected life	4.5 years
Contractual life	10 years
Expected Dividend Yield	0.0%
Fair value of option units granted
Tranche 1	$53.13
Tranche 2	$38.79
Tranche 3	$30.53

Holdings accounts for the 2006 Management Incentive plan using the intrinsic value method in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees. The following table illustrates the effect on net income (loss) had the Company applied the fair value recognition provisions of SFAS No. 123 (in thousands):

	Successor	Predecessor
		Years Ended (52 weeks)
	4/13/06 to 6/3/06	5/29/05 to 4/12/06	5/28/05	5/29/04
Net income (loss) as reported	$(27,166)	$94,339	$105,033	$67,976
Expense under fair value method, net of tax effect	(297)	(567)	(252)	—

Pro forma net income (loss)	$(27,463)	$93,772	$104,781	$67,976

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Non-vested stock: At their option, in lieu of receiving an all cash retention bonus, members of management collectively received $5.9 million in shares of restricted stock in the form of common stock of Holdings. These shares vest on April 13, 2007. Restricted stock compensation is being amortized over a one year vesting period and amounted to $0.8 million for the period from April 13, 2006 to June 3, 2006. Compensation expense is recorded by the Company as additional paid-in-capital.

25. Comprehensive Income

The Company presents comprehensive income as a component of stockholders’ equity in accordance with SFAS No. 130, Reporting Comprehensive Income.

26. Revenue Recognition

The Company records revenue at the time of sale and delivery of merchandise. The Company records revenue net of allowances for estimated future returns. The reserves are based on current revenue volume and historical claims experience. The Company accounts for layaway sales and leased department revenue in compliance with Staff Accounting Bulletin (“SAB”) No. 101, Revenue Recognition in Financial Statements. Layaway sales are recognized upon delivery of merchandise to the customer. The amount of cash received upon initiation of the layaway is recorded as a deposit liability within Other Current Liabilities. Gift cards are recorded as a liability at the time of issuance, and upon redemption the related sale is recorded.

27. Other Income, Net

Other Income, Net consists of investment income, gains (losses) from disposition of fixed assets ($2.7 million, $0.8 million, $1.6 million, for the period from May 29, 2005 to April 12, 2006, fiscal year ended May 28, 2005 and fiscal year ended May 29, 2004, respectively), and other miscellaneous income items. There were no gains or losses on disposal of fixed assets for the period from April 13, 2006 to June 3, 2006.

28. Vendor Rebates and Allowances

The Company receives various incentives in the form of discounts and allowances from its vendors based on the volume of purchases or for services that the Company provides to the vendor. These incentives received from vendors include rebates, allowances and promotional funds. The amounts received are subject to changes in market conditions, vendor marketing strategies and changes in profitability or sell-through of the vendor’s merchandise. Rebates and allowances received from vendors are accounted for in compliance with Emerging Issues Task Force (“EITF”) Issue No. 02-16, Accounting by a Customer (including a Reseller) for Certain Consideration Received from a Vendor. EITF Issue No. 02-16 specifically addresses whether a reseller should account for cash consideration received from a vendor as an adjustment of cost of sales, revenue, or as a reduction to a cost incurred by the reseller. Rebates and allowances received from vendors that are dependent on purchases or inventories are recognized as a reduction of cost of goods sold when the related inventory is sold or marked down.

Rebates and allowances that are reimbursements of specific expenses are recognized as a reduction of selling and administrative expenses when earned, up to the amount of the incurred cost. Any vendor reimbursement in excess of the related incurred cost is recorded as a reduction of cost of sales. Reimbursements of expenses amounted to $0.8 million, $0.1 million, $1.0 million, $1.1 million for the period from May 29, 2005 to April 12, 2006, the period from April 13, 2006 to June 3, 2006, fiscal years ended May 28, 2005, and May 29, 2004, respectively.

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

29. Capitalized Computer Software Costs

In March 1998, the American Institute of Certified Public Accountants (“AICPA”) issued Statement of Position (“SOP”) 98-1, Accounting For the Costs of Computer Software Developed For or Obtained for Internal- Use. The SOP requires the capitalization of certain costs incurred after the date of adoption in connection with developing or obtaining software for internal use. The Company capitalized $0.3 million, $4.1 million, $4.2 million and $3.0 million relating to these costs during the period from April 13, 2006 to June 3, 2006, the period from May 29, 2005 to April 12, 2006, fiscal year ended, May 28, 2005, and fiscal year ended May 29, 2004, respectively. As part of the Transaction, the Company recorded $42.0 million for internally developed software.

Purchased and internally developed software is amortized on a straight line basis over a three year life. The net carrying value of software is included in the line item “Property and Equipment” on the Company’s Consolidated Balance Sheets and software amortization is included in the line item “Depreciation” on the Company’s Consolidated Statement of Operations.

30. Lease Accounting

The Company calculates rent expense on a straight line basis over the lesser of the lease term or the economic life of the investment in the leased premises, taking into consideration step rents, rent escalation clauses, rent holidays and other lease concessions. The Company expenses rent during the construction or build-out phase of the leased property.

31. Recent Accounting Pronouncements

a. In March 2004, the EITF issued a consensus on EITF Issue No. 03-01, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments. In this consensus, the EITF required certain quantitative and qualitative disclosures related to debt and marketable equity securities classified as available-for-sale or held-to-maturity under SFAS No. 115 that are in an unrealized loss position at the balance sheet date but for which an other-than-temporary impairment has not been recognized. In addition, the EITF developed a basic model in evaluating whether investments within the scope of EITF Issue No. 03-01 have other-than-temporary impairment. In November 2005, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position (“FSP”) FAS 115-1 and FAS 124-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Other Investments. This FSP addresses the determination as to when an investment is considered impaired, whether that impairment is other-than-temporary, and the measurement of an impairment loss. This FSP also includes accounting considerations subsequent to the recognition of an other-than-temporary impairment. Finally, this FSP requires certain disclosure about unrealized losses that have not been recognized as other-than-temporary.

This FSP is effective for reporting periods beginning after December 15, 2005. We adopted EITF Issue No. 03-01, FSP FAS 115-1 and FAS 124-1 on May 29, 2005. The adoption did not have a material impact on our consolidated financial position, results of operations or cash flows for the period May 29, 2005 to April 12, 2006.

b. In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an Amendment of ARB No. 43, Chapter 4 “Inventory Pricing”. The standard requires that abnormal amounts of idle facility expense, freight, handling costs and wasted materials (spoilage) should be excluded from the cost of inventory and expensed when incurred. The provision is effective for fiscal periods beginning after June 15, 2005. The Company adopted this standard in fiscal 2006 and the adoption did not have a material effect on its consolidated financial position, results of operations or cash flows.

c. In December 2004, the FASB issued SFAS No. 123(R) Share Based Payment. This statement establishes standards for the accounting of transactions in which an entity exchanges its equity instruments for goods and

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

services, primarily with respect to accounting for transactions in which an entity obtains employee services in share-based payment transactions. It also addresses transactions in which an entity incurs liabilities in exchange for goods and services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. Entities will be required to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award (usually the vesting period). The grant-date fair value of employee share options and similar instruments will be estimated using option-pricing models. If an equity award is modified after the grant date, incremental compensation cost will be recognized in an amount equal to the excess of the fair value of the modified award over the fair value of the original award immediately before the modification. This statement is effective for the first fiscal year beginning after June 15, 2005. The Company will adopt Statement No. 123(R) for fiscal 2007. The statement requires the Company to use either the modified-prospective method or modified retrospective method. The Company will utilize the modified- prospective method. Under the modified-prospective method, the Company must recognize compensation cost for all awards subsequent to adopting the standard and for the unvested portion of previously granted awards outstanding upon adoption. The statement permits the use of either the straight-line or an accelerated method to amortize the cost as an expense for awards with graded vesting. While the impact of adopting SFAS 123 (R) will depend on share-based compensation granted in the future and the fair value associated thereto, it is likely to approximate the pro forma compensation expense reported under SFAS 123 as described in the Company’s disclosure of pro forma net income (loss) in note A24. Currently, the Company follows APB No. 25 which does not require the recognition of compensation expense relating to the issuance of stock options so long as the quoted market price of the Company’s stock at the date of grant is less than or equal to the amount an employee must pay to acquire the stock.

SFAS 123 (R) also amended FAS No. 95 “Statement of Cash Flows” to require the cost benefits for tax deductions in excess of recognized compensation be reported as financing cash inflows rather than as a reduction in income taxes paid, which is included within operating cash flows.

d. In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets—An Amendment of APB Opinion No. 29. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exemption for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange is considered to have commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provision is effective for fiscal years beginning after June 15, 2005. The adoption of SFAS No. 153 is not expected to have any impact on the Company’s consolidated financial condition, results of operations or cash flows.

e. In March 2005, the FASB issued Financial Interpretation Number (FIN) 47, Accounting for Conditional Asset Retirement Obligations, an interpretation of SFAS 143 (Asset Retirement Obligations). FIN 47 addresses diverse accounting practices that have developed with regard to the timing of liability recognition for legal obligations associated with the retirement of a tangible long-lived asset in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. FIN 47 also clarifies when an entity should have sufficient information to reasonably estimate the fair value of an asset retirement obligation. The provision is effective for fiscal years ending after December 15, 2005. The Company adopted FIN 47 for the fiscal year ended June 3, 2006. The adoption did not have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

f. In June 2006, the FASB issued FIN 48—“Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109.” FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

FIN 48 also provides guidance on accounting for derecognition, interest, penalties, accounting in interim periods, disclosure and classification of matters related to uncertainty in income taxes, and transitional requirements upon adoption of FIN 48. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company is currently in the process of assessing the impact of the adoption of FIN 48 on its results of operations and financial position.

g. In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections—a replacement of APB Opinion No. 20 and FASB Statement No. 3. SFAS No. 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in nondiscretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS No. 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, nonfinancial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company will adopt the provisions of SFAS No. 154 as applicable beginning in fiscal 2007.

h. In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets- an amendment of FASB Statement No. 140” (SFAS 156). SFAS 156 requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in specific situations. Additionally, the servicing asset or servicing liability shall be initially measured at fair value, if practicable. SFAS 156 is effective as of an entity’s first fiscal year beginning after September 15, 2006. Early adoption is permitted as of the beginning of an entity’s fiscal year, provided the entity has not yet issued financial statements, including interim financial statements, for any period of that fiscal year. We do not expect the adoption of this statement to have a material impact on our financial condition, results of operations or cash flows.

i. In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140” (SFAS 155). SFAS 155 simplifies accounting for certain hybrid instruments currently governed by SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (SFAS 133), by allowing fair value remeasurement of hybrid instruments that contain an embedded derivative that otherwise would require bifurcation. SFAS 155 also eliminates the guidance in SFAS 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets, which provides such beneficial interests are not subject to SFAS 133. SFAS 155 amends SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities—a Replacement of FASB Statement No. 125,” by eliminating the restriction on passive derivative instruments that a qualifying special-purpose entity may hold. This statement is effective for financial instruments acquired or subject to a remeasurement after the beginning of the fiscal year starting after September 15, 2006. We do not expect the adoption of this statement to have a material impact on our financial condition, results of operations or cash flows.

j. In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements which defines fair value, establishes a framework for measurement and expands disclosure about fair value measurements. Where applicable, SFAS 157 simplifies and codifies related guidance within generally accepted accounting principles. This statement shall be effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim period within those fiscal years. The Company is in the process of evaluating the impact of SFAS No. 157.

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

32. Reclassifications

Certain reclassifications have been made to the prior years’ financial statements to conform to the classifications used in 2006 financial statements. These reclassifications primarily relate to the classification of line of credit commitment fees within the Company’s Consolidated Statement of Operations. Line of credit commitment fees previously recorded in the line item “Selling and Administrative Expense” on the Company’s Consolidated Statement of Operations, have been reclassified and included in the line item “Interest Expense.” Also, Deferred financing fees have been included in the line item “Other Assets” on the Company’s Consolidated Balance Sheets. Previously Deferred financing fees had been included in the line item “Intangibles.”

B. Acquisitions

As described in Note 2, on April 13, 2006, affiliates of Bain Capital, LLC purchased all of the outstanding capital stock of Burlington Coat Factory Warehouse Corporation from its existing stockholders for an aggregate purchase price of approximately $2.1 billion. The aggregate cost together with the costs and fees necessary to consummate the transaction were financed by equity contributions of $445.8 million, borrowings from an $800 million ABL Credit Facility, of which $225 million was drawn at the closing of the Transaction, borrowings from a $900 million secured term loan agreement, issuance of $305 million of Senior Notes, of which $299 million of proceeds was used in the financing of the Transaction, a cash contribution from Investments of $75 million from an issuance of $99.3 million Senior Discount Notes and from BCFWC’s available cash.

The acquisition of the Company has been accounted for in accordance with SFAS No. 141 “Business Combinations.” The purchase price was allocated to the assets acquired and liabilities assumed based on the estimates of their respective values at the date of acquisition.

Assets acquired and liabilities assumed in an acquisition are valued based on fair market value measures as determined by management with the assistance of third parties. The method used to determine the asset values include a variety of valuation techniques. With respect to trademarks, management under the advisement of a third party, adopted the income approach to value these intangible assets. Under the income approach, the value of our trademarks was determined by the present value of potential future revenues from such trademarks based on a discounted royalty rate.

With respect to internally developed software, we determined the value based on the assumed dollar value of the cost of recreating the source code of such software. The cost of recreating the source code was based on the labor costs for the man hours assumed to be required to create such source code.

In order to determine the value of our leases, we compared our leases to comparable leases available in the market and discounted current lease rates over the life of our existing leases.

In order to determine the step-up in basis for our assets, we applied either the cost approach or market approach, as management determined appropriate under the advisement of third party valuators. Under the cost approach the step-up in basis is determined by the current cost of replacement less estimated applicable depreciation. Under the market approach, the step-up is determined by the market value of comparable assets less applicable depreciation.

With respect to any of the valuation methods, if different assumptions are adopted among the third party valuators, significant changes to the allocation of the purchase price could result.

The following table summarizes the preliminary allocation of the purchase price to assets acquired and liabilities assumed at the date of acquisition. The purchase price allocation to underlying assets and liabilities is subject to change and the change could be material. In addition, the final determination of tax treatment of deal

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

related expenditures and the impact of the Transaction on the Company’s ability to carry forward net operating losses as well as the final determination of actual tax expenses for fiscal 2006 could result in material changes to the purchase price allocation.

April 13, 2006
(in thousands)
Total acquisition consideration:
Cash paid upon acquisition	$2,050,918
Liabilities assumed	769,251
Acquisition related costs	4,849

2,825,018
Less: book value of net assets acquired	1,785,818

$1,039,200

Fair value adjustment for property, plant and equipment	416,118
Tradenames	526,300
Net favorable lease positions	637,112
Internally developed software	42,000
Deferred taxes related to valuations	(641,315)
Goodwill	58,985

$1,039,200

The aggregate amortization expense for the period from April 13, 2006 through June 3, 2006 for the definite lived identifiable intangibles was $4.5 million. Net favorable leases are being amortized on a straight line basis over the expected lives of the valued leases. Internally developed software is being amortized on a straight line basis over three years and is being recorded in the line item “Depreciation” on the Company’s Consolidated Statements of Operations. Amortization of internally developed software amounted to $1.9 million for the period from April 13, 2006 through June 3, 2006.

Fair value condensed opening Balance Sheet

April 13, 2006
(in thousands)
Cash and other current assets	$216,850
Inventory	757,156
Property, plant and equipment	1,061,244
Goodwill	58,985
Intangibles	1,234,964
Other assets	26,311

Total assets	$3,355,510

Current portion of long-term debt	$10,358
Accounts payable	507,080
Other current liabilities and taxes payable	226,965
Long-term debt	1,521,596
Other long-term liabilities	643,681
Stockholders’ equity	445,830

Total liabilities and stockholders’ equity	$3,355,510

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

The following table reflects the pro forma revenue and net income for the periods presented as though the acquisition and related transactions had taken place at the beginning of each period (amounts in thousands):

	Year Ended June 3, 2006	Year Ended May 28, 2005
Revenue	$3,470,554	$3,199,840
Net Loss	$(68,780)	$(22,972)

C. Investments

Investments consist of (in thousands):

	Successor
	June 3, 2006
	Cost	Unrealized Gains (Losses)	Fair Market Value
Trading Securities (Current):
Equity Investments	$431	$160	$591

	Predecessor
	May 28, 2005
	Cost	Unrealized Gains (Losses)	Fair Market Value
Trading Securities (Current):
Short Term Municipal Bond Investments	$134,772	$(108)	$134,664

Available-for-Sale Investments (Long Term):
Equity Investments	$23	$4	$27

D. Property and Equipment

Property and equipment consist of (in thousands):

	Successor
	June 3, 2006
	Owned	Capital Leases	Total
Land	$182,830	—	$182,830
Buildings	276,751	$36,409	313,160
Store Fixtures and Equipment	262,820	—	262,820
Leasehold Improvements	304,610	—	304,610
Construction in Progress	1,283	—	1,283

	1,028,294	36,409	1,064,703
Less Accumulated Depreciation	(16,159)	(111)	(16,270)

	$1,012,135	$36,298	$1,048,433

Assets held for disposal			(6,035)

			$1,042,398

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

	Predecessor
	May 28, 2005
	Owned	Capital Leases	Total
Land	$47,639	—	$47,639
Buildings	210,947	$27,081	238,028
Store Fixtures and Equipment	428,748	—	428,748
Leasehold Improvements	364,356	—	364,356
Construction in Progress	4,388	—	4,388

	1,056,078	27,081	1,083,159
Less Accumulated Depreciation	(458,752)	(2,634)	(461,386)

	$597,326	$24,447	$621,773

E. Intangible Assets

Intangible assets, at June 3, 2006, consists primarily of tradenames and net favorable lease positions. Net favorable leases are amortized over their expected lease term. Intangible assets, at May 28, 2005, consist primarily of leasehold purchases, which are amortized over the minimum lease term, including option periods where the exercise of the option period can be reasonably assured. As part of the Transaction, leasehold purchases were revalued to zero.

Intangible Assets consists of (in thousands):

	Successor
	June 3, 2006
	Gross Carrying Amount	Accumulated Amortization	Net Amount
Trade Names	$526,300	$—	$526,300
Net Favorable Leases	$631,149	$4,473	$626,676

	Predecessor
	May 28, 2005
	Gross Carrying Amount	Accumulated Amortization	Net Amount
Leasehold Purchases	$63,245	$15,087	$48,158

Amortization expense related to net favorable leases amounted to $4.5 million from April 13, 2006 to June 3, 2006. Amortization expense of leasehold purchases amounted to $0.5 million, $4.3 million and $4.0 million for the period from May 29, 2005 to April 12, 2006, fiscal year ended May 28, 2005 and fiscal year ended May 29, 2004, respectively. Amortization expense for each of the next five fiscal years is estimated to be as follows: fiscal 2007 – $33.6 million; fiscal 2008 – $33.6 million; fiscal 2009 – $33.5 million; fiscal 2010 – $33.8 million and fiscal 2011 – $33.5 million. Net favorable leases have a weighted average amortization period of approximately 21.4 years.

F. Goodwill

The Company has recorded $59.0 million of goodwill in connection with the Transaction representing the total purchase price over fair value of net assets acquired. The amount of goodwill recorded for the merger is based on a preliminary purchase price allocation and further refinements may be necessary.

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

SFAS No. 142 requires an impairment test be performed at least annually on the carrying value of goodwill. The Company expects to perform its impairment test annually during the fourth fiscal quarter.

G. Accounts Payable

Accounts payable consist of (in thousands):

	Successor	Predecessor
	June 3, 2006	May 28, 2005
Accounts Payable-Trade	$390,146	$366,405
Other	54,758	24,486

	$444,904	$390,891

H. Store Exit Costs

The Company establishes reserves covering future lease obligations of closed stores. These reserves are included in the line item “Other Liabilities” in the Company’s Consolidated Balance Sheets. Reserves at June 3, 2006 and May 28, 2005 consisted of (in thousands):

Fiscal Year Reserve Established	Balance at May 28, 2005	Additions	Payments	Balance at June 3, 2006
2003	$82		$(82)	$0
2004	549		(172)	377
2005	310		(310)	0
2006	0	$883	(389)	494

	$941	$883	$(953)	$871

The Company believes that these reserves are adequate to cover the expected contractual lease payments and other ancillary costs related to the closings. Scheduled rent related payments for the costs over the next three years are as follows: fiscal 2007 – $0.7 million; fiscal 2008 – $0.2 million; and fiscal 2009 – $0.1 million.

I. Lines of Credit

In connection with the Transaction, BCFWC entered into an $800 million Available Business Line (ABL) senior secured revolving credit facility. The facility. and Investments guarantees the obligations of BCFWC under the ABL Credit Facility. The facility is for a five year period at an interest rate of LIBOR plus a spread which is determined by the Company’s annual average borrowings outstanding. At the date of the Transaction, Burlington drew $225 million from this credit facility. The maximum borrowing under the facility during the period from April 13, 2006 to June 3, 2006 was $225.0 million. Average borrowings during the period amounted to $150.7 million at an average interest rate of 6.9%. At June 3, 2006, $212.2 million was outstanding under this credit facility. Commitment fees of .25% are charged on the unused portion of the facility.

As of May 28, 2005, Burlington had in place a committed four year revolving line of credit agreement in the amount of $100.0 million. The term of the committed revolving line of credit automatically renewed for an additional year on its anniversary unless the lender gives notice of its intention not to renew, in which case the revolving line of credit will continue until the remaining three year term expires. Short term borrowings against the Company’s lines of credit bear interest at or below the lending bank’s prime rate. Letters of credit, related to inventory purchases, outstanding against these lines were $12.1 million at May 28, 2005. At May 28, 2005 and for the fiscal year ended May 28, 2005, Burlington had no borrowing under the line of credit. As part of the Transaction, this line of credit was terminated and replaced by the ABL Credit Facility discussed above.

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

J. Long-Term Debt

Long-term debt consists of (in thousands):

	Successor June 3, 2006	Predecessor May 28, 2005
Senior Notes, 4.06% due in annual payments of various amounts from September 30, 2006 to September 30, 2010		$36,000
Senior Notes, 4.67% due in annual payments of various amounts from September 30, 2007 to September 30, 2013		64,000
Industrial Revenue Bonds, 6.0% due in semi-annual payments of various amounts from September 1, 2004 to September 1, 2010	$5,000	5,735
Promissory Note, 4.43% due in monthly payments of $8 through December 23, 2011	447
Promissory Note, non-interest bearing, due in monthly payments of $17 through January 1, 2012	1,133	1,333
Senior Notes, 11 1/8% due at maturity on April 15, 2014, semi-annual interest payments from October 15, 2006 to April 15, 2014	299,179
Senior Discount Notes, 14.5% due at maturity on October 15, 2014, Semi-annual discount accretion to maturity amount from October 15, 2006 to April 15, 2008 and semi-annual interest payments from October 15, 2008 to October 15, 2014.	76,517
$900 million senior secured term loan facility, Libor + 2.25% due in quarterly payments of $2.3 million from May 30, 2006 to May 28, 2013.	897,750
$800 million ABL senior secured revolving facility, Libor plus spread based on average outstanding balance.	212,239
Capital Lease Obligations	26,214	26,469

Subtotal	1,518,479	133,537
Less Current Portion	(10,360)	(1,190)

Long-Term Debt and Obligations Under Capital Leases	$1,508,119	$132,347

On April 13, 2006, BCFWC was acquired by affiliates of Bain Capital Partners, LLC (Bain Capital). As part of the financing of the acquisition, BCFWC entered into agreements with several lenders to establish a $900 million senior secured term loan facility and an $800 million Available Business Line senior secured revolving credit facility, each of which is guaranteed by Investments. The $900 million senior secured term loan is for a seven year period at an interest rate of LIBOR plus 2.25%. The loan is to be repaid in quarterly payments of $2.3 million from May 30, 2006 to May 28, 2013. BCFWC is also required to make an additional payment based on 50% of the available free cash flow (as defined in the credit agreement), at the end of each fiscal year end. The $800 million ABL senior secured revolving credit facility is for a five year period at an interest rate of LIBOR plus a spread which is based on the Company’s annual average borrowings outstanding. Approximately $225 million of the line was drawn down to fund the sale transaction. Both facilities are guaranteed by substantially all of our U.S subsidiaries. At June 3, 2006, the Company’s borrowing rates related to its ABL Credit Facility and its Term Loan were 7.29% and 7.53%, respectively.

As part of the financing arrangement, the company entered into agreements with several lenders to borrow a $305 million aggregate principal amount of senior unsecured notes and a $99.3 million aggregate principal amount of senior unsecured discount notes. The $305 million senior unsecured notes, issued at a $5.9 million discount will accrue interest at a rate of 11 1/8% payable semi-annually on October 15th & April 15th of each year, beginning on October 15, 2006. The note is scheduled to mature on April 15, 2014 and is guaranteed by Investments and each of our existing and future subsidiaries. The $99.3 million senior unsecured discount note

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

was issued at a substantial discount and generated gross proceeds of approximately $75 million. The note will accrete at a rate of 14.5% compounded semi-annually up to the accreted value of $99.3 million for the first two years through April 15, 2008. Interest will be paid semi-annually on October 15th and April 15th of each year beginning October 15, 2008 at a rate of 14.5%. The note is schedule to mature on October 15, 2014 and will not be guaranteed by the Company or any of its subsidiaries. For reporting purposes, the payment obligations related to the $75 million of Senior Discount Notes issued by Investments and the related debt costs have been “pushed down” to BCFWC.

On November 2, 2005, the Company prepaid in full $100 million of the Company’s senior notes without any prepayment premium. The Company used existing unrestricted cash generated from operating activities, as well as cash from the sale of short-term investments, to pay off the senior notes. The Company did not borrow any amounts in order to pay off the senior notes. In connection with the prepayment of the senior notes, the Company wrote off approximately $0.6 million in unamortized deferred debt charges during the second quarter of fiscal 2006, which was recorded in Selling and Administrative Expenses on the Company’s Consolidated Statement of Operations.

In January 2006, the Company purchased the groundlease and sublease related to one of its store locations. The Company financed this purchase partially through the issuance of a promissory note in the principal amount of $0.5 million. The note bears interest at 4.43% per annum and matures on December 23, 2011. The loan evidenced by the note is to be repaid in equal monthly installments of $7,539 which began on February 23, 2006.

The Industrial Revenue Bonds were issued in connection with the construction of the Company’s existing distribution center. The bonds are secured by a first mortgage on the Company’s existing distribution center. Indebtedness, totaling $5.0 million, is collateralized by land and buildings with a net book of $18.1 million at June 3, 2006, and payment of interest and principal is guaranteed under an irrevocable letter of credit in the amount of $5.9 million.

On December 5, 2001, the Company borrowed $2.0 million from the Burlington County Board of Chosen Freeholders. The proceeds were used for part of the acquisition and development costs of its warehouse facility in Edgewater Park, New Jersey. The loan is interest-free and matures on January 1, 2012. The loan is to be repaid in monthly installments of $16,667 which began on February 1, 2002.

Long-term debt scheduled maturities in each of the next five fiscal years is as follows: 2007 – $10.4 million; 2008 – $10.5 million; 2009 – $10.6 million; 2010 – $10.8 million; and 2011 – $11.0 million.

Schedule maturities of the Company’s capital lease obligations in each of the next five fiscal years are as follows: 2007 – $0.3 million; 2008 – $0.3 million; 2009 – $0.3 million; 2010 – $0.4 million; and 2011 – $0.5 million.

Several loan agreements of the Company contain restrictions which, among other things, require maintenance of certain financial ratios, restrict encumbrances of assets and creation of indebtedness, and limit the payment of dividends. As of June 3, 2006, the Company was in compliance with all covenants related to its loan agreements.

The Company has $66.3 million in deferred financing fees related to its long term debt instruments recorded in the line item “Other Assets” on the Consolidated Balance Sheets. Amortization of deferred financing fees amounted to $5.3 million from April 13, 2006 to June 3, 2006, $0.5 million from May 29, 2005 to April 12, 2006, $0.1 million for the fiscal year ended May 28, 2005 and $0.1 million for the fiscal year ended May 29, 2004. Amortization expense for each of the next five fiscal years is estimated to be as follows: fiscal

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

2007 – $10.3 million; fiscal 2008 – $10.4 million; fiscal 2009 – $10.4 million; fiscal 2010 – $10.4 million and fiscal 2011 – $9.9 million. Deferred financing fees have a weighted average amortization period of approximately 7.0 years.

K. Note Receivable from Stock Options Exercised

During fiscal 2000, BCFWC made a loan to an officer of the Company in the amount of $204,345. The loan was made in the form of a demand note having an annual interest rate of 5.57% for the purpose of enabling the officer to purchase shares of BCFWC’s Common Stock pursuant to expiring options. During fiscal 2002, the demand note was replaced with a five-year term note with a principal balance of $204,345 and an annual interest rate of 4.64%. The loan was collateralized by a mortgage on the officer’s residence. At May 28, 2005, the portion of the loan related to the exercise price of the options exercised is reflected in Stockholders’ Equity in the Company’s Consolidated Balance Sheets as Note Receivable from Stock Options Exercised. The balance of the loan was repaid during fiscal 2006.

L. Lease Commitments

The Company leases three hundred twenty three stores, warehousing and distribution facilities and office spaces under operating and capital leases that will expire principally during the next thirty years. The leases typically include renewal options and escalation clauses and provide for contingent rentals based on a percentage of gross sales.
The following is a schedule of future minimum lease payments (excluding renewal options) under the operating and capital leases (in thousands):

Fiscal Year	Operating Leases	Capital Leases
2007	$121,918	$2,497
2008	105,417	2,497
2009	86,522	2,497
2010	63,083	2,556
2011	41,201	2,616
Thereafter	117,141	44,009

Total minimum lease payments	$535,282	56,672

Amount representing interest		(30,458)

Present value of minimum lease payments		$26,214

The above schedule of future minimum lease payments has not been reduced by future minimum sublease rental income of $45.1 million and $4.8 million relating to operating leases and capital leases, respectively, under non-cancelable subleases and other contingent rental agreements.

Total rental expenses, included in Selling and Administrative Expenses on the Company’s Consolidated Statements of Operations, under operating leases for the periods April 13, 2006 to June 3, 2006, May 29, 2005 to April 12, 2006, year ended May 28, 2005, and year ended May 29, 2004 were $19.3 million, $113.3 million, $125.3 million and $115.9 million, respectively, including contingent rentals of $0.5 million, $2.5 million, $1.9 million, and $1.2 million, respectively. Rent expense for the above periods has not been reduced by sublease rental income of $2.9 million, $18.4 million, $18.9 million and $17.7 million, which has been included in Other Income, Net for the periods April 13, 2006 to June 3, 2006, May 29, 2005 to April 12, 2006, year ended May 28, 2005, and year ended May 29, 2004, respectively.

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

The Company has irrevocable letters of credit in the amount of $14.7 million to guarantee payment and performance under certain leases, insurance contracts and utility agreements.

M. Employee Retirement Plans

BCFWC has a noncontributory profit-sharing plan covering employees who meet age and service requirements. BCFWC also provides additional retirement security to participants through a cash or deferred (salary deferral) feature qualifying under Section 401(k) of the Internal Revenue Code. Membership in the salary deferment feature is voluntary. Employees may, up to certain prescribed limits, contribute to the 401(k) plan and a portion of these contributions are matched by BCFWC. In addition, under the profit sharing feature, the Company’s contribution to the plan is determined annually by the Board of Directors. The provision for BCFWC profit sharing and 401(k) contributions for the periods April 13, 2006 to June 3, 2006, May 29, 2005 to April 12, 2006, year ended June 3, 2006, year ended May 28, 2005, year ended May 29, 2004 were $1.6 million, $10.7 million, $9.9 million and $10.6 million, respectively.

N. Income Taxes

The provision for income taxes includes federal and state taxes currently payable and those deferred due to temporary differences between the financial statement and the tax bases of assets and liabilities. The components of the provision for income taxes are as follows (in thousands):

	Successor	Predecessor
Period Ended	April 13, 2006 to June 3, 2006	May 29, 2005 to April 12, 2006	2005	2004
Current:
Federal	$1,262	$58,725	$58,643	$36,803
State and other	229	9,206	12,954	7,007

Subtotal	1,491	67,931	71,597	43,810
Deferred	(11,307)	(11,326)	(5,505)	(3,592)

Total	$(9,816)	$56,605	$66,092	$40,218

The provision (benefit) for income taxes is allocated between continuing and discontinued operations as summarized below (in thousands):

	Successor	Predecessor
Period Ended	April 13, 2006 to June 3, 2006	May 29, 2005 to April 12, 2006	2005	2004
Continuing operations	$(9,816)	$56,605	$66,204	$42,641
Discontinued operations	—	—	(112)	(2,423)

Total	$(9,816)	$56,605	$66,092	$40,218

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

A reconciliation of the Company’s effective tax rate with the statutory federal tax rate is as follows:

	Successor	Predecessor
Period Ended	April 13, 2006 to June 3, 2006	May 29, 2005 to April 12, 2006	2005	2004
Tax at statutory rate	(35.0)%	35.0%	35.0%	35.0%
State income taxes, net of federal benefit	(2.1)	3.2	4.9	3.7
State tax benefit of net operating losses			(6.7)
Change in valuation allowance			6.2
Capitalized acquisition costs	10.7
Other charges	(0.1)	(0.7)	(0.8)	(1.5)

Effective tax rate	(26.5)%	37.5%	38.6%	37.2%

Deferred income taxes for the periods April 13, 2006 to June 3, 2006, May 29, 2005 to April 12, 2006 and fiscal year ended May 28, 2005 reflect the impact of “temporary differences” between amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws. These temporary differences are determined in accordance with SFAS No. 109.

Temporary differences which give rise to deferred tax assets and liabilities at June 3, 2006 and May 28, 2005 are as follows (in thousands):

	Successor		Predecessor
	June 3, 2006		May 28, 2005
Period Ended	Tax Assets	Tax Liabilities	Tax Assets	Tax Liabilities
Current:
Allowance for doubtful accounts	$619		$302
Compensated absences	1,521		1,468
Inventory costs and reserves capitalized for tax purposes	12,369		9,713
Insurance reserves	12,186		9,569
Prepaid items deductible for tax purposes		$1,836		$1,514
Sales return reserves	2,104		791
Reserve for lawsuits	517		1,404
Other	436	—	454	—

	$29,752	$1,836	$23,701	$1,514

Non-Current:
Property and Equipment Basis Adjustments		$153,865		$4,644
Deferred Rent	$11,349		$12,047
Pre-opening costs	5,743		8,416
Intangibles		472,517
Employee benefit accruals	1,264
State net operating losses (net of federal benefit)	10,781		11,367
Valuation allowance (net of federal benefit)	(10,632)		(10,632)
Other	231	0	—	—

	$18,736	$626,382	$21,198	$4,644

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

The Company had valuation allowances amounting to $10.6 million relating primarily to state tax net operating losses as of June 3, 2006 and as of May 28, 2005.

The Company is currently evaluating its ability to utilize its state operating losses. The valuation allowance will remain until sufficient positive evidence exists to support reversal of the valuation allowance. The Company’s ability to use its state net operating loss carryforwards may be subject to an annual limitation in future periods pursuant to Section 382 of the Internal Revenue Code. The state net operating losses have been generated in a number of taxing jurisdictions and are subject to various expiration periods ranging from five to twenty years beginning with the Company’s 2007 fiscal year.

O. Interim Financial Information (Unaudited)

(All amounts in thousands, except per share data)

Fiscal Year Ended June 3, 2006

	Predecessor				Successor
	13 Weeks Ended			Period from February 26, 2006 to April 12, 2006
	August 27, 2005	November 26, 2005	February 25, 2006		Period from April 13, 2006 to June 3, 2006
Net Sales	$650,848	$945,409	$1,023,662	$397,714	$421,180
Gross Margin	225,513	356,688	374,322	144,312	154,715
Income (Loss) from Continuing Operations	(15,907)	45,373	58,310	6,563	(27,166)
Net Income (Loss)	(15,907)	45,373	58,310	6,563	(27,166)

Fiscal Year Ended May 28, 2005

	Predecessor 13
	Weeks Ended
	August 28, 2004	November 27, 2004	February 26, 2005	May 28, 2005
Net Sales	$574,180	$872,025	$968,109	$756,928

Gross Margin	202,239	331,838	357,099	292,907
Income (Loss) from Continuing Operations	(17,417)	41,473	66,115	15,877
Net Income (Loss)	(18,681)	41,695	66,718	15,302

P. Fair Value of Financial Instruments

The carrying values of cash and cash equivalents, short and long term investments, accounts receivable and accounts payable approximate fair value. Interest rates that are currently available to the Company for issuance of notes payable and long-term debt (including current maturities) with similar terms and remaining maturities are used to estimate fair value for debt issues. The estimated fair values of long term investments were based on market prices of the securities. The estimated fair value of long-term debt (including current maturities) is as follows (in thousands):

	Successor		Predecessor
	June 3, 2006		May 28, 2005
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Long-Term Debt (including capital lease obligation and current maturities)	$1,518,479	$1,518,648	$133,537	$135,946

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

The fair values presented herein are based on pertinent information available to management as of the respective year ends. Although management is not aware of any factors that could significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date, and current estimates of fair value may differ from amounts presented herein.

Q. Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash, cash equivalents and investments. The Company manages the credit risk associated with cash equivalents and investments by investing in high-quality investments and, by policy, limiting investments only to those that meet prescribed investment guidelines. The Company has a policy of making investments in debt securities with short-term ratings of A-1 (or equivalent) or long-term ratings of A and A-2 (or equivalent). The Company maintains cash accounts that, at times, may exceed federally insured limits. The Company has not experienced any losses from maintaining cash accounts in excess of such limits. Management believes that it is not exposed to any significant risks on its cash and cash equivalent accounts.

R. Segment Information

The Company reports segment information in accordance with SFAS No.131, Disclosure about Segments of an Enterprise and Related Information. The Company has one reportable segment, operating within the United States. Sales by major product categories are as follows (in thousands):

	Successor	Predecessor
Period Ended	April 13, 2006 to June 3, 2006	May 29, 2005 to April 12, 2006	May 28, 2005	May 29, 2004
Apparel	$333,969	$2,412,005	$2,525,006	$2,225,629
Home Products	87,211	605,628	646,236	607,855

	$421,180	$3,017,633	$3,171,242	$2,833,484

Apparel includes all clothing items for men, women and children and apparel accessories such as shoes, jewelry, perfumes and watches. Home products include linens, home furnishings, gifts, baby furniture and baby furnishings.

S. Commitments and Contingencies

BCFWC was a defendant in a putative class action filed by a former employee on behalf of himself and certain current and former management-level employees at the BCFWC’s California stores. The plaintiff alleged that BCFWC violated a California state law by classifying these employees as “exempt” managerial/executive employees for purposes of the payment of overtime compensation and failing to pay them the overtime premium required for non-exempt employees. The lawsuit also claimed that BCFWC failed to provide employees with meal and rest periods required under California law. In its complaint, the plaintiff sought certification as a class, damages and penalties in unspecified amounts, statutory damages, restitution, disgorgement, injunctive and declaratory relief, and costs of litigation, including attorney fees. After filing an answer denying the claims and asserting various affirmative defenses, BCFWC entered into an agreement with the plaintiffs on July 22, 2005 to settle this claim. The court approved the settlement agreement and the case is now settled. The Company does not believe that this settlement will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. The Company established a reserve for the settlement amount, as well as reserves relating to legal claims in connection with litigation to which the Company is party from time to time in the ordinary course of business. The aggregate amount of such reserves was $1.3 million and $3.5 million

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

as of June 3, 2006 and May 28, 2005, respectively. The Company believes that potential liabilities in excess of those recorded will not have a material adverse effect on the Company’s consolidated financial statements; however, there can be no assurances to this effect.

T. Related Party Transactions

Advisory Agreement

In connection with the Transaction, we entered into an advisory agreement with Bain Capital pursuant to which Bain Capital provides us with management and consulting services and financial and other advisory services. Pursuant to the agreement, we pay Bain Capital a periodic fee of $1 million per fiscal quarter plus reimbursement for reasonable out-of-pocket fees, and a fee equal to 1% of the transaction value of each financing, acquisition, disposition or change of control or similar transaction by or involving us. Bain Capital received a fee of approximately $21.4 million in consideration for financial advisory services related to the Transaction. The advisory agreement has a 10-year initial term, and thereafter is subject to automatic one-year extensions unless we or Bain Capital provides written notice of termination, except that the agreement terminates automatically upon an initial public offering or a change of control. If the agreement is terminated early, then Bain Capital will be entitled to receive all unpaid fees and unreimbursed out-of-pocket fees and expenses, as well as the present value of the periodic fee that would otherwise have been payable through the end of the term. The agreement includes customary indemnities in favor of Bain Capital.

Dividend Policy

Post-Transaction

Neither BCFWC nor any of its subsidiaries may declare or pay cash dividends or make other distributions of property to any affiliate unless such dividends are used for certain specified purposes including, among others, to pay general corporate and overhead expenses incurred by Investments or Holdings in the ordinary course of business, or the amount of any indemnification claims made by any director or officer of Investments or Holdings, to pay taxes that are due and payable by Holdings or any of its direct or indirect subsidiaries, or to pay interest on Investment’s Senior Discount Notes, provided that no event of default under BCFWC’s debt agreements has occurred or will occur as the result of such interest payment.

Pre-Transaction

Previously, cash dividends were declared at the discretion of BCFWC’s Board of Directors depending upon the financial condition, capital requirements and earnings of the Company as well as other factors which the Board of Directors may have deemed relevant. On January 10, 2005 the Board of Directors of BCFWC declared a special cash dividend of fifty-six cents ($0.56) per share payable on February 21, 2005 to stockholders of record on January 20, 2005. The paid dividend amounted to $25.0 million. The Board of Directors of BCFWC declared an annual cash dividend of four cents ($0.04) per share on August 5, 2004, payable on December 15, 2004, to stockholders of record on November 22, 2004. The paid dividend amounted to $1.8 million. A cash dividend of three cents ($0.03) per share for fiscal 2004 was declared on August 14, 2003, and was paid on December 8, 2003, to stockholders of record on November 14, 2003. The paid dividend amounted to $1.3 million.

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

U. Condensed Guarantor Data

On April 13, 2006, BCFWC issued $305 million aggregate principal amount of 11 1/8% Senior Notes due 2014. The notes were issued under an indenture issued on April 13, 2006. Investments and domestic subsidiaries of BCFWC have fully and unconditionally guaranteed these notes. These guarantees are both joint and several. The following condensed consolidating financial statements present the financial position, results of operations and cash flows of Investments, BCFWC and the guarantor subsidiaries. The Company has one non-guarantor subsidiary that is not wholly-owned and considered to be “minor” as that term is defined in Rule 3-10 of Regulation S-X promulgated by the Securities and Exchange Commission.

Neither the Company nor any of its subsidiaries may declare or pay cash dividends or make other distributions of property to any affiliate unless such dividends are used for certain specified purposes including, among others, to pay general corporate and overhead expenses incurred by Investments or Holdings in the ordinary course of business, or the amount of any indemnification claims made by any director or officer of Investments or Holdings, to pay taxes that are due and payable by Holdings or any of its direct or indirect subsidiaries, or to pay interest on Investment’s Senior Discount Notes, provided that no event of default under the Company’s debt agreements has occurred or will occur as the result of such interest payment.

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Condensed Consolidating Balance Sheets

(Predecessor)

	As of May 28, 2005
	Investments	BCFWC	Guarantors	Eliminations	Consolidated
	(All amounts in thousands)
ASSETS
Current Assets:
Cash and Cash Equivalents	$—	$43,942	$4,011	$—	$47,953
Restricted Cash and Cash Equivalents	—	—	14,957	—	14,957
Investments	—	—	134,664	—	134,664
Accounts Receivable	—	23,190	1,651	—	24,841
Merchandise Inventories	—	1,421	719,461	—	720,882
Deferred Tax Asset	—	10,237	11,950	—	22,187
Prepaid Income Tax		534	—	(534)
Prepaid and Other Current Assets	—	10,286	8,605	—	18,891

Total Current Assets	—	89,610	895,299	(534)	984,375

Property and Equipment—Net of Accumulated Depreciation	—	32,562	589,211	—	621,773
Long-Term Investments	—	27	—	—	27
Intangibles—Net of Accumulated Amortization	—	2,346	45,812	—	48,158
Other Assets	—	1,400,420	11,604	(1,409,103)	2,381
Deferred Tax Asset	—	—	16,797	(243)	16,554

Total Assets	$—	$1,524,965	$1,558,183	$(1,409,880)	$1,673,268

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$—	$386,856	$4,035	$—	$390,891
Income Taxes Payable	—	—	6,242	(534)	5,708
Other Current Liabilities	—	101,713	77,633	—	179,346
Current Maturities of Long Term Debt	—	—	1,190	—	1,190

Total Current Liabilities	—	488,569	89,100	(534)	577,135

Long Term Debt	—	100,000	32,347	—	132,347
Other Liabilities	—	10,000	37,633	(10,000)	37,633
Deferred Tax Liability	—	243	—	(243)	—

Stockholders’ Equity:
Net Unrealized Loss on Noncurrent Marketable Equity Securities	—	4	—	—	4
Preferred Stock	—	—	—	—	—
Common Stock	—	49,898	1,568	(1,568)	49,898
Capital in Excess of Par Value	—	24,776	1,256,853	(1,256,853)	24,776
Retained Earnings	—	910,176	140,682	(140,682)	910,176
Note Receivable from Stock Options Exercised	—	(41)	—	—	(41)
Less Treasury Stock at Cost	—	(58,660)	—	—	(58,660)

Total Stockholders’ Equity	—	926,153	1,399,103	(1,399,103)	926,153

Total Liabilities and Stockholders’ Equity	$—	$1,524,965	$1,558,183	$(1,409,880)	$1,673,268

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Condensed Consolidating Balance Sheets

(Successor)

	As of June 3, 2006
	Investments	BCFWC	Guarantors	Eliminations	Consolidated
	(All amounts in thousands)
ASSETS
Current Assets:
Cash and Cash Equivalents	$—	$48,865	$9,511	$—	$58,376
Restricted Cash and Cash Equivalents	—	—	13,816	—	13,816
Investments	—	—	591	—	591
Accounts Receivable	—	41,133	950	—	42,083
Merchandise Inventories	—	1,416	706,769	—	708,185
Deferred Tax Asset	—	12,091	15,825	—	27,916
Prepaid and Other Current Assets	—	9,820	8,015	—	17,835
Prepaid Income Tax	—	—	4,428	(4,428)	—
Assets Held for Disposal	—	—	7,661	—	7,661

Total Current Assets	—	113,325	767,566	(4,428)	876,463

Property and Equipment—Net of Accumulated Depreciation	—	46,521	995,877	—	1,042,398
Goodwill	—	58,985	—	—	58,985
Trademark	—	526,300	—	—	526,300
Net Favorable Leases	—	—	626,676	—	626,676
Other Assets	419,512	1,951,421	470	(2,301,676)	69,727

Total Assets	$419,512	$2,696,552	$2,390,589	$(2,306,104)	$3,200,549

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$—	$441,811	$3,093	$—	$444,904
Income Taxes Payable	—	10,702	—	(4,428)	6,274
Other Current Liabilities	—	178,057	3,703	—	181,760
Current Maturities of Long Term Debt	—	9,000	1,360	—	10,360

Total Current Liabilities	—	639,570	8,156	(4,428)	643,298

Long Term Debt	—	1,398,073	110,046	—	1,508,119
Other Liabilities	—	10,000	21,974	(10,000)	21,974
Deferred Tax Liability	—	229,397	378,249	—	607,646

Stockholders’ Equity:
Preferred Stock	—	—	—	—	—
Common Stock	—	1	1,568	(1,569)	—
Capital in Excess of Par Value	446,678	446,677	1,864,120	(2,310,797)	446,678
Retained Earnings	(27,166)	(27,166)	6,476	20,690	(27,166)

Total Stockholders’ Equity	419,512	419,512	1,872,164	(2,291,676)	419,512

Total Liabilities and Stockholders’ Equity	$419,512	$2,696,552	$2,390,589	$(2,306,104)	$3,200,549

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Condensed Consolidating Statement of Operations

(Predecessor)

	Year Ended May 29, 2004
	Investments	BCFWC	Guarantors	Eliminations	Consolidated
	(All amounts in thousands)
REVENUES:
Net Sales	$—	$5,959	$2,831,851	$(4,326)	$2,833,484
Other Revenue	—	147,980	24,665	(146,169)	26,476

	—	153,939	2,856,516	(150,495)	2,859,960

COSTS AND EXPENSES:
Cost of Sales (Exclusive of Depreciation and Amortization)	—	3,569	1,765,961	(4,052)	1,765,478
Selling and Administrative Expenses	—	107,040	793,218	(274)	899,984
Depreciation	—	11,558	72,357	—	83,915
Amortization	—	44	31	—	75
Interest Expense	—	3,142	2,721	—	5,863
Other Income, Net	—	—	(10,335)	—	(10,335)

	—	125,353	2,623,953	(4,326)	2,744,980

Income (Loss) Before Provision (Benefit) for Income Taxes	—	28,586	232,563	(146,169)	114,980
Provision (Benefit) for Income Taxes	—	(39,390)	82,031	—	42,641

Income (Loss) From Continuing Operations	—	67,976	150,532	(146,169)	72,339
Net Loss From Discontinued Operations, Net of Tax Benefit	—	—	(4,363)	—	(4,363)

Net Income (Loss)	—	67,976	146,169	(146,169)	67,976

Net Unrealized Gain on Non-Marketable Securities, Net of Tax	—	1	—	—	1

Total Comprehensive Income (Loss)	$—	$67,977	$146,169	$(146,169)	$67,977

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Condensed Consolidating Statement of Operations

(Predecessor)

	Year Ended May 28, 2005
	Investments	BCFWC	Guarantors	Eliminations	Consolidated
	(All amounts in thousands)
REVENUES:
Net Sales	$—	$4,715	$3,166,527	$—	$3,171,242
Other Revenue	—	187,311	27,746	(186,459)	28,598

	—	192,026	3,194,273	(186,459)	3,199,840

COSTS AND EXPENSES:
Cost of Sales (Exclusive of Depreciation and Amortization)	—	3,303	1,983,856	—	1,987,159
Selling and Administrative Expenses	—	115,591	842,168	—	957,759
Depreciation	—	11,722	78,136	—	89,858
Amortization	—	67	31	—	98
Interest Expense	—	4,663	2,671	—	7,334
Other Income, Net	—	(6,031)	(8,588)	—	(14,619)

	—	129,315	2,898,274	—	3,027,589
Income (Loss) Before Provision (Benefit) for Income Taxes	—	62,711	295,999	(186,459)	172,251
Provision (Benefit) for Income Taxes	—	(42,322)	108,526	—	66,204

Income (Loss) From Continuing Operations	—	105,033	187,473	(186,459)	106,047
Net Loss From Discontinued Operations, Net of Tax Benefit	—	—	(1,014)	—	(1,014)

Net Income (Loss)		105,033	186,459	(186,459)	105,033
Net Unrealized Gain on Non-Marketable Securities, Net of Tax	—	2	—	—	2

Total Comprehensive Income (Loss)	$—	$105,035	$186,459	$(186,459)	$105,035

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Condensed Consolidating Statement of Operations

(Predecessor)

	Period from May 29, 2005 to April 12, 2006
	Investments	BCFWC	Guarantors	Eliminations	Consolidated
	(All amounts in thousands)
REVENUES:
Net Sales	$—	$4,168	$3,013,465	$—	$3,017,633
Other Revenue	—	187,712	27,675	(187,712)	27,675

	—	191,880	3,041,140	(187,712)	3,045,308

COSTS AND EXPENSES:
Cost of Sales (Exclusive of Depreciation and Amortization)	—	2,680	1,914,118	—	1,916,798
Selling and Administrative Expenses	—	130,038	767,193	—	897,231
Depreciation	—	9,346	69,458	—	78,804
Amortization	—	494	—	—	494
Interest Expense	—	2,362	2,247	—	4,609
Other Income, Net	—	1,367	(4,939)	—	(3,572)

		146,287	2,748,077	—	2,894,364

Income (Loss) Before Provision (Benefit) for Income Taxes	—	45,593	293,063	(187,712)	150,944
Provision (Benefit) for Income Taxes	—	(48,746)	105,351	—	56,605

Net Income (Loss)	—	94,339	187,712	(187,712)	94,339
Net Unrealized Gain on Non-Marketable Securities, Net of Tax	—	(4)	—	—	(4)

Total Comprehensive Income (Loss)	$—	$94,335	$187,712	$(187,712)	$94,335

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Condensed Consolidating Statement of Operations

(Successor)

	Period from April 13,2006 to June 3, 2006
	Investments	BCFWC	Guarantors	Eliminations	Consolidated
	(All amounts in thousands)
REVENUES:
Net Sales	$—	$553	$420,627	$—	$421,180
Other Revenue	(27,166)	7,034	3,508	20,690	4,066

	(27,166)	7,587	424,135	20,690	425,246

COSTS AND EXPENSES:
Cost of Sales (Exclusive of Depreciation and Amortization)	—	361	266,104	—	266,465
Selling and Administrative Expenses	—	27,338	127,353	—	154,691
Depreciation	—	1,183	16,914	—	18,097
Amortization	—	5,285	4,473	—	9,758
Interest Expense	—	15,764	2,329	—	18,093
Other Income, Net	—	2,385	(7,261)	—	(4,876)

	—	52,316	409,912	—	462,228

Income (Loss) Before Provision (Benefit) for Income Taxes	(27,166)	(44,729)	14,223	20,690	(36,982)
Provision (Benefit) for Income Taxes	—	(17,563)	7,747	—	(9,816)

Net Income (Loss)	(27,166)	(27,166)	6,476	20,690	(27,166)
Net Unrealized Gain on Non-Marketable Securities, Net of Tax	—	—	—	—	—

Total Comprehensive Income (Loss)	$(27,166)	$(27,166)	$6,476	$20,690	$(27,166)

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Condensed Consolidating Statements of Cash Flows

(Predecessor)

	Year Ended May 29, 2004
	Investments	BCFWC	Guarantors	Elimination	Consolidated
	(All amounts in thousands)
OPERATING ACTIVITIES:
Net Cash (Used in) Provided by Operating Activities	$—	$(61,864)	$83,791	$—	$21,927

INVESTING ACTIVITIES:
Acquisition of Property and Equipment—Continuing Operations	—	(12,798)	(112,752)	—	(125,550)
Proceeds From Sale of Fixed Assets and Leaseholds	—	—	7,310	—	7,310
Investing Activities-Other	—	315	(405)	—	(90)

Net Cash (Used in) Provided by Investing Activities—Continuing Operations	—	(12,483)	(105,847)	—	(118,330)
Net Cash (Used in) Provided by Investing Activities—Discontinuing Operations	—	—	(468)	—	(468)

Net Cash (Used in) Provided by Investing Activities	—	(12,483)	(106,315)	—	(118,798)

FINANCING ACTIVITIES
Proceeds from Long Term Debt	—	100,000	—		100,000
Principal Payments on Long Term Debt	—	—	(921)	—	(921)
Issuance of Common Stock Upon Exercise of Stock Options	—	1,028	—	—	1,028
Treasury Stock Transactions	—	589	—	—	589
Debt Issuance Costs	—	(578)	—	—	(578)
Payment of Dividends	—	(1,334)	—	—	(1,334)

Net Cash Provided by (Used in) Financing Activities	—	99,705	(921)	—	98,784

Increase (Decrease) in Cash and Cash Equivalents	—	25,358	(23,445)	—	1,913
Cash and Cash Equivalents at Beginning of Period	—	2,941	24,963	—	27,904

Cash and Cash Equivalents at End of Period	$—	$28,299	$1,518	$—	$29,817

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Condensed Consolidating Statement of Cash Flows

(Predecessor)

	Year Ended May 28, 2005
	Investments	BCFWC	Guarantors	Elimination	Consolidated
	(All amounts in thousands)
OPERATING ACTIVITIES
Net Cash Provided by Operating Activities	$—	$45,314	$96,777	$—	$142,091

INVESTING ACTIVITIES
Acquisition of Property and Equipment—Continuing Operations	—	(5,312)	(87,803)	—	(93,115)
Proceeds From Sale of Fixed Assets and Leaseholds	—	—	4,507	—	4,507
Investing Activity—Other	—	(23)	(9,862)	—	(9,885)

Net Cash Used in Investing Activities—Continuing Operations	—	(5,335)	(93,158)	—	(98,493)
Net Cash Used in Investing Activities—Discontinuing Operations	—	—	(78)	—	(78)

Net Cash Used in Investing Activities	—	(5,335)	(93,236)	—	(98,571)

FINANCING ACTIVITIES
Principal Payments on Long Term Debt	—	—	(1,048)	—	(1,048)
Issuance of Common Stock Upon Exercise of Stock Options	—	1,364	—	—	1,364
Treasury Stock Transactions	—	1,083	—	—	1,083
Payment of Dividends	—	(26,783)	—	—	(26,783)

Net Cash Used in Financing Activities	—	(24,336)	(1,048)	—	(25,384)

Increase in Cash and Cash Equivalents	—	15,643	2,493	—	18,136
Cash and Cash Equivalents at Beginning of Period	—	28,299	1,518	—	29,817

Cash and Cash Equivalents at End of Period	$—	$3,942	$4,011	$—	$47,953

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Condensed Consolidating Statements of Cash Flows

(Predecessor)

	Period from May 29, 2005 to April 12, 2006
	Investments	BCFWC	Guarantors	Elimination	Consolidated
	(All amounts in thousands)
OPERATING ACTIVITIES
Net Cash Provided by Operating Activities	$—	$177,093	$253,886	$—	$430,979

INVESTING ACTIVITIES
Acquisition of Property and Equipment—Continuing Operations	—	(9,280)	(59,643)	—	(68,923)
Proceeds Received from Insurance	—	—	3,822	—	3,822
Investing Activity-Other	—	(31)	1,212	—	1,181

Net Cash Used in Investing Activities	—	(9,311)	(54,609)	—	(63,920)

FINANCING ACTIVITIES
Proceeds from Long—Term Debt	—	—	470	—	470
Principal Payments on Long Term Debt	—	(100,000)	(1,167)	—	(101,167)
Issuance of Common Stock Upon Exercise of Stock Options	—	425	—	—	425
Treasury Stock Transactions	—	—	—	—	—
Payment of Dividends	—	(1,791)	—	—	(1,791)

Net Cash Used in Financing Activities	—	(101,366)	(697)	—	(102,063)

Increase in Cash and Cash Equivalents	—	66,416	198,580	—	264,996
Cash and Cash Equivalents at Beginning of Period	—	43,942	4,011	—	47,953

Cash and Cash Equivalents at End of Period	$—	$110,358	$202,591	$—	$312,949

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Condensed Consolidating Statements of Cash Flows

(Successor)

	Period from April 13, 2006 to June 3, 2006
	Investments	BCFWC	Guarantors	Elimination	Consolidated
	(All amounts in thousands)
OPERATING ACTIVITIES
Net Cash Provided by Operating Activities	$—	$138,638	$(191,531)	$—	$(52,893)

INVESTING ACTIVITIES
Acquisition Cost	—	(2,055,747)	—	—	(2,055,747)
Acquisition of Property and Equipment	—	(410)	(5,865)	—	(6,275)
Proceeds from Sale of Fixed assets and Leaseholds	—	—	4,337	—	4,337
Investing Activity-Other	—	(9)	25	—	16

Net Cash Used in Investing Activities	—	(2,056,166)	(1,503)	—	(2,057,669)

FINANCING ACTIVITIES
Proceeds from Long—Term Debt	—	1,702,114	—	—	1,702,114
Principal Payments on Long Term Debt	—	(218,011)	(46)	—	(218,057)
Issuance of Common Stock	—	445,830	—	—	445,830
Purchase of Interest Rate Cap Contract	—	(2,500)	—	—	(2,500)
Debt Issuance Cost	—	(71,398)	—	—	(71,398)

Net Cash Used in Financing Activities	—	1,856,035	(46)	—	1,855,989

Increase in Cash and Cash Equivalents	—	(61,493)	(193,080)	—	(254,573)
Cash and Cash Equivalents at Beginning of Period	—	110,358	202,591	—	312,949

Cash and Cash Equivalents at End of Period	$—	$48,865	$9,511	$—	$58,376

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

(All Amounts in Thousands)

	Successor
	September 2, 2006	June 3, 2006
ASSETS
Current Assets:
Cash and Cash Equivalents	$97,035	$58,376
Restricted Cash and Cash Equivalents	13,816	13,816
Investments	693	591
Accounts Receivable—Net	43,018	42,083
Merchandise Inventories	794,370	708,185
Deferred Tax Asset	58,014	27,916
Prepaid and Other Current Assets	21,099	17,835
Assets Held for Disposal	3,895	7,661

Total Current Assets	1,031,940	876,463
Property and Equipment (Net of Accumulated Depreciation)	1,028,216	1,042,398
Tradenames	526,300	526,300
Favorable Leases—(Net of Accumulated Amortization)	618,288	626,676
Goodwill	58,985	58,985
Other Assets	65,729	69,727

Total Assets	$3,329,458	$3,200,549

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$450,683	$444,904
Income Taxes Payable	4,264	6,274
Other Current Liabilities	212,103	181,760
Current Maturities of Long Term Debt	10,452	10,360

Total Current Liabilities	677,502	643,298
Long Term Debt	1,657,727	1,508,119
Other Liabilities	24,577	21,974
Deferred Tax Liability	599,494	607,646
Commitments and Contingencies
Stockholders’ Equity:
Preferred Stock	—	—
Common Stock	—	—
Capital in Excess of Par Value	449,132	446,678
Accumulated Deficit	(78,974)	(27,166)

Total Stockholders’ Equity	370,158	419,512

Total Liabilities and Stockholders’ Equity	$3,329,458	$3,200,549

See Notes to Condensed Consolidated Financial Statements.

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

(All Amounts in Thousands)

	Three Months Ended
	Successor	Predecessor
	September 2, 2006	August 27, 2005
REVENUES:
Net Sales	$656,846	$650,848
Other Revenue	7,420	7,324

	664,266	658,172

COSTS AND EXPENSES:
Cost of Sales (Exclusive of Depreciation and Amortization)	426,914	425,335
Selling and Administrative Expenses	247,060	234,440
Depreciation	34,984	22,628
Amortization	10,933	24
Interest Expense	35,414	1,813
Other (Income), Net	(981)	(119)

	754,324	684,121

(Loss) Before Income Tax Benefit	(90,058)	(25,949)
Provision for Income Tax Benefit	(38,250)	(10,042)

Net Loss	$(51,808)	$(15,907)

See Notes to Condensed Consolidated Financial Statements.

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(All Amounts in Thousands)

	Successor	Predecessor
Three Months Ended	September 2, 2006	August 27, 2005
OPERATING ACTIVITIES
Net Loss	$(51,808)	$(15,907)
Adjustments to Reconcile Net Loss to Net Cash (Used in) Provided by Operating Activities:
Depreciation	34,984	22,628
Amortization	10,933	24
Accretion	2,823	—
Interest Rate Cap Contract—Adjustment to Market	1,092	—
Provision for Losses on Accounts Receivable	576	842
Provision for Deferred Income Taxes	(38,250)	(10,044)
(Gain) Loss on Disposition of Fixed Assets and Leaseholds	(5)	1,471
Non-Cash Stock Compensation Expense	2,254	—
Non-Cash Rent Expense and Other	2,500	47
Changes in Assets and Liabilities
Investments	(102)	64,114
Accounts Receivable	(1,511)	(767)
Merchandise Inventories	(86,185)	(51,089)
Prepaids and Other Current Assets	(3,264)	(2,608)
Accounts Payable	5,779	15,506
Accrued and Other Current Liabilities	29,179	9,437

Net Cash (Used in) Provided by Operating Activities	(91,005)	33,654

INVESTING ACTIVITIES
Cash Paid for Property and Equipment	(21,223)	(25,488)
Change in Restricted Cash and Cash Equivalents	—	(66)
Proceeds From Sale of Fixed Assets and Leaseholds	3,771	652
Issuance of Notes Receivable	(17)	(16)
Other	56	58

Net Cash Used in Investing Activities	(17,413)	(24,860)

FINANCING ACTIVITIES
Proceeds from Long Term Debt—ABL Line of Credit	169,212	—
Principal Payments on Long Term Debt	(946)	(111)
Principal Payments on Term Loan	(2,250)	—
Principal Payments on ABL Line of Credit	(19,139)	—
Equity Investment	200	—

Net Cash Provided by (Used in) Financing Activities	147,077	(111)

Increase in Cash and Cash Equivalents	38,659	8,683
Cash and Cash Equivalents at Beginning of Period	58,376	47,953

Cash and Cash Equivalents at End of Period	$97,035	$56,636

Supplemental Disclosure of Cash Flow Information;
Interest Paid	$23,114	$564

Income Taxes Paid	$2,010	$8,383

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

1. Basis of Presentation

The condensed consolidated financial statements include the accounts of Burlington Coat Factory Investments Holdings, Inc. and all its subsidiaries (“the Company”). Burlington Coat Factory Investments Holdings, Inc. has no operations and its only asset is all of the stock in Burlington Coat Factory Warehouse Corporation. All discussions of operations in this report relate to Burlington Coat Factory Warehouse Corporation and its subsidiaries (“BCFWC”), which are reflected in the financial statements of Burlington Coat Factory Investments Holdings, Inc. and its subsidiaries (“Holdings”). Except as expressly indicated or unless the context otherwise requires, as used herein the “Company”, “we”, “us”, or “our” means Burlington Coat Factory Investments Holdings, Inc. and its subsidiaries. The accompanying financial statements are unaudited, but in the opinion of management reflect all adjustments (which are of a normal and recurring nature) necessary for a fair presentation of the results of operations for the interim periods. The balance sheet at June 3, 2006 has been derived from the audited financial statements in the Company’s financial statements as of June 3, 2006. Because the Company’s business is seasonal in nature, the operating results for the three month period ended September 2, 2006 and the corresponding period ended August 27, 2005 are not necessarily indicative of results for the fiscal year.

Although BCFWC continued as the same legal entity after the Merger Transaction (described below in Note 2), the accompanying condensed consolidated balance sheets, statements of operations and cash flows are presented for two periods: Predecessor and Successor, which relate to the period preceding the Merger and the period succeeding the Merger, respectively. We refer to the operations of BCFWC and subsidiaries for both the Predecessor and Successor periods.

2. Merger Transaction

On January 18, 2006, BCFWC entered into an Agreement and Plan of Merger, dated as of January 18, 2006 (the “Merger Agreement”), by and among BCFWC, Burlington Coat Factory Holdings, Inc. (f/k/a BCFWC Acquisition, Inc.) (“Parent”) and BCFWC Mergersub, Inc. (“Acquisition Sub”) to sell all of the outstanding common stock of BCFWC to Parent through a merger with Acquisition Sub, which were entities directly and indirectly owned by entities affiliated with Bain Capital Partners, LLC (collectively, the “Equity Sponsors” or “Investors”).

On April 13, 2006, the transaction was consummated by the Equity Sponsors through a $2.1 billion merger of Acquisition Sub with and into BCFWC, with BCFWC being the surviving corporation in the merger (the “Merger”). Under the Merger Agreement, the former holders of BCFWC’s common stock, par value $1.00 per share, received $45.50 per share. The Merger consideration was funded through the use of BCFWC’s available cash, cash equity contributions from the Equity Sponsors and the debt financings as described more fully below. We refer to the April 13, 2006 Merger as the “Merger Transaction.”

Immediately following the consummation of the Merger Transaction, Parent entered into a Contribution Agreement with Holdings to effectuate an exchange of shares whereby Parent delivered to Holdings all of the outstanding shares in BCFWC, and Holdings simultaneously issued and delivered 1,000 shares of common stock consisting all of its issued and outstanding stock to the Parent.

The following principal equity capitalization and financing transactions occurred in connection with the Merger Transaction:

•	Aggregate cash equity contributions of approximately $445 million were made by the Equity Sponsors and $0.8 million in cash from members of management; and

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

(Unaudited)

•	BCFWC (1) entered into an $800 million secured ABL Credit Facility, of which $225 million was drawn at closing, (2) entered into a $900 million secured term loan agreement, all of which was drawn at closing, (3) issued $305 million face amount 11 1/8% Senior Notes due 2014 at a discount of which the $299 million proceeds were used to finance the Merger Transaction and (4) received a cash contribution from Holdings of $75 million from an issuance of $99.3 million face amount 14 1/2% Senior Discount Notes due 2014, all of which was also used to finance the Merger Transaction.

The proceeds from the equity capitalization and financing transactions, together with $193 million of our available cash, were used to fund the:

•	Purchase of common stock outstanding of approximately $2.1 billion;

•	Settlement of all stock options of BCFWC under the terms of the Merger Agreement of approximately $13.8 million; and

•	Fees and expenses related to the Merger Transaction and the related financing transactions of approximately $90.8 million.

Immediately following the consummation of the Merger Transaction, the Equity Sponsors indirectly owned 98.5% of the Parent and management owned 1.5% of the Parent.

In connection with the Merger Transaction, effective as of April 13, 2006, the Certificate of Incorporation of BCFWC Mergersub, Inc. became the BCFWC’s Certificate of Incorporation which resulted in the conversion of BCFWC’s authorized capital stock from 5,000,000 preferred shares, par value $1.00 per share, and 100,000,000 common shares, par value $1.00 per share, to 1,000 preferred shares, par value $0.01 per share, and 10,000 common share, par value $1.00 per share. As of June 3, 2006 and September 2, 2006, all 1,000 shares of BCFWC common stock were held by Holdings and all 1,000 shares of Holdings were held by Parent.

3. Principles of Consolidation

The condensed consolidated financial statements include the accounts of Burlington Coat Factory Investments Holdings, Inc. and all its subsidiaries in which it has the controlling financial interest through direct ownership of a majority voting interest or a controlling managerial interest. All subsidiaries are wholly owned except one, of which we own seventy-five percent. The investment is consolidated, net of its minority interest. All significant intercompany accounts and transactions have been eliminated.

Holdings was incorporated in the State of Delaware on April 10, 2006. Holdings’ Certificate of Incorporation authorizes 1,000 shares of common stock, par value of $0.01 per share. All 1,000 shares are issued and outstanding and Parent is the only holder of record of this stock.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed consolidated financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s Annual Report on Form 10-K equivalent as of June 3, 2006 and for the periods from May 29, 2005 to April 12, 2006 and from April 13, 2006 to June 3, 2006.

4. Restricted Cash and Cash Equivalents

Restricted cash and cash equivalents consist of $11.4 million pledged as collateral for certain insurance contracts and $2.4 million contractually restricted and related to the acquisition and maintenance of a building related to a store operated by the Company.

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

(Unaudited)

5. Inventories

Merchandise inventories as of September 2, 2006 and June 3, 2006 are valued at the lower of cost, on a First In First Out (FIFO) basis, or market, as determined by the retail inventory method. The Company records its cost of merchandise (net of purchase discounts and certain vendor allowances), certain merchandise acquisition costs (primarily commissions and import fees), inbound freight, warehouse outbound freight, and freight on internally transferred merchandise in the line item “Cost of Sales” in the Company’s Condensed Consolidated Statement of Operations. Costs associated with the Company’s warehousing, distribution, buying, and store receiving functions are included in the line items “Selling and Administrative Expenses”, “Depreciation”, and “Amortization” in the Company’s Condensed Consolidated Statement of Operations. Warehousing and purchasing costs included in Selling and Administrative Expenses amounted to $14.2 million and $11.9 million for the three month periods ended September 2, 2006 and August 27, 2005, respectively. Depreciation related to the warehousing and purchasing functions amounted to $2.4 million and $2.2 million for each of the three month periods ended September 2, 2006 and August 27, 2005, respectively. Also included in Selling and Administrative Expenses are payroll and payroll related expenses, occupancy related expenses, advertising expenses, store operating expenses and corporate overhead expenses. The Company also establishes reserves for potentially excess and obsolete inventories based on current inventory levels, historical analysis of product sales and current market conditions. The reserves are revised, if necessary, on a quarterly basis for adequacy. The Company’s reserves against inventory were $14.2 million and $8.9 million as of September 2, 2006 and June 3, 2006, respectively.

6. Investments

The Company classifies its investments in debt and equity securities into held-to-maturity, available-for-sale or trading categories in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 115, Accounting For Certain Investments in Debt and Equity Securities. Debt securities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. Held-to-maturity securities are stated at amortized cost. Debt securities not classified as held-to-maturity are classified as trading securities and are carried at fair market value, with unrealized gains and losses included in net income (loss). The Company’s investments not classified as held-to-maturity or trading securities are classified as available-for-sale and are carried at fair market value, with unrealized gains and losses, net of tax, reported as a separate component of stockholders’ equity. At the balance sheet dates presented, investments consisted of (in thousands):

	September 2, 2006
	Cost	Unrealized Gains	Fair Market Value
Trading Securities (Current):
Short Term Municipal Bond Investments	$150	—	$150
Equity Investments	431	112	543

	$581	$112	$693

	June 3, 2006
	Cost	Unrealized Gains	Fair Market Value
Trading Securities (Current):
Equity Investments	$431	$160	$591

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

(Unaudited)

7. Revenue Recognition

The Company records revenue at the time of sale and delivery of merchandise. The Company records revenue net of allowances for estimated future returns. The Company accounts for layaway sales and leased department revenue in compliance with Staff Accounting Bulletin (“SAB”) No. 101, Revenue Recognition in Financial Statements. Layaway sales are recognized upon delivery of merchandise to the customer. The amount of cash received upon initiation of the layaway is recorded as a deposit liability within other current liabilities. Gift cards are recorded as a liability at the time of issuance, and upon redemption the related sale is recorded.

8. Other Income, Net

Other Income, Net consists of investment income, losses from disposition of fixed assets and other miscellaneous income items. Investment income amounted to $0.9 million and $1.4 million for the three months ended September 2, 2006 and August 27, 2005 respectively. Losses from disposition of fixed assets amounted to $1.5 million for the three month period ended August 27, 2005. There were no significant gains or losses on disposition of fixed assets during the three months ended September 2, 2006.

9. Income Taxes

As of September 2, 2006, the Company had a current deferred tax asset of $58.0 million and a non-current deferred tax liability of $599.5 million. As of June 3, 2006, the Company had a current deferred tax asset of $27.9 million and a non-current deferred tax liability of $607.6 million. Income taxes are provided on an interim basis based upon the Company’s estimate of the effective annual income tax rate. As of September 2, 2006 and June 3, 2006, valuation allowances amounted to $10.6 million and related primarily to state tax net operating losses. The Company believes it is unlikely that it will be able to utilize the benefit of these losses in the future. Current deferred tax assets consisted primarily of certain operating costs and certain inventory related costs not currently deductible for tax purposes and tax loss carry forwards. Non-current deferred tax liabilities primarily reflected rent expense, pre-opening costs, intangible costs and depreciation expense not currently deductible for tax purposes.

10. Intangible Assets

The Company accounts for intangible assets in compliance with SFAS No. 142, Goodwill and Other Intangible Assets. The Company’s intangible assets primarily represent tradenames and net favorable lease positions. The tradename asset “Burlington Coat Factory” is expected to generate cash flows indefinitely and does not have an estimable or finite useful life and, therefore, is accounted for as an indefinite-lived asset not subject to amortization. The values of favorable and unfavorable lease positions are amortized on a straight line basis over the expected lease terms. Amortization of net favorable lease positions is included in “Amortization” on the accompanying Condensed Consolidated Statement of Operations.

The Company tests identifiable intangible assets with an indefinite life for impairment, at a minimum on an annual basis, relying on a number of factors, including operating results, business plans and projected future cash flows. The impairment test for identifiable assets not subject to amortization consists of a comparison of the fair value of the intangible assets with its carrying amount. Identifiable intangible assets that are subject to amortization are evaluated for impairment using a process similar to that used to evaluate other long-lived assets. An impairment loss is recognized for the amount by which the carrying value exceeds the fair value of the asset.

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

(Unaudited)

Intangible assets as of September 2, 2006 and June 3, 2006 are as follows (in thousands):

	September 2, 2006			June 3, 2006
	Gross Carrying Amount	Accumulated Amortization	Net Amount	Gross Carrying Amount	Accumulated Amortization	Net Amount
Tradename	$526,300	$—	$526,300	$526,300	$—	$526,300
Net Favorable Leases	$631,149	($12,861)	$618,288	$631,149	($4,473)	$626,676

Amortization expense related to net favorable leases amounted to $8.4 million for the three month periods ended September 2, 2006. Amortization expense of net favorable leases for each of the next five fiscal years is estimated to be as follows: fiscal 2008—$33.6 million; fiscal 2009—$33.6 million; fiscal 2010—$33.5 million; fiscal 2011—$33.5 million; and fiscal 2012—$33.4 million. Amortization for the remainder of fiscal 2007 is expected to be approximately $25.2 million.

11. Goodwill

Goodwill represents the excess of the acquisition cost over the estimated fair value of tangible assets and other identifiable assets acquired less liabilities assumed. Other identifiable intangible assets include tradenames and net favorable leases. Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (“SFAS No. 142”) replaces the amortization of goodwill and indefinite-lived intangible assets with periodic tests for the impairment of these assets. SFAS No. 142 requires a comparison, at least annually, of the net book value of the assets and liabilities associated with a reporting unit, including goodwill, with the fair value of the reporting unit, which corresponds to the discounted cash flows of the reporting unit, in the absence of an active market for such unit. The Company’s annual impairment test for impairment of all reporting units occurs during the fourth quarter of each year. The Company has recorded $59.0 million in goodwill in connection with the Merger Transaction.

12. Other Assets

Other assets consist primarily of deferred financing fees, notes receivable and the net accumulation of excess rent income, accounted for on a straight line basis, over actual rental income receipts.

13. Other Current Liabilities

Other current liabilities primarily consist of sales tax payable, unredeemed store credits and gift certificates, accrued payroll costs, accrued insurance costs, accrued operating expenses, layaway deposits, payroll taxes payable, current portion of deferred rents and other miscellaneous items.

14. Other Liabilities

Other liabilities primarily consist of deferred lease incentives and the net accumulation of excess straight line rent expense over actual rental expenditures. Deferred lease incentives are funds received or receivable from landlords used primarily to offset the costs of store remodelings. These deferred lease incentives are amortized over the expected lease term including rent holiday periods and option periods where the exercise of the option can be reasonably assured.

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

(Unaudited)

15. Lines of Credit

In connection with the Merger Transaction, BCFWC entered into an $800 million Available Business Line (ABL) senior secured revolving credit facility. The facility is for a five year period at an interest rate of LIBOR plus a spread which is determined by the Company’s annual average borrowings outstanding. The maximum borrowing under the facility during the three months ended September 2, 2006 was $362.3 million. Average borrowings during the period amounted to $274.2 million at an average interest rate of 7.1%. At September 2, 2006 and June 3, 2006, $362.3 million and $212.2 million, respectively, were outstanding under this credit facility. Commitment fees of .25% are charged on the unused portion of the facility and are included in the line item “Interest Expense” on the Company’s Condensed Consolidated Statements of Operations.

16.	Store Exit Costs

The Company establishes reserves covering future lease obligations of closed stores. These reserves are included in the line item “Other Liabilities” in the Company’s Condensed Consolidated Balance Sheets. Reserves at September 2, 2006 and June 3, 2006 consisted of (in thousands):

Fiscal Year Reserve Established	Balance at June 3, 2006	Additions	Payments	Balance at September 2, 2006
2004	$377	—	($40)	$337
2006	494	—	(494)	—

	$871	—	($534)	$337

The Company believes that these reserves are adequate to cover the expected contractual lease payments and other ancillary costs related to the closings. Scheduled rent related payments for the costs over the remainder of the contractual obligation periods are: fiscal 2007—$0.1 million, fiscal 2008—$0.2 million and fiscal 2009—$0.1 million.

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

(Unaudited)

17. Long Term Debt

Long-term debt consists of (in thousands):

	September 2, 2006	June 3, 2006
Industrial Revenue Bonds, 6.0% due in semi-annual payments of various amounts from September 1, 2004 to September 1, 2010	$4,190	$5,000
Promissory Note, 4.43% due in monthly payments of $8 through December 23, 2011	430	447
Promissory Note, non-interest bearing, due in monthly payments of $17 through January 1, 2012	1,083	1,133
Senior Notes, 11 1/8% due at maturity on April 15, 2014, semi-annual interest payments from October 15, 2006 to April 15, 2014	299,295	299,179
Senior Discount Notes, 14.5% due at maturity on October 15, 2014. Semi-annual discount accretion to maturity amount from October 15, 2006 to April 15, 2008 and semi-annual interest payments from October 15, 2008 to October 15, 2014.	79,222	76,517
$900 million senior secured term loan facility, Libor + 2.25% due in quarterly payments of $2.3 million from May 30, 2006 to May 28, 2013.	895,500	897,750
$800 million ABL senior secured revolving facility, Libor plus spread based on average outstanding balance.	362,312	212,239

Capital Lease Obligations	26,147	26,214

Subtotal	1,668,179	1,518,479
Less Current Portion	(10,452)	(10,360)

Long-Term Debt and Obligations Under Capital Leases	$1,657,727	$1,508,119

The Company has $63.3 million in deferred financing fees, net of accumulated amortization, as of September 2, 2006 related to its long term debt instruments recorded in the line item “Other Assets” on the Condensed Consolidated Balance Sheets. Amortization of deferred financing fees amounted to $2.5 million and less than $0.1 million for the three months ended September 2, 2006, August 27, 2005, respectively. Amortization expense for the remainder of fiscal 2007 is estimated to be $7.7 million. Amortization expense for each of the next five fiscal years is estimated to be as follows: fiscal 2008—$10.3 million; fiscal 2009—$10.4 million; fiscal 2010—$10.4 million; fiscal 2011—$9.8 million and fiscal 2012—$6.7 million. Deferred financing fees have a weighted average amortization period of approximately 6.1 years.

As of September 2, 2006, the Company is in compliance with all of its debt covenants. The agreements regarding the ABL Credit Facility and the Term Loan as well as indenture governing the BCFWC Senior Notes and Holdings Senior Discount Notes contain covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to pay dividends on, redeem or repurchase capital stock; make investments and other restricted payments; incur additional indebtedness or issue preferred stock; create liens; permit dividend or other payment restrictions on our restricted subsidiaries; sell all or substantially all of our assets or consolidate or merge with or into other companies; and engage in transactions with affiliates.

18. Comprehensive Income

The Company presents comprehensive income as a component of stockholders’ equity in accordance with SFAS No. 130, Reporting Comprehensive Income. For the three month period ended September 2, 2006 and the three month period ended August 27, 2005, comprehensive loss consisted of net loss.

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

(Unaudited)

19. Segment Information

The Company has one reportable segment, operating within the United States. Sales by major product categories are as follows (in thousands):

	Three Months Ended
	Successor September 2, 2006	Predecessor August 27, 2005
Apparel	$507,420	$501,457
Home Products	149,426	149,391

	$656,846	$650,848

Apparel includes all clothing items for men, women and children and apparel accessories, such as jewelry, perfumes and watches. Home Products includes linens, home furnishings, gifts, baby furniture and baby furnishings.

20. Other Revenue

Other Revenue consists of rental income received from leased departments, subleased rental income, layaway and alteration service charges and other miscellaneous items. Layaway and alteration service fees amounted to $2.1 million and $2.2 million for the three month periods ended September 2, 2006 and August 27, 2005, respectively. Rental income from leased departments amounted to $2.2 million for each of the three month periods ended September 2, 2006 and August 27, 2005. Subleased rental income and other miscellaneous revenue items amounted to $3.1 million and $2.9 million for the three month periods ended September 2, 2006 and August 27, 2005, respectively.

21. Vendor Rebates and Allowances

Rebates and allowances received from vendors are accounted for in compliance with Emerging Issues Task Force (“EITF”) Issue No. 02-16, Accounting by a Customer (including a Reseller) for Certain Consideration Received from a Vendor. EITF Issue No. 02-16 specifically addresses whether a reseller should account for cash consideration received from a vendor as an adjustment of cost of sales, revenue, or as a reduction to a cost incurred by the reseller. Rebates and allowances received from vendors that are dependent on purchases of inventories are recognized as a reduction of cost of goods sold when the related inventory is sold or marked down. Rebates and allowances that are reimbursements of specific expenses are recognized as a reduction of selling and administrative expenses when earned, up to the amount of the incurred cost. Any vendor reimbursement in excess of the related incurred cost is recorded as a reduction of cost of sales. Rebates and allowances that were reimbursements of specific expenses, which were recognized as a reduction of selling and administrative expenses, amounted to $0.2 million for each of three month periods ended September 2, 2006 and August 27, 2005.

22. Capitalized Computer Software Costs

In March 1998, the American Institute of Certified Public Accountants (“AICPA”) issued Statement of Position (“SOP”) 98-1, Accounting For the Costs of Computer Software Developed For or Obtained for Internal-Use. The SOP requires the capitalization of certain costs incurred in connection with developing or obtaining software for internal use. The Company capitalized $3.1 million and $1.1 million relating to these costs during the three month periods ended September 2, 2006 and August 27, 2005, respectively.

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

(Unaudited)

23. Stock Option and Award Plans and Stock-Based Compensation

On April 13, 2006, the Parent’s Board of Directors adopted the 2006 Management Incentive Plan (“Plan”). The Plan provides for the granting of service-based and performance-based stock options and restricted stock to executive officers and other key employees of the Company and its subsidiaries. Pursuant to the Plan employees are granted options to purchase “units” of common stock in the Parent. Each unit consists of nine shares of Class A common stock and one share of Class L common stock of the Parent. The shares compromising a unit are in the same proportion as the shares of Class A and Class L common stock held by all stockholders of the Parent. The options are exercisable only for whole units and cannot be separately exercised for the individual classes of the Parent common stock. There are 511,122 units reserved under the Plan consisting of 4,600,098 shares of Class A common stock of Holdings and 511,122 shares of Class L common stock of Holdings.

The units granted were granted in three tranches with exercise prices as follows: Tranche 1: $90 per unit; Tranche 2: $180 per Unit; and Tranche 3: $270 per Unit. The service-based awards generally cliff vest 40% on the second anniversary of the award with the remaining ratably over the subsequent three years. All options become exercisable upon a change of control and unless determined otherwise by the plan administrator, upon cessation of employment, options that have not vested will terminate immediately, units issued upon the exercise of vested options will be callable and unexercised vested options will be exercisable for a period of 60 days. The final exercise date for any option granted is the tenth anniversary of the grant date.

As of September 2, 2006, the Parent granted 367,500 options to purchase units. All options granted to date are service based awards. On June 4, 2006, we adopted SFAS No. 123R (Revised 2004), “Share-Based Payment” (SFAS 123R), using the modified prospective method, which requires companies to record stock compensation expense for all non-vested and new awards beginning as of the adoption date. Accordingly, prior period amounts presented herein have not been restated. For the three months ended September 2, 2006, we recognized non-cash stock compensation expense of $0.8 million which is included in the line item “Selling and Administrative Expense” on our Company’s Condensed Consolidated Statements of Operations. The adoption of SFAS 123R had no impact on our cash flow from operations or financing activities. At September 2, 2006, there is approximately $14.2 million of unearned non-cash stock-based compensation that we expect to recognize as expense over the next 4.8 years. The service based awards are expensed on a straight line basis over the requisite service period of five years. During the three months ended September 2, 2006, there were options granted to purchase 30,000 units. There were 10,000 options to purchase units cancelled during the period and no options were exercised. At September 2, 2006 no options are exercisable.

The following table summarizes information about the stock options outstanding under Parent’s 2006 Plan as of September 2, 2006:

	Option Units Outstanding			Option Units Exercisable
	Range of Exercise Prices	Number Outstanding at 9/2/06	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at 9/2/06
Tranche 1	$90.00	122,500	9.6 years	$90.00	-0-
Tranche 2	$180.00	122,500	9.6 years	$180.00	-0-
Tranche 3	$270.00	122,500	9.6 years	$270.00	-0-

		367,500			-0-

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

(Unaudited)

The fair value of each stock option granted is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants under Parent’s 2006 Plan in fiscal 2006 and fiscal 2007:

Risk-free interest rate	4.75%
Expected volatility	70%
Expected life	4.5 years
Contractual life	10 years
Expected Dividend Yield	0.0%
Fair value of option units granted
Tranche 1	$53.13
Tranche 2	$38.79
Tranche 3	$30.53

Pre-Transaction Stock-Based Compensation Accounting

Prior to the closing of the Merger transaction, BCFWC applied APB 25 in accounting for its stock option awards. Accordingly, compensation expense has not been recorded for the three months ended August 27, 2005. The following table illustrates the effect on net loss for the period ended August 27, 2005 had BCFWC applied the fair value recognition provisions of SFAS No. 123 (in thousands):

Three Months Ended August 27, 2005
Net Loss as Reported	($15,907)
Expense under fair value method, net of tax effect	(202)

Pro forma net loss	($16,109)

The fair value of each stock option granted was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in fiscal 2005 (no options were granted during fiscal 2004 or fiscal 2006):

	Grant 1	Grant 2
Number of Shares	87,700	73,600
Risk-free interest rate	4.10%	4.10%
Expected volatility	37.65%	38.00%
Expected life	5.5 years	5.5 years
Contractual life	10 years	10 years
Expected Dividend Yield	0.20%	0.20%
Fair value of options granted	$6.79	$9.85

Any unexercised stock options at the time of the consummation of the Merger transaction were cancelled and each holder received an amount in cash, less applicable withholding taxes, equal to $45.50 per share less the exercise price of each option.

Non-vested restricted stock:    At their option, in lieu of receiving an all cash retention bonus, members of management collectively received $5.9 million in shares of non-vested restricted stock in the form of common stock of Parent. These shares vest on April 13, 2007. Non-vested restricted stock compensation is being amortized over a one year vesting period and amounted to $1.5 million for the three months ended September 2, 2006. Compensation expense is recorded as additional paid-in-capital.

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

(Unaudited)

24. Impairment of Long-Lived Assets

The Company accounts for impaired long-lived assets in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Also, in general, long-lived assets and certain intangibles to be disposed of should be reported at the lower of the carrying amount or fair value less cost to sell. The Company considers historical performance and future estimated results in its evaluation of potential impairment and then compares the carrying amount of the asset to the estimated future cash flows expected to result from the use of the asset. If the carrying amount of the asset exceeds the estimated expected undiscounted future cash flows, the Company measures the amount of the impairment by comparing the carrying amount of the asset to its fair value. The estimation of fair value is measured by discounting expected future cash flows at the rate the Company utilizes to evaluate potential investments. There were no impairment charges recorded during the three months ended September 2, 2006 and $0.4 million during the three months ended August 27, 2005.

25. Discontinued Operations

The Company continuously monitors and evaluates store profitability. Based upon these evaluations, the decision to permanently close a store or to relocate a store within its same trading market is made. Only those stores permanently closed, where sales by another store will not absorb a significant amount of the closed store’s sales, are included in the Company’s calculation of discontinued operations. There were no discontinued operations recorded during the three month periods ended September 2, 2006 or August 27, 2005.

26. Advertising Costs

The Company’s net advertising costs consist primarily of newspaper and television costs. The production costs of net advertising are charged to expenses as incurred. Net advertising expenses for the three month periods ended September 2, 2006 and August 27, 2005 were $10.4 million and $13.0 million, respectively. The Company nets certain cooperative advertising reimbursements received from vendors against specific, incremental, identifiable costs incurred in connection with selling the vendors’ products. Any excess reimbursement is characterized as a reduction of inventory and is recognized as a reduction to cost of sales as inventories are sold. Vendor rebates netted against advertising expense were $0.3 million and $0.1 million for the three month periods ended September 2, 2006 and August 27, 2005, respectively.

27. Lease Accounting

The Company calculates rent expense on a straight line basis over the lesser of the lease term or the economic life of the leased premises, taking into consideration step rents, rent escalation clauses, rent holidays and other lease concessions. The Company expenses rent during the construction or build-out phase of the leased property.

28. Derivatives and Hedging Activities

SFAS No. 133, as amended, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires the recording of all derivatives as either assets or liabilities on the balance sheet, measured at estimated fair value and the recognition of any unrealized gains and losses.

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

(Unaudited)

BCFWC entered into two interest rate cap agreements to manage interest rate risk associated with its long-term debt obligations. These agreements are classified as “Other Assets” within our Condensed Consolidated Balance Sheets. Each agreement became effective on May 12, 2006. One interest rate cap agreement has a notional principal amount of $300,000,000 with a cap rate of seven percent, and terminates on May 31, 2011. The other agreement has a notional principal amount of $700,000,000 with a cap rate of seven percent, and terminates on May 29, 2009. We do not monitor these interest rate cap agreements for hedge effectiveness. Losses associated with these contracts amounted to $1.1 million during the three months ended September 2, 2006 and are included in the line item Interest Expense on the Company’s Condensed Consolidated Statements of Operations. The fair market value of the interest rate contracts at September 2, 2006 amounted to $1.2 million in Other Assets on the Company’s Condensed Consolidated Balance Sheet.

29. Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash, cash equivalents and investments. The Company manages the credit risk associated with cash equivalents and investments by investing with high-quality institutions and, by policy, limiting investments only to those which meet prescribed investment guidelines. The Company has a policy of making investments in debt securities with short-term ratings of A-1 (or equivalent) or long-term ratings of A and A-2 (or equivalent). The Company maintains cash accounts that, at times, may exceed federally insured limits. The Company has not experienced any losses from maintaining cash accounts in excess of such limits. Management believes that it is not exposed to any significant risks on its cash and cash equivalent accounts.

30. Reclassifications

Certain reclassifications have been made to the Condensed Consolidated Statement of Operations for the three months ended August 27, 2005 to conform to the classifications used in the current period. Line of credit commitment fees of $0.1 million previously recorded in the line item “Selling and Administrative Expense” have been reclassified and included in the line item “Interest Expense.” Deferred financing fee amortization of less than $0.1 million has been reclassified from “Selling and Administrative Expense” to “Amortization.”

31. Recent Accounting Pronouncements

a. In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123(R) Share Based Payment. This statement establishes standards for the accounting of transactions in which an entity exchanges its equity instruments for goods and services, primarily with respect to accounting for transactions in which an entity obtains employee services in share-based payment transactions. It also addresses transactions in which an entity incurs liabilities in exchange for goods and services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. Entities are required to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award (usually the vesting period). The grant-date fair value of employee share options and similar instruments will be estimated using option-pricing models. If an equity award is modified after the grant date, incremental compensation cost will be recognized in an amount equal to the excess of the fair value of the modified award over the fair value of the original award immediately before the modification. This statement is effective for the first fiscal year beginning after June 15, 2005. The Company adopted Statement No. 123(R) for fiscal 2007. The statement requires the Company to use either the modified-prospective method or modified retrospective method. The Company utilized the modified- prospective method. Under the modified-prospective method, the Company recognized compensation cost for all

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

(Unaudited)

awards subsequent to adopting the standard and for the unvested portion of previously granted awards outstanding upon adoption. The statement permits the use of either the straight-line or an accelerated method to amortize the cost as an expense for awards with graded vesting. The impact of adopting SFAS 123 (R) on Net Loss amounted to $0.4 million (net of tax) for the three months ended September 2, 2006.

SFAS 123 (R) also amends SFAS No. 95, Statement of Cash Flows, to require the cost benefits for tax deductions in excess of recognized compensation be reported as financing cash inflows rather than as a reduction in income taxes paid, which is included within operating cash flows.

b. In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets—An Amendment of APB Opinion No. 29. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exemption for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange is considered to have commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The Company adopted SFAS No. 153 effective June 4, 2006. The adoption of SFAS No. 153 did not have an impact on the Company’s consolidated financial condition, results of operations or cash flows.

c. In June 2006, the FASB issued FASB Interpretation No. 48—Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on accounting for derecognition, interest, penalties, accounting in interim periods, disclosure and classification of matters related to uncertainty in income taxes, and transitional requirements upon adoption of FIN 48. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company is currently in the process of assessing the impact of the adoption of FIN 48 on its results of operations and financial position.

d. In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections—a replacement of APB Opinion No. 20 and FASB Statement No. 3. SFAS No. 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in nondiscretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS No. 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, nonfinancial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company adopted the provisions of SFAS No. 154 as applicable effective June 4, 2006. The adoption of this statement did not have an impact on the Company’s consolidated financial condition, results of operations or cash flows.

e. In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140 (SFAS 155). SFAS 155 simplifies accounting for certain hybrid instruments currently governed by SFAS No. 133 , Accounting for Derivative Instruments and Hedging Activities (SFAS 133), by allowing fair value remeasurement of hybrid instruments that contain an embedded derivative that otherwise would require bifurcation. SFAS 155 also eliminates the guidance in SFAS 133 Implementation Issue No. D1, Application of Statement 133 to Beneficial Interests in Securitized Financial Assets, which provides such beneficial interests are not subject to SFAS 133. SFAS 155 amends SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities—a replacement

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

(Unaudited)

of FASB Statement No. 125, by eliminating the restriction on passive derivative instruments that a qualifying special-purpose entity may hold. This statement is effective for financial instruments acquired or subject to a remeasurement after the beginning of the fiscal year starting after September 15, 2006. We do not expect the adoption of this statement to have a material impact on our financial condition, results of operations or cash flows.

f. In March 2006, the FASB issued SFAS No. 156, Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140 (SFAS 156). SFAS 156 requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in specific situations. Additionally, the servicing asset or servicing liability shall be initially measured at fair value, if practicable. SFAS 156 is effective as of an entity’s first fiscal year beginning after September 15, 2006. Early adoption is permitted as of the beginning of an entity’s fiscal year, provided the entity has not yet issued financial statements, including interim financial statements, for any period of that fiscal year. We do not expect the adoption of this statement to have a material impact on our financial condition, results of operations or cash flows.

g. In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements which defines fair value, establishes a framework for measurement and expands disclosure about fair value measurements. Where applicable, SFAS 157 simplifies and codifies related guidance within generally accepted accounting principles. This statement shall be effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim period within those fiscal years. The Company is in the process of evaluating the impact of SFAS No. 157.

32. Condensed Guarantor Data

On April 13, 2006, BCFWC issued $305 million aggregate principal amount of 11 1/8% Senior Notes due 2014. The notes were issued under an indenture issued on April 13, 2006. Holdings and subsidiaries of BCFWC have fully and unconditionally guaranteed these notes. In addition, Holdings and certain subsidiaries of BCFWC fully and unconditionally guarantee BCFWC’s obligations under the $800 million ABL Credit Facility and $900 million term loan. These guarantees are both joint and several. The following condensed consolidating financial statements present the financial position, results of operations and cash flows of Holdings, BCFWC, and the guarantor subsidiaries. The Company has one non-guarantor subsidiary that is not wholly-owned and is considered to be “minor” as that term is defined in Rule 3-10 of Regulation S-X promulgated by the Securities and Exchange Commission.

Neither the Company nor any of its subsidiaries may declare or pay cash dividends or make other distributions of property to any affiliate unless such dividends are used for certain specified purposes including, among others, to pay general corporate and overhead expenses incurred by Holdings or Parent in the ordinary course of business, or the amount of any indemnification claims made by any director or officer of Holdings or Parent, to pay taxes that are due and payable by Holdings or any of its direct or indirect subsidiaries, or to pay interest on Holdings Senior Discount Notes, provided that no event of default under BCFWC’s debt agreements has occurred or will occur as the result of such interest payment.

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

(Unaudited)

Condensed Consolidating Balance Sheets

	As of September 2, 2006
	Holdings	BCFWC	Guarantors	Eliminations	Consolidated
	(All amounts in thousands)
ASSETS
Current Assets:
Cash and Cash Equivalents	$—	$88,674	$8,361	$—	$97,035
Restricted Cash and Cash Equivalents	—	—	13,816	—	13,816
Investments	—	—	693	—	693
Accounts Receivable	—	42,501	517	—	43,018
Merchandise Inventories	—	1,548	792,822	—	794,370
Deferred Tax Asset	—	12,476	45,538	—	58,014
Prepaid Income Tax	—	—	6,438	(6,438)	—
Prepaid and Other Current Assets	—	11,615	9,484	—	21,099
Assets Held for Disposal	—	—	3,895	—	3,895

Total Current Assets	—	156,814	881,564	(6,438)	1,031,940
Property and Equipment—Net of Accumulated Depreciation	—	48,746	979,470	—	1,028,216
Goodwill	—	58,985	0	—	58,985
Trademark	—	526,300	0	—	526,300
Net Favorable Leases	—	—	618,288	—	618,288
Other Assets	370,158	2,185,590	943	(2,490,962)	65,729

Total Assets	$370,158	$2,976,435	$2,480,265	$(2,497,400)	$3,329,458

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$—	$448,058	$2,625	$—	$450,683
Income Taxes Payable	—	10,702	—	(6,438)	4,264
Other Current Liabilities	—	106,287	105,816	—	212,103
Current Maturities of Long Term Debt	—	9,000	1,452	—	10,452

Total Current Liabilities	—	574,047	109,893	(6,438)	677,502
Long Term Debt	—	1,545,202	112,525	—	1,657,727
Other Liabilities	—	13,295	21,282	(10,000)	24,577
Deferred Tax Liability	—	473,733	125,761	—	599,494
Stockholders’ Equity:
Preferred Stock	—	—	—	—	—
Common Stock	—	1	1,568	(1,569)	—
Capital in Excess of Par Value	449,132	449,131	2,106,024	(2,555,155)	449,132
Retained Earnings (Accumulated Deficit)	(78,974)	(78,974)	3,212	75,762	(78,974)

Total Stockholders’ Equity	370,158	370,158	2,110,804	(2,480,962)	370,158

Total Liabilities and Stockholders’ Equity	$370,158	$2,976,435	$2,480,265	$(2,497,400)	$3,329,458

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

(Unaudited)

Condensed Consolidating Balance Sheets

	As of June 3, 2006
	Holdings	BCFWC	Guarantors	Eliminations	Consolidated
	(All amounts in thousands)
ASSETS
Current Assets:
Cash and Cash Equivalents	$—	$48,865	$9,511	$—	$58,376
Restricted Cash and Cash Equivalents	—	—	13,816	—	13,816
Investments	—	—	591	—	591
Accounts Receivable	—	41,133	950	—	42,083
Merchandise Inventories	—	1,416	706,769	—	708,185
Deferred Tax Asset	—	12,091	15,825	—	27,916
Prepaid and Other Current Assets	—	9,820	8,015	—	17,835
Prepaid Income Tax	—	—	4,428	(4,428)	—
Assets Held for Disposal	—	—	7,661	—	7,661

Total Current Assets	—	113,325	767,566	(4,428)	876,463
Property and Equipment—Net of Accumulated Depreciation	—	46,521	995,877	—	1,042,398
Goodwill	—	58,985	—	—	58,985
Trademark	—	526,300	—	—	526,300
Net Favorable Leases	—	—	626,676	—	626,676
Other Assets	419,512	1,951,421	470	(2,301,676)	69,727

Total Assets	$419,512	$2,696,552	$2,390,589	$(2,306,104)	$3,200,549

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$—	$441,811	$3,093	$—	$444,904
Income Taxes Payable	—	10,702	—	(4,428)	6,274
Other Current Liabilities	—	178,057	3,703	—	181,760
Current Maturities of Long Term Debt	—	9,000	1,360	—	10,360

Total Current Liabilities	—	639,570	8,156	(4,428)	643,298
Long Term Debt	—	1,398,073	110,046	—	1,508,119
Other Liabilities	—	10,000	21,974	(10,000)	21,974
Deferred Tax Liability	—	229,397	378,249	—	607,646
Stockholders’ Equity:
Preferred Stock	—	—	—	—	—
Common Stock	—	1	1,568	(1,569)	—
Capital in Excess of Par Value	446,678	446,677	1,864,120	(2,310,797)	446,678
Retained Earnings (Accumulated Deficit)	(27,166)	(27,166)	6,476	20,690	(27,166)

Total Stockholders’ Equity	419,512	419,512	1,872,164	(2,291,676)	419,512

Total Liabilities and Stockholders’ Equity	$419,512	$2,696,552	$2,390,589	$(2,306,104)	$3,200,549

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

(Unaudited)

Condensed Consolidating Statement of Operations

	For the three months ended September 2, 2006
	Holdings	BCFWC	Guarantors	Eliminations	Consolidated
	(All amounts in thousands)
REVENUES:
Net Sales	$—	$836	$656,010	$—	$656,846
Other Revenue	(51,808)	(2,732)	6,888	55,072	7,420

	(51,808)	(1,896)	662,898	55,072	664,266

COSTS AND EXPENSES:
Cost of Sales (Exclusive of Depreciation and Amortization)	—	542	426,372	—	426,914
Selling and Administrative Expenses	—	41,701	205,359	—	247,060
Depreciation	—	1,701	33,283	—	34,984
Amortization	—	9,675	1,258	—	10,933
Interest Expense	—	32,126	3,288	—	35,414
Other Income, Net	—	0	(981)	—	(981)

	—	85,745	668,579		754,324
Income (Loss) Before Provision (Benefit) for Income Taxes	(51,808)	(87,641)	(5,681)	55,072	(90,058)
Provision (Benefit) for Income Taxes	—	(35,833)	(2,417)	—	(38,250)

Net Income (Loss)	$(51,808)	$(51,808)	$(3,264)	$55,072	$(51,808)

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

(Unaudited)

Condensed Consolidating Statement of Operations

	For the three months ended August 27, 2005
	Holdings	BCFWC	Guarantors	Eliminations	Consolidated
	(All amounts in thousands)
REVENUES:
Net Sales	$—	$867	$649,981	$—	$650,848
Other Revenue	—	7,631	6,703	(7,010)	7,324

	—	8,498	656,684	(7,010)	658,172

COSTS AND EXPENSES:
Cost of Sales (Exclusive of Depreciation and Amortization)	—	563	424,772	—	425,335
Selling and Administrative Expenses	—	30,987	203,453	—	234,440
Depreciation	—	3,587	19,041	—	22,628
Amortization	—	17	7	—	24
Interest Expense	—	1,163	650	—	1,813
Other Income, Net	—	0	(119)	—	(119)

	—	36,317	647,804	—	684,121

Income (Loss) Before Provision (Benefit) for Income Taxes	—	(27,819)	8,880	(7,010)	(25,949)
Provision (Benefit) for Income Taxes	—	(11,912)	1,870	—	(10,042)

Net Income (Loss)	—	$(15,907)	$7,010	$(7,010)	$(15,907)

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

(Unaudited)

Condensed Consolidating Statement of Cash Flows

	For the three months ended September 2, 2006
	Holdings	BCFWC	Guarantors	Elimination	Consolidated
	(All amounts in thousands)
OPERATING ACTIVITIES
Net Cash Provided by Operating Activities	$—	$(107,651)	$16,646	$—	$(91,005)

INVESTING ACTIVITIES
Acquisition of Property and Equipment—Continuing Operations	—	(607)	(20,616)	—	(21,223)
Proceeds Received from Sale of Assets Held for Sale	—	—	3,766	—	3,766
Investing Activity—Other	—	44	0	—	44

Net Cash Used in Investing Activities	—	(563)	(16,850)	—	(17,413)

FINANCING ACTIVITIES
Principal Payments on Long Term Debt	—	—	(946)	—	(946)
Issuance of Common Stock Upon Exercise of Stock Options	—	200	—	—	200
Proceeds from ABL	—	169,212	—	—	169,212
Principal payment on long term loan	—	(2,250)	—	—	(2,250)
Principal Payments on ABL	—	(19,139)	—	—	(19,139)

Net Cash Used in Financing Activities	—	148,023	(946)	—	147,077

Increase in Cash and Cash Equivalents	—	39,809	(1,150)	—	38,659
Cash and Cash Equivalents at Beginning of Period	—	48,865	9,511	—	58,376

Cash and Cash Equivalents at End of Period	$—	$88,674	$8,361	$—	$97,035

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

(Unaudited)

Condensed Consolidating Statements of Cash Flows

	For the three months ended August 27, 2005
	Holdings	BCFWC	Guarantors	Elimination	Consolidated
	(All amounts in thousands)
OPERATING ACTIVITIES
Net Cash Provided by Operating Activities	$—	$(15,095)	$48,749	$—	$33,654

INVESTING ACTIVITIES
Acquisition of Property and Equipment	—	(3,395)	(22,093)	—	(25,488)
Proceeds Received from Insurance	—	—	652	—	652
Investing Activity—Other	—	(42)	18	—	(24)

Net Cash Used in Investing Activities	—	(3,437)	(21,423)	—	(24,860)

FINANCING ACTIVITIES
Principal Payments on Long Term Debt	—	—	(111)	—	(111)

Net Cash Used in Financing Activities	—	—	(111)	—	(111)

Increase (Decrease) in Cash and Cash Equivalents	—	(18,532)	27,215	—	8,683
Cash and Cash Equivalents at Beginning of Period	—	43,942	4,011	—	47,953

Cash and Cash Equivalents at End of Period	$—	$25,410	$31,226	$—	$56,636

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

(Unaudited)

33. Acquisitions

As described in Note 2, on April 13, 2006, affiliates of Bain Capital, LLC purchased all of the outstanding capital stock of Burlington Coat Factory Warehouse Corporation from its existing stockholders for an aggregate purchase price of approximately $2.1 billion. The aggregate cost together with the costs and fees necessary to consummate the transaction were financed by equity contributions of $445.8 million, borrowings from an $800 million ABL Credit Facility, of which $225 million was drawn at the closing of the Transaction, borrowings from a $900 million secured term loan agreement, issuance of $305 million of Senior Notes, of which $299 million of proceeds was used in the financing of the Transaction, a cash contribution from Investments of $75 million from an issuance of $99.3 million Senior Discount Notes and from BCFWC’s available cash.

The acquisition of the Company has been accounted for in accordance with SFAS No. 141 “Business Combinations.” The purchase price was allocated to the assets acquired and liabilities assumed based on the estimates of their respective values at the date of acquisition.

Assets acquired and liabilities assumed in an acquisition are valued based on fair market value measures as determined by management with the assistance of third parties. The method used to determine the asset values include a variety of valuation techniques. With respect to trademarks, management under the advisement of a third party, adopted the income approach to value these intangible assets. Under the income approach, the value of our trademarks was determined by the present value of potential future revenues from such trademarks based on a discounted royalty rate.

With respect to internally developed software, we determined the value based on the assumed dollar value of the cost of recreating the source code of such software. The cost of recreating the source code was based on the labor costs for the man hours assumed to be required to create such source code.

In order to determine the value of our leases, we compared our leases with comparable leases available in the market and discounted current lease rates over the life of our existing leases.

In order to determine the step-up in basis for our assets, we applied either the cost approach or market approach, as management determined appropriate under the advisement of third party valuators. Under the cost approach the step-up in basis is determined by the current cost of replacement less estimated applicable depreciation. Under the market approach, the step-up is determined by the market value of comparable assets less applicable depreciation.

With respect to any of the valuation methods, if different assumptions are adopted among the third party valuators, significant changes to the allocation of the purchase price could result.

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

(Unaudited)

The following table summarizes the preliminary allocation of the purchase price to assets acquired and liabilities assumed at the date of acquisition. The purchase price allocation to underlying assets and liabilities is subject to change and the change could be material. In addition, the final determination of tax treatment of deal related expenditures and the impact of the Transaction on the Company’s ability to carry forward net operating losses as well as the final determination of actual tax expenses for fiscal 2006 could result in material changes to the purchase price allocation.

April 13, 2006
(in thousands)
Total acquisition consideration:
Cash paid upon acquisition	$2,050,918
Liabilities assumed	769,251
Acquisition related costs	4,849

2,825,018
Less: book value of net assets acquired	1,785,818

$1,039,200

Fair value adjustment for property, plant and equipment	416,118
Tradenames	526,300
Net favorable lease positions	637,112
Internally developed software	42,000
Deferred taxes related to valuations	(641,315)
Goodwill	58,985

$1,039,200

The aggregate amortization expense for the periods from April 13, 2006 through June 3, 2006 and the three months ended September 2, 2006 for the definite lived identifiable intangibles was $4.5 million and $8.4 million, respectively. Net favorable leases are being amortized on a straight line basis over the expected lives of the valued leases. Internally developed software is being amortized on a straight line basis over three years and is being recorded in the line item “Depreciation” on the Company’s Condensed Consolidated Statements of Operations. Amortization of internally developed software amounted to $1.9 million and $3.5 million for the period from April 13, 2006 through June 3, 2006 and the three months ended September 2, 2006.

Burlington Coat Factory Investments Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements—(Continued)

(Unaudited)

Fair value condensed opening Balance Sheet

April 13, 2006
(in thousands)
Cash and other current assets	$216,850
Inventory	757,156
Property, plant and equipment	1,061,244
Goodwill	58,985
Intangibles	1,234,964
Other assets	26,311

Total assets	$3,355,510

Current portion of long-term debt	$10,358
Accounts payable	507,080
Other current liabilities and taxes payable	226,965
Long-term debt	1,521,596
Other long-term liabilities	643,681
Stockholders’ equity	445,830

Total liabilities and stockholders’ equity	$3,355,510

The following table reflects the pro forma revenue and net loss for the three month period presented as though the acquisition and related transactions had taken place at the beginning of the period (amounts in thousands):

Three Months Ended August 27, 2005
Revenue	$658,088
Net Loss	$(56,434)

Burlington Coat Factory Warehouse Corporation

$305,000,000 11 1/8% Senior Notes due 2014

PROSPECTUS

                    , 2007

We have not authorized any dealer, salesperson or other person to give any information or represent anything to you other than the information contained in this prospectus. You may not rely on unauthorized information or representations.

This prospectus does not offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who can not legally be offered the securities.

The information in this prospectus is current only as of the date on its cover, and may change after that date. For any time after the cover date of this prospectus, we do not represent that our affairs are the same as described or that the information in this prospectus is correct, nor do we imply those things by delivering this prospectus or selling securities to you.

Until                     , 2007, all dealers that effect transactions in these securities, whether or not participating in the exchange offer may be required to deliver a prospectus. This is in addition to the dealers’ obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

General Indemnification

The Merger Agreement provides that, after the Merger, Parent and or Company will, jointly and severally, and Parent will cause us to, indemnify and hold harmless the individuals who are now, or have been at any time prior to the execution of the Merger Agreement or who become such prior to the effective time of the Merger, our directors or officers or any of our subsidiaries, or our employees or any of its subsidiaries providing services to or for such a director or officer in connection with the Merger Agreement or any of the transactions contemplated by the Merger Agreement, against costs and liabilities incurred in connection with any pending, threatened or completed claim, action, suit, proceeding or investigation arising out of or pertaining to (i) the fact that such individual is or was an officer, director, employee, fiduciary or agent of our Company or any of our subsidiaries, or (ii) matters occurring or existing at or prior to the effective time of the Merger (including acts or omissions occurring in connection with the Merger Agreement and the transactions contemplated thereby), whether asserted or claimed prior to, at or after the effective time of the Merger.

The Merger Agreement provides that we will provide, for a period of six years after the Merger becomes effective, directors’ and officers’ liability insurance for the benefit of those persons covered under our officers’ and directors’ liability insurance policy on terms with respect to coverage and amounts no less favorable than those of the policy in effect as of the execution of the Merger Agreement, provided that, subject to certain exceptions, the surviving corporation will not be obligated to pay premiums in excess of 300% of the annualized policy premium based on a rate as of the execution of the Merger Agreement. Notwithstanding the foregoing, prior to the effective time of the Merger we are permitted to purchase prepaid “tail” policies in favor of such indemnified persons with respect to the matters referred to above (provided that the annual premium for such tail policy may not exceed 300% of the annualized policy premium based on a rate as of the execution of the Merger Agreement), in which case Parent has agreed to maintain such tail policies in effect and continue to honor the obligations under such policies.

We and Parent have also agreed (i) to continue in effect for at least six years after the effective time of the Merger all rights to indemnification existing in favor of, and all exculpations and limitations of the personal liability of, the directors, officers, employees, fiduciaries and agents of our Company and our subsidiaries in our certificate of incorporation as of the effective time of the Merger with respect to matters occurring at or prior to the effective time of the Merger and (ii) to honor our indemnification agreements with our directors (including one former director, Harvey Morgan) and with certain officers, including Messrs. Nesci, Tang, Grapski, Koster and LaPenta. Each such indemnification agreement provides, among other things, that we will indemnify such indemnified person to the fullest extent permitted by the DGCL, including advancement of legal fees and other expenses incurred by the indemnified person in connection with any legal proceedings arising out the indemnified person’s service as director and/or officer, subject to certain exclusions and procedures set forth in the indemnification agreement.

In addition, our officers and directors under our Certificate of Incorporation and Bylaws are indemnified and held harmless against any and all claims alleged against any of them in their official capacities to the fullest extent authorized by the Delaware General Corporation Law as it exists today or as it may be amended but only to the extent that such amendment permits the Company to provide broader indemnification rights than previously permitted.

Alabama

Both Burlington Coat Factory of Alabama, LLC and Burlington Coat Factory Realty of Huntsville LLC are incorporated under the laws of the State of Alabama.

Section 10-12-24(n) of the Code of Alabama allows limited liability companies to indemnify a member, manager, or employee, or former member, manager, or employee of the limited liability company against expenses actually and reasonably incurred in connection with the defense of an action, suit, or proceeding, civil or criminal, in which the member, manager, or employee is made a party by reason of being or having been a member, manager, or employee of the limited liability company, except in relation to matters as to which the member, manager, or employee is determined in the action, suit, or proceeding to be liable for negligence or misconduct in the performance of duty; to make any other indemnification that is authorized by the articles of organization, the operating agreement, or by a resolution adopted by the members after notice (unless notice is waived); to purchase and maintain insurance on behalf of any person who is or was a member, manager, or employee of the limited liability company against any liability asserted against and incurred by the member, manager, or employee in any capacity or arising out of the member’s, manager’s, or employee’s status as such, whether or not the limited liability company would have the power to indemnify the member, manager, or employee against that liability under the provisions of this section.

The Limited Liability Company Agreements of Burlington Coat Factory of Alabama, LLC and Burlington Coat Factory Realty of Huntsville LLC provide, to the fullest extent authorized by the Code of Alabama, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the companies.

Alaska

Burlington Coat Factory Warehouse of Anchorage, Inc. is incorporated under the laws of the State of Alaska.

Section 10.06.490 of the Alaska Corporations Code permits a corporation to indemnify a person who was, is, or is threatened to be made a party to a completed, pending, or threatened action or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of an action or proceeding or in defense of a claim, issue, or matter in the action or proceeding, the director, officer, employee, or agent shall be indemnified against expenses and attorney fees actually and reasonably incurred in connection with the defense.

In accordance with the provisions of the Alaska Corporations Code, the corporation’s Restated Articles of Incorporation provide for indemnification of directors and officers of the corporation, who are made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the corporation or served any other enterprise as a director or officer at the request of the corporation. The right of indemnification is also applicable to the executors, administrators and other similar legal representative of any such director or officer. The indemnification covers expenses, including attorney’s fees, actually and reasonably incurred in connection with the defense or settlement of an action or suit if the director or officer acted in good faith and in a manner reasonably believed to be in the best interests of the corporation. No indemnification will be made in respect of any claim, issue or matter as to which the director or officer is adjudged to be liable for negligence or misconduct unless the court in which the action or suit was brought determines that the director or officer is fairly and reasonably entitled to indemnity for such expenses.

Arizona

Burlington Coat Factory of Arizona, LLC, Burlington Coat Factory Realty of Desert Sky, Inc. and Burlington Coat Factory Realty of Mesa, Inc. are incorporated under the laws of the State of Arizona.

Section 29-610 of the Arizona Limited Liability Company Act allows a limited liability company to indemnify a member, manager, employee, officer or agent or any other person.

Section 10-851 of the Arizona Revised Statutes permits a corporation to indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if all of the following conditions exist: (a) the individual’s conduct was in good faith; (b) the individual reasonably believed in the case of conduct in an official capacity with the corporation, that the conduct was in its best interests and in all other cases, that the conduct was at least not opposed to its best interests; and (c) in the case of any criminal proceedings, the individual had no reasonable cause to believe the conduct was unlawful. Section 10-851 of the Arizona Revised Statutes permits a corporation to indemnify an individual made a party to a proceeding because the director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation pursuant to section 10-202, subsection B, paragraph 2 of the Arizona Revised Statutes. The termination of a proceeding by judgment, order, settlement or conviction or on a plea of no contest or its equivalent is not of itself determinative that the director did not meet the standard of conduct described in this section. Under Arizona Revised Statutes, a corporation may not indemnify a director under this section either: (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or (b) in connection with any other proceeding charging improper financial benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that financial benefit was improperly received by the director. Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

The Burlington Coat Factory of Arizona, LLC Limited Liability Company Agreement provides, to the fullest extent authorized by the Arizona Revised Statutes, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

The bylaws of each of Burlington Coat Factory Realty of Desert Sky, Inc. and Burlington Coat Factory Realty of Mesa, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the Arizona Revised Statutes.

Arkansas

Burlington Coat Factory of Arkansas, LLC is incorporated under the laws of the State of Arkansas.

Section 4-32-404 of Arkansas’ Small Business Entity Tax Pass Through Act provides that a limited liability company’s operating agreement may: (a) eliminate or limit the personal liability of a member or manager for monetary damages for breach of any duty provided for in Section 4-32-402 and (b) provide for indemnification of a member or manager for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager.

The Burlington Coat Factory of Arkansas, LLC Limited Liability Company Agreement provides, to the fullest extent authorized by Arkansas’ Small Business Entity Tax Pass Through Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

California

Baby Depot of California, LLC, Burlington Coat Factory of California, LLC, Burlington Coat Factory Realty of Dublin, Inc., Burlington Coat Factory Realty of Florin, Inc., Burlington Coat Factory Realty of Ventura, Inc., Burlington Coat Factory Warehouse of San Bernadino, LLC and MJM Designer Shoes of California, LLC are incorporated under the laws of the State of California.

Section 17003 of California’s Beverly-Killea Limited Liability Company Act states that a limited liability company organized under this section shall have all of the powers of a natural person in carrying out its business activities, including, without limitation, the power to indemnify or hold harmless any person.

Section 317 of the General Corporation Law of the State of California provides as follows:

A California corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding, including any threatened, pending or completed action, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation to procure a judgment in its favor), by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. A California corporation also has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders. When a director, officer, employee or other agent of the corporation is successful on the merits in defense of any proceeding referred to above or in defense of any claim, issue, or matter therein, the corporation must indemnify him against the expenses, including attorney’s fees, actually and reasonably incurred by the agent in connection therewith.

Section 317 further authorizes a corporation to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent’s status as such, whether or not the corporation would have the power to indemnify the agent against that liability under Section 317.

The Limited Liability Company Agreements of each of Baby Depot of California, LLC, Burlington Coat Factory of California, LLC, Burlington Coat Factory Warehouse of San Bernadino, LLC and MJM Designer Shoes of California, LLC provide, to the fullest extent authorized by California’s Beverly-Killea Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the companies from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the companies.

The bylaws of Burlington Coat Factory Realty of Ventura, Inc. and the Articles of Incorporation of each of Burlington Coat Factory Realty of Dublin, Inc. and Burlington Coat Factory Realty of Florin, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the California General Corporation Law.

Colorado

Burlington Coat Factory of Colorado, LLC is incorporated under the laws of the State of Colorado.

Section 7-80-104(1)(k) of the Colorado Limited Liability Company Act permits a company to indemnify a member or manager or former member or manager of the limited liability company as provided in section 7-80-407. Under Section 7-80-407, a limited liability company shall reimburse a member or manager for payments made, and indemnify a member or manager for liabilities incurred by the member or manager, in the ordinary conduct of the business of the limited liability company or for the preservation of its business or property if such payments were made or liabilities incurred without violation of the member’s or manager’s duties to the limited liability company.

The Burlington Coat Factory of Colorado, LLC Limited Liability Company Agreement provides, to the fullest extent authorized by the Colorado Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

Notwithstanding the Limited Liability Company Agreement, the company may not indemnify a director under the Colorado Limited Liability Company Act: (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (b) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that the director derived an improper personal benefit.

Connecticut

Burlington Coat Factory of Connecticut, LLC, Burlington Coat Realty of East Windsor, Inc. and Cohoes Fashions of Connecticut, LLC are incorporated under the laws of the State of Connecticut.

Section 34-143 of the Connecticut Limited Liability Company Act provides for indemnification of a member or manager for judgments, settlements, penalties, fines or expenses incurred in a proceeding to which an individual is a party because such individual is or was a member or manager.

Under Section 33-771 of the Connecticut Business Corporation Act, a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if: (1) (a) he conducted himself in good faith; (b) he reasonably believed (i) in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation; and (ii) in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the certificate of incorporation as authorized by subdivision (5) of subsection (b) of section 33-636. A director’s conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (ii) of subdivision (1) of subsection (a) of this section. The termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the relevant standard of conduct described in this section.

The Limited Liability Company Agreements of each of Burlington Coat Factory of Connecticut, LLC and Cohoes Fashions of Connecticut, LLC provide, to the fullest extent authorized by the Connecticut Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the companies from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the companies.

The Certificate of Incorporation of Burlington Coat Realty of East Windsor, Inc. provides for the indemnification of directors and officers to the fullest extent permitted by the Connecticut Business Corporation Act.

Notwithstanding the Limited Liability Company Agreements and Certificate of Incorporation, the companies may not indemnify a director under the Connecticut Business Corporation Act: (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (b) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that the director derived an improper personal benefit.

Delaware

Burlington Coat Factory of Delaware, LLC, Burlington Coat Factory of Texas, Inc., Burlington Coat Factory of Texas, L.P., Burlington Coat Factory Investments Holdings, Inc., Burlington Coat Factory Purchasing, Inc., Burlington Coat Factory Realty Corp., Burlington Coat Factory Warehouse Corporation, C.F.I.C.

Corporation, C.F.B., Inc., C.L.B., Inc. and MJM Designer Shoes of Delaware, LLC are incorporated under the laws of the State of Delaware.

Section 15-110 of the Delaware Limited Partnership Act provides that a partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Section 145 of the Delaware General Corporation Law, or the DGCL, provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The Limited Liability Company Agreements of each of Burlington Coat Factory of Delaware, LLC and MJM Designer Shoes of Delaware, LLC provide, to the fullest extent authorized by the Delaware Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the companies from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the companies.

The bylaws of each of Burlington Coat Factory of Texas, Inc., Burlington Coat Factory Investments Holdings, Inc., Burlington Coat Factory Purchasing, Inc. and Burlington Coat Factory Warehouse Corporation and the Certificates of Incorporation of each of Burlington Coat Factory Realty Corp., C.F.B., Inc., C.F.I.C. Corporation, C.L.B., Inc. provide for the indemnification of all current and former directors and officers to the fullest extent permitted by the DGCL.

The charter documents of Burlington Coat Factory of Texas, L.P. are silent as to indemnification.

Florida

Bee Ridge Plaza, LLC, Burlington Coat Factory of Florida, LLC, Burlington Coat Factory Realty of Coral Springs, Inc., Burlington Coat Factory Realty of Orlando, Inc., Burlington Coat Factory Realty of Sarasota, Inc., Burlington Coat Factory Realty of University Square, Inc., Burlington Coat Factory Realty of West Colonial, Inc., K&T Acquisition Corp. and MJM Designer Shoes of Florida, LLC are incorporated under the laws of the State of Florida.

Section 608.4229 of the Florida Limited Liability Company Act provides that a limited liability company may, and shall have the power to, but shall not be required to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Notwithstanding that provision, indemnification or advancement of expenses shall not be made to or on behalf of any member, manager, managing member, officer, employee, or agent if a judgment or other final adjudication establishes that the actions, or omissions to act, of such member, manager, managing member, officer, employee, or agent were material to the cause of action so adjudicated and constitute any of the following: (a) a violation of criminal law, unless the member, manager, managing member, officer, employee, or agent had no reasonable cause to believe such conduct was unlawful; (b) a transaction from which the member, manager, managing member, officer, employee, or agent derived an improper personal benefit; (c) in the case of a manager or managing member, a circumstance under which the liability provisions of Section 608-426 are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the limited liability company in a proceeding by or in the right of the limited liability company to procure a judgment in its favor or in a proceeding by or in the right of a member.

Section 607.0850 of the Florida Business Corporation Act provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Florida corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The Bee Ridge Plaza, LLC Limited Liability Company Agreement indemnifies and holds harmless the Managing Member or a Member and its successors and assigns from any claim, loss, expense, liability, action or damage resulting from the doing of any act or the omission to do any act by the Managing Member or a Member, the effect of which may cause or result in loss or damage to the Company, if done in good faith and in accordance with the terms of the Limited Liability Company Agreement. The Company will indemnify for reasonable cost and expenses of litigation (including attorney’s fees).

The Limited Liability Company Agreements of each of Burlington Coat Factory of Florida and MJM Designer Shoes of Florida, LLC provide, to the fullest extent authorized by the Florida Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the companies from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the companies.

The bylaws of Burlington Coat Factory Realty of Coral Springs, Inc., Burlington Coat Factory Realty of Orlando, Inc., Burlington Coat Factory Realty of Sarasota, Inc., Burlington Coat Factory Realty of University Square, Inc., Burlington Coat Factory Realty of West Colonial, Inc. and K&T Acquisition Corp. provide for the indemnification of directors and officers to the fullest extent permitted by the Florida Business Corporation Act.

Georgia

Burlington Coat Factory of Georgia, LLC, Burlington Coat Factory Realty of Morrow, Inc. and Burlington Coat Factory Warehouse of Atlanta, Inc. are incorporated under the laws of the State of Georgia.

Section 14-11-306 of the Georgia Limited Liability Company Act provides that subject to the standards and restrictions, if any, set forth in the article of organization or written operating agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever arising in connection with the limited liability company; provided that a limited liability company shall not have the power to indemnify any member or manager for (i) for his or her intentional misconduct or knowing violation of the law or (ii) for any transaction for which the person received a personal benefit in violation of any provision of a written operating agreement.

Sections 14-2-850 through 14-2-859 of the Georgia Business Corporation Code provides for the indemnification of officers and directors by the corporation under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director of the corporation. Under the Georgia Business Corporation Code, a corporation may purchase insurance on behalf of an officer or director of the corporation incurred in his or her capacity as an officer or director regardless of whether the person could be indemnified under the Georgia Business Corporation Code.

Burlington Coat Factory of Georgia, LLC Limited Liability Company Agreement provides, to the fullest extent authorized by the Georgia Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

Burlington Coat Factory Realty of Morrow, Inc.’s bylaws provide for the indemnification of directors and officers to the fullest extent permitted by the Georgia Business Corporation Code.

Burlington Coat Factory Warehouse of Atlanta, Inc.’s Articles of Incorporation and bylaws are silent as to indemnification.

Idaho

Burlington Coat Factory of Idaho, LLC is incorporated under the laws of the State of Idaho.

Section 53-624 of the Idaho Limited Liability Company Act provides for indemnification of a member or manager for judgments, settlements, penalties, fines or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager.

The Burlington Coat Factory of Idaho, LLC Limited Liability Company Agreement provides, to the fullest extent authorized by the Idaho Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

Illinois

Burlington Coat Factory of Illinois, LLC, Burlington Coat Factory Realty of Bloomingdale, Inc., Burlington Coat Factory Realty of River Oaks, Inc., Burlington Coat Factory Warehouse of East St. Louis, Inc. and Burlington Coat Realty of Gurnee, Inc. are incorporated under the laws of the State of Illinois.

Section 15-7 of the Illinois Limited Liability Company Act states that a limited liability company shall reimburse a member or manager for payments made and indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property.

Section 8.75 of the Illinois Business Corporation Act of 1983 provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. An Illinois corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The Burlington Coat Factory of Illinois, LLC Limited Liability Company Agreement provides, to the fullest extent authorized by the Illinois Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

The bylaws of each of Burlington Coat Factory Realty of Bloomingdale, Inc., Burlington Coat Factory Realty of River Oaks, Inc., Burlington Coat Factory Warehouse of East St. Louis, Inc. and Burlington Coat Realty of Gurnee, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the Illinois Business Corporation Act of 1983.

Indiana

Burlington Coat Factory of Indiana, LLC and Burlington Coat Factory Realty of Greenwood, Inc. are incorporated under the laws of the State of Indiana.

Under 23-18-2-2 of the Indiana Limited Liability Company Act, a company may indemnify and hold harmless any member, manager, agent, or employee from and against any and all claims and demands, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness and subject to any standards and restrictions set forth in a written operating agreement.

Under Section 23-1-37-8 of the Indiana Business Corporation Law, a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if: (1) the individual’s conduct was in good faith; and (2) the individual reasonably believed: (A) in the case of conduct in the individual’s official capacity with the corporation, that the individual’s conduct was in its best interests; and (B) in all other cases, that the individual’s conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, the individual either: (A) had reasonable cause to believe the individual’s conduct was lawful; or (B) had no reasonable cause to believe the individual’s conduct was unlawful. A director’s conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(B).

The Burlington Coat Factory of Indiana, LLC Limited Liability Company Agreement provides, to the fullest extent authorized by the Indiana Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

Burlington Coat Factory Realty of Greenwood, Inc.’s bylaws provide for the indemnification of directors and officers to the fullest extent permitted by the Indiana Business Corporation Law.

Iowa

Burlington Coat Factory of Iowa, LLC is incorporated under the laws of the State of Iowa.

Section 490A, 202 of the Iowa Limited Liability Company Act provides that a company may indemnify and hold harmless a member, manager, or other person against a claim, liability, or other demand, as provided in an operating agreement.

The Burlington Coat Factory of Iowa, LLC Limited Liability Company Agreement provides, to the fullest extent authorized by the Iowa Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

Kansas

Burlington Coat Factory of Kansas, LLC is incorporated under the laws of the State of Kansas.

Section 17-7670 of the Kansas Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. To the extent that a member, manager, officer, employee or agent has been successful on the merits or otherwise or the defenses of any action, suits or proceeding, or in defense of any issue or matter therein, such director, officer, employee or agent shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith, including attorney fees.

The Burlington Coat Factory of Kansas, LLC Limited Liability Company Agreement provides, to the fullest extent authorized by the Kansas Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

Kentucky

Burlington Coat Factory of Kentucky, Inc. is incorporated under the laws of the State of Kentucky.

Section 271B.8-510 of the Kentucky Business Corporation Act permits a corporation to indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if: (1) (a) he conducted himself in good faith; (b) he reasonably believed (i) in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation; and (ii) in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A director’s conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (1)(b)2 of this section.

The Amended and Restated Bylaws of Burlington Coat Factory of Kentucky, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the Kentucky Business Corporation Act.

Louisiana

Burlington Coat Factory of Louisiana, LLC is incorporated under the laws of the State of Louisiana.

Section 1315 of the Louisiana Limited Liability Company Act provides for indemnification of a member or members, or a manager or managers, for judgments, settlements, penalties, fines, or expenses incurred because he is or was a member or manager.

The Burlington Coat Factory of Louisiana, LLC Limited Liability Company Agreement provides, to the fullest extent authorized by the Louisiana Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

Maine

Burlington Coat Factory of Maine, LLC is incorporated under the laws of the State of Maine.

Under Section 654 of the Maine Limited Liability Company Act, a limited liability company may indemnify or, if provided in the articles of organization or an operating agreement, shall in all cases indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, because that person is or was a manager, member, employee or agent of that limited liability company or is or was serving at the request of that limited liability company as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such an action, suit or proceeding; provided that no indemnification may be provided for a person with respect to a matter for which that person is finally adjudicated: A) not to have acted honestly or in the reasonable belief that that person’s action was in or not opposed to the best interests of a limited liability company or its members or, in the case of a person serving as a fiduciary of an employee benefit plan or trust, in or not opposed to the best interests of that plan or trust or its participants or beneficiaries; or B) with respect to a criminal action or proceeding, to have had reasonable cause to believe that that person’s conduct was unlawful.

The Burlington Coat Factory of Maine, LLC Limited Liability Company Agreement provides, to the fullest extent authorized by the Maine Limited Liability company Act, for the indemnification of any member, manager, officer or employee of the Company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

Maryland

Burlington Coat Factory of Maryland, LLC is incorporated under the laws of the State of Maryland.

Section 4A-203 of the Maryland Limited Liability Company Act provides that a limited liability company may indemnify and hold harmless any member, agent, or employee from and against any and all claims and demands, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness, and subject to the standards and restrictions, if any, set forth in the articles of organization or operating agreement.

The Burlington Coat Factory of Maryland, LLC Limited Liability Company Agreement provides, to the fullest extent authorized by the Maryland Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

Massachusetts

Burlington Coat Factory of Massachusetts, LLC, Burlington Coat Factory Realty of North Attleboro, Inc. and Cohoes Fashions of Massachusetts, LLC are incorporated under the laws of the State of Massachusetts.

Section 8 of the Massachusetts Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Such indemnification may include payment by the limited liability company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this section which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer a member or manager.

No indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the limited liability company.

Section 8.51 of the Massachusetts Business Corporation Act provides that a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if: (1)(i) he conducted himself in good faith; (ii) he reasonably believed that his conduct was in the best interests of the corporation or that his conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which he shall not be liable under a provision of the articles of organization authorized by clause (4) of subsection (b) of section 2.02. A director’s conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies the requirement that his conduct was at least not opposed to the best interests of the corporation.

The Limited Liability Company Agreements of each of Burlington Coat Factory of Massachusetts, LLC and Cohoes Fashions of Massachusetts, LLC provide, to the fullest extent authorized by the Massachusetts Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the companies from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the companies.

The bylaws of Burlington Coat Factory Realty of North Attleboro, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the Massachusetts Business Corporation Act.

Michigan

Burlington Coat Factory of Michigan, LLC, Burlington Coat Factory Warehouse of Detroit, Inc., Burlington Coat Factory Warehouse of Grand Rapids, Inc. and Burlington Coat Factory Warehouse of Redford, Inc. are incorporated under the laws of the State of Michigan.

Section 408 of the Michigan Limited Liability Company Act permits a limited liability company to indemnify and hold harmless a manager from and against any and all losses, expenses, claims, and demands sustained by reason of any acts or omissions or alleged acts or omissions as a manager, including judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which the person is a party or threatened to be made a party because he or she is or was a manager, to the extent provided for in an operating agreement or in a contract with the person, or to the fullest extent permitted by agency law subject to any restriction in an operating agreement or contract, except that the company may not indemnify any person for any of the following: (a) the receipt of a financial benefit to which the manager is not entitled; (b) liability under section

308; (c) a knowing violation of law; and (d) an act or omission occurring before the date when the provision becomes effective.

Section 450.1561 of Michigan’s Business Corporation Act provides that a corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful.

The Burlington Coat Factory of Michigan, LLC Limited Liability Company Agreement provides, to the fullest extent authorized by the Michigan Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the companies from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the companies.

The bylaws of Burlington Coat Factory Warehouse of Grand Rapids, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by Michigan’s Business Corporation Act.

The charter documents of Burlington Coat Factory Warehouse of Redford, Inc. and Burlington Coat Factory Warehouse of Detroit, Inc. are silent as to indemnification.

Minnesota

Burlington Coat Factory of Minnesota, LLC is incorporated under the laws of the State of Minnesota.

Under Section 322B.699 of the Minnesota Limited Liability Company Act, a limited liability company shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorney’s fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person: (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorney’s fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (2) acted in good faith; (3) received no improper personal benefit and section 322B.666 if applicable, has been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the official capacity described in subdivision 1, paragraph (c), clause (1) or (2), reasonably believed that the conduct was in the best interests of the limited liability company, or in the case of acts or omissions occurring in the official capacity described in subdivision 1, paragraph (c), clause (3), reasonably believed that the conduct was not opposed to the best interests of the limited liability company. If the person’s acts or omissions complained of in the proceeding relate to conduct as a director, officer, trustee, employee, or agent of an employee benefit plan, the conduct is not considered to be opposed to the best interests of the limited liability company if the person reasonably believed that the conduct was in the best interests of the participants or beneficiaries of the employee benefit plan.

The Burlington Coat Factory of Minnesota, LLC Limited Liability Company Agreement provides, to the fullest extent authorized by the Minnesota Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

Mississippi

Burlington Coat Factory of Mississippi, LLC is incorporated under the laws of the State of Mississippi.

Section 79-29-110 of the Mississippi Limited Liability Company Act provides that a limited liability company may indemnify and hold harmless any member, manager or other person made a party to a proceeding because he is or was a member, manager or agent of the limited liability company against liability incurred in the proceeding if: (a) he conducted himself in good faith; and (b) he reasonably believed: (i) in the case of conduct in his official capacity with the limited liability company, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful. A member’s, manager’s or other person’s conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirements of paragraph (1)(b)(ii) of this section.

The Burlington Coat Factory of Mississippi, LLC Limited Liability Company Agreement provides, to the fullest extent authorized by the Mississippi Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

Missouri

Burlington Coat Factory of Missouri, LLC and Burlington Coat Factory Realty of Des Peres, Inc. are incorporated under the laws of the State of Missouri.

The Missouri Limited Liability Company Act is silent as to indemnification.

Section 351-355 of the General and Business Corporation Law of Missouri, provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Missouri corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The Burlington Coat Factory of Missouri, LLC Limited Liability Company Agreement provides, to the fullest extent authorized by the Missouri Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

The bylaws of Burlington Coat Factory Realty of Des Peres, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the General and Business Corporation Law of Missouri.

Nebraska

Burlington Coat Factory of Nebraska, LLC is incorporated under the laws of the State of Nebraska.

Section 21-2603 of the Nebraska Limited Liability Company Act provides that a limited liability company organized pursuant to and existing under the Limited Liability Company Act may (a) indemnify a member, manager, or former member or manager of the limited liability company against expenses actually and reasonably incurred in connection with the defense of a civil or criminal action, suit, or proceeding in which such person is made a party by reason of being or having been a member or manager except in matters as to which such person is adjudged in the action, suit, or proceeding to be liable for negligence or misconduct in the performance of duty and (b) make any other indemnification that is authorized by the articles of organization or by an article of the operating agreement or resolution adopted by the members after notice.

The Burlington Coat Factory of Nebraska, LLC Limited Liability Company Agreement provides, to the fullest extent authorized by the Nebraska Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

Nevada

Burlington Coat Factory of Nevada, LLC and Burlington Coat Realty of Las Vegas, Inc. are incorporated under the laws of the State of Nevada.

Under Sections 86.411 and 86.412 of Nevada’s Limited Liability Company Act, a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the limited liability company, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful. To the extent that a manager, member, employee or agent of a limited liability company has been successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein, the company shall indemnify him against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense.

Under Nevada General Corporation Law, to the extent that an Indemnitee is successful on the merits in defense of a suit or proceeding brought against him or her by reason of the fact that he or she is or was a director, officer, or agent of the registrant, or serves or served any other enterprise or organization at the request of the registrant, the registrant shall indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such action.

If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, an Indemnitee may be indemnified under Nevada law against both (i) expenses, including attorneys’ fees, and (ii) judgments, fines, and amounts paid in settlement if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the registrant, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

If unsuccessful in defense of a suit brought by or in the right of the registrant, where the suit is settled, an Indemnitee may be indemnified under Nevada law only against expenses (including attorneys’ fees) actually and reasonably incurred in the defense or settlement of the suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the registrant except that if the Indemnitee is adjudged to be liable for a breach of fiduciary duty or misconduct, fraud, or a knowing violation of law in the performance of his or her duty to the registrant, he or she cannot be made whole even for expenses unless a court determines that he or she is fully and reasonably entitled to indemnification for such expenses.

Also under Nevada law, expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by the registrant in advance of the final disposition of the suit, action, or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the registrant. The registrant may also advance expenses incurred by other employees and agents of the registrant upon such terms and conditions, if any, that the board of directors of the registrant deems appropriate.

The Burlington Coat Factory of Nevada, LLC Limited Liability Company Agreement provides, to the fullest extent authorized by the Nevada Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

The Articles of Incorporation of Burlington Coat Realty of Las Vegas, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the Nevada General Corporation Law.

New Hampshire

Burlington Coat Factory of New Hampshire, LLC is incorporated under the laws of the State of New Hampshire.

Under Section 304-C:9 of the New Hampshire Limited Liability Company Act, a limited liability company may, and shall have the power to, indemnify any member or manager or other person made a party to a proceeding or threatened to be made a named defendant or respondent in a proceeding because such member, manager, or other person acted on behalf of the limited liability company, against liability for a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding, if: (a) the member, manager or person conducted himself in good faith; and (b) the member, manager, or person reasonably believed his conduct was not opposed to the best interest of the limited liability company. A limited liability company may not indemnify a member, manager, or other person under this section: (a) in connection with a proceeding by or in the right of the limited liability company in which such person was judged liable to the limited liability company; or (b) in connection with any other proceeding charging improper personal benefit to such person, whether or not involving action on behalf of the limited liability company, in which such person was adjudged liable on the basis that personal benefit was improperly received by him.

The Burlington Coat Factory of New Hampshire, LLC Limited Liability Company Agreement provides, to the fullest extent authorized by the New Hampshire Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

New Jersey

Burlington Coat Factory Direct Corporation, Burlington Coat Factory of New Jersey, LLC, Burlington Coat Factory Realty of Edgewater Park, Inc., Burlington Coat Factory Realty of Paramus, Inc., Burlington Coat Factory Realty of Pinebrook, Inc., Burlington Coat Factory Warehouse of Edgewater Park Urban Renewal Corp., Burlington Coat Factory Warehouse of New Jersey, Inc., Cohoes Fashions of New Jersey, LLC, MJM Designer Shoes of Moorestown, Inc., MJM Designer Shoes of New Jersey, LLC and Super Baby Depot of Moorestown, Inc. are incorporated under the laws of the State of New Jersey.

Under Section 42:2B-10 of the New Jersey Limited Liability Company Act, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Section 14A: 3-5 of the New Jersey Business Corporation Act provides that any corporation organized for any purpose under any general or special law of this State shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if: (a) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and (b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. Any corporation organized for any purpose under any general or special law of this New Jersey shall have the power to indemnify a corporate agent against his expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the corporate agent by reason of his being or having been such corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

The Limited Liability Company Agreements of Burlington Coat Factory of New Jersey, LLC, Cohoes Fashions of New Jersey, LLC and MJM Designer Shoes of New Jersey, LLC provide, to the fullest extent authorized by the New Jersey Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the companies from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the companies.

The bylaws of each of Burlington Coat Factory Direct Corporation, Burlington Coat Factory Realty of Edgewater Park, Inc., Burlington Coat Factory Realty of Paramus, Inc., Burlington Coat Factory Realty of Pinebrook, Inc., Burlington Coat Factory Warehouse of Edgewater Park Urban Renewal Corp., MJM Designer Shoes of Moorestown, Inc. and Super Baby Depot of Moorestown, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the New Jersey Business Corporation Act.

The charter documents and bylaws of Burlington Coat Factory Warehouse of New Jersey, Inc. are silent as to indemnification.

New Mexico

Burlington Coat Factory of New Mexico, LLC is incorporated under the laws of the State of New Mexico.

Section 53-19-18 of the New Mexico Limited Liability Company Act states that the articles of organization or an operating agreement may provide for indemnification of a member or manager for judgments, settlements, penalties, fines or expenses incurred in a proceeding to which a person is a party because he is or was a member or manager and for advancement of expenses, including costs of defense, prior to final disposition of such proceeding.

The Limited Liability Company Agreement of Burlington Coat Factory of New Mexico, LLC provides, to the fullest extent authorized by the New Mexico Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

New York

Burlington Coat Factory of New York, LLC, Burlington Coat Factory Realty of Yonkers, Inc., Cohoes Fashions of New York, LLC, Cohoes of Fayetteville, Inc., Georgetown Fashions Inc., LC Acquisition Corp., MJM Designer Shoes of New York, LLC and Monroe G. Milstein, Inc. are incorporated under the laws of the State of New York.

Section 420 of the New York Limited Liability Company Law provides that a limited liability company may, and shall have the power to, indemnify and hold harmless, and advance expenses to, any member, manager or other person, or any testator or intestate of such member, manager or other person, from and against any and all claims and demands whatsoever; provided, however, that no indemnification may be made to or on behalf of any member, manager or other person if a judgment or other final adjudication adverse to such member, manager or other person establishes: (a) that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (b) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

Section 722 of the New York Business Corporation Law permits a corporation to indemnify any person made, or threatened to be made, a party to an action or proceeding ( other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

New York Business Corporation Law also provides that a corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

The Limited Liability Company Agreements of each of Burlington Coat Factory of New York, LLC, Cohoes Fashions of New York, LLC and MJM Designer Shoes of New York, LLC provide, to the fullest extent authorized by the New York Limited Liability Company Law, for the indemnification of any member, manager, officer or employee of the companies from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the companies.

The bylaws of each of Burlington Coat Factory Realty of Yonkers, Inc. and Monroe G. Milstein, Inc. and the Certificates of Incorporation of each of LC Acquisition Corp. and Cohoes of Fayetteville, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the New York Business Corporation Law.

The bylaws and charter documents of Georgetown Fashions Inc. are silent as to indemnification.

North Carolina

Burlington Coat Factory of North Carolina, LLC is incorporated under the laws of the State of North Carolina.

Section 57C-3-32 of the North Carolina Limited Liability Company Act provides that the articles of organization or a written operating agreement may eliminate or limit the personal liability of a manager, director, or executive for monetary damages for breach of any duty as manager, director, or executive and provides for indemnification of a manager, member, director, or executive for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which the member, manager, director, or executive is a party because the person is or was a manager, member, director, or executive.

No provision permitted under this section shall limit, eliminate, or indemnify against the liability of a manager, director, or executive for: (i) acts or omissions that the manager, director, or executive knew at the time of the acts or omissions were clearly in conflict with the interests of the limited liability company, (ii) any transaction from which the manager, director, or executive derived an improper personal benefit, or (iii) acts or omissions occurring prior to the date the provision became effective, except that indemnification may be provided if approved by all the members.

The Burlington Coat Factory of North Carolina, LLC Limited Liability Company Agreement provides, to the fullest extent authorized by the North Carolina Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

North Dakota

Burlington Coat Factory of North Dakota, LLC is incorporated under the laws of the State of North Dakota.

Section 10-32-99 of the North Dakota Limited Liability Company Act provides that a limited liability company may indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorney’s fees and disbursements, incurred by the person in connection with the proceeding if the person reasonably believed that the conduct was in the best interests of the limited liability company or not opposed to the best interests of the company and: (a) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines; (b) acted in good faith; (c) received no improper personal benefit; and in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful.

The Burlington Coat Factory of North Carolina, LLC Limited Liability Company Agreement provides, to the fullest extent authorized by the North Carolina Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

Ohio

Burlington Coat Factory of Ohio, LLC and Burlington Coat Factory Warehouse of Cleveland, Inc. are incorporated under the laws of the State of Ohio.

Section 1705.32 of the Ohio Limited Liability Company Act provides that a limited liability company may indemnify or agree to indemnify any person who was or is a party, or who is threatened to be made a party, to any threatened, pending, or completed civil, criminal, administrative, or investigative action, suit, or proceeding, because he is or was a manager, member, partner, officer, employee, or agent of the company or is or was serving at the request of the company as a manager, director, trustee, officer, employee, or agent of another limited liability company, corporation, partnership, joint venture, trust, or other enterprise. The company may indemnify or agree to indemnify a person in that position against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement that actually and reasonably were incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company and, in connection with any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Under Section 1701.13(E) of the Ohio General Corporation Law, generally, a corporation may indemnify any current or former director, officer, employee or agent for reasonable expenses incurred in connection with the defense or settlement of any threatened, pending or completed litigation related to the person’s position with the corporation or related to the person’s service (as a director, trustee, officer, employee, member, manager, or agent) to another corporation at the request of the indemnifying corporation, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. If the litigation involved a criminal action or proceeding, the person must also have had no reasonable cause to believe his or her conduct was unlawful. Ohio law requires indemnification for reasonable expenses incurred if the person was successful in the defense of the litigation.

The Burlington Coat Factory of Ohio, LLC Limited Liability Company Agreement provides, to the fullest extent authorized by the Ohio Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

The Amended and Restated Bylaws of Burlington Coat Factory Warehouse of Cleveland, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the Ohio General Corporation Law.

Oklahoma

Burlington Coat Factory Realty of Tulsa, Inc. and Burlington Coat Factory of Oklahoma, LLC are incorporated under the laws of the State of Oklahoma.

Section 1031 of the Oklahoma General Corporation Act authorizes the indemnification of directors and officers under certain circumstances. The Oklahoma General Corporation Act provides for indemnification of each of the company’s officers and directors against (a) expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by reason of such person being or having been a director, officer, employee or agent of the company, or of any other corporation, partnership, joint venture, trust or other enterprise at the request of the company, other than an action by or in the right of company. To be entitled to indemnification, the individual must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the company, and with respect to any criminal action, the person seeking indemnification had no reasonable cause to believe that the conduct was unlawful and (b) expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense or settlement of any action or suit by or in the right of the company brought by reason of the person seeking indemnification being or having been a director, officer, employee or agent of the company, or any other corporation, partnership, joint venture, trust or other enterprise at the request of the company, provided the actions were in good faith and were reasonably believed to be in or not opposed to the best interest of the company, except that no indemnification shall be made in respect of any claim, issue or matter as to which the individual shall have been adjudged liable to the company, unless and only to the extent that the court in which such action was decided has determined that the person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

Section 2003 of the Oklahoma Limited Liability Company Act provides that a limited liability company may indemnify and hold harmless any member, agent, or employee from and against any and all claims and demands whatsoever, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness, and subject to the standards and restrictions, if any, set forth in the articles of organization or operating agreement.

The bylaws of Burlington Coat Factory Realty of Tulsa, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the Oklahoma General Corporation Law.

The Burlington Coat Factory of Oklahoma, LLC Limited Liability Company Agreement provides, to the fullest extent authorized by Ohio Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

Oregon

Burlington Coat Factory of Oregon, LLC is incorporated under the laws of the State of Oregon.

Section 63.077 of the Oregon Limited Liability Company Act allows for the indemnification of a member or manager or any other person. Section 63.160 provides for the indemnification of any person for acts or omissions as a member, manager, employee or agent and may eliminate or limit the liability of a member, manager, employee or agent to the limited liability company or its members for damages from such acts or omissions. However, no such provision shall eliminate or limit the liability or provide for indemnification of a member of a member-managed limited liability company or a manager of a manager-managed limited liability company for any act or omission occurring prior to the date when such provision became effective, and no such provision shall eliminate or limit the liability or provide for indemnification of a member or manager for: (1) any breach of the member’s or manager’s duty of loyalty to the limited liability company or its members; (2) acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law; (3) any unlawful distribution; or (4) any transaction from which the member or manager derives an improper personal benefit.

Burlington Coat Factory of Oregon, LLC Agreement provides, to the fullest extent authorized by the Oregon Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

Pennsylvania

Burlington Coat Factory of Pennsylvania, LLC, Burlington Coat Factory Realty of Langhorne, Inc., Burlington Coat Factory Realty of West Mifflin, Inc., Burlington Coat Factory Realty of Whitehall, Inc., Burlington Coat Factory Warehouse Inc., Burlington Coat Factory Warehouse of Bristol, LLC, Burlington Coat Factory Warehouse of Cheltenham, Inc., Burlington Coat Factory Warehouse of Langhorne, Inc., Burlington Coat Factory Warehouse of Montgomeryville, Inc., Burlington Factory Warehouse of Reading, Inc., Burlington Coat Factory Warehouse of Wilkes-Barre, Inc. and MJM Designer Shoes of Pennsylvania, LLC are incorporated under the laws of the State of Pennsylvania.

Section 8945 of the Pennsylvania Limited Liability Company Act provides that a limited liability company may and shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Sections 1741 through 1750 of the Pennsylvania Business Corporation Law of 1988, as amended, permits, and in some cases requires, the indemnification of officers, directors and employees of the Company. Section 3.1 of our bylaws provides that we shall indemnify any director or officer of the Company who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including actions or suits by or in the right of the Company, its shareholders or otherwise, by reason of the fact that he or she is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, partner, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the fullest extent permitted by law, including, without limitation, against expenses (including legal fees), damages, punitive damages, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred by him or her in connection with such proceedings unless the act or failure to act giving rise to the claim is finally determined by a court to have constituted willful misconduct or recklessness. Section 3.1 also provides that, if an authorized representative is not entitled to indemnification for a portion of liabilities to which he or she may be subject, the Company will indemnify the person to the maximum extent permitted for the remaining portion of the liabilities.

The Limited Liability Company Agreements of each of Burlington Coat Factory of Pennsylvania, LLC, Burlington Coat Factory Warehouse of Bristol, LLC and MJM Designer Shoes of Pennsylvania, LLC provide, to the fullest extent authorized by Pennsylvania Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the companies from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the companies.

The bylaws of each of Burlington Coat Factory Realty of Langhorne, Inc., Burlington Coat Factory Realty of West Mifflin, Inc., Burlington Coat Factory Realty of Whitehall, Inc., Burlington Coat Factory Warehouse Inc., Burlington Coat Factory Warehouse of Cheltenham, Inc., Burlington Coat Factory Warehouse of Langhorne, Inc., Burlington Coat Factory Warehouse of Wilkes-Barre, Inc., Burlington Factory Warehouse of Reading, Inc. and the Articles of Incorporation of Burlington Coat Factory Warehouse of Montgomeryville, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the Pennsylvania Business Corporation Law of 1988.

Rhode Island

Burlington Coat Factory of Rhode Island, LLC and Cohoes Fashions of Cranston, Inc are incorporated under the laws of the State of Rhode Island.

Under Section 7-16-4 of the Rhode Island Limited Liability Company Act, a limited liability company may indemnify and advance expenses to any member, manager, agent or employee, past or present, to the same extent as a corporation may indemnify any of its directors, officers, employees or agents and subject to the standards and restrictions, if any, set forth in the articles of organization or operating agreement, and to purchase and maintain insurance on behalf of any member, manager, agent or employee against any liability asserted against him and incurred by the member, manager, agent or employee in that capacity or arising out of the member’s, manager’s, agent’s or employee’s status, whether or not the limited liability company would have the power to indemnify under the provisions of this section, the articles of organization or operating agreement.

Section 1-1.2-814 of the Rhode Island Business Corporation Act provides that a corporation has power to indemnify any individual made a party to any proceeding by reason of the fact that he or she is or was a director if: (i) he or she conducted himself or herself in good faith; and (ii) he or she reasonably believed, (A) the case of conduct in his or her official capacity with the corporation, that his or her conduct was in its best interests, and (B) all other cases, that his or her conduct was at least not opposed to the corporations best interests; and (iii) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful; or (iv) he or she engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation. A director’s conduct with respect to an employee benefit plan for a purpose he or she reasonably believed to be in the interests of the participants and beneficiaries of the plan is deemed to be for a purpose which is not opposed to the best interests of the corporation in accordance with (b)(1)(ii)(B).

The Limited Liability Company Agreement of Burlington Coat Factory of Rhode Island, LLC, provides, to the fullest extent authorized by Rhode Island Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

The bylaws and charter documents of Cohoes Fashions of Cranston, Inc. are silent as to indemnification.

South Carolina

Burlington Coat Factory of South Carolina, LLC and Burlington Coat Factory Warehouse of Charleston, Inc. are incorporated under the laws of the State of South Carolina.

Under Section 33-44-403 of the South Carolina Limited Liability Company Act, a limited liability company shall reimburse a member or manager for payments made and indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property.

Reference is made to Chapter 8, Article 5 of Title 33 of the 1976 Code of Laws of South Carolina as amended, which provides for indemnification of officers and directors of South Carolina corporations in certain instances in connection with legal proceedings involving any such persons because of being or having been an officer or director.

The Limited Liability Company Agreement of Burlington Coat Factory of South Carolina, LLC, provides, to the fullest extent authorized by South Carolina Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

The Articles of Incorporation of Burlington Coat Factory Warehouse of Charleston, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the 1976 Code of Laws of South Carolina as amended.

Tennessee

Burlington Coat Factory Realty of Memphis, Inc., Burlington Coat Factory Warehouse of Hickory Commons, Inc., Burlington Coat Factory Warehouse of Memphis, Inc. and Burlington Coat Factory Warehouse of Shelby, Inc. are incorporated under the laws of the State of Tennessee.

Section 48-18-507 of the Tennessee Business Corporation Act permits a corporation to indemnify: (1) an officer of the corporation who is not a director is entitled to mandatory indemnification and is entitled to apply for court-ordered indemnification, in each case to the same extent as a director; (2) the corporation may indemnify and advance expenses under this part to an officer, employee, or agent of the corporation who is not a director to the same extent as to a director; and (3) a corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its charter, bylaws, general or specific action of its board of directors, or contract.

The bylaws of each of Burlington Coat Factory Realty of Memphis, Inc., Burlington Coat Factory Warehouse of Memphis, Inc. and Burlington Coat Factory Warehouse of Hickory Commons, Inc., provide for the indemnification of directors and officers to the fullest extent permitted by the Tennessee Business Corporation Act.

The Charter of Burlington Coat Factory Warehouse of Shelby, Inc. provides for the indemnification of directors and officers to the fullest extent permitted by the Tennessee Business Corporation Act.

Texas

Burlington Coat Factory Realty of Bellaire, Inc., Burlington Coat Factory Realty of El Paso, Inc., Burlington Coat Factory Realty of Westmoreland, Inc., Burlington Coat Factory Warehouse of Baytown, Inc., Burlington Coat Factory Realty of Houston, Inc., Burlington Coat Factory Realty of Plano, Inc. and MJM Designer Shoes of Texas, Inc. are incorporated under the laws of the State of Texas.

Under Article 2.02-1 of the Texas Business Corporation Act, a corporation may indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director only if it is determined in accordance with Section F of this article that the person: (1) conducted himself in good faith; (2) reasonably believed: (a) in the case of conduct in his official capacity as a director of the corporation, that his conduct was in the corporation’s best interests; and (b) in all other cases, that his conduct was at least not opposed to the corporation’s best interests; and (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

The bylaws of Burlington Coat Factory Warehouse of Baytown, Inc. and the Amended and Restated Bylaws of MJM Designer Shoes of Texas, Inc., Burlington Coat Factory Realty of Plano, Inc., Burlington Coat Factory Realty of Houston, Inc., Burlington Coat Factory Realty of Westmoreland, Inc., Burlington Coat Factory Realty of El Paso, Inc. and Burlington Coat Factory Realty of Bellaire, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the Texas Business Corporation Act.

Utah

Burlington Coat Factory of Utah, LLC is incorporated under the laws of the State of Utah.

Section 48-2c-1802 of the Utah Revised Limited Liability Company Act permits a company to indemnify an individual made a party to a proceeding because he is or was a manager against liability incurred in the proceeding if: (a) his conduct was in good faith; (b) he reasonably believed that his conduct was in, or not opposed to, the company’s best interests; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A manager’s conduct with respect to any employee benefit plan for a purpose he reasonably believed to be in, or not opposed to, the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of Subsection (1)(b).

The Limited Liability Company Agreement of Burlington Coat Factory of Utah, LLC, provides, to the fullest extent authorized by the Utah Revised Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

Virginia

Burlington Coat Factory of Virginia, LLC, Burlington Coat Factory of Pocono Crossing, LLC, Burlington Coat Factory Realty of Coliseum, Inc., Burlington Coat Factory Realty of Fairfax, Inc., Burlington Coat Factory Warehouse of Coliseum, Inc. and Burlington Coat Realty of Potomac, Inc. are incorporated under the laws of State of Virginia.

Section 13.1-1009 of the Virginia Limited Liability Company Act permits a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, and to pay for or reimburse any member or manager or other person for reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition of the proceeding.

Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia, as amended, permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation with a written statement of his or her good faith belief that he or she has met the standard of conduct prescribed by the Code of Virginia and furnishes the corporation with a written undertaking to repay any funds advanced if it is ultimately determined that he or she did not meet the relevant standard of conduct. In addition, a corporation is permitted to indemnify a director or officer against liability incurred in a proceeding if a determination has been made by the disinterested members of the board of directors, special legal counsel or shareholders that the director or officer conducted himself or herself in good faith and otherwise met the required standard of conduct. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which a director or officer is adjudged to be liable to the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director or officer has met the relevant standard of conduct. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that he or she improperly received a personal benefit. Corporations are given the power to make any other or further indemnity, including advance of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification against the reasonable expenses incurred by a director or officer is mandatory when he or she entirely prevails in the defense of any proceeding to which he or she is a party because he or she is or was a director or officer.

The Limited Liability Company Agreements of Burlington Coat Factory of Virginia, LLC and Burlington Coat Factory of Pocono Crossing, LLC, provide, to the fullest extent authorized by the Virginia Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the companies from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the companies.

The bylaws of each of Burlington Coat Factory Realty of Coliseum, Inc., Burlington Coat Factory Realty of Fairfax, Inc., Burlington Coat Factory Warehouse of Coliseum, Inc. and the Articles of Incorporation of Burlington Coat Realty of Potomac, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the Code of Virginia.

Washington

Burlington Coat Factory of Washington, LLC and Burlington Coat Factory Realty of Franklin, Inc. are incorporated under the laws of the State of Washington.

Section 25.15.040 of the Washington Limited Liability Company Act provides that a limited liability company agreement may contain provisions not inconsistent with law that: (a) eliminate or limit the personal liability of a member or manager to the limited liability company or its members for monetary damages for conduct as a member or manager, provided that such provisions shall not eliminate or limit the liability of a member or manager for acts or omissions that involve intentional misconduct or a knowing violation of law by a member or manager, for conduct of the member or manager, violating the Washington Limited Liability Company Act or for any transaction from which the member or manager will personally receive a benefit in money, property, or services to which the member or manager is not legally entitled; or (b) indemnify any member or manager from and against any judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which an individual is a party because he or she is, or was, a member or a manager, provided that no such indemnity shall indemnify a member or a manager from or on account of acts or omissions of the member or manager finally adjudged to be intentional misconduct or a knowing violation of law by the member or manager, conduct of the member or manager adjudged to be in violation of the Washington Limited Liability Company Act or any transaction with respect to which it was finally adjudged that such member or manager received a benefit in money, property, or services to which such member or manager was not legally entitled.

Section 23B.08.510 of the Washington Business Corporation Act provides that a corporation may indemnify and hold harmless any member, manager or other person made a party to a proceeding because he is or was a member, manager or agent of the limited liability company against liability incurred in the proceeding if: (a) he conducted himself in good faith; and (b) he reasonably believed: (i) in the case of conduct in his official capacity with the limited liability company, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful. A member’s, manager’s or other person’s conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirements of paragraph (1)(b)(ii) of this section.

The Limited Liability Company Agreement of Burlington Coat Factory of Washington, LLC provides, to the fullest extent authorized by the Washington Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

The bylaws of Burlington Coat Factory Realty of Franklin, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the Washington Business Corporation Act.

West Virginia

Burlington Coat Factory of West Virginia, LLC is incorporated under the laws of the State of West Virginia.

Section 31B-3-302 of West Virginia’s Uniform Limited Liability Company Act provides that a limited liability company is liable for loss or injury caused to a person, or for a penalty incurred, as a result of a wrongful act or omission, or other actionable conduct, of a member or manager acting in the ordinary course of business of the company or with authority of the company.

The Limited Liability Company Agreement of Burlington Coat Factory of West Virginia, LLC provides, to the fullest extent authorized by the West Virginia Uniform Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

Wisconsin

Burlington Coat Factory of Wisconsin, LLC is incorporated under the laws of the State of Wisconsin.

Section 183.0106(2) of the Wisconsin Limited Liability Company Act permits a limited liability company to indemnify a member, manager, employee, officer or agent or any other person. Section 183.0403(2) provides that a company shall indemnify or allow reasonable expenses to and pay liabilities of each member and, if management of the limited liability company is vested in one or more managers, of each manager, incurred with respect to a proceeding if that member or manager was a party to the proceeding in the capacity of a member or manager.

The Limited Liability Company Agreement of Burlington Coat Factory of Wisconsin, LLC provides, to the fullest extent authorized by the Wisconsin Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

Item 21. Exhibits and Financial Statement Schedules

EXHIBIT NO.	DESCRIPTION
1.1	Senior Note Purchase Agreement, dated as of April 10, 2006, among BCFWC Mergersub, Inc. and the Initial Purchasers.†

1.2	Joinder to the Senior Note Purchase Agreement, dated as of April 10, 2006, among Burlington Coat Factory Warehouse Corporation and the Guarantors party thereto.†

2.1	Agreement and Plan of Merger, dated as of January 18, 2006, by and among Burlington Coat Factory Warehouse Corporation, BCFWC Acquisition, Inc. and BCFWC Mergersub, Inc.†

3.1	Articles of Organization of Burlington Coat Factory of Alabama, LLC.†

3.2	Limited Liability Company Agreement of Burlington Coat Factory of Alabama, LLC.†

3.3	Articles of Organization of Burlington Coat Factory Realty of Huntsville LLC.†

3.4	Amended and Restated Limited Liability Company Agreement of Burlington Coat Factory Realty of Huntsville LLC.†

3.5	Certificate of Incorporation of Burlington Coat Factory Warehouse of Anchorage, Inc.†

3.6	By-laws of Burlington Coat Factory Warehouse of Anchorage, Inc.†

3.7	Articles of Organization of Burlington Coat Factory of Arizona, LLC.†

3.8	Limited Liability Company Agreement of Burlington Coat Factory of Arizona, LLC.†

3.9	Articles of Incorporation of Burlington Coat Factory Realty of Desert Sky, Inc.†

3.10	By-laws of Burlington Coat Factory Realty of Desert Sky, Inc.†

3.11	Articles of Incorporation of Burlington Coat Factory Realty of Mesa, Inc.†

3.12	By-laws of Burlington Coat Factory Realty of Mesa, Inc.†

3.13	Articles of Organization of Burlington Coat Factory of Arkansas, LLC.†

3.14	Limited Liability Company Agreement of Burlington Coat Factory of Arkansas, LLC.†

3.15	Certificate of Formation of Baby Depot of California, LLC.†

3.16	Limited Liability Company Agreement of Baby Depot of California, LLC.†

3.17	Certificate of Formation of Burlington Coat Factory of California, LLC.†

3.18	Limited Liability Company Agreement of Burlington Coat Factory of California, LLC.†

3.19	Articles of Incorporation of Burlington Coat Factory Realty of Dublin, Inc.†

3.20	By-laws of Burlington Coat Factory Realty of Dublin, Inc.†

3.21	Certificate of Incorporation of Burlington Coat Factory Realty of Florin, Inc.†

3.22	By-laws of Burlington Coat Factory Realty of Florin, Inc.†

3.23	Articles of Incorporation of Burlington Coat Factory Realty of Ventura, Inc.†

3.24	By-laws of Burlington Coat Factory Realty of Ventura, Inc.†

3.25	Articles of Organization of Burlington Coat Factory Warehouse of San Bernadino, LLC.†

3.26	Limited Liability Company Agreement of Burlington Coat Factory Warehouse of San Bernadino, LLC.†

3.27	Articles of Organization of MJM Designer Shoes of California, LLC.†

EXHIBIT NO.	DESCRIPTION
3.28	Limited Liability Company Agreement of MJM Designer Shoes of California, LLC.†

3.29	Articles of Organization of Burlington Coat Factory of Colorado, LLC.†

3.30	Limited Liability Company Agreement of Burlington Coat Factory of Colorado, LLC.†

3.31	Articles of Organization of Burlington Coat Factory of Connecticut, LLC.†

3.32	Limited Liability Company Agreement of Burlington Coat Factory of Connecticut, LLC.†

3.33	Certificate of Incorporation of Burlington Coat Realty of East Windsor, Inc.†

3.34	By-laws of Burlington Coat Realty of East Windsor, Inc.†

3.35	Articles of Organization of Cohoes Fashions of Connecticut, LLC.†

3.36	Limited Liability Company Agreement of Cohoes Fashions of Connecticut, LLC.†

3.37	Certificate of Formation of Burlington Coat Factory of Delaware, LLC.†

3.38	Limited Liability Company Agreement of Burlington Coat Factory of Delaware, LLC.†

3.39	Certificate of Incorporation of Burlington Coat Factory of Texas, Inc.†

3.40	By-laws of Burlington Coat Factory of Texas, Inc.†

3.41	Certificate of Limited Partnership of Burlington Coat Factory of Texas, L.P.†

3.42	Limited Partnership Agreement of Burlington Coat Factory of Texas, L.P.†

3.43	Certificate of Incorporation of Burlington Coat Factory Investments Holdings, Inc.†

3.44	By-laws of Burlington Coat Factory Investments Holdings, Inc.†

3.45	Certificate of Incorporation of Burlington Coat Factory Purchasing, Inc.†

3.46	By-laws of Burlington Coat Factory Purchasing, Inc.†

3.47	Certificate of Incorporation of Burlington Coat Factory Realty Corp.†

3.48	By-laws of Burlington Coat Factory Realty Corp.†

3.49	Certificate of Incorporation of Burlington Coat Factory Warehouse Corporation.†

3.50	By-laws of Burlington Coat Factory Warehouse Corporation.†

3.51	Certificate of Incorporation of C.F.I.C. Corporation.†

3.52	By-laws of C.F.I.C. Corporation.†

3.53	Certificate of Incorporation of C.F.B., Inc.†

3.54	By-laws of C.F.B., Inc.†

3.55	Certificate of Incorporation of C.L.B., Inc.†

3.56	By-laws of C.L.B., Inc.†

3.57	Certificate of Formation of MJM Designer Shoes of Delaware, LLC.†

3.58	Limited Liability Company Agreement of MJM Designer Shoes of Delaware, LLC.†

3.59	Certificate of Formation of Bee Ridge Plaza, LLC.†

3.60	Operating Agreement and Regulations of Bee Ridge Plaza, LLC.†

3.61	Articles of Organization of Burlington Coat Factory of Florida, LLC.†

EXHIBIT NO.	DESCRIPTION
3.62	Limited Liability Company Agreement of Burlington Coat Factory of Florida, LLC.†

3.63	Certificate of Incorporation of Burlington Coat Factory Realty of Coral Springs, Inc.†

3.64	By-laws of Burlington Coat Factory Realty of Coral Springs, Inc.†

3.65	Articles of Incorporation of Burlington Coat Factory Realty of Orlando, Inc.†

3.66	By-laws of Burlington Coat Factory Realty of Orlando, Inc.†

3.67	Articles of Incorporation of Burlington Coat Factory Realty of Sarasota, Inc.†

3.68	By-laws of Burlington Coat Factory Realty of Sarasota, Inc.†

3.69	Certificate of Incorporation of Burlington Coat Factory Realty of University Square, Inc.†

3.70	By-laws of Burlington Coat Factory Realty of University Square, Inc.†

3.71	Certificate of Incorporation of Burlington Coat Factory Realty of West Colonial, Inc.†

3.72	By-laws of Burlington Coat Factory Realty of West Colonial, Inc.†

3.73	Certificate of Incorporation of K&T Acquisition Corp.†

3.74	By-laws of K&T Acquisition Corp.†

3.75	Certificate of Formation of MJM Designer Shoes of Florida, LLC.†

3.76	Limited Liability Company Agreement of MJM Designer Shoes of Florida, LLC.†

3.77	Articles of Organization of Burlington Coat Factory of Georgia, LLC.†

3.78	Limited Liability Company Agreement of Burlington Coat Factory of Georgia, LLC.†

3.79	Certificate of Incorporation of Burlington Coat Factory Realty of Morrow, Inc.†

3.80	By-laws of Burlington Coat Factory Realty of Morrow, Inc.†

3.81	Certificate of Incorporation of Burlington Coat Factory Warehouse of Atlanta, Inc.†

3.82	By-laws of Burlington Coat Factory Warehouse of Atlanta, Inc.†

3.83	Articles of Organization of Burlington Coat Factory of Idaho, LLC.†

3.84	Limited Liability Company Agreement of Burlington Coat Factory of Idaho, LLC.†

3.85	Articles of Organization of Burlington Coat Factory of Illinois, LLC.†

3.86	Limited Liability Company Agreement of Burlington Coat Factory of Illinois, LLC.†

3.87	Articles of Incorporation of Burlington Coat Factory Realty of Bloomingdale, Inc.†

3.88	By-laws of Burlington Coat Factory Realty of Bloomingdale, Inc.†

3.89	Certificate of Incorporation of Burlington Coat Factory Realty of River Oaks, Inc.†

3.90	By-laws of Burlington Coat Factory Realty of River Oaks, Inc.†

3.91	Certificate of Incorporation of Burlington Coat Factory Warehouse of East St. Louis, Inc.†

3.92	Amended and Restated By-laws of Burlington Coat Factory Warehouse of East St. Louis, Inc.†

3.93	Certificate of Incorporation of Burlington Coat Realty of Gurnee, Inc.†

3.94	By-laws of Burlington Coat Realty of Gurnee, Inc.†

3.95	Articles of Organization of Burlington Coat Factory of Indiana, LLC.†

EXHIBIT NO.	DESCRIPTION
3.96	Limited Liability Company Agreement of Burlington Coat Factory of Indiana, LLC.†

3.97	Certificate of Incorporation of Burlington Coat Factory Realty of Greenwood, Inc.†

3.98	By-laws of Burlington Coat Factory Realty of Greenwood, Inc.†

3.99	Articles of Organization of Burlington Coat Factory of Iowa, LLC.†

3.100	Limited Liability Company Agreement of Burlington Coat Factory of Iowa, LLC.†

3.101	Articles of Organization of Burlington Coat Factory of Kansas, LLC.†

3.102	Limited Liability Company Agreement of Burlington Coat Factory of Kansas, LLC.†

3.103	Certificate of Incorporation of Burlington Coat Factory of Kentucky, Inc.†

3.104	Amended and Restated By-laws of Burlington Coat Factory of Kentucky, Inc.†

3.105	Articles of Organization of Burlington Coat Factory of Louisiana, LLC.†

3.106	Limited Liability Company Agreement of Burlington Coat Factory of Louisiana, LLC.†

3.107	Articles of Organization of Burlington Coat Factory of Maine, LLC.†

3.108	Limited Liability Company Agreement of Burlington Coat Factory of Maine, LLC.†

3.109	Articles of Organization of Burlington Coat Factory of Maryland, LLC.†

3.110	Limited Liability Company Agreement of Burlington Coat Factory of Maryland, LLC.†

3.111	Certificate of Formation of Burlington Coat Factory of Massachusetts, LLC.†

3.112	Limited Liability Company Agreement of Burlington Coat Factory of Massachusetts, LLC.†

3.113	Certificate of Incorporation of Burlington Coat Factory Realty of North Attleboro, Inc.†

3.114	By-laws of Burlington Coat Factory Realty of North Attleboro, Inc.†

3.115	Certificate of Organization of Cohoes Fashions of Massachusetts, LLC.†

3.116	Limited Liability Company Agreement of Cohoes Fashions of Massachusetts, LLC.†

3.117	Articles of Organization of Burlington Coat Factory of Michigan, LLC.†

3.118	Limited Liability Company Agreement of Burlington Coat Factory of Michigan, LLC.†

3.119	Certificate of Incorporation of Burlington Coat Factory Warehouse of Detroit, Inc.†

3.120	By-laws of Burlington Coat Factory Warehouse of Detroit, Inc.†

3.121	Articles of Incorporation of Burlington Coat Factory Warehouse of Grand Rapids, Inc.†

3.122	By-laws of Burlington Coat Factory Warehouse of Grand Rapids, Inc.†

3.123	Articles of Incorporation of Burlington Coat Factory Warehouse of Redford, Inc.†

3.124	By-laws of Burlington Coat Factory Warehouse of Redford, Inc.†

3.125	Articles of Organization of Burlington Coat Factory of Minnesota, LLC.†

3.126	Limited Liability Company Agreement of Burlington Coat Factory of Minnesota, LLC.†

3.127	Certificate of Formation of Burlington Coat Factory of Mississippi, LLC.†

3.128	Limited Liability Company Agreement of Burlington Coat Factory of Mississippi, LLC.†

3.129	Articles of Organization of Burlington Coat Factory of Missouri, LLC.†

EXHIBIT NO.	DESCRIPTION
3.130	Limited Liability Company Agreement of Burlington Coat Factory of Missouri, LLC.†

3.131	Certificate of Incorporation of Burlington Coat Factory Realty of Des Peres, Inc.†

3.132	Amended and Restated By-laws of Burlington Coat Factory Realty of Des Peres, Inc.†

3.133	Articles of Organization of Burlington Coat Factory of Nebraska, LLC.†

3.134	Limited Liability Company Agreement of Burlington Coat Factory of Nebraska, LLC.†

3.135	Articles of Organization of Burlington Coat Factory of Nevada, LLC.†

3.136	Limited Liability Company Agreement of Burlington Coat Factory of Nevada, LLC.†

3.137	Certificate of Incorporation of Burlington Coat Realty of Las Vegas, Inc.†

3.138	By-laws of Burlington Coat Realty of Las Vegas, Inc.†

3.139	Certificate of Formation of Burlington Coat Factory of New Hampshire, LLC.†

3.140	Limited Liability Company Agreement of Burlington Coat Factory of New Hampshire, LLC.†

3.141	Certificate of Incorporation of Burlington Coat Factory Direct Corporation.†

3.142	By-laws of Burlington Coat Factory Direct Corporation.†

3.143	Certificate of Formation of Burlington Coat Factory of New Jersey, LLC.†

3.144	Limited Liability Company Agreement of Burlington Coat Factory of New Jersey, LLC.†

3.145	Certificate of Incorporation of Burlington Coat Factory Realty of Edgewater Park, Inc.†

3.146	By-laws of Burlington Coat Factory Realty of Edgewater Park, Inc.†

3.147	Certificate of Incorporation of Burlington Coat Factory Realty of Paramus, Inc.†

3.148	By-laws of Burlington Coat Factory Realty of Paramus, Inc.†

3.149	Certificate of Incorporation of Burlington Coat Factory Realty of Pinebrook, Inc.†

3.150	By-laws of Burlington Coat Factory Realty of Pinebrook, Inc.†

3.151	Certificate of Incorporation of Burlington Coat Factory Warehouse of Edgewater Park Urban Renewal Corp.†

3.152	Amended and Restated By-laws of Burlington Coat Factory Warehouse of Edgewater Park Urban Renewal Corp.†

3.153	Certificate of Incorporation of Burlington Coat Factory Warehouse of New Jersey, Inc.†

3.154	By-laws of Burlington Coat Factory Warehouse of New Jersey, Inc.†

3.155	Certificate of Formation of Cohoes Fashions of New Jersey, LLC.†

3.156	Limited Liability Company Agreement of Cohoes Fashions of New Jersey, LLC.†

3.157	Certificate of Incorporation of MJM Designer Shoes of Moorestown, Inc.†

3.158	By-laws of MJM Designer Shoes of Moorestown, Inc.†

3.159	Certificate of Formation of MJM Designer Shoes of New Jersey, LLC.†

3.160	Limited Liability Company Agreement of MJM Designer Shoes of New Jersey, LLC.†

3.161	Certificate of Incorporation of Super Baby Depot of Moorestown, Inc.†

3.162	By-laws of Super Baby Depot of Moorestown, Inc.†

EXHIBIT NO.	DESCRIPTION
3.163	Articles of Organization of Burlington Coat Factory of New Mexico, LLC.†

3.164	Limited Liability Company Agreement of Burlington Coat Factory of New Mexico, LLC.†

3.165	Articles of Organization of Burlington Coat Factory of New York, LLC.†

3.166	Limited Liability Company Agreement of Burlington Coat Factory of New York, LLC.†

3.167	Certificate of Incorporation of Burlington Coat Factory Realty of Yonkers, Inc.†

3.168	By-laws of Burlington Coat Factory Realty of Yonkers, Inc.†

3.169	Articles of Organization of Cohoes Fashions of New York, LLC.†

3.170	Limited Liability Company Agreement of Cohoes Fashions of New York, LLC.†

3.171	Certificate of Incorporation of Cohoes of Fayetteville, Inc.†

3.172	By-laws of Cohoes of Fayetteville, Inc.†

3.173	Certificate of Incorporation of Georgetown Fashions Inc.†

3.174	By-laws of Georgetown Fashions Inc.†

3.175	Certificate of Incorporation of LC Acquisition Corp.†

3.176	By-laws of LC Acquisition Corp.†

3.177	Articles of Organization of MJM Designer Shoes of New York, LLC.†

3.178	Limited Liability Company Agreement of MJM Designer Shoes of New York, LLC.†

3.179	Certificate of Incorporation of Monroe G. Milstein, Inc.†

3.180	Amended and Restated By-laws of Monroe G. Milstein, Inc.†

3.181	Articles of Organization of Burlington Coat Factory of North Carolina, LLC.†

3.182	Limited Liability Company Agreement of Burlington Coat Factory of North Carolina, LLC.†

3.183	Articles of Organization of Burlington Coat Factory of North Dakota, LLC.†

3.184	Limited Liability Company Agreement of Burlington Coat Factory of North Dakota, LLC.†

3.185	Articles of Organization of Burlington Coat Factory of Ohio, LLC.†

3.186	Limited Liability Company Agreement of Burlington Coat Factory of Ohio, LLC.†

3.187	Certificate of Incorporation of Burlington Coat Factory Warehouse of Cleveland, Inc.†

3.188	Amended and Restated By-laws of Burlington Coat Factory Warehouse of Cleveland, Inc.†

3.189	Articles of Incorporation of Burlington Coat Factory of Oklahoma, LLC.†

3.190	Limited Liability Company Agreement of Burlington Coat Factory of Oklahoma, LLC.†

3.191	Articles of Incorporation of Burlington Coat Factory Realty of Tulsa, Inc.†

3.192	By-laws of Burlington Coat Factory Realty of Tulsa, Inc.†

3.193	Articles of Organization of Burlington Coat Factory of Oregon, LLC.†

3.194	Limited Liability Company Agreement of Burlington Coat Factory of Oregon, LLC.†

3.195	Certificate of Organization of Burlington Coat Factory of Pennsylvania, LLC.†

3.196	Limited Liability Company Agreement of Burlington Coat Factory of Pennsylvania, LLC.†

EXHIBIT NO.	DESCRIPTION
3.197	Certificate of Incorporation of Burlington Coat Factory Realty of Langhorne, Inc.†

3.198	Amended and Restated By-laws of Burlington Coat Factory Realty of Langhorne, Inc.†

3.199	Articles of Incorporation of Burlington Coat Factory Realty of West Mifflin, Inc.†

3.200	By-laws of Burlington Coat Factory Realty of West Mifflin, Inc.†

3.201	Certificate of Incorporation of Burlington Coat Factory Realty of Whitehall, Inc.†

3.202	By-laws of Burlington Coat Factory Realty of Whitehall, Inc.†

3.203	Certificate of Incorporation of Burlington Coat Factory Warehouse Inc.†

3.204	By-laws of Burlington Coat Factory Warehouse Inc.†

3.205	Certificate of Organization of Burlington Coat Factory Warehouse of Bristol, LLC.†

3.206	Limited Liability Company Agreement of Burlington Coat Factory Warehouse of Bristol, LLC.†

3.207	Certificate of Incorporation of Burlington Coat Factory Warehouse of Cheltenham, Inc.†

3.208	By-laws of Burlington Coat Factory Warehouse of Cheltenham, Inc.†

3.209	Articles of Incorporation of Burlington Coat Factory Warehouse of Langhorne, Inc.†

3.210	By-laws of Burlington Coat Factory Warehouse of Langhorne, Inc.†

3.211	Certificate of Incorporation of Burlington Coat Factory Warehouse of Montgomeryville, Inc.†

3.212	By-laws of Burlington Coat Factory Warehouse of Montgomeryville, Inc.†

3.213	Certificate of Incorporation of Burlington Factory Warehouse of Reading, Inc.†

3.214	By-laws of Burlington Factory Warehouse of Reading, Inc.†

3.215	Articles of Incorporation of Burlington Coat Factory Warehouse of Wilkes-Barre, Inc.†

3.216	By-laws of Burlington Coat Factory Warehouse of Wilkes-Barre, Inc.†

3.217	Certificate of Organization of MJM Designer Shoes of Pennsylvania, LLC.†

3.218	Limited Liability Company Agreement of MJM Designer Shoes of Pennsylvania, LLC.†

3.219	Articles of Organization of Burlington Coat Factory of Rhode Island, LLC.†

3.220	Limited Liability Company Agreement of Burlington Coat Factory of Rhode Island, LLC.†

3.221	Articles of Incorporation of Cohoes Fashions of Cranston, Inc.†

3.222	By-laws of Cohoes Fashions of Cranston, Inc.†

3.223	Articles of Organization of Burlington Coat Factory of South Carolina, LLC.†

3.224	Limited Liability Company Agreement of Burlington Coat Factory of South Carolina, LLC.†

3.225	Articles of Incorporation of Burlington Coat Factory Warehouse of Charleston, Inc.†

3.226	By-laws of Burlington Coat Factory Warehouse of Charleston, Inc.†

3.227	Charter of Burlington Coat Factory Realty of Memphis, Inc.†

3.228	By-laws of Burlington Coat Factory Realty of Memphis, Inc.†

3.229	Charter of Burlington Coat Factory Warehouse of Hickory Commons, Inc.†

3.230	By-laws of Burlington Coat Factory Warehouse of Hickory Commons, Inc.†

EXHIBIT NO.	DESCRIPTION
3.231	Certificate of Incorporation of Burlington Coat Factory Warehouse of Memphis, Inc.†

3.232	Amended and Restated By-laws of Burlington Coat Factory Warehouse of Memphis, Inc.†

3.233	Charter of Burlington Coat Factory Warehouse of Shelby, Inc.†

3.234	By-laws of Burlington Coat Factory Warehouse of Shelby, Inc.†

3.235	Certificate of Incorporation of Burlington Coat Factory Realty of Bellaire, Inc.†

3.236	By-laws of Burlington Coat Factory Realty of Bellaire, Inc.†

3.237	Articles of Incorporation of Burlington Coat Factory Realty of El Paso, Inc.†

3.238	By-laws of Burlington Coat Factory Realty of El Paso, Inc.†

3.239	Articles of Incorporation of Burlington Coat Factory Realty of Westmoreland, Inc.†

3.240	By-laws of Burlington Coat Factory Realty of Westmoreland, Inc.†

3.241	Certificate of Incorporation of Burlington Coat Factory Warehouse of Baytown, Inc.†

3.242	By-laws of Burlington Coat Factory Warehouse of Baytown, Inc.†

3.243	Articles of Incorporation of Burlington Coat Realty of Houston, Inc.†

3.244	By-laws of Burlington Coat Realty of Houston, Inc.†

3.245	Certificate of Incorporation of Burlington Coat Realty of Plano, Inc.†

3.246	Amended and Restated By-laws of Burlington Coat Realty of Plano, Inc.†

3.247	Certificate of Incorporation of MJM Designer Shoes of Texas, Inc.†

3.248	Amended and Restated By-laws of MJM Designer Shoes of Texas, Inc.†

3.249	Articles of Organization of Burlington Coat Factory of Utah, LLC.†

3.250	Limited Liability Company Agreement of Burlington Coat Factory of Utah, LLC.†

3.251	Articles of Organization of Burlington Coat Factory of Virginia, LLC.†

3.252	Limited Liability Company Agreement of Burlington Coat Factory of Virginia, LLC.†

3.253	Articles of Organization of Burlington Coat Factory of Pocono Crossing, LLC.†

3.254	Limited Liability Company Agreement of Burlington Coat Factory of Pocono Crossing, LLC.†

3.255	Articles of Incorporation of Burlington Coat Factory Realty of Coliseum, Inc.†

3.256	By-laws of Burlington Coat Factory Realty of Coliseum, Inc.†

3.257	Certificate of Incorporation of Burlington Coat Factory Realty of Fairfax, Inc.†

3.258	Amended and Restated By-laws of Burlington Coat Factory Realty of Fairfax, Inc.†

3.259	Certificate of Incorporation of Burlington Coat Factory Warehouse of Coliseum, Inc.†

3.260	By-laws of Burlington Coat Factory Warehouse of Coliseum, Inc.†

3.261	Articles of Incorporation of Burlington Coat Realty of Potomac, Inc.†

3.262	By-laws of Burlington Coat Realty of Potomac, Inc.†

3.263	Certificate of Formation of Burlington Coat Factory of Washington, LLC.†

3.264	Limited Liability Company Agreement of Burlington Coat Factory of Washington, LLC.†

EXHIBIT NO.	DESCRIPTION
3.265	Articles of Incorporation of Burlington Coat Factory Realty of Franklin, Inc.†

3.266	By-laws of Burlington Coat Factory Realty of Franklin, Inc.†

3.267	Articles of Organization of Burlington Coat Factory of West Virginia, LLC.†

3.268	Limited Liability Company Agreement of Burlington Coat Factory of West Virginia, LLC.†

3.269	Articles of Organization of Burlington Coat Factory of Wisconsin, LLC.†

3.270	Limited Liability Company Agreement of Burlington Coat Factory of Wisconsin, LLC.†

4.1	Senior Notes Indenture, dated as of April 13, 2006, by and among Burlington Coat Factory Warehouse Corporation, the Guarantors party thereto and Wells Fargo Bank, N.A., as Trustee.†

4.2	Registration Rights Agreement, dated as of April 13, 2006, by and among Burlington Coat Factory Warehouse Corporation, the Guarantors party thereto and the Initial Purchasers.†

4.3	Form of 11 1/8% Senior Note due 2014 (included in Exhibit 4.1).†

5.1	Opinion of Kirkland & Ellis LLP.††

10.1	Credit Agreement, dated as of April 13, 2006, among Burlington Coat Factory Warehouse Corporation, as the Borrower, the Facility Guarantors party thereto, Bear Stearns Corporate Lending Inc., as Administrative Agent and as Collateral Agent, the Lenders party thereto, Banc of America Securities LLC, as Syndication Agent, Wachovia Bank, National Association and JPMorgan Chase Bank, N.A., as Co-Documentation Agents.†

10.2	Guaranty, dated as of April 13, 2006, by Burlington Coat Factory Holdings, Inc., Burlington Coat Factory Investments Holdings, Inc. and each of the Facility Guarantors party thereto in favor of Bear Stearns Corporate Lending Inc., as Administrative Agent and Bear Stearns Corporate Lending Inc., as Collateral Agent.†

10.3	Security Agreement, dated as of April 13, 2006, by and among Burlington Coat Factory Warehouse Corporation, as the Borrower, Burlington Coat Factory Holdings, Inc., Burlington Coat Factory Investments Holdings, Inc., and each of the Facility Guarantors party thereto, and Bear Stearns Corporate Lending Inc., as Collateral Agent.†

10.4	Intellectual Property Security Agreement, dated as of April 13, 2006, by and among Burlington Coat Factory Warehouse Corporation, as the Borrower, Burlington Coat Factory Holdings, Inc., Burlington Coat Factory Investments Holdings, Inc., and each of the Facility Guarantors party thereto, and Bear Stearns Corporate Lending Inc., as Collateral Agent.†

10.5	Pledge Agreement, dated as of April 13, 2006, by and among Burlington Coat Factory Warehouse Corporation, Burlington Coat Factory Holdings, Inc., Burlington Coat Factory Investments Holdings, Inc., Burlington Coat Factory Realty Corp., Burlington Coat Factory Purchasing, Inc., and K&T Acquisition Corp., as the Pledgors, and Bear Stearns Corporate Lending Inc., as Collateral Agent.†

10.6	Credit Agreement, dated as of April 13, 2006 among Burlington Coat Factory Warehouse Corporation, as Lead Borrower, the Borrowers and the Facility Guarantors party thereto, and Bank of America, N.A., as Administrative Agent and as Collateral Agent, the Lenders party thereto, Bear Stearns Corporate Lending Inc., as Syndication Agent, and Wachovia Bank, National Association, The CIT Group/Business Credit, Inc., General Electric Capital Corporation, JPMorgan Chase Bank, N.A., as Co-Documentation Agents.†

10.7	Revolving Credit Note, dated as of April 13, 2006, by the Borrowers party thereto in favor of PNC Bank, National Association.†

EXHIBIT NO.	DESCRIPTION
10.8	Revolving Credit Note, dated as of April 13, 2006, by the Borrowers party thereto in favor of Siemens Financial Services, Inc.†

10.9	Revolving Credit Note, dated as of April 13, 2006, by the Borrowers party thereto in favor of Wells Fargo Retail Finance, LLC.†

10.10	Revolving Credit Note, dated as of April 13, 2006, by the Borrowers party thereto in favor of National City Business Credit, Inc.†

10.11	Revolving Credit Note, dated as of April 13, 2006, by the Borrowers party thereto in favor of Citizens Bank of Pennsylvania.†

10.12	Revolving Credit Note, dated as of April 13, 2006, by the Borrowers party thereto in favor of HSBC Business Credit (USA), Inc.†

10.13	Revolving Credit Note, dated as of April 13, 2006, by the Borrowers party thereto in favor of Sovereign Bank.†

10.14	Revolving Credit Note, dated as of April 13, 2006, by the Borrowers party thereto in favor of North Fork Business Capital Corporation.†

10.15	Form of Swingline Note.†

10.16	Guaranty, dated as of April 13, 2006, by the Facility Guarantors party thereto in favor of Bank of America, N.A., as Administrative Agent and Bank of America, N.A., as Collateral Agent.†

10.17	Security Agreement, dated as of April 13, 2006, by and among each of the Borrowers party thereto, each of the Facility Guarantors party thereto, and Bank of America, N.A., as Collateral Agent.†

10.18	Intellectual Property Security Agreement, dated as of April 13, 2006, by and among each of the Borrowers party thereto, each of the Facility Guarantors party thereto, and Bank of America, N.A., as Collateral Agent.†

10.19	Pledge Agreement, dated as of April 13, 2006, by and between Burlington Coat Factory Holdings, Inc., Burlington Coat Factory Investments Holdings, Inc., Burlington Coat Factory Warehouse Corporation, Burlington Coat Factory Realty Corp., Burlington Coat Factory Purchasing, Inc., K&T Acquisition Corp., Burlington Coat Factory of New York, LLC, Burlington Coat Factory Warehouse of Baytown, Inc., Burlington Coat Factory of Texas, Inc., as the Pledgors, and Bank of America, N.A., as Collateral Agent.†

10.20	Employment Agreement, dated as of April 13, 2006, by and between Burlington Coat Factory Warehouse Corporation and Mark Nesci.*†

10.21	Employment Agreement, dated as of April 13, 2006, by and between Burlington Coat Factory Warehouse Corporation and Paul Tang.*†

10.22	Employment Agreement, dated as of April 13, 2006, by and between Burlington Coat Factory Warehouse Corporation and Robert LaPenta, Jr.*†

10.23	Employment Agreement, dated as of June 26, 2006, by and between Burlington Coat Factory Warehouse Corporation and Elizabeth Williams.*†

10.24	Employment Agreement, dated as of August 30, 2006, by and between Burlington Coat Factory Warehouse Corporation and Thomas Fitzgerald.*†

10.25	Form of Employment Agreement.*†

10.26	Advisory Agreement, dated as of April 13, 2006, by and among Burlington Coat Factory Holdings, Inc., Burlington Coat Factory Warehouse Corporation and Bain Capital Partners, LLC.†

EXHIBIT NO.	DESCRIPTION
10.27	Form of Restricted Stock Grant Agreement Pursuant to Burlington Coat Factory Holdings, Inc. 2006 Management Incentive Plan.*†

10.28	Form of Non-Qualified Stock Option Agreement, dated as of April 13, 2006, between Burlington Coat Factory Holdings, Inc. and Employees without Employment Agreements.*†

10.29	Form of Non-Qualified Stock Option Agreement, dated as of April 13, 2006, between Burlington Coat Factory Holdings, Inc. and Employees with Employment Agreements.*†

10.30	Burlington Coat Factory Holdings, Inc. 2006 Management Incentive Plan.*†

10.31	Joinder to Credit Agreement, dated as of May 19, 2006, by and among Burlington Coat Factory of Rhode Island, LLC and Burlington Coat Factory of Mississippi, LLC, (together, the “New Borrowers”) and Bank of America, N.A., as Administrative Agent for its own benefit and the benefit of the other Credit Parties (as defined in the Credit Agreement) and as Collateral Agent, for its own benefit and for the benefit of the other Secured Parties to the Credit Agreement.††

10.32	Joinder to Security Agreement, dated as of May 19, 2006, by and among Burlington Coat Factory of Rhode Island, LLC and Burlington Coat Factory of Mississippi, LLC, (together, the “New Grantors”), the Grantors a party thereto and Bank of America, N.A., as Collateral Agent.††

10.33	Joinder to Intellectual Property Security Agreement, dated as of May 19, 2006, by and among Burlington Coat Factory of Rhode Island, LLC and Burlington Coat Factory of Mississippi, LLC, (together, the “New Grantors”), the Grantors a party thereto and Bank of America, N.A., as Collateral Agent.††

10.34	Joinder to Revolving Credit Note, dated as of May 19, 2006, by the New Borrowers party thereto in favor of PNC Bank, National Association.††

10.35	Joinder to Revolving Credit Note, dated as of May 19, 2006, by the New Borrowers party thereto in favor of Siemens Financial Services, Inc.††

10.36	Joinder to Revolving Credit Note, dated as of May 19, 2006, by the New Borrowers party thereto in favor of Wells Fargo Retail Finance, LLC.††

10.37	Joinder to Revolving Credit Note, dated as of May 19, 2006, by the New Borrowers party thereto in favor of National City Business Credit, Inc.††

10.38	Joinder to Revolving Credit Note, dated as of May 19, 2006, by the New Borrowers party thereto in favor of Citizens Bank of Pennsylvania.††

10.39	Joinder to Revolving Credit Note, dated as of May 19, 2006, by the New Borrowers party thereto in favor of HSBC Business Credit (USA), Inc.††

10.40	Joinder to Revolving Credit Note, dated as of May 19, 2006, by the New Borrowers party thereto in favor of Sovereign Bank.††

10.41	Joinder to Revolving Credit Note, dated as of May 19, 2006, by the New Borrowers party thereto in favor of North Fork Business Capital Corporation.††

10.42	Amendment to Credit Agreement, dated as of December 12, 2006 among Burlington Coat Factory Warehouse Corporation, as Lead Borrower, the Borrowers and the Facility Guarantors party thereto, and Bank of America, N.A., as Administrative Agent and as Collateral Agent, the Lenders party thereto, Bear Stearns Corporate Lending Inc., as Syndication Agent, and Wachovia Bank, National Association, The CIT Group/Business Credit, Inc., General Electric Capital Corporation, JPMorgan Chase Bank, N.A., as Co-Documentation Agents.†††

10.43	Amendment to Credit Agreement, dated as of December 12, 2006 among Burlington Coat Factory Warehouse Corporation, as the Borrower, the Facility Guarantors party thereto, Bear Stearns Corporate Lending Inc., as Administrative Agent and as Collateral Agent, the Lenders party thereto, Banc of America Securities LLC, as Syndication Agent, Wachovia Bank, National Association and JPMorgan Chase Bank, N.A., as Co-Documentation Agents.†††

12.1	Statement re Calculation of Ratio of Earnings to Fixed Charges.††

EXHIBIT NO.	DESCRIPTION
21.1	Subsidiaries of the Registrant.††

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).††

24.1	Power of Attorney (included on the signature pages hereto).

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 of Wells Fargo Bank, N.A.†

99.1	Form of Letter of Transmittal.††

*	Management Contract or Compensation Plan or Arrangement
†	Previously filed as an Exhibit to Registration Statement No. 333-137916 on Form S-4 filed on October 10, 2006.
††	Previously filed as an Exhibit to Amendment No. 1 to Registration Statement No. 333-137916 on Form S-4 filed on December 5, 2006.
†††	Previously filed as an Exhibit to Amendment No. 2 to Registration Statement No. 333-137916 on Form S-4 filed on December 29, 2006.

Item 21(b). Financial Statement Schedules

Schedule II—Valuation and Qualifying Accounts and Reserves

BURLINGTON COAT FACTORY INVESTMENTS HOLDINGS, INC. AND SUBSIDIARIES

DESCRIPTION	BALANCE AT BEGINNING OF PERIOD	CHARGED TO EXPENSE	CHARGED TO OTHER ACCOUNTS	BALANCE ACCOUNTS WRITTEN OFF	AT END OF PERIOD
	(All amounts in thousands)
Successor:
Period from 4/13/2006 to 6/3/2006
ALLOWANCE FOR DOUBTFUL ACCOUNTS—ACCOUNTS RECEIVABLE	$0	$789	$	$590	$199

Predecessor:
Period from 5/29/2005 to 4/12/2006
ALLOWANCE FOR DOUBTFUL ACCOUNTS—ACCOUNTS RECEIVABLE	$762	$3,905	$0	$3,300	$1,367

Period ended 5/28/05
ALLOWANCE FOR DOUBTFUL ACCOUNTS—ACCOUNTS RECEIVABLE	$5,108	$7,501	$0	$11,847	$762

DESCRIPTION	BALANCE AT BEGINNING OF PERIOD	CHARGED TO EXPENSE	CHARGED TO OTHER ACCOUNTS(1)	DEDUCTIONS(2)	AT END OF PERIOD
Successor:
Period from 4/13/2006 to 6/3/06

SALES RESERVE	$2,100	$0	$7,199	$7,399	$1,900

Predecessor:
Period from 5/29/2005 to 4/12/2006
SALES RESERVE	$2,000	$0	$49,699	$49,599	$2,100

Period ended 5/28/05

SALES RESERVE	$1,800	$0	$56,655	$56,455	$2,000

(1)	Charged to merchandise sales.
(2)	Actual returns and allowances.

ITEM 22. UNDERTAKINGS

The undersigned registrants hereby undertake:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will each be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrants;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrants; and

(iv) any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(f) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described in Item 20, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(g) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), or 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the date of the registration statement through the date of responding to the request.

(h) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION
(Registrant)

By:	/s/ MARK A. NESCI
Mark A. Nesci Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President and Chief Accounting Officer (Principal Financial and Accounting Officer)	January 11, 2007

/s/ JOSHUA BECKENSTEIN Joshua Beckenstein	Director	January 11, 2007

/s/ JORDAN HITCH Jordan Hitch	Director	January 11, 2007

/s/ JOHN TUDOR John Tudor	Director	January 11, 2007

/s/ LAKI NOMICOS Laki Nomicos	Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY INVESTMENTS HOLDINGS, INC.
(Registrant)

By:	/s/ MARK A. NESCI
Mark A. Nesci Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President and Chief Accounting Officer (Principal Financial and Accounting Officer)	January 11, 2007

/s/ JOSHUA BECKENSTEIN Joshua Beckenstein	Director	January 11, 2007

/s/ JORDAN HITCH Jordan Hitch	Director	January 11, 2007

/s/ JOHN TUDOR John Tudor	Director	January 11, 2007

/s/ LAKI NOMICOS Laki Nomicos	Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY OF ALABAMA, LLC (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY REALTY OF HUNTSVILLE LLC (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY WAREHOUSE OF ANCHORAGE, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY OF ARIZONA, LLC (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY REALTY OF DESERT SKY, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY REALTY OF MESA, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY OF ARKANSAS, LLC (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BABY DEPOT OF CALIFORNIA, LLC (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY OF CALIFORNIA, LLC (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY REALTY OF DUBLIN, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY REALTY OF FLORIN, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY REALTY OF VENTURA, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY WAREHOUSE OF SAN BERNADINO, LLC (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

MJM DESIGNER SHOES OF CALIFORNIA, LLC (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY OF COLORADO, LLC (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY OF CONNECTICUT, LLC (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT REALTY OF EAST WINDSOR, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

COHOES FASHIONS OF CONNECTICUT, LLC (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY OF DELAWARE, LLC (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ Paul C. Tang Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY OF TEXAS, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY OF TEXAS, L.P. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY PURCHASING, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY REALTY CORP. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

C.F.I.C. CORPORATION (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

C.F.B., INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

C.L.B., INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

MJM DESIGNER SHOES OF DELAWARE, LLC (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BEE RIDGE PLAZA, LLC (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY OF FLORIDA, LLC (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY REALTY OF CORAL SPRINGS, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY REALTY OF ORLANDO, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY REALTY OF SARASOTA, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY REALTY OF UNIVERSITY SQUARE, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY REALTY OF WEST COLONIAL, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

K&T ACQUISITION CORP. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

MJM DESIGNER SHOES OF FLORIDA, LLC (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY OF GEORGIA, LLC (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY REALTY OF MORROW, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY WAREHOUSE OF ATLANTA, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY OF IDAHO, LLC (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY OF ILLINOIS, LLC (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY REALTY OF BLOOMINGDALE, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY REALTY OF RIVER OAKS, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY WAREHOUSE OF EAST ST. LOUIS, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT REALTY OF GURNEE, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY OF INDIANA, LLC (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY REALTY OF GREENWOOD, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY OF IOWA, LLC (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY OF KANSAS, LLC (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY OF KENTUCKY, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY OF LOUISIANA, LLC (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY OF MAINE, LLC (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ Paul C. Tang Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY OF MARYLAND, LLC (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY OF MASSACHUSETTS, LLC (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY REALTY OF NORTH ATTLEBORO, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

COHOES FASHIONS OF MASSACHUSETTS, LLC (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY OF MICHIGAN, LLC (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY WAREHOUSE OF DETROIT, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY WAREHOUSE OF GRAND RAPIDS, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY WAREHOUSE OF REDFORD, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY OF MINNESOTA, LLC (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY OF MISSISSIPPI, LLC (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY OF MISSOURI, LLC (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY REALTY OF DES PERES, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY OF NEBRASKA, LLC (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY OF NEVADA, LLC (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT REALTY OF LAS VEGAS, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY OF NEW HAMPSHIRE, LLC (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY DIRECT CORPORATION (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY OF NEW JERSEY, LLC (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY REALTY OF EDGEWATER PARK, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY REALTY OF PARAMUS, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY REALTY OF PINEBROOK, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY WAREHOUSE OF EDGEWATER PARK URBAN RENEWAL CORP. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY WAREHOUSE OF NEW JERSEY, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

COHOES FASHIONS OF NEW JERSEY, LLC (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

MJM DESIGNER SHOES OF MOORESTOWN, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

MJM DESIGNER SHOES OF NEW JERSEY, LLC (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director
POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

SUPER BABY DEPOT OF MOORESTOWN, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY OF NEW MEXICO, LLC (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY OF NEW YORK, LLC (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY REALTY OF YONKERS, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

COHOES FASHIONS OF NEW YORK, LLC (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

COHOES OF FAYETTEVILLE, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

GEORGETOWN FASHIONS INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

LC ACQUISITION CORP. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

MJM DESIGNER SHOES OF NEW YORK, LLC (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

MONROE G. MILSTEIN, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY OF NORTH CAROLINA, LLC (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY OF NORTH DAKOTA, LLC (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY OF OHIO, LLC (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY WAREHOUSE OF CLEVELAND, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY OF OKLAHOMA, LLC (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY REALTY OF TULSA, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY OF OREGON, LLC (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY OF PENNSYLVANIA, LLC (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY REALTY OF LANGHORNE, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY REALTY OF WEST MIFFLIN, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY REALTY OF WHITEHALL, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY WAREHOUSE, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY WAREHOUSE OF BRISTOL, LLC (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY WAREHOUSE OF CHELTENHAM, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY WAREHOUSE OF LANGHORNE, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY WAREHOUSE OF MONTGOMERYVILLE, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON FACTORY WAREHOUSE OF READING, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY WAREHOUSE OF WILKES-BARRE, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

MJM DESIGNER SHOES OF PENNSYLVANIA, LLC (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY OF RHODE ISLAND, LLC (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

COHOES FASHIONS OF CRANSTON, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY OF SOUTH CAROLINA, LLC (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY WAREHOUSE OF CHARLESTON, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY REALTY OF MEMPHIS, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY WAREHOUSE OF HICKORY COMMONS, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY WAREHOUSE OF MEMPHIS, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY WAREHOUSE OF SHELBY, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY REALTY OF BELLAIRE, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY REALTY OF EL PASO, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY REALTY OF WESTMORELAND, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY WAREHOUSE OF BAYTOWN, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT REALTY OF HOUSTON, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT REALTY OF PLANO, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

MJM DESIGNER SHOES OF TEXAS, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY OF UTAH, LLC (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY OF VIRGINIA, LLC (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY OF POCONO CROSSING, LLC (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY REALITY OF COLISEUM, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY REALTY OF FAIRFAX, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY WAREHOUSE OF COLISEUM, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT REALTY OF POTOMAC, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY OF WASHINGTON, LLC (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY REALTY OF FRANKLIN, INC. (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY OF WEST VIRGINIA, LLC (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on January 11, 2007.

BURLINGTON COAT FACTORY OF WISCONSIN, LLC (Registrant)

By:	/s/ MARK A. NESCI
Name:	Mark A. Nesci
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark A. Nesci and Robert L. LaPenta, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK A. NESCI Mark A. Nesci	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2007

/s/ ROBERT L. LAPENTA, JR. Robert L. LaPenta, Jr.	Vice President, Treasurer, Chief Accounting Officer and Director (Principal Financial and Accounting Officer)	January 11, 2007

/s/ PAUL C. TANG Paul C. Tang	Executive Vice President, General Counsel, Secretary and Director	January 11, 2007